Prospectus Supplement dated July 23, 2003

(to Prospectus dated July 23, 2003)

Bank One Issuance Trust

Issuer

Bank One, Delaware, National Association

(formerly known as First USA Bank, National Association)

Originator of the Issuer, Administrator and Servicer

ONEseries

$500,000,000 Class A(2003-7) Notes

The issuer will issue and sell:	Class A(2003-7) Notes
Principal amount	$500,000,000
Interest rate	3.35% per annum
Interest payment dates	15th day of each calendar month, beginning August 15, 2003
Scheduled principal payment date	July 15, 2008
Legal maturity date	March 15, 2011
Expected issuance date	July 30, 2003
Price to public	$499,786,000 (or 99.9572%)
Underwriting discount	$1,250,000 (or 0.250%)
Proceeds to the issuer	$498,536,000 (or 99.7072%)

The Class A(2003-7) notes are a tranche of the Class A notes of the ONEseries.

The assets of the issuer include:

•	The collateral certificate, Series 2002-CC, issued by the First USA Credit Card Master Trust;

•	Credit card receivables that arise in consumer revolving credit card accounts owned by Bank One; and

•	The collection account, the excess funding account and any other supplemental accounts in asset pool one, including the interest funding account and the principal funding account for the ONEseries and the Class C reserve account for the benefit of the Class C notes of the ONEseries.

The assets of the issuer may include in the future:

•	One or more additional collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates; and

•	Credit card receivables that arise in consumer revolving credit card accounts owned by Bank One or by one of its affiliates.

The issuer has applied to list the Class A(2003-7) notes on the Luxembourg Stock Exchange in accordance with the rules of the Luxembourg Stock Exchange.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the accompanying prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

Banc One Capital Markets, Inc.

Banc of America Securities LLC

Citigroup

Credit Suisse First Boston

You should consider the discussion under “Risk Factors” beginning on page S-12 in this prospectus supplement and on page 12 of the accompanying prospectus before you purchase any ONEseries notes.

The ONEseries notes are obligations of the issuer only and are not obligations of any other person. Each tranche of ONEseries notes is secured by only some of the assets of the issuer. Noteholders will have no recourse to any other assets of the issuer for the payment of the ONEseries notes.

The ONEseries notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

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Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the ONEseries notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the ONEseries notes and the Class A(2003-7) notes and (b) the accompanying prospectus, which provides general information about each series of notes which may be issued by the Bank One Issuance Trust, some of which may not apply to the ONEseries notes or the Class A(2003-7) notes.

This prospectus supplement may be used to offer and sell the Class A(2003-7) notes only if accompanied by the prospectus.

This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of the ONEseries notes or the Class A(2003-7) notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Class A(2003-7) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

This supplement and the accompanying prospectus may be used by Banc One Capital Markets, Inc. in connection with offers and sales related to market-making transactions in the Class A(2003-7) notes offered by this supplement and the accompanying prospectus. Banc One Capital Markets, Inc. may act as principal or agent in these transactions. These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

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Prospectus Supplement Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and the accompanying prospectus before you purchase any notes.

The Master Owner Trust

Bank One Issuance Trust, a Delaware statutory business trust, is the issuer of the ONEseries notes and is also referred to in this prospectus supplement as the “master owner trust.” The address of the master owner trust is Bank One Issuance Trust, c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600. Its telephone number is (302) 651-1000. Bank One, Delaware, National Association is the originator of the master owner trust and is referred to as “Bank One.” Prior to September 30, 2002, Bank One was known as First USA Bank, National Association.

Securities Offered

$500,000,000 Class A(2003-7) notes.

The Class A(2003-7) notes are part of a series of notes called the ONEseries. The ONEseries will consist of Class A notes, Class B notes and Class C notes. The Class A(2003-7) notes are a tranche of the Class A notes of the ONEseries.

The Class A(2003-7) notes are issued by, and are obligations of, the master owner trust. The master owner trust expects to issue other classes and tranches of ONEseries notes which may have different stated principal amounts, interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other varying characteristics. In addition, the master owner trust may issue other series of notes which may have different stated principal amounts, interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other characteristics. See “The ONEseries Notes—Issuances of New Series, Classes and Tranches of ONEseries Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus.

Each class of ONEseries notes may consist of multiple tranches. Notes of any tranche can be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated ONEseries notes or other forms of credit enhancement and all other conditions to issuance are satisfied. See “The ONEseries Notes—Issuances of New Series, Classes and Tranches of ONEseries Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus. The scheduled principal payment dates and legal maturity dates of tranches of senior ONEseries notes and subordinated ONEseries notes may be different. Therefore, subordinated ONEseries notes may have scheduled principal payment dates and legal maturity dates earlier than some or all senior ONEseries notes. Subordinated ONEseries notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated ONEseries notes provide the credit enhancement required for the senior ONEseries notes.

In general, the subordinated ONEseries notes serve as credit enhancement for all of the senior ONEseries notes, regardless of whether a tranche of subordinated ONEseries notes is issued before, at the same time as, or after a tranche of senior ONEseries notes. However, each tranche of senior ONEseries notes has access to credit enhancement in an amount generally not exceeding its required subordinated amount. In addition, certain tranches of senior ONEseries notes may have different required subordinated amounts from other tranches of senior ONEseries notes or may attain their enhancement only from Class C notes of the ONEseries or through other forms of credit enhancement. For example, if a tranche of Class A notes of the ONEseries requires credit enhancement solely from Class C notes of the ONEseries, the Class B notes of the ONEseries will not, in that case, provide credit enhancement for that tranche of Class A notes. The amount of credit exposure of any particular tranche of ONEseries notes is a function of, among other things, the total amount of ONEseries notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the principal funding subaccount for that tranche.

Only the Class A(2003-7) notes are being offered through this prospectus supplement and the accompanying prospectus. Other series, classes and tranches of notes, including other tranches of ONEseries notes that are included as a part of the Class A notes of the ONEseries, may be issued by the master owner trust in the future.

The ONEseries

As of the issuance date of the Class A(2003-7) notes, the aggregate outstanding dollar principal amount of ONEseries notes is expected to be $14,525,000,000 including the Class A(2003-7) notes, consisting of:

•	Class A ONEseries notes: $11,600,000,000

•	Class B ONEseries notes: $1,350,000,000

•	Class C ONEseries notes: $1,575,000,000

See “Annex I: Other Outstanding Series, Classes and Tranches” to this prospectus supplement for additional information on the other outstanding notes issued, or expected to be issued on or prior to the issuance of the Class A(2003-7) notes, by the master owner trust.

Risk Factors

Investment in the Class A(2003-7) notes involves risks. You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement and beginning on page 12 in the accompanying prospectus.

Asset Pool One

The ONEseries notes will be secured by the assets in “asset pool one.” In addition to the ONEseries notes, the master owner trust may issue other series of notes that are secured by the assets in asset pool one. Each series in asset pool one will be entitled to its allocable share of the assets in asset pool one. As of the date of the issuance of the Class A(2003-7) notes, the ONEseries notes will be the only series of notes issued by the master owner trust secured by asset pool one. See “The ONEseries Notes—Sources of Funds to Pay the ONEseries Notes—Asset Pool One.”

The master owner trust may also issue other series of notes that are secured by an asset pool other than asset pool one.

The assets in asset pool one are currently comprised of a collateral certificate issued by the First USA Credit Card Master Trust, called the “First USA Credit Card Master Trust collateral certificate,” and credit card receivables that arise in consumer revolving credit card accounts owned by Bank One that meet the eligibility criteria for inclusion in the master owner trust.

The First USA Credit Card Master Trust collateral certificate represents an undivided interest in the assets of the First USA Credit Card Master Trust. As of the issuance date of the Class A(2003-7) notes, the invested amount of the First USA Credit Card Master Trust collateral certificate is expected to be $12,000,000,000. The First USA Credit Card Master Trust’s assets primarily include credit card receivables from selected MasterCard®1 and VISA® consumer revolving credit card accounts that meet the eligibility criteria for inclusion in the First USA Credit Card Master Trust. These eligibility criteria are discussed in “The First USA Master Trust—Addition of First USA Master Trust Assets” in the accompanying prospectus.

See “Annex II: Outstanding First USA Master Trust Series” to this prospectus supplement for additional information on the outstanding series issued, or expected to be issued on or prior to the issuance of the Class A(2003-7) notes, by the First USA Credit Card Master Trust.

In the future, asset pool one may include additional collateral certificates, each representing an undivided interest in the First USA Credit Card Master Trust or another credit card master trust or other securitization special purpose entity for which Bank One or an affiliate acts as transferor or seller and as servicer, and whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates.

In the future, asset pool one may include additional credit card receivables that arise in consumer revolving credit card accounts owned by Bank One or by one of its affiliates that meet the eligibility criteria for inclusion in the master owner trust. These eligibility requirements are discussed in “Sources of Funds to Pay the Notes—Addition of Assets” in the accompanying prospectus. See “Bank One Credit Card Activities” in the accompanying prospectus and

[1]	MasterCard® and VISA® are registered trademarks of MasterCard International Incorporated and VISA USA International, respectively.

“Bank One’s Credit Card Portfolio” in this prospectus supplement for additional information on these credit card receivables. For a description of the credit card receivables currently included in the master owner trust, see “Bank One’s Credit Card Portfolio—Composition of Master Owner Trust Receivables” in this prospectus supplement.

Asset Pool One Transferor Amount

The interest in asset pool one not securing the Class A(2003-7) notes or any other series, class or tranche of notes secured by asset pool one is the “asset pool one transferor amount.” The interest representing the asset pool one transferor amount, which will be held by Bank One or an affiliate, may be certificated or uncertificated. When we refer to the “asset pool one transferor certificate,” we mean Bank One’s or an affiliate’s interest in the asset pool one transferor amount in certificated or uncertificated form. The holder may, however, sell all or a portion of its interest in the asset pool one transferor amount. The asset pool one transferor amount does not provide credit enhancement to any of the notes secured by asset pool one, including the ONEseries notes, and will not provide any credit enhancement to the notes of any other asset pools.

Asset Pool One Required Transferor Amount

Asset pool one has a required transferor amount requirement called the “asset pool one required transferor amount.” The asset pool one required transferor amount for any month will equal the product of the amount of principal receivables in asset pool one for that month and the asset pool one required transferor amount percentage. The asset pool one required transferor amount percentage is currently 4%.

If, for any month, the asset pool one transferor amount is less than the asset pool one required transferor amount, Bank One will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate those additional collateral certificates or credit card receivables for inclusion in asset pool one or Bank One will be required to increase the invested amount of an existing collateral certificate included in asset pool one.

If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in asset pool one or if Bank One is unable to increase the invested amount of an existing collateral certificate included in asset pool one when required to do so, an early amortization event will occur with respect to the ONEseries notes.

See “The ONEseries Notes—Sources of Funds to Pay the ONEseries Notes—Asset Pool One Transferor Amount” in this prospectus supplement and “Sources of Funds to Pay the Notes—Transferor Amount” in the accompanying prospectus for additional discussion on the asset pool one transferor amount in particular and the transferor amount in general.

Asset Pool One Minimum Pool Balance

In addition to the asset pool one required transferor amount requirement, asset pool one has a minimum pool balance requirement. The asset pool one minimum pool balance for any month will equal the sum of (1) for all notes secured by asset pool one in their revolving period, the sum of the nominal liquidation amounts of all those notes as of the close of business on the last day of that month and (2) for all notes secured by asset pool one in their amortization period, the sum of the nominal liquidation amounts of all those notes as of the close of business as of the last day of the most recent revolving period for each of those notes, excluding any notes secured by asset pool one that will be paid in full or that will have a nominal liquidation amount of zero on their applicable payment date in the following month.

If, for any month, the asset pool one pool balance is less than the asset pool one minimum pool balance, Bank One will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate those additional collateral certificates or credit card receivables for inclusion in asset pool one or Bank One will be required to increase the invested amount of an existing collateral certificate included in asset pool one.

If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in asset pool one or Bank One is unable to increase the invested amount of an existing collateral certificate included in asset pool one when required to do so, an early amortization event will occur with respect to the ONEseries notes.

See “The ONEseries Notes—Sources of Funds to Pay the ONEseries Notes—Asset Pool One Minimum Pool Balance” in this prospectus supplement and “Sources of Funds to Pay the Notes—Minimum Pool Balance” in the accompanying prospectus for additional discussion on the minimum pool balance.

Interest

The Class A(2003-7) notes will accrue interest at an annual rate equal to 3.35%.

Interest on the Class A(2003-7) notes will begin to accrue on July 30, 2003 and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. However, the first interest period will have 15 days.

Interest on the Class A(2003-7) notes for any interest payment date, other than the first interest payment date, will equal one-twelfth of the product of:

•	the Class A(2003-7) note interest rate; times

•	the outstanding dollar principal amount of the Class A(2003-7) notes as of the close of business on the last interest payment date.

The master owner trust will make interest payments on the Class A(2003-7) notes on the l5th day of each month beginning in August 2003. Interest payments due on a day that is not a business day in New York, New York, Newark, Delaware or Minneapolis, Minnesota will be made on the following business day.

The payment of interest on senior ONEseries notes is senior to the payment of interest on subordinated ONEseries notes. Generally, no payment of interest will be made on any Class B note of the ONEseries until the full payment of interest has been made on the Class A notes of the ONEseries. Similarly, no payment of interest will generally be made on any Class C note of the ONEseries until the full payment of interest has been made on the Class A notes of the ONEseries and Class B notes of the ONEseries. However, funds on deposit in the Class C reserve account will be available only to holders of Class C notes of the ONEseries to cover shortfalls of interest payable to holders of Class C notes of the ONEseries on any interest payment date.

Principal

The master owner trust expects to pay the stated principal amount of the Class A(2003-7) notes in one payment on July 15, 2008, which is the scheduled principal payment date, and is obligated to do so if funds are available on that date for that purpose. If the stated principal amount of the Class A(2003-7) notes is not paid in full on its scheduled principal payment date due to insufficient funds, noteholders will generally not have any remedies against the master owner trust until March 15, 2011, the legal maturity date of the Class A(2003-7) notes.

If the stated principal amount of the Class A(2003-7) notes is not paid in full on the scheduled principal payment date, then, subject to the principal payment rules described in “—Subordination; Credit Enhancement,” and “—Required Subordinated Amount,” an early amortization event with respect to the Class A(2003-7) notes will occur and principal and interest payments on the Class A(2003-7) notes will be made monthly until they are paid in full or their legal maturity date occurs, whichever is earlier.

Principal of the Class A(2003-7) notes may be paid earlier than the scheduled principal payment date for the Class A(2003-7) notes if any early amortization event or an event of default and acceleration occurs with respect to the Class A(2003-7) notes. See “The Indenture—Early Amortization Events” and “—Events of Default” in the accompanying prospectus.

Nominal Liquidation Amount

The initial nominal liquidation amount of the Class A(2003-7) notes is $500,000,000.

The nominal liquidation amount of a tranche of ONEseries notes is a U.S. dollar amount based on the outstanding dollar principal amount of that tranche after deducting:

•	the tranche’s share of charge-offs resulting from any uncovered default amount allocated to the ONEseries notes;

•	the tranche’s share of reallocations of principal collections to pay interest on senior ONEseries notes or the portion of the servicing fee allocated to senior ONEseries notes; and

•	the amount on deposit in the principal funding subaccount for that tranche;

and adding back all reimbursements from finance charge collections allocated to that tranche to cover reductions in the nominal liquidation amount of that tranche due to:

•	the tranche’s share of charge-offs resulting from any uncovered default amount allocated to the ONEseries notes; or

•	that tranche’s share of reallocations of principal collections to pay interest on senior ONEseries notes or the portion of the servicing fee allocated to senior ONEseries notes.

If the nominal liquidation amount of the Class A(2003-7) notes is less than the adjusted outstanding dollar principal amount of the Class A(2003-7) notes, principal of and interest on the Class A(2003-7) notes may not be paid in full. If the nominal liquidation amount of the Class A(2003-7) notes has been reduced, principal collections and finance charge collections allocated to the ONEseries notes to pay principal of and interest on the Class A(2003-7) notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount” in the accompanying prospectus.

Subordination; Credit Enhancement

Principal collections remaining after any reallocations for interest on senior ONEseries notes or for the portion of the servicing fee allocated to senior ONEseries notes plus certain other amounts will be first applied to make targeted deposits to the principal funding subaccounts of the Class A notes of the ONEseries before being applied to make required deposits to the principal funding subaccounts of the Class B notes of the ONEseries and then to the principal funding subaccounts of the Class C notes of the ONEseries.

Required Subordinated Amount

In order to issue a tranche of senior ONEseries notes, the required subordinated amount of the nominal liquidation amount of subordinated ONEseries notes must be outstanding and available on the issuance date.

The required subordinated amount for a tranche of Class A notes of the ONEseries is generally equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche. The required subordinated amount of a tranche of Class B notes of the ONEseries is generally a function of the adjusted outstanding dollar principal amount of that tranche, but also takes into consideration whether the aggregate adjusted outstanding dollar principal amount of all outstanding Class B notes of the ONEseries is greater than the aggregate required subordinated amount for all outstanding Class A notes. Therefore, reductions in the adjusted outstanding dollar principal amount of a tranche of senior ONEseries notes will generally result in a reduction in the required subordinated amount for that tranche and, with respect to a tranche of Class B notes of the ONEseries, a reduction in the required subordinated amount for that tranche may occur due to more Class B notes of the ONEseries being outstanding than is required for the Class A notes of the ONEseries or the issuance of additional Class B notes of the ONEseries. However, if an event of default and acceleration or an early amortization event occurs with respect to a tranche of senior ONEseries notes or if the usage of any class of subordinated ONEseries notes with respect to that senior tranche exceeds zero, the required subordinated amount will not be subject to decreases after that event of default and acceleration or early amortization event or the date the usage exceeds zero.

The Class A required subordinated amount of Class C notes of the ONEseries for the Class A(2003-7) notes is 8.47953% of the adjusted outstanding dollar principal amount of the Class A(2003-7) notes. The Class A required subordinated amount of Class B notes of the ONEseries for the Class A(2003-7) notes is 8.47953% of the adjusted outstanding dollar principal amount of the Class A(2003-7) notes.

The percentage and methodology for calculating the required subordinated amount for any tranche of senior ONEseries notes may change without the consent of any noteholders if each rating agency confirms that the change will not cause a rating downgrade and the master owner trust has delivered to each rating agency and the indenture trustee an opinion that the change will not have certain adverse tax consequences for holders of outstanding notes. The required subordinated amount of subordinated ONEseries notes of other Class A notes of the ONEseries may be different from the percentage specified for the Class A(2003-7) notes. In addition, without the consent of any noteholders, the master owner trust may utilize forms of credit enhancement other than subordinated ONEseries notes in order to provide senior ONEseries notes with the required credit enhancement if each rating agency confirms that the form of credit enhancement to be used will not cause a ratings downgrade and the master owner trust has delivered to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.

No payment of principal will be made on any Class B note of the ONEseries unless, following the payment, the remaining available subordinated amount of Class B notes of the ONEseries is at least equal to the Class A required subordinated amount of Class B notes for the outstanding Class A notes of the ONEseries less any usage of the Class A required subordinated amount of Class B notes for those outstanding Class A notes of the ONEseries. Similarly, no payment of principal will be made on any Class C note of the ONEseries unless, following the payment, the remaining available subordinated amount of Class C notes of the ONEseries is at least equal to the required subordinated amount of Class C notes of the ONEseries for the outstanding Class A notes of the ONEseries and Class B notes of the ONEseries less any usage of the required subordinated amount of Class C notes of the ONEseries for those outstanding Class A notes of the ONEseries and Class B notes of the ONEseries. However, there are some exceptions to these rules. See “The ONEseries Notes—Subordination of Interest and Principal” in this prospectus supplement and “The Notes—Subordination of Interest and Principal” in the accompanying prospectus.

Events of Default

The Class A(2003-7) notes are subject to certain events of default described in “The Indenture—Events of Default” in the accompanying prospectus. Some events of default result in an automatic acceleration of the Class A(2003-7) notes, and others result in the right of the holders of the affected series, class or tranche of ONEseries notes to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the outstanding dollar principal amount of the ONEseries notes of the affected series, class or tranche. For a more complete description of the remedies upon the occurrence of an event of default, see “Deposit and Application of Funds in the Master Owner Trust—Sale of Assets” in this prospectus supplement and “The Indenture—Events of Default Remedies” in the accompanying prospectus.

Early Amortization Events

In addition to the early amortization events applicable to all notes, including the Class A(2003-7) notes, described in the accompanying prospectus, the occurrence of any of the following events will result in an early amortization event for the Class A(2003-7) notes:

•	for any month, the three-month average of the excess spread percentage is less than the required excess spread percentage for that month;

•	the master owner trust fails to designate additional collateral certificates or credit card receivables for inclusion in asset pool one or Bank One fails to increase the invested amount of an existing collateral certificate included in asset pool one when either action is required;

•	any master owner trust servicer default, as described in the accompanying prospectus, occurs that would have a material adverse effect on the ONEseries notes; and

•	the ability of the transferor to transfer additional credit card receivables to a credit card master trust that has issued a collateral certificate included in asset pool one or to transfer additional credit card receivables to the master owner trust for inclusion in asset pool one is restricted and that restriction results in the failure to meet certain collateral requirements.

See “The ONEseries Notes—Early Amortization Events” in this prospectus supplement and “The

Notes—Redemption and Early Amortization of Notes” and “The Indenture—Early Amortization Events” in the accompanying prospectus.

Optional Redemption

Bank One, as the servicer for the master owner trust, has the right, but not the obligation, to redeem the Class A(2003-7) notes in whole but not in part on any day on or after the day on which the aggregate outstanding principal amount of the Class A(2003-7) notes is reduced to less than 10% of their highest outstanding dollar principal amount or any other amount that the servicer may specify consistent with sale treatment under generally accepted accounting principles. This repurchase option is referred to as a clean-up call. Bank One, as servicer for the master owner trust, will not redeem subordinated ONEseries notes if those ONEseries notes are required to provide credit enhancement for senior ONEseries notes.

If Bank One, as servicer for the master owner trust, elects to redeem the Class A(2003-7) notes, it will notify the registered holders at least 30 days prior to the redemption date. The redemption price of a ONEseries note will equal 100% of the outstanding dollar principal amount of that note, plus accrued but unpaid interest and any additional interest on that note to but excluding the date of redemption.

If Bank One, as servicer for the master owner trust, is unable to pay the redemption price in full on the redemption date, monthly payments on the Class A(2003-7) notes will thereafter be made, subject to the principal payment rules described in “—Subordination; Credit Enhancement,” until either the principal of and accrued, unpaid and additional interest on the Class A(2003-7) notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount and, the interest funding subaccount of the Class A(2003-7) notes will be applied to make the principal and interest payments on these notes on the redemption date.

Master Owner Trust Assets and Receivables

The First USA Credit Card Master Trust collateral certificate has been transferred to the master owner trust under the transfer and servicing agreement and is governed by the First USA Credit Card Master Trust agreement and related series supplement. Following the transfer of the First USA Credit Card Master Trust collateral certificate to the master owner trust it was designated for inclusion in asset pool one under the asset pool one supplement to the indenture.

As of November 29, 2002 and on certain subsequent dates, consumer revolving credit card accounts owned by Bank One were designated to have their credit card receivables transferred to the master owner trust under the transfer and servicing agreement and were designated for inclusion in asset pool one under the asset pool one supplement to the indenture. Each of these credit card receivables arise in consumer revolving credit card accounts owned by Bank One.

In the future, additional collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates may be transferred to the master owner trust. In addition, additional eligible credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates may be transferred to the master owner trust from time to time. Each of the additional collateral certificates will be governed by the applicable master trust agreement and related series supplement. Each collateral certificate and credit card receivable will be designated as belonging to either asset pool one or another asset pool. In addition, the invested amount of any existing collateral certificate included in an asset pool may be increased or decreased from time to time.

The ONEseries notes will be issued pursuant to an indenture and an indenture supplement for the ONEseries notes, which we call the “ONEseries indenture supplement.” Specific terms for each tranche of ONEseries notes will be included in a terms document for that tranche.

The Master Owner Trust Bank Accounts

In connection with asset pool one, the master owner trust has established a collection account for the purpose of receiving collections allocated to the First USA Credit Card Master Trust collateral certificate and credit card receivables and any collections allocated to any other assets included in asset pool one. Each month, amounts on deposit in the collection account will be allocated among each series of notes secured by asset pool one, including the ONEseries notes and, if applicable, the holder of the asset pool one transferor certificate.

The master owner trust has also established an excess funding account for asset pool one for the purpose of capturing principal collections allocated to asset pool one that would otherwise be paid to Bank One, as transferor, at a time when the payment of those principal collections would result in (1) the asset pool one transferor amount being less than the asset pool one required transferor amount or (2) the asset pool one pool balance being less than the asset pool one minimum pool balance.

In connection with the ONEseries notes, the master owner trust has established a principal funding account and an interest funding account, each solely for the benefit of the ONEseries notes, and a Class C reserve account, solely for the benefit of the Class C notes of the ONEseries. The principal funding account and, the interest funding account will have subaccounts for the Class A(2003-7) notes.

Each month, collections allocated to the credit card receivables and First USA Credit Card Master Trust collateral certificate and other collateral certificates, if any, included in asset pool one will first be deposited to the collection account for asset pool one, and then allocated among each series of notes secured by asset pool one, including the ONEseries notes, and, if applicable, Bank One as holder of the asset pool one transferor certificate. Amounts allocated to the noteholders will be held in the collection account for asset pool one. These deposits will then be allocated to each series of notes secured by asset pool one, including the ONEseries notes. The amounts allocated to the ONEseries notes plus any other amounts treated as finance charge collections and principal collections for the ONEseries notes will then be allocated to:

—	the principal funding account;

—	the interest funding account;

—	the Class C reserve account;

—	any other supplemental account;

—	payments due under any applicable derivative agreements;

—	payments due under any applicable supplemental credit enhancement agreement or supplemental liquidity agreement; and

—	other required deposits or payments as specified in this prospectus supplement and any other prospectus supplements for classes and tranches of ONEseries notes.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the ONEseries notes, including the Class A(2003-7) notes.

Security for the ONEseries Notes

The Class A(2003-7) notes will be secured by a security interest in:

•	the First USA Credit Card Master Trust collateral certificate;
•	credit card receivables in accounts designated for asset pool one on the issuance date;
•	any additional collateral certificates or additional credit card receivables that may be included in asset pool one;
•	the collection account for asset pool one;
•	the excess funding account for asset pool one;
•	the applicable principal funding subaccount; and
•	the applicable interest funding subaccount.

However, the Class A(2003-7) notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture, the asset pool one supplement, the ONEseries indenture supplement and the terms document for the Class A(2003-7) notes.

See “The ONEseries Notes—Sources of Funds to Pay the ONEseries Notes—Asset Pool One” and “—The Master Owner Trust Bank Accounts” in this prospectus supplement and “Sources of Funds to Pay the Notes—General” in the accompanying prospectus.

Limited Recourse to the Master Owner Trust

The sole source of payment for principal of or interest on the Class A(2003-7) notes is provided by:

•	the portion of the principal collections and finance charge collections allocated to the ONEseries notes and available to the Class A(2003-7) notes after giving effect to any reallocations, payments and deposits for senior ONEseries notes; and

•	funds in the applicable master owner trust bank accounts for the Class A(2003-7) notes.

Class A(2003-7) noteholders will generally have no recourse to any other assets of the master owner trust, including any assets included in another asset pool–other than shared excess available finance charge collections–or any other person or entity for the payment of principal of or interest on the Class A(2003-7) notes.

However, if there is a sale of assets in asset pool one following an event of default and acceleration with respect to the Class A(2003-7) notes or on the legal maturity date for the Class A(2003-7) notes, as described in “Deposit and Application of Funds in the Master Owner Trust—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus, the Class A(2003-7) noteholders will have recourse only to their share of the proceeds of that sale and any amounts then on deposit in the applicable master owner trust bank accounts held for the benefit of and allocated to the Class A(2003-7) noteholders.

Shared Excess Available Finance Charge Collections

The ONEseries notes will be included in “shared excess available finance charge collections group A.” In addition to the ONEseries notes, the master owner trust may issue other series of notes that are included in shared excess available finance charge collections group A. The series included in this group may be secured by asset pool one or by another asset pool. As of the date of this prospectus supplement, the ONEseries is the only series of notes issued by the master owner trust.

To the extent that finance charge collections allocated to the ONEseries notes are available after all required applications of the amounts described in

“Deposit and Application of Funds in the Master Owner Trust—Application of ONEseries Available Finance Charge Collections,” these excess available finance charge collections will be applied to cover shortfalls in finance charge collections for other series of notes in shared excess available finance charge collections group A. In addition, the ONEseries notes may receive the benefits of excess available finance charge collections from other series in shared excess available finance charge collections group A to the extent that finance charge collections from those other series of notes are not needed for those series. See “Deposit and Application of Funds in the Master Owner Trust—Shared Excess Available Finance Charge Collections” in this prospectus supplement and “Sources of Funds to Pay the Notes—General” and “—Deposit and Application of Funds in the Master Owner Trust” in the accompanying prospectus.

Shared Excess Available Principal Collections

To the extent that principal collections allocated to the ONEseries notes are available after all required applications of the amounts described in “Deposit and Application of Funds in the Master Owner Trust—Application of ONEseries Principal Collections,” these excess available principal collections will be applied to cover shortfalls in principal collections for other series of notes secured by asset pool one. In addition, the ONEseries notes may receive the benefits of excess available principal collections initially allocated to other series of notes secured by asset pool one, to the extent the principal collections from those other series of notes secured by asset pool one are not needed for those series.

Shared excess available principal collections will not be available for application by other series of notes not secured by asset pool one. See “Deposit and Application of Funds in the Master Owner Trust—Shared Excess Available Principal Collections” in this prospectus supplement and “Sources of Funds to Pay the Notes—General” and “—Deposit and Application of Funds” in the accompanying prospectus.

Asset Pool One Collateral Certificate Principal Shortfall Payments

If after the application of shared excess available principal collections, shortfalls in principal collections remain for series of notes secured by asset pool one, excess principal collections, if any, available at the applicable credit card master trust and allocated to an asset pool one collateral certificate, called “asset pool one collateral certificate principal shortfall payments,” will be used to cover remaining shortfalls in principal collections for series of notes secured by asset pool one.

Asset pool one collateral certificate principal shortfall payments will be allocated pro rata among each series of notes secured by asset pool one based on the remaining shortfall in principal collections for that series.

Segregated ONEseries Finance Charge Collections

“Segregated ONEseries finance charge collections” are asset pool one finance charge collections initially allocated to Bank One, as holder of the asset pool one transferor certificate, that are reallocated to the ONEseries notes to cover shortfalls arising when the earnings on funds in the principal funding subaccount for any tranche of ONEseries notes are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable tranche of ONEseries notes. Segregated ONEseries finance charge collections allocated to the ONEseries notes will be treated as finance charge collections for the ONEseries notes and will be applied as described in “Deposit and Application of Funds in the Master Owner Trust—ONEseries Available Finance Charge Collections.”

Stock Exchange Listing

The master owner trust has applied to list the Class A(2003-7) notes on the Luxembourg Stock Exchange in accordance with its rules. The master owner trust cannot guarantee that the application for the listing will be accepted. You should consult with Banque de Luxembourg, the Luxembourg listing agent for the Class A(2003-7) notes, 14 Boulevard Royal, 2449 Luxembourg, Grand-Duchè de Luxembourg, phone number (352) 499242378, to determine whether the Class A(2003-7) notes have been listed on the Luxembourg Stock Exchange.

Ratings

The master owner trust will issue the Class A(2003-7) notes only if they are rated at least “AAA” or its equivalent by at least one nationally recognized rating agency.

Other tranches of Class A notes of the ONEseries may have ratings that are different from the ratings for the Class A(2003-7) notes.

A rating addresses the likelihood of the payment of interest on a ONEseries note when due and the ultimate payment of principal of that ONEseries note by its legal maturity date. A rating does not address the likelihood of payment of principal of a ONEseries note on its scheduled principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a ONEseries note, which could be caused by an early amortization event or an event of default. A rating is not a recommendation to buy, sell or hold ONEseries notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See “Risk Factors—If the ratings of the notes are lowered or withdrawn, their market value could decrease” in the accompanying prospectus.

Federal Income Tax Consequences

Subject to important considerations described in “Federal Income Tax Consequences” in the accompanying prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, as special tax counsel to the master owner trust, will render the opinion that your Class A(2003-7) notes will be characterized as debt for United States federal income tax purposes, and that the Bank One Issuance Trust will not be classified as an association or publicly traded partnership taxable as a corporation; accordingly, the Bank One Issuance Trust will not be subject to United States federal income tax. By your acceptance of a Class A(2003-7) note, you will agree to treat your Class A(2003-7) note as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the United States federal income tax consequences of purchasing, owning and disposing of your Class A(2003-7) note.

ERISA Considerations

Subject to important considerations described in “ERISA Considerations” in the accompanying prospectus, the Class A(2003-7) notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the Class A(2003-7) notes on behalf of someone with “plan assets” of any plan or account should consult with its counsel regarding whether the purchase or holding of the Class A(2003-7) notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

Risk Factors

The risk factors disclosed in this section and in “Risk Factors” in the accompanying prospectus describe the principal risk factors of an investment in the Class A(2003-7) notes.

Only some of the assets of the master owner trust are available for payments on any tranche of ONEseries notes.

The sole source of payment of principal of and interest on your tranche of ONEseries notes is provided by:

•	the portion of principal collections and finance charge collections allocated to the ONEseries notes and available to your tranche of ONEseries notes after giving effect to all allocations and any reallocations;

•	funds in the applicable master owner trust bank accounts for your tranche of ONEseries notes;

•	payments received under any applicable derivative agreement for your tranche of ONEseries notes; and

•	payments received under any applicable supplemental credit enhancement agreement or supplemental liquidity agreement for your tranche of ONEseries notes.

As a result, you must rely only on your allocation of the assets in asset pool one as security for your tranche of ONEseries notes for repayment of the principal of and payment of interest on your tranche of ONEseries notes. You will not have recourse to any other assets of the master owner trust outside of asset pool one or any other person for payment of your tranche of ONEseries notes. See “The ONEseries Notes—Sources of Funds to Pay the ONEseries Notes” in this prospectus supplement and “Sources of Funds to Pay the Notes” in the accompanying prospectus.

In addition, if there is a sale of assets in asset pool one due to an event of default and acceleration or on the applicable legal maturity date, as described in “Deposit and Application of Funds in the Master Owner Trust—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus, your tranche of ONEseries notes has recourse only to its share of the proceeds of that sale, any amounts then on deposit in the master owner trust bank accounts held for the benefit of and allocated to your tranche of ONEseries notes and any amounts payable under any applicable derivative agreement, any supplemental credit enhancement agreement or any supplemental liquidity agreement.

Class B notes of the ONEseries and Class C notes of the ONEseries are subordinated and bear losses before Class A notes of the ONEseries.

Class B notes of the ONEseries are subordinated in right of payment of principal and interest to Class A notes of the ONEseries, and Class C notes of the ONEseries are subordinated in right of payment of principal and interest to Class A notes of the ONEseries and Class B notes of the ONEseries.

Finance charge collections allocated to the ONEseries notes are first used to pay interest due to Class A noteholders, next to pay interest due to Class B noteholders, and lastly to pay interest due to Class C noteholders. If finance charge collections allocated to the ONEseries notes are not sufficient to pay interest on all classes of ONEseries notes, the ONEseries notes may not receive full payment of interest if, in the case of Class A notes of the ONEseries and Class B notes of the ONEseries, reallocated principal collections, and in the case of Class C notes of the ONEseries, amounts on deposit in the applicable Class C reserve subaccount, are insufficient to cover the shortfall.

Principal collections allocated to the ONEseries notes may be reallocated to pay interest on senior ONEseries notes and to pay a portion of the servicing fee allocated to the senior ONEseries notes to the extent that finance charge collections allocated to the ONEseries notes are insufficient to make those payments. In addition, any uncovered ONEseries default amount is generally first applied against the subordinated ONEseries notes. If these reallocations and losses are not reimbursed from finance charge collections allocated to the ONEseries notes, that unreimbursed portion of the stated principal amount of those subordinated ONEseries notes will not be repaid. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” in the accompanying prospectus and “Deposit and Application of Funds in the Master Owner Trust—Application of ONEseries Available Principal Collections” in this prospectus supplement.

If there is a sale of the assets in asset pool one as a result of an event of default and acceleration with respect to the ONEseries notes, the net proceeds of the sale allocated to principal payments will generally be used first to pay amounts due to Class A noteholders, next to pay amounts due to Class B noteholders, and lastly, to pay amounts due to Class C noteholders. This could cause a loss to Class A, Class B or Class C noteholders if the amount available is not enough to pay the Class A, Class B or Class C notes of the ONEseries in full.

Payment of Class B notes of the ONEseries and Class C notes of the ONEseries may be delayed or reduced due to the subordination provisions.

Subordinated ONEseries notes, except as noted in the following paragraph, will be paid principal only to the extent that sufficient funds are available and those ONEseries notes are not needed to provide the required subordination for senior ONEseries notes. In addition, principal collections allocated to the ONEseries notes will generally be applied first to pay shortfalls in interest on senior ONEseries notes, then to pay shortfalls in the servicing fee allocated to the senior ONEseries notes and to make targeted deposits to the principal funding subaccounts of senior ONEseries notes before being applied to make required deposits to the principal funding subaccounts of the subordinated ONEseries notes.

If subordinated ONEseries notes reach their scheduled principal payment date, or an early amortization event, event of default and acceleration or other optional redemption occurs with respect to those subordinated ONEseries notes prior to their legal maturity date, and the subordinated ONEseries notes cannot be paid because of the subordination provisions of the ONEseries indenture supplement, prefunding of the principal funding subaccounts of the senior ONEseries notes will begin and continue as described in “Deposit and Application of Funds in the Master Owner Trust—Targeted Deposits of ONEseries Available Principal Collections to the Principal Funding Account,” and no principal collections will be deposited into the principal funding subaccount of, or used to make principal payments on, the subordinated ONEseries notes until:

•	enough senior ONEseries notes are repaid so that the subordinated ONEseries notes which are payable are no longer necessary to provide the required subordination;

•	new subordinated ONEseries notes are issued or other forms of credit enhancement exist so that the subordinated ONEseries notes which are payable are no longer necessary to provide the required subordination;

•	the principal funding subaccounts of the senior ONEseries notes are prefunded to an appropriate level so that the subordinated ONEseries notes which are payable are no longer necessary to provide the required subordination; or

•	the subordinated ONEseries notes reach their legal maturity date.

This may result in a delay or loss of principal payments to holders of subordinated ONEseries notes. See “Deposit and Application of Funds in the Master Owner Trust—Targeted Deposits of ONEseries Available Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior ONEseries Notes.”

Class A notes of the ONEseries and Class B notes of the ONEseries can lose their subordination under some circumstances resulting in delayed or reduced payments to you.

Subordinated ONEseries notes may have scheduled principal payment dates and legal maturity dates earlier than some or all of the senior ONEseries notes.

If subordinated ONEseries notes reach their scheduled principal payment date at a time when they are needed to provide the required subordination for the senior ONEseries notes and the master owner trust is unable to issue additional subordinated ONEseries notes or obtain acceptable alternative forms of credit enhancement, prefunding of the senior ONEseries notes will begin and those subordinated ONEseries notes may not be paid on their scheduled principal payment date. The principal funding subaccounts of the senior ONEseries notes will be prefunded with principal collections available for that purpose up to the amount necessary to permit the payment of those subordinated ONEseries notes while maintaining the required subordination for the senior ONEseries notes. See “Deposit and Application of Funds in the Master Owner Trust—Targeted Deposits of ONEseries Available Principal Collections to the Principal Funding Account.”

Subordinated ONEseries notes which have reached their scheduled principal payment date will not be paid until the remaining subordinated ONEseries notes provide the required subordination for the senior ONEseries notes, which payment may be delayed further as other subordinated ONEseries notes reach their scheduled principal payment date. The subordinated ONEseries notes will be paid on their legal maturity date, to the extent that any funds are available from proceeds of the sale of assets in asset pool one, amounts on deposit in applicable bank accounts, payments from applicable derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements, or otherwise, whether or not the senior ONEseries notes have been fully prefunded.

If the rate of repayment of principal on the assets in asset pool one were to decline during the prefunding period for the senior ONEseries notes, then the principal funding subaccounts of the senior ONEseries notes may not be fully prefunded before the legal maturity date of the subordinated ONEseries notes. In that event and only to the extent not fully prefunded, the senior ONEseries notes would not have the required subordination as of the legal maturity date of those subordinated ONEseries notes unless additional subordinated ONEseries notes were issued or a sufficient amount of senior ONEseries notes would have matured so that the remaining outstanding subordinated ONEseries notes are sufficient to provide the necessary subordination.

The table in “Bank One’s Credit Card Portfolio—Principal Payment Rates” shows the highest and lowest cardholder monthly principal payment rates for the bank servicing portfolio during the periods shown in that table. Principal payment rates for the bank servicing portfolio may change due to a variety of factors including economic, social and legal factors and changes in the terms of the consumer revolving credit card accounts by Bank One. Accordingly, the principal payment rate for asset pool one may change due to these factors as well as due to the inclusion in asset pool one of collateral certificates or credit card receivables with different characteristics than those currently included in asset pool one. There can be no assurance that the principal payment rate will remain in this range in the future.

Yield and payments on the assets in asset pool one could decrease, resulting in the receipt of principal payments earlier or later than the scheduled principal payment date or the occurrence of an early amortization event.

There is no assurance that the stated principal amount of your ONEseries notes will be paid on their scheduled principal payment date.

A significant decrease in the amount of assets in asset pool one for any reason could result in the occurrence of an early amortization event and therefore in early payment of your ONEseries notes. In addition, the effective yield on the assets in asset pool one could decrease due to, among other things, a change in periodic finance charges on the consumer revolving credit card accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges. This could reduce the amount of finance charge collections allocated to the ONEseries notes. If for any month, the three-month average of the excess spread percentage is less than the required excess spread percentage for that month, an early amortization event will occur and could result in an early repayment of your ONEseries notes. See “Prospectus Supplement Summary—Early Amortization Events.

See “Risk Factors” in the accompanying prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the scheduled principal payment date.

Glossary

This prospectus supplement and the accompanying prospectus use defined terms. Any term used but not defined in this prospectus supplement is defined in the accompanying prospectus. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page S-59 in this prospectus supplement and beginning on page 105 in the accompanying prospectus.

Use of Proceeds

The net proceeds from the sale of the Class A(2003-7) notes offered by this prospectus supplement in the amount of $498,536,000 before deduction of expenses, will be paid to Bank One. Bank One will use the proceeds for its general corporate purposes.

The ONEseries Notes

The ONEseries notes will be issued pursuant to the indenture, an asset pool supplement for asset pool one called the “Asset Pool One supplement” and an indenture supplement called the “ONEseries indenture supplement.” For each tranche of ONEseries notes, there will be a terms document that will contain the specific terms for that tranche. The following discussion and the discussion in “The Notes” and “The Indenture” in the accompanying prospectus summarize the material terms of the ONEseries notes, the indenture, the Asset Pool One supplement and the ONEseries indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the ONEseries notes, the indenture, the Asset Pool One supplement and the ONEseries indenture supplement. The indenture, the Asset Pool One supplement and the ONEseries indenture supplement do not limit the aggregate principal amount of ONEseries notes that may be issued.

The ONEseries notes will be issued in classes. Each class of ONEseries notes may have multiple tranches which may be issued at different times and have different terms. Whenever a “class” of ONEseries notes is referred to in this prospectus supplement or the accompanying prospectus, it includes all tranches of that class of ONEseries notes, unless the context otherwise requires.

No senior ONEseries notes may be issued unless a sufficient amount of subordinated ONEseries notes or other acceptable credit enhancement has previously been issued and is outstanding and all conditions to issuance listed in “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied. See “—Issuances of New Series, Classes and Tranches of ONEseries Notes—Required Subordinated Amount.”

No subordinated ONEseries notes may be paid principal unless a sufficient amount of subordinated ONEseries notes or other acceptable form of credit enhancement will be outstanding after that payment. See “—Issuances of New Series, Classes and Tranches of ONEseries Notes—Required Subordinated Amount.”

The ONEseries notes will be secured by the assets in Asset Pool One and will be allocated the applicable ONEseries Noteholder Percentage of Asset Pool One Finance Charge Collections, Asset Pool One Principal Collections, the Asset Pool One Default Amount and the Asset Pool One Servicing Fee each month. Asset Pool One Finance Charge Collections allocated to the ONEseries notes, along with certain other amounts specified in “Deposit and Application of Funds in the Master Owner Trust—ONEseries Available Finance Charge Collections,” will be treated as ONEseries Available Finance Charge Collections and will be applied in accordance with “Deposit and Application of Funds in the Master Owner Trust—Application of ONEseries Available Finance Charge Collections” and “—Targeted Deposits of ONEseries Available Finance Charge Collections to the Interest Funding Account.” Asset Pool One Principal Collections allocated to the ONEseries notes, along with certain other amounts described in the definition of “ONEseries Available Principal Collections” in “Glossary of Defined Terms,” if any, will be treated as ONEseries Available Principal

Collections and will be applied in accordance with “Deposit and Application of Funds in the Master Owner Trust—Application of ONEseries Available Principal Collections.”

The ONEseries notes will share Asset Pool One Principal Collections and Asset Pool One Collateral Certificate Principal Shortfall Payments in the manner and to the extent described in this prospectus supplement. The ONEseries notes will also be included in Shared Excess Available Finance Charge Collections Group A and will share Finance Charge Collections and other amounts treated as Finance Charge Collections in the manner and to the extent described in this prospectus supplement.

The master owner trust will pay principal of and interest on the Class A(2003-7) notes solely from the portion of ONEseries Available Finance Charge Collections and ONEseries Available Principal Collections and from other amounts which are available to the Class A(2003-7) notes under the indenture, the Asset Pool One supplement, the ONEseries indenture supplement and the terms document for the Class A(2003-7) notes after giving effect to all allocations and any reallocations. If these sources are not sufficient to pay the Class A(2003-7) notes, Class A(2003-7) noteholders will have no recourse to any other assets of the master owner trust  in Asset Pool One, any assets included in any other asset pool, or any other person or entity for the payment of principal of or interest on the Class A(2003-7) notes.

The indenture allows us to “reopen” or later increase the amount of Class A(2003-7) notes without notice by selling additional Class A(2003-7) notes with the same terms. Those additional Class A(2003-7) notes will be treated, for all purposes, like the Class A(2003-7) notes that we are offering by this prospectus supplement, except that any new Class A(2003-7) notes may begin to bear interest at a different date. No additional Class A(2003-7) notes may be issued unless the conditions to issuance described in “—Issuances of New Series, Classes and Tranches of ONEseries Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied.

Bank One or an affiliate may retain any Class A(2003-7) notes resulting from a reopening and may resell them on a subsequent date.

Subordination of Interest and Principal

Interest payments on and principal payments of Class B notes of the ONEseries and Class C notes of the ONEseries are subordinated to payments on Class A notes of the ONEseries. Subordination of Class B notes of the ONEseries and Class C notes of the ONEseries provides credit enhancement for Class A notes of the ONEseries. Interest and principal payments on Class C notes of the ONEseries are subordinated to payments on Class A notes of the ONEseries and Class B notes of the ONEseries.

Subordination of Class C notes of the ONEseries provides credit enhancement for Class A notes of the ONEseries and Class B notes of the ONEseries. In certain circumstances, the credit enhancement for a tranche of Class A notes of the ONEseries may be provided solely by the subordination of Class C notes of the ONEseries and the Class B notes of the ONEseries will not, in that case, provide credit enhancement for that tranche of Class A notes. Funds on deposit in the Class C reserve subaccount for any tranche of Class C notes of the ONEseries will, however, be available only to the holders of that tranche of Class C notes to cover shortfalls of interest on any interest payment date and principal on the legal maturity date and other specified dates for that tranche of Class C notes. See “Deposit and Application of Funds in the Master Owner Trust—Withdrawals From the Class C Reserve Account.”

ONEseries Available Principal Collections may be reallocated to pay interest on senior ONEseries notes or to pay the ONEseries Servicing Fee allocated to the senior ONEseries notes, subject to certain limitations. In addition, charge-offs due to any uncovered ONEseries Default Amount are generally first applied against the subordinated ONEseries notes. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” and “The First USA Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges” in the accompanying prospectus.

ONEseries Available Principal Collections may be deposited into the principal funding subaccount of subordinated ONEseries notes or used to make payment of principal on subordinated ONEseries notes while senior ONEseries notes are outstanding only under the following circumstances:

•	If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated ONEseries notes to provide the required subordination for the outstanding senior ONEseries notes. See “Deposit and Application of Funds in the Master Owner Trust—Targeted Deposits of ONEseries Available Principal Collections to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts.” For example, if a tranche of Class A notes of the ONEseries has matured and been repaid, this generally means that, unless other Class A notes of the ONEseries are issued, at least some Class B notes of the ONEseries that were providing credit enhancement to the Class A notes of the ONEseries and some Class C notes of the ONEseries that were providing credit enhancement to the Class A notes of the ONEseries, may be repaid when they mature even if other tranches of Class A notes of the ONEseries are outstanding.

•	If the principal funding subaccounts of the senior ONEseries notes have been sufficiently prefunded as described in “Deposit and Application of Funds in the Master Owner Trust—Targeted Deposits of ONEseries Available Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior ONEseries Notes.”

•	If new subordinated ONEseries notes are issued or other forms of credit enhancement exist so that the subordinated ONEseries notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination.

•	If the tranche of subordinated ONEseries notes reaches its legal maturity date.

ONEseries Available Principal Collections remaining after any reallocations for interest on the senior ONEseries notes or for the payment of the ONEseries Servicing Fee allocated to the senior ONEseries notes will be first applied to make targeted deposits to the principal funding subaccounts of senior ONEseries notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated ONEseries notes.

Issuances of New Series, Classes and Tranches of ONEseries Notes

Conditions to Issuance

The master owner trust may issue new series, classes and tranches of ONEseries notes, including additional notes of an outstanding class or tranche, so long as the conditions to issuance listed in “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied and so long as any increase in the targeted deposit amount of any Class C reserve subaccount caused by the issuance will have been funded on or prior to the issuance date.

The master owner trust and the indenture trustee are not required to permit the prior review by or to obtain the consent of any noteholder of any outstanding series, class or tranche to issue any additional notes, including any additional class or tranche of ONEseries notes.

Required Subordinated Amount

No Class A notes or Class B notes of the ONEseries may be issued unless the required subordinated amount of the Nominal Liquidation Amount of subordinated ONEseries notes is outstanding and available at the time of issuance.

The required subordinated amount of a tranche of senior ONEseries notes is the aggregate Nominal Liquidation Amount of subordinated ONEseries notes that is required to be outstanding and available on the date when a tranche of senior ONEseries notes is issued. It is also the amount used to determine, in conjunction with consumption of enhancement from subordinated ONEseries notes – called “usage” – whether a tranche of subordinated ONEseries notes may be repaid before its legal maturity date while senior ONEseries notes are outstanding.

The master owner trust may change the required subordinated amount for any tranche of ONEseries notes, or the method of computing the required subordinated amount, at any time without the consent of any noteholders so long as the master owner trust has:

•	received written confirmation from each rating agency that has rated any outstanding ONEseries notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding ONEseries notes; and
•	delivered an opinion of counsel that, for United States federal income tax purposes, (1) the change will not cause any outstanding series, class or tranche of ONEseries notes of the master owner trust that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any holder of ONEseries notes, and (3) the change will not cause the master owner trust to be treated as an association, or publicly traded partnership, taxable as a corporation.

In order to issue Class A notes of the ONEseries, the master owner trust must calculate the available amount of Class B notes of the ONEseries and Class C notes of the ONEseries. The master owner trust will first calculate the available amount of Class B notes of the ONEseries for the new tranche of Class A notes of the ONEseries. This is done by computing the following:

•	the aggregate Nominal Liquidation Amount of all tranches of outstanding Class B notes of the ONEseries on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class B notes of the ONEseries to be made on that date; plus

•	the aggregate amount of all Class A Usage of Class B Required Subordinated Amount by any outstanding tranche of Class A notes of the ONEseries on that date after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date; minus

•	the aggregate amount of the Class A required subordinated amount of Class B notes of the ONEseries for all other tranches of Class A notes of the ONEseries outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

The master owner trust then will calculate the available amount of Class C notes of the ONEseries for a new tranche of Class A notes of the ONEseries by computing the following:

•	the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes of the ONEseries on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes of the ONEseries to be made on that date; plus

•	the aggregate amount of all Class A Usage of Class C Required Subordinated Amount by any outstanding tranche of Class A notes of the ONEseries on that date, after giving effect to issuances, deposits, allocations, reallocations or payments to be made on that date; minus

•	the aggregate amount of the Class A required subordinated amount of Class C notes of the ONEseries for all other tranches of outstanding Class A notes of the ONEseries on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

Finally, the master owner trust will calculate the available amount of Class C notes of the ONEseries for a new tranche of Class B notes of the ONEseries by computing the following:

•	the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes of the ONEseries on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes of the ONEseries to be made on that date; plus

•	the sum of the aggregate amount of all Class B Usage of Class C Required Subordinated Amount by any outstanding tranche of Class B notes of the ONEseries and the aggregate amount of Class A Usage of Class C Required Subordinated Amount by any outstanding tranche of Class A notes of the ONEseries with a Class A required subordinated amount of Class B notes of zero on that date, after giving effect to issuances, deposits, allocations, reallocations or payments to be made on that date; minus

•	the aggregate amount of the Class B required subordinated amount of Class C notes of the ONEseries for all other tranches of outstanding Class B notes of the ONEseries on that date plus the aggregate amount of Class A required subordinated amount of Class C notes of the ONEseries for all outstanding tranches of Class A notes of the ONEseries with a Class A required subordinated amount of Class B notes of zero, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

Waiver of Issuance Conditions

If the master owner trust obtains approval from each rating agency that has rated any outstanding ONEseries notes, then some of the conditions to issuance described above and in “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus may be waived.

Early Amortization Events

In addition to the early amortization events applicable to all ONEseries notes, including the Class A(2003-7) notes, described in the accompanying prospectus, the occurrence of any of the following events will result in an early amortization event for the Class A(2003-7) notes:

•	if for any month the three-month average of the Excess Spread Percentage is less than the Required Excess Spread Percentage for that month;

•	if the master owner trust fails to designate additional credit card receivables or additional collateral certificates for inclusion in Asset Pool One or Bank One fails to increase the Invested Amount of an existing collateral certificate included in Asset Pool One when either action is required pursuant to the Asset Pool One supplement;

•	any Master Owner Trust Servicer Default, described in “Sources of Funds to Pay the Notes—Master Owner Trust Servicer Default” in the accompanying prospectus, occurs that would have a material adverse effect on the holders of the ONEseries notes; and

•	the ability of the transferor to transfer additional credit card receivables to a credit card master trust that has issued a collateral certificate included in Asset Pool One or to transfer additional credit card receivables to the master owner trust to be designated for inclusion in Asset Pool One is restricted, that restriction causes either (1) the Asset Pool One Pool Balance to not equal or exceed the Asset Pool One Minimum Pool Balance or (2) the Asset Pool One Transferor Amount to not equal or exceed the Asset Pool One Required Transferor Amount, each calculated excluding the Invested Amount of any affected existing collateral certificate included in Asset Pool One or the Asset Pool One Principal Receivables arising in any affected consumer revolving credit card account included in Asset Pool One, as the case may be, and the master owner trust fails to meet those tests for 10 Business Days.

See “The Notes—Redemption and Early Amortization of Notes” and “The Indenture—Early Amortization Events” in the accompanying prospectus.

Sources of Funds to Pay the ONEseries Notes

Asset Pool One

The ONEseries notes are secured by the assets designated by the master owner trust for inclusion in Asset Pool One. In addition to the ONEseries notes, the master owner trust may issue other series of notes that are secured by the assets in Asset Pool One. As of the date of issuance of the Class A(2003-7) notes, the ONEseries notes are the only series of notes issued by the master owner trust and secured by Asset Pool One.

The assets in Asset Pool One currently consist of the First USA Collateral Certificate issued by the First USA Master Trust and Master Owner Trust Eligible Receivables arising in consumer revolving credit card accounts owned by Bank One. In the future, Asset Pool One may also include additional collateral certificates each representing an undivided interest in a credit card master trust or other securitization special purpose entity for which Bank One or an affiliate of Bank One acts as transferor or seller and as servicer and whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates and additional Master Owner Trust Eligible Receivables that arise in consumer revolving credit card accounts owned by Bank One or by one of its affiliates. In addition, any existing collateral certificate included in Asset Pool One may be increased or decreased from time to time.

The only amounts that will be available to fund payments on the Class A(2003-7) notes are the Class A(2003-7) notes’ allocable share of the collections received on the assets that have been included in Asset Pool One, Shared Excess Available Finance Charge Collections from other series of notes issued by the master owner trust, if any, in Shared Excess Available Finance Charge Collections Group A, which series of notes may be secured by other asset pools, Shared Excess Available Principal Collections from other series of notes issued by the master owner trust and secured by Asset Pool One, and any Asset Pool One Collateral Certificate Principal Shortfall Payments allocated to collateral certificates included in Asset Pool One. For a description of the First USA Collateral Certificate, the First USA Master Trust and its assets, the Master Owner Trust Eligible Receivables and other assets which may in the future be a source of funds, see “The First USA Master Trust” and “Sources of Funds to Pay the Notes—General” and “—The First USA Collateral Certificate” in the accompanying prospectus.

Payments Received under Derivative Agreements

The master owner trust may enter into derivative agreements with respect to certain tranches of the ONEseries notes as a source of funds to pay principal of or interest on the ONEseries notes. See “Deposit and Application of Funds in the Master Owner Trust—Payments Received under Derivative Agreements for Interest in Foreign Currencies” and “—Payments Received under Derivative Agreements for Principal.” The master owner trust has not entered into any derivative agreements for the Class A(2003-7) notes.

Payments Received under Supplemental Credit Enhancement Agreements or Supplemental Liquidity Agreements

The master owner trust may enter into supplemental credit enhancement agreements or supplemental liquidity agreements with respect to certain tranches of ONEseries notes as a source of funds to pay principal of or interest on those tranches of ONEseries notes. Any supplemental credit enhancement agreement may be in the form of a letter of credit or surety bond or other similar arrangement with various supplemental credit enhancement providers. Any supplemental liquidity agreement may be in the form of a liquidity facility or other similar arrangement with various liquidity providers. See “Deposit and Application of Funds in the Master Owner Trust—Payments Received from Supplemental Credit Enhancement Providers or Supplemental Liquidity Providers for Principal.” The master owner trust has not obtained any supplemental credit enhancement or any supplemental liquidity for the Class A(2003-7) notes.

The Master Owner Trust Bank Accounts

The master owner trust has established a collection account and an excess funding account for the benefit of Asset Pool One. In connection with the ONEseries notes, the master owner trust has also established a principal funding account and an interest funding account for the benefit of the ONEseries notes, which will have subaccounts for each tranche of ONEseries notes, and a Class C reserve account, which will have subaccounts for each tranche of Class C notes of the ONEseries.

Each month, collections allocated to the First USA Collateral Certificate, the Master Owner Trust Eligible Receivables and any other assets in Asset Pool One allocated to the series of notes secured by Asset Pool One will first be deposited into the collection account for Asset Pool One, and then allocated among each series of notes secured by Asset Pool One – including the ONEseries notes, as described in the accompanying prospectus – and Bank One, as holder of the Asset Pool One Transferor Certificate. Amounts on deposit in the collection account for the benefit of the holders of the ONEseries notes will then be allocated to the applicable principal funding account, interest funding account, Class C reserve account and any other supplemental account for each class of ONEseries notes, to make required payments under any applicable derivative agreements, to make required payments under any applicable supplemental credit enhancement agreement or supplemental liquidity agreement and additionally as described in “Deposit and Application of Funds in the Master Owner Trust.”

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the ONEseries notes when those payments are due. Payments of interest and principal will be due in the month when the funds are deposited into the accounts, or in later months. If interest on a tranche of ONEseries notes is not scheduled to be paid every month – for example, if interest on that tranche is payable quarterly, semiannually or at another interval less frequently than monthly – the master owner trust will deposit accrued interest amounts funded from ONEseries Available Finance Charge Collections into the interest funding subaccount for that tranche to be held until the interest is due. See “Deposit and Application of Funds in the Master Owner Trust—Targeted Deposits of ONEseries Available Finance Charge Collections to the Interest Funding Account.”

Beginning with the twelfth month before the scheduled principal payment date of a tranche of ONEseries notes, the deposit targeted to be made into the principal funding subaccount for that tranche for each month will be one-twelfth of the outstanding dollar principal amount of that tranche.

The master owner trust may postpone the date of the commencement of the targeted deposits to be made to the principal funding subaccount for a tranche of ONEseries notes if the servicer determines that less than twelve months will be required to accumulate sufficient ONEseries Available Principal Collections to pay the outstanding dollar principal amount of that tranche on its scheduled principal payment date as described in “Deposit and Application of Funds in the Master Owner Trust—Targeted Deposits of ONEseries Available Principal Collections to the Principal Funding Account—Budgeted Deposits.” Since funds in the principal funding subaccount for tranches of subordinated ONEseries notes will not be available for credit enhancement for any senior ONEseries notes, ONEseries Available Principal Collections will not be deposited into the principal funding subaccount of a tranche of subordinated ONEseries notes if that deposit would reduce the available subordination below the required subordination for any tranche of senior ONEseries notes.

If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount of the applicable tranche of ONEseries notes, Segregated ONEseries Finance Charge Collections will be allocated to the ONEseries notes up to the amount of the shortfall and treated as ONEseries Available Finance Charge Collections to be applied as described in “Deposit and Application of Funds in the Master Owner Trust—ONEseries Available Finance Charge Collections” and  “—Segregated ONEseries Finance Charge Collections.”

In addition, in the event (1) the Asset Pool One Transferor Amount for any month would be less than the Asset Pool One Required Transferor Amount for that month or (2) the Asset Pool One Pool Balance for any month would be less than the Asset Pool One Minimum Pool Balance for that month, if Asset Pool One Principal Collections, after giving effect to reallocations, deposits or payments to be made, if any, with respect to that month, were to be distributed to Bank One, as holder of the Asset Pool One Transferor Certificate, those amounts will instead be retained by the master owner trust in the excess funding account for Asset Pool One. See “The First USA Master Trust—Application of Collections” in the accompanying prospectus.

Limited Recourse to the Master Owner Trust; Security for the ONEseries Notes

The ONEseries notes are secured by a security interest in the assets in Asset Pool One, including the collection account and the excess funding account for Asset Pool One, but each series of notes secured by Asset Pool One, including the ONEseries notes, is entitled to the benefits of only that portion of those assets allocated to it under the indenture, the Asset Pool One supplement, the related indenture supplement and the related terms document, if any. Therefore, only a portion of the collections allocated to Asset Pool One and amounts on deposit in the collection account and the excess funding account are available to the ONEseries notes. The ONEseries notes are entitled only to their allocable share of Asset Pool One Finance Charge Collections, Asset Pool One Principal Collections, amounts on deposit in the collection account and the excess funding account and proceeds of the sale of assets. Holders of ONEseries notes will generally have no recourse to any other assets of the master owner trust, including any assets included in another asset pool – other than Shared Excess Available Finance Charge Collections–or any other person or entity for the payment of principal of or interest on the ONEseries notes.

Each tranche of ONEseries notes is entitled to the benefits of only that portion of the assets of Asset Pool One allocated to that tranche under the indenture, the Asset Pool One supplement and the ONEseries indenture supplement. Each tranche of ONEseries notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, in the case of a tranche of Class C notes of the ONEseries, the applicable Class C reserve subaccount and any other applicable supplemental account, and by a security interest in any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement.

Asset Pool One Transferor Amount

The interest in Asset Pool One not securing your Class A(2003-7) notes or any other series, class or tranche of notes secured by Asset Pool One is the Asset Pool One Transferor Amount. The Asset Pool One Transferor Certificate will be held by Bank One or an affiliate. Bank One’s or an affiliate’s interest in the Asset Pool One Transferor Amount may be uncertificated or may take the form of an Asset Pool One Transferor Certificate. Any reference in this prospectus supplement or the accompanying prospectus to the Asset Pool One Transferor Certificate is also a reference to the uncertificated interest of Bank One or an affiliate in the Asset Pool One Transferor Amount. Bank One or its affiliates may, however, sell all or a portion of its interest in the Asset Pool One Transferor Amount. For any month, the Asset Pool One Transferor Amount is equal to the Asset Pool One Pool Balance for that month minus the aggregate Nominal Liquidation Amount of all notes secured by Asset Pool One as of the close of business on the last day of that month. The Asset Pool One Transferor Amount will fluctuate with the Invested Amount of the existing collateral certificates included in Asset Pool One and the principal balance of the credit card receivables included in Asset Pool One and with the amount on deposit in the excess funding account for Asset Pool One and the Nominal Liquidation Amount of all notes secured by Asset Pool One. The Asset Pool One Transferor Amount does not provide credit enhancement to any of the notes secured by Asset Pool One, including the ONEseries notes, and will not provide credit enhancement to the notes of any other asset pools.

Asset Pool One Required Transferor Amount

The Asset Pool One Transferor Amount is required to be maintained at a certain level referred to as the Asset Pool One Required Transferor Amount. The Asset Pool One Required Transferor Amount equals a designated percentage, referred to as the Asset Pool One Required Transferor Amount Percentage, of the Asset Pool One Principal Receivables. The Asset Pool One Required Transferor Amount Percentage is currently 4%.

The servicer may designate a different Asset Pool One Required Transferor Amount Percentage but prior to reducing the percentage, the servicer must provide the following to the indenture trustee and the collateral agent for Asset Pool One:

•	written confirmation from each rating agency that has rated any outstanding notes secured by Asset Pool One that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes secured by Asset Pool One, including the ONEseries notes; and

•	an opinion of counsel that, for United States federal income tax purposes, (1) the change will not cause any outstanding series, class or tranche of notes of the master owner trust secured by Asset Pool One that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any holder of the notes secured by Asset Pool One, and (3) the change will not cause the master owner trust to be treated as an association, or publicly traded partnership, taxable as a corporation.

If, for any month, the Asset Pool One Transferor Amount is less than the Asset Pool One Required Transferor Amount, Bank One will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate additional collateral certificates or credit card receivables for inclusion in Asset Pool One or Bank One will be required to increase the Invested Amount of an existing collateral certificate included in Asset Pool One. If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in Asset Pool One or Bank One is unable to increase the Invested Amount of an existing collateral certificate included in Asset Pool One when required to do so, an early amortization event will occur with respect to the ONEseries notes.

Asset Pool One Minimum Pool Balance

In addition to the Asset Pool One Required Transferor Amount requirement, Asset Pool One has a minimum pool balance requirement. The Asset Pool One Minimum Pool Balance for any month will equal an amount equal to the sum of (1) for all notes secured by Asset Pool One in their revolving period, the sum of the Nominal Liquidation Amounts of all those notes as of the close of business on the last day of that month and (2) for all notes secured by Asset Pool One in their amortization period, the sum of the Nominal Liquidation Amounts of all those notes as of the close of business as of the last day of the most recent revolving period for each of those notes, excluding any notes secured by Asset Pool One that will be paid in full or that will have a Nominal Liquidation Amount of zero on their applicable payment date in the following month.

If, for any month, the Asset Pool One Pool Balance is less than the Asset Pool One Minimum Pool Balance, Bank One will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate additional collateral certificates or credit card receivables for inclusion in Asset Pool One or Bank One will be required to increase the Invested Amount of an existing collateral certificate included in Asset Pool One. If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in Asset Pool One or Bank One is unable to increase the Invested Amount of an existing collateral certificate included in Asset Pool One when required to do so, an early amortization event will occur with respect to the ONEseries notes.

The Excess Funding Account

With respect to each month, if the Asset Pool One Transferor Amount is, or as a result of a payment would become, less than the Asset Pool One Required Transferor Amount or the Asset Pool One Pool Balance is, or as a result of a payment would become, less than the Asset Pool One Minimum Pool Balance, the collateral agent for Asset Pool One will allocate Asset Pool One Principal Collections allocated to series of notes secured by Asset Pool One that would otherwise have been paid to the holder of the Asset Pool One Transferor Certificate to the excess funding account for Asset Pool One in an amount equal to the greater of the amount by which the Asset Pool One Transferor Amount would be less than the Asset Pool One Required Transferor Amount and the amount by which the Asset Pool One Pool Balance would be less than the Asset Pool One Minimum Pool Balance, each determined with respect to that month.

Amounts on deposit in the excess funding account will be treated as Shared Excess Available Principal Collections and, to the extent required, allocated to each series of notes secured by Asset Pool One in accordance with the applicable indenture supplement. Any remaining amounts on deposit in the excess funding account in excess of the amount required to be treated as Shared Excess Available Principal Collections for a month will be released to the holder of the Asset Pool One Transferor Certificate in accordance with the related indenture supplement to the extent that after the release (1) the Asset Pool One Transferor Amount is equal to or greater than the Asset Pool One Required Transferor Amount and (2) the Asset Pool One Pool Balance is equal to or greater than the Asset Pool One Minimum Pool Balance.

Deposit and Application of Funds in the Master Owner Trust

The Asset Pool One supplement specifies how Asset Pool One Finance Charge Collections, Asset Pool One Principal Collections, the Asset Pool One Default Amount and the Asset Pool One Servicing Fee will be allocated among the outstanding series of notes secured by Asset Pool One and the Asset Pool One Transferor Certificate. The ONEseries indenture supplement specifies how ONEseries Available Finance Charge Collections, which is the ONEseries notes’ share of Asset Pool One Finance Charge Collections plus other amounts treated as ONEseries Available Finance Charge Collections, and ONEseries Available Principal Collections, which is the ONEseries notes’ share of Asset Pool One Principal Collections plus other amounts treated as ONEseries Available Principal Collections, will be deposited into the master owner trust bank accounts established for the ONEseries notes to provide for the payment of principal of and interest on the ONEseries notes as payments become due. The following sections summarize those provisions.

For a detailed description of the percentage used by the collateral agent, at the direction of the servicer, in allocating Asset Pool One Finance Charge Collections, the Asset Pool One Default Amount and the Asset Pool One Servicing Fee to the ONEseries notes, see the definition of “ONEseries Floating Allocation Percentage” in the “Glossary of Defined Terms.” For a detailed description of the percentage used by the collateral agent in allocating Asset Pool One Principal Collections to the ONEseries notes, see definition of “ONEseries Principal Allocation Percentage” in the “Glossary of Defined Terms.”

ONEseries Available Finance Charge Collections

ONEseries Available Finance Charge Collections consist of the following amounts:

•	The ONEseries notes’ share of Asset Pool One Finance Charge Collections. See “Sources of Funds to Pay the Notes—Deposit and Application of Funds in the Master Owner Trust” in the accompanying prospectus.

•	Investment earnings on amounts on deposit in the principal funding account and the interest funding account of the ONEseries notes.

•	Segregated ONEseries Finance Charge Collections allocated to the ONEseries notes to cover earning shortfalls on funds on deposit in the principal funding account.

•	Unless otherwise specified in the related terms document for any tranche of ONEseries notes, payments received under derivative agreements for interest on ONEseries notes payable in U.S. dollars.

•	Any Shared Excess Available Finance Charge Collections from other series in Shared Excess Available Finance Charge Collections Group A allocated to the ONEseries notes. See “—Shared Excess Available Finance Charge Collections.”

•	Any amounts to be treated as ONEseries Available Finance Charge Collections pursuant to any terms document including, unless otherwise specified in the related terms document for any tranche of ONEseries notes, payments received under supplemental credit enhancement agreements or supplemental liquidity agreements for interest on ONEseries notes payable in U.S. dollars.

After a sale of assets of Asset Pool One as described in “—Sale of Assets,” any amount on deposit in the interest funding subaccount for the related class or tranche of ONEseries notes remaining after payment to that class or tranche will be treated as ONEseries Available Finance Charge Collections for the benefit of other classes or tranches of ONEseries notes and that class or tranche will not be entitled to any ONEseries Available Finance Charge Collections. See “The First USA Master Trust—Application of Collections” in the accompanying prospectus.

Application of ONEseries Available Finance Charge Collections

Each month, the indenture trustee, at the direction of the servicer, will apply ONEseries Available Finance Charge Collections for the prior month as follows:

•	first, on the applicable Note Transfer Date for each tranche of ONEseries notes, to make the targeted deposits to the interest funding account to fund the payment of interest on the ONEseries notes and certain payments due under related derivative agreements as described in “—Allocation to Interest Funding Subaccounts;”

•	second, on the First Note Transfer Date, to pay the ONEseries Servicing Fee for the prior month, plus any previously due and unpaid ONEseries Servicing Fee;

•	third, on the First Note Transfer Date, to be treated as ONEseries Available Principal Collections in an amount equal to the ONEseries Default Amount for the prior month;

•	fourth, on the First Note Transfer Date, to be treated as ONEseries Available Principal Collections in an amount equal to the aggregate Nominal Liquidation Amount Deficit, if any, of the ONEseries notes;

•	fifth, on the applicable Note Transfer Date for each tranche of Class C Notes of the ONEseries, to make the targeted deposit to the Class C reserve account, if any;

•	sixth, on the applicable Note Transfer Date, to make any other payments or deposits required by any class or tranche of ONEseries notes;

•	seventh, on the First Note Transfer Date, to be treated as Shared Excess Available Finance Charge Collections; and

•	eighth, on the First Note Transfer Date, to Bank One, as transferor.

Targeted Deposits of ONEseries Available Finance Charge Collections to the Interest Funding Account

The aggregate deposit targeted to be made each month to the interest funding account will be equal to the sum of the interest funding account deposits, described below, targeted to be made for that month for each tranche of ONEseries notes. The interest funding account deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•	Interest Payments. The deposit targeted for any tranche of outstanding interest bearing ONEseries notes for any month, to be deposited on the applicable Note Transfer Date, will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the Monthly Interest Accrual Date in that month – or in the case of the first Monthly Interest Accrual Date, from and including the date of issuance of that tranche – to but excluding the Monthly Interest Accrual Date in the following month.

•	Amounts Owed under Derivative Agreements. If a tranche of outstanding ONEseries notes with a derivative agreement for interest provides for a payment to the applicable derivative counterparty, in addition to any applicable stated interest as determined under the item above, the deposit targeted for that tranche for any month, to be deposited on the applicable Note Transfer Date, with respect to any payment to the derivative counterparty, will be specified in the related terms document for that tranche.

•	ONEseries Discount Notes. The deposit targeted for a tranche of ONEseries discount notes for any month will be the amount of accretion of principal of that tranche from and including the Monthly Principal Accrual Date in that month – or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche – to but excluding the Monthly Principal Accrual Date in the following month.

•	Specified Deposits. If the terms document relating to any tranche of ONEseries notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche for any month will be the specified amounts.

•	Additional Interest. Unless otherwise specified in the terms document relating to any tranche of ONEseries notes, the deposit targeted for any tranche of ONEseries notes for any month that has accrued and overdue interest for that month will include the interest accrued on the overdue interest during the period from and including the Monthly Interest Accrual Date in that month to but excluding the Monthly Interest Accrual Date in the following month.

Each deposit to the interest funding account for each month will be made on the applicable Note Transfer Date for that tranche of ONEseries notes in the following month. A tranche of ONEseries notes may be entitled to more than one of the preceding deposits, plus deposits from other sources, described in “—Payments Received under Derivative Agreements for Interest in Foreign Currencies.”

A class or tranche of ONEseries notes for which assets have been sold by Bank One as described in  “—Sale of Assets” will not be entitled to receive any of the above deposits to be made from ONEseries Available Finance Charge Collections after the sale has occurred.

Allocation to Interest Funding Subaccounts

The aggregate amount on deposit in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of ONEseries notes on each applicable Note Transfer Date, as follows:

•	ONEseries Available Finance Charge Collections are at least equal to or greater than targeted amounts. If ONEseries Available Finance Charge Collections are at least equal to or greater than the sum of the deposits targeted by each tranche of ONEseries notes as described above, then that targeted amount will be deposited in the interest funding subaccount established for each tranche of ONEseries notes on the applicable Note Transfer Date.

•	ONEseries Available Finance Charge Collections are less than targeted amounts. If ONEseries Available Finance Charge Collections are less than the sum of the deposits targeted by each tranche of ONEseries notes as described above, then ONEseries Available Finance Charge Collections will be allocated as follows:

—	first, to cover the deposits with respect to and payments to the Class A notes of the ONEseries, pro rata, including any applicable derivative counterparty payments,

—	second, to cover the deposits with respect to and payments to the Class B notes of the ONEseries, pro rata, including any applicable derivative counterparty payments, and

—	third, to cover the deposits with respect to and payments to the Class C notes of the ONEseries, pro rata, including any applicable derivative counterparty payments.

In each case, ONEseries Available Finance Charge Collections allocated to a class of ONEseries notes will be allocated to each tranche of ONEseries notes within that class pro rata based on the ratio of:

—	the aggregate amount of the deposits and payments targeted with respect to that tranche, to

—	the aggregate amount of the deposits and payments targeted with respect to all tranches of ONEseries notes in that class.

Payments Received under Derivative Agreements for Interest in Foreign Currencies

Payments received under derivative agreements for interest on ONEseries foreign currency notes will be applied as specified in the applicable terms document.

Allocations of Reductions from Charge-Offs

On each First Note Transfer Date when there is a charge-off for an uncovered ONEseries Default Amount for the prior month, that reduction will be allocated, and reallocated, on that date to each tranche of ONEseries notes as described below:

Initially, the amount of the charge-off will be allocated to each tranche of outstanding ONEseries notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the ONEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the ONEseries Floating Allocation Percentage for that month.

Immediately afterwards, the amount of charge-offs allocated to the Class A notes of the ONEseries and Class B notes of the ONEseries will be reallocated to the Class C notes of the ONEseries as described below, and the amount of charge-offs allocated to the Class A notes of the ONEseries and not reallocated to the Class C notes of the ONEseries because of the limits described below will be reallocated to the Class B notes of the ONEseries as described below. In addition, charge-offs initially allocated to the Class B notes of the ONEseries and charge-offs allocated to the Class A notes of the ONEseries which are reallocated to Class B notes of the ONEseries because of Class C usage limitations can be reallocated to Class C notes of the ONEseries if permitted as described below. Any amount of charge-offs which cannot be reallocated to subordinated ONEseries notes as a result of the limits described below will reduce the Nominal Liquidation Amount of the tranche of ONEseries notes to which it was initially allocated.

For each tranche of ONEseries notes, the Nominal Liquidation Amount of that tranche will be reduced by an amount equal to the charge-offs which are allocated or reallocated to that tranche less the amount of charge-offs that are reallocated from that tranche to subordinated ONEseries notes.

Limitations on Reallocations of Charge-Offs to a Tranche of Class C Notes of the ONEseries from Tranches of Class A Notes of the ONEseries and Class B Notes of the ONEseries

No reallocations of charge-offs from a tranche of Class A notes of the ONEseries to Class C notes of the ONEseries may cause that tranche’s Class A Usage of Class C Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class C notes of the ONEseries.

No reallocations of charge-offs from a tranche of Class B notes of the ONEseries to Class C notes of the ONEseries may cause that tranche’s Class B Usage of Class C Required Subordinated Amount to exceed that tranche’s Class B required subordinated amount of Class C notes of the ONEseries.

The amount permitted to be reallocated to tranches of Class C notes of the ONEseries will be applied to each tranche of Class C notes of the ONEseries pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche of Class C notes in the calculation of the ONEseries Floating Allocation Percentage for that month to the Nominal Liquidation Amount of all Class C notes of the ONEseries used in the calculation of the ONEseries Floating Allocation Percentage for that month.

No reallocation will reduce the Nominal Liquidation Amount of any tranche of Class C notes of the ONEseries below zero.

Limitations on Reallocations of Charge-Offs to a Tranche of Class B Notes of the ONEseries from Tranches of Class A Notes of the ONEseries

No reallocations of charge-offs from a tranche of Class A notes of the ONEseries to Class B notes of the ONEseries may cause that tranche’s Class A Usage of Class B Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class B notes of the ONEseries.

The amount permitted to be reallocated to tranches of Class B notes of the ONEseries will be applied to each tranche of Class B notes of the ONEseries pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche of Class B notes in the calculation of the ONEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount of all Class B notes of the ONEseries used in the calculation of the ONEseries Floating Allocation Percentage for the prior month.

No reallocation will reduce the Nominal Liquidation Amount of any tranche of Class B notes of the ONEseries below zero.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are ONEseries Available Finance Charge Collections available to reimburse any Nominal Liquidation Amount Deficits on any First Note Transfer Date, those funds will be allocated as follows:

•	first, to the Class A notes of the ONEseries;

•	second, to the Class B notes of the ONEseries; and

•	third, to the Class C notes of the ONEseries.

In each case, ONEseries Available Finance Charge Collections allocated to a class will be allocated to each tranche of ONEseries notes within that class pro rata based on the ratio of:

•	the Nominal Liquidation Amount Deficit of that tranche, to

•	the aggregate Nominal Liquidation Amount Deficit of all tranches of that class.

In no event will the Nominal Liquidation Amount of a tranche of ONEseries notes be increased above the Adjusted Outstanding Dollar Principal Amount of that tranche.

Application of ONEseries Available Principal Collections

Each month, the indenture trustee, at the direction of the servicer, will apply ONEseries Available Principal Collections for the prior month as follows:

•	first, if after giving effect to deposits to be made on each applicable Note Transfer Date, ONEseries Available Finance Charge Collections for the prior month are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes of the ONEseries on that applicable Note Transfer Date, then ONEseries Available Principal Collections for the prior month, in an amount not to exceed the Asset Pool One Principal Collections, plus certain other amounts, allocable to the Class B notes of the ONEseries and Class C notes of the ONEseries for that month, will be allocated, to the extent available, to the interest funding subaccount of each tranche of Class A notes of the ONEseries pro rata based on, for each tranche of Class A notes of the ONEseries, the lesser of:

—	the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of that tranche of Class A notes, and

—	an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, determined after giving effect to the allocation of charge-offs for any uncovered ONEseries Default Amount on the First Note Transfer Date;

•	second, if after giving effect to deposits to be made on each applicable Note Transfer Date, ONEseries Available Finance Charge Collections are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes of the ONEseries on that applicable Note Transfer Date, then ONEseries Available Principal Collections for the prior month, in an amount not to exceed the Asset Pool One Principal Collections allocable to the Class B notes of the ONEseries and Class C notes of the ONEseries for that month minus the aggregate amount of ONEseries Available Principal Collections, plus certain other amounts, reallocated as described in the preceding paragraph, will be allocated, to the extent available, to the interest funding subaccount of each such tranche of Class B notes of the ONEseries pro rata based on, for each tranche of Class B notes of the ONEseries, the lesser of:

—	the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of that tranche of Class B notes, and

—	an amount equal to the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, determined after giving effect to the allocation of charge-offs for any uncovered ONEseries Default Amount on the First Note Transfer Date and the reallocation of ONEseries Available Principal Collections as described in the first paragraph above;

•	third, if after giving effect to deposits to be made on the First Note Transfer Date, ONEseries Available Finance Charge Collections for the prior month are insufficient to pay the portion of the ONEseries Servicing Fee allocable to the Class A notes of the ONEseries for that month, plus any previously due and the unpaid ONEseries Servicing Fee allocable to the Class A notes of the ONEseries, then ONEseries Available Principal Collections for the prior month, in an amount not to exceed the Asset Pool One Principal Collections, plus certain other amounts, allocable to the Class B notes of the ONEseries and Class C notes of the ONEseries for that month, minus the aggregate amount of ONEseries Available Principal Collections reallocated as described in the preceding paragraphs, will be paid to the servicer in an amount equal to, and allocated to each tranche of Class A notes of the ONEseries pro rata, based on, for each tranche of Class A notes of the ONEseries, the lesser of:

—	the amount of the deficiency allocated to that tranche of Class A notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the ONEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the ONEseries Floating Allocation Percentage for that month, and

—	an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, determined after giving effect to the allocation of charge-offs for any uncovered ONEseries Default Amount on that First Note Transfer Date and the reallocation of ONEseries Available Principal Collections as described in the preceding paragraphs;

•	fourth, if after giving effect to deposits to be made on the First Note Transfer Date, ONEseries Available Finance Charge Collections for the prior month are insufficient to pay the portion of the ONEseries Servicing Fee allocable to the Class B notes of the ONEseries for that month, plus any previously due and unpaid ONEseries Servicing Fee allocable to the Class B notes of the ONEseries, then ONEseries Available Principal Collections, plus certain other amounts, for the prior month, in an amount not to exceed the Asset Pool One Principal Collections allocable to the Class B Notes of the ONEseries and Class C notes of the ONEseries for that month, minus the aggregate amount of ONEseries Available Principal Collections reallocated as described in the preceding paragraphs, will be paid to the servicer in an amount equal to, and allocated to each tranche of Class B notes of the ONEseries pro rata based on, for each tranche of Class B notes of the ONEseries, the lesser of:

—	the amount of the deficiency allocated to that tranche of Class B notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the

ONEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the ONEseries Floating Allocation Percentage for that month, and

—	an amount equal to the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, determined after giving effect to the allocation of charge-offs for any uncovered ONEseries Default Amount on that First Note Transfer Date and the reallocation of ONEseries Available Principal Collections as described in the preceding paragraphs above;

•	fifth, on the applicable Note Transfer Dates, to make the targeted deposits to the principal funding subaccounts of all tranches of ONEseries notes as described in “—Targeted Deposits of ONEseries Available Principal Collections to the Principal Funding Account”;

•	sixth, on the applicable Note Transfer Date, to be treated as Shared Excess Available Principal Collections for the benefit of other series secured by Asset Pool One; and

•	seventh, on the First Note Transfer Date, to be subject to reinvestment by the master owner trust in assets included in Asset Pool One as described in “Sources of Funds to Pay the Notes—Reinvestment in Collateral” the accompanying prospectus.

A tranche of ONEseries notes for which assets have been sold as described in “—Sale of Assets,” will not be entitled to receive any further allocations of ONEseries Available Finance Charge Collections, ONEseries Available Principal Collections or any other assets of the master owner trust.

Reductions to the Nominal Liquidation Amount of Subordinated ONEseries Notes from Reallocations of ONEseries Available Principal Collections

Each reallocation of ONEseries Available Principal Collections deposited to the interest funding subaccount of a tranche of Class A notes of the ONEseries described in the first paragraph of “—Application of ONEseries Available Principal Collections” will reduce the Nominal Liquidation Amount of the Class C notes of the ONEseries. However, the aggregate amount of that reduction for each such tranche of Class A notes of the ONEseries will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes.

Each reallocation of ONEseries Available Principal Collections deposited to the interest funding subaccount of a tranche of Class A notes of the ONEseries described in the first paragraph of “—Application of ONEseries Available Principal Collections” which does not reduce the Nominal Liquidation Amount of Class C notes of the ONEseries pursuant to the preceding paragraph will reduce the Nominal Liquidation Amount of the Class B notes of the ONEseries. However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes and those reductions in the Nominal Liquidation Amount of the Class B notes of the ONEseries may be reallocated to the Class C notes of the ONEseries if permitted as described below.

Each reallocation of ONEseries Available Principal Collections deposited to the interest funding subaccount of a tranche of Class B notes of the ONEseries described in the second paragraph of “—Application of ONEseries Available Principal Collections” will reduce the Nominal Liquidation Amount – determined after giving effect to the preceding paragraphs – of the Class C notes of the ONEseries. However, the amount of that reduction for each such tranche of Class B notes of the ONEseries will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

Each reallocation of ONEseries Available Principal Collections paid to the servicer described in the third paragraph of “—Application of ONEseries Available Principal Collections” will reduce the Nominal Liquidation Amount – determined after giving effect to the preceding paragraphs – of the Class C notes of the ONEseries. However, the amount of that reduction for each such tranche of Class A notes of the ONEseries will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes –determined after giving effect to the preceding paragraphs.

Each reallocation of ONEseries Available Principal Collections paid to the servicer described in the third paragraph of “—Application of ONEseries Available Principal Collections” which does not reduce the Nominal Liquidation Amount of the Class C notes of the ONEseries as described above will reduce the Nominal Liquidation Amount—determined after giving effect to the preceding paragraphs—of the Class B notes of the ONEseries. However, the amount of that reduction for each such tranche of Class A notes of the ONEseries will not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes—determined after giving effect to the preceding paragraphs—and that reduction in the Nominal Liquidation Amount of the Class B notes of the ONEseries may be reallocated to the Class C notes of the ONEseries if permitted as described below.

Each reallocation of ONEseries Available Principal Collections paid to the servicer described in the fourth paragraph of “—Application of ONEseries Available Principal Collections” will reduce the Nominal Liquidation Amount – determined after giving effect to the preceding paragraphs – of the Class C notes of the ONEseries. However, the amount of that reduction for each such tranche of Class B notes of the ONEseries will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

Subject to the following paragraph, each reallocation of ONEseries Available Principal Collections which reduces the Nominal Liquidation Amount of Class B notes of the ONEseries as described above will reduce the Nominal Liquidation Amount of each tranche of the Class B notes of the ONEseries pro rata based on the ratio of the Nominal Liquidation Amount for that tranche of Class B notes used in the ONEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount for all Class B notes of the ONEseries used in the ONEseries Floating Allocation Percentage for the prior month.

Each reallocation of ONEseries Available Principal Collections which reduces the Nominal Liquidation Amount of Class B notes of the ONEseries as described in the preceding paragraph may be reallocated to the Class C notes of the ONEseries and that reallocation will reduce the Nominal Liquidation Amount of the Class C notes of the ONEseries. However, the amount of that reduction for each tranche of Class B notes of the ONEseries will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

Each reallocation of ONEseries Available Principal Collections which reduces the Nominal Liquidation Amount of Class C notes of the ONEseries as described above will reduce the Nominal Liquidation Amount of each tranche of the Class C notes of the ONEseries pro rata based on ratio of the Nominal Liquidation Amount for that tranche of Class C notes used in the ONEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount for all Class C notes of the ONEseries used in the ONEseries Floating Allocation Percentage for the prior month.

None of these reallocations will reduce the Nominal Liquidation Amount of any tranche of Class B notes or Class C notes of the ONEseries below zero.

For each tranche of ONEseries notes, the Nominal Liquidation Amount of that tranche will be reduced by the amount of reductions which are allocated or reallocated to that tranche less the amount of reductions which are reallocated from that tranche to subordinated ONEseries notes.

Limit on Allocations of ONEseries Available Principal Collections and ONEseries Available Finance Charge Collections to Tranches of ONEseries Notes

Each tranche of ONEseries notes is allocated ONEseries Available Principal Collections and ONEseries Available Finance Charge Collections based solely on its Nominal Liquidation Amount. Accordingly, if the Nominal Liquidation Amount of any tranche of ONEseries notes has been reduced due to reallocations of ONEseries Available Principal Collections to cover payments of interest on senior ONEseries notes or the ONEseries Servicing Fee allocable to senior ONEseries notes or due to charge-offs for any uncovered ONEseries Default Amount, that tranche will not be allocated ONEseries Available Principal Collections or ONEseries Available Finance Charge Collections to the extent of these reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amount payable under any applicable derivative agreement, any amount payable under any supplemental credit enhancement agreement or any supplemental liquidity agreement and in the case of Class C notes of the ONEseries, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on that tranche. If the Nominal Liquidation Amount of a tranche of ONEseries notes has been reduced due to reallocation of ONEseries Available Principal Collections to pay interest on senior ONEseries notes or the portion of the ONEseries Servicing Fee allocable to senior ONEseries notes, or due to charge-offs for any uncovered ONEseries Default Amount, it is possible for that tranche’s Nominal Liquidation Amount to be increased by allocations of ONEseries Available Finance Charge Collections to that tranche. However, there are no assurances that there will be any ONEseries Available Finance Charge Collections available for these allocations.

Targeted Deposits of ONEseries Available Principal Collections to the Principal Funding Account

With respect to any month, the amount targeted to be deposited into the principal funding subaccount for any tranche of ONEseries notes on the applicable Note Transfer Date will be the sum of the amounts listed below and any deposits targeted in prior months for which the full targeted deposit was not made. However, the amount deposited into the principal funding subaccount of any tranche of ONEseries notes for any month may not exceed the Nominal Liquidation Amount of that tranche computed before giving effect to that deposit and after giving effect to charge-offs for any uncovered ONEseries Default Amount and any reallocations of ONEseries Available Principal Collections allocated to that tranche or increase in the Nominal Liquidation Amount of that tranche as a result of the reimbursement of a Nominal Liquidation Amount Deficit from ONEseries Available Finance Charge Collections allocated to that tranche for that month. A tranche of ONEseries notes may be entitled to more than one of the following deposits with respect to a particular month, which deposit will be made on the applicable Note Transfer Date in the following month:

•	Principal Payment Date. For the month before any principal payment date of a tranche of ONEseries notes, the deposit targeted for that tranche will be equal to the Nominal Liquidation Amount of that tranche, determined immediately before giving effect to that deposit but after giving effect to charge-offs for any uncovered ONEseries Default Amount allocated to that tranche and any reductions of the Nominal Liquidation Amount as a result of reallocations of ONEseries Available Principal Collections allocated to that tranche or increases of the Nominal Liquidation Amount of that tranche as a result of reimbursement of a Nominal Liquidation Amount Deficit from ONEseries Available Finance Charge Collections allocated to that tranche to be made on the First Note Transfer Date in the following month.

•	Budgeted Deposits. Beginning with the twelfth month before the scheduled principal payment date of a tranche of ONEseries notes, the deposit targeted to be made into the principal funding subaccount for a tranche of ONEseries notes for each month will be one-twelfth of the expected outstanding dollar principal amount of that tranche as of its scheduled principal payment date.

The master owner trust may postpone the date of the commencement of the targeted deposits under the previous sentence. If the servicer determines that less than twelve months will be required to accumulate ONEseries Available Principal Collections necessary to pay a tranche of ONEseries notes on its scheduled principal payment date, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement; provided, however, that there must be at least one targeted deposit and provided further, that the servicer will, on the first date that it determines that less than twelve months will be required to accumulate ONEseries Available Principal Collections necessary to pay a tranche of ONEseries notes on its scheduled principal payment date, send written notice to the indenture trustee, the collateral agent and each rating agency then rating any outstanding ONEseries notes of the new number of months.

•	Prefunding of the Principal Funding Account of Senior ONEseries Notes. If on any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class C notes of the ONEseries that payment of or deposit with respect to all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes of the ONEseries, the targeted deposit amount for the Class A notes of the ONEseries and Class B notes of the ONEseries will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes of the ONEseries and Class B notes of the ONEseries that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.

If on any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any Class B notes of the ONEseries that payment of or deposit with respect to all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes of the ONEseries, the targeted deposit amount for the Class A notes of the ONEseries will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes of the ONEseries that would have to cease to be outstanding in order to permit the deposit with respect to or the payment of that tranche of Class B notes.

Prefunding of the principal funding subaccounts of tranches of senior ONEseries notes will continue until:

—	enough senior ONEseries notes are repaid so that the subordinated ONEseries notes which are payable are no longer necessary to provide the required subordination for the outstanding senior ONEseries notes;

—	new subordinated ONEseries notes are issued or other forms of credit enhancement exist so that the subordinated ONEseries notes which are payable are no longer necessary to provide the required subordination for the outstanding senior ONEseries notes; or

—	the principal funding subaccounts of the senior ONEseries notes are prefunded so that the subordinated ONEseries notes that are payable are no longer necessary to provide the required subordination for the outstanding senior ONEseries notes.

For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of senior ONEseries notes will be calculated based on the Adjusted Outstanding Dollar Principal Amount on that date as described in “The ONEseries Notes—Issuances of New Series, Classes and Tranches of ONEseries Notes—Required Subordinated Amount.”

If any tranche of senior ONEseries notes becomes payable as a result of an early amortization event, event of default or other optional or mandatory redemption, or upon reaching its scheduled principal payment date, any prefunded amounts on deposit in the principal funding subaccount of that tranche will be paid to noteholders of that tranche and deposits to pay the ONEseries notes will continue as necessary to pay that tranche.

When the prefunded amounts for any tranche of Class A notes or Class B notes of the ONEseries are no longer necessary, they will be withdrawn from the applicable principal funding subaccount, allocated among and deposited to the principal funding subaccounts of other tranches of ONEseries notes as necessary and then paid to the master owner trust for reinvestment in assets of Asset Pool One and the Nominal Liquidation Amount of the prefunded tranche will be increased by those amounts withdrawn from the applicable principal funding subaccount.

•	Event of Default, Early Amortization Event or Other Optional or Mandatory Redemption. If any tranche of ONEseries notes has been accelerated after the occurrence of an event of default, or an early amortization event or other optional or mandatory redemption has occurred with respect to any tranche of ONEseries notes, the deposit targeted for that tranche with respect to that month and each following month will be equal to the Nominal Liquidation Amount of that tranche, determined immediately before giving effect to that deposit but after giving effect to charge-offs for any uncovered ONEseries Default Amount allocated to that tranche and any reductions of the Nominal Liquidation Amount as a result of reallocations of ONEseries Available Principal Collections allocated to that tranche or increase in the Nominal Liquidation Amount of that tranche as a result of reimbursement of a Nominal Liquidation Amount Deficit from ONEseries Available Finance Charge Collections allocated to that tranche to be made on the First Note Transfer Date in the following month.

•	Amounts Owed under Derivative Agreements. If a tranche of ONEseries U.S. dollar notes or ONEseries foreign currency notes has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche on each Note Transfer Date with respect to any payment to the derivative counterparty will be specified in the terms document related to that tranche.

Allocation to Principal Funding Subaccounts

ONEseries Available Principal Collections, after reallocation to cover ONEseries Available Finance Charge Collections shortfalls, if any, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of ONEseries notes on each applicable Note Transfer Date, as follows:

•	ONEseries Available Principal Collections Are at least Equal to Targeted Amounts. If ONEseries Available Principal Collections remaining after giving effect to items one through four described in “—Application of ONEseries Available Principal Collections” are at least equal to the sum of the deposits targeted by each tranche of ONEseries notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

•	ONEseries Available Principal Collections Are Less Than Targeted Amounts. If ONEseries Available Principal Collections remaining after giving effect to items one through four described in “—Application of ONEseries Available Principal Collections” are less than the sum of the deposits targeted by each tranche of ONEseries notes, then ONEseries Available Principal Collections will be deposited in the principal funding subaccounts in the following priority:

—	first, the amount available will be allocated to the Class A notes of the ONEseries;

—	second, the amount available after the application above will be allocated to the Class B notes of the ONEseries; and

—	third, the amount available after the applications above will be allocated to the Class C notes of the ONEseries.

In each case, ONEseries Available Principal Collections allocated to a class will be allocated to each tranche of ONEseries notes within that class pro rata based on the ratio of:

—	the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of that class, to

—	the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of that class.

If restrictions described in “—Limits on Deposits to the Principal Funding Subaccount of Subordinated ONEseries Notes; Limit on Repayment of all Tranches” prevent the deposit of ONEseries Available Principal Collections into the principal funding subaccount of any subordinated ONEseries notes, the aggregate amount of ONEseries Available Principal Collections available to make the targeted deposit for that tranche will be allocated first to the Class A notes of the ONEseries and then to the Class B notes of the ONEseries, in each case pro rata based on the dollar amount of subordinated ONEseries notes required to be outstanding for each tranche of senior ONEseries notes. See “—Targeted Deposits of ONEseries Available Principal Collections to the Principal Funding Account.”

Limit on Deposits to the Principal Funding Subaccount of Subordinated ONEseries Notes; Limit on Repayment of all Tranches

Limit on Deposits to the Principal Funding Subaccount of Subordinated ONEseries Notes

No ONEseries Available Principal Collections will be deposited in the principal funding subaccount of any tranche of Class B notes of the ONEseries unless, following that deposit, the available subordinated amount of Class B notes of the ONEseries is at least equal to the aggregate Class A Unused Subordinated Amount of Class B notes for all outstanding Class A notes of the ONEseries. For this purpose, the available subordinated amount of Class B notes of the ONEseries is equal to the aggregate Nominal Liquidation Amount of all other Class B notes of the ONEseries which will be outstanding after giving effect to any reductions in the Nominal Liquidation Amount of all such outstanding Class B notes of the ONEseries occurring in that month.

No ONEseries Available Principal Collections will be deposited in the principal funding subaccount of any tranche of Class C notes of the ONEseries unless, following that deposit:

•	the available subordinated amount of Class C notes of the ONEseries is at least equal to the aggregate Class A Unused Subordinated Amount of Class C notes for all outstanding Class A notes of the ONEseries; and

•	the available subordinated amount of Class C notes of the ONEseries is at least equal to the aggregate Class B Unused Subordinated Amount of Class C notes for all outstanding Class B notes of the ONEseries.

For this purpose, the available subordinated amount of Class C notes of the ONEseries is equal to the aggregate Nominal Liquidation Amount of all other Class C notes of the ONEseries which will be outstanding after giving effect to any reductions in the Nominal Liquidation Amount of all such outstanding Class C notes of the ONEseries occurring in that month.

ONEseries Available Principal Collections will be deposited in the principal funding subaccount of a subordinated ONEseries note if and only to the extent the deposit is not contrary to either of the preceding two paragraphs and the prefunding target amount for each senior ONEseries note is zero or the prefunding target amount has been funded to the extent necessary for that Note Transfer Date.

Limit on Repayment of all Tranches

No amount on deposit in a principal funding subaccount of any tranche of Class A notes or Class B notes of the ONEseries will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche or, in the case of ONEseries foreign currency notes, any other amount that may be specified in the related terms document for that tranche. In the case of any tranche of Class C notes of the ONEseries, no amount on deposit in a principal funding subaccount or, if applicable, a Class C reserve subaccount of any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche or, in the case of ONEseries foreign currency notes, any other amount that may be specified in the related terms document for that tranche.

Payments Received under Derivative Agreements for Principal

Unless otherwise specified in the applicable terms document for any tranche of ONEseries notes, dollar payments for principal received under derivative agreements for ONEseries U.S. dollar notes will be treated as ONEseries Available Principal Collections. Payments received under derivative agreements for principal of ONEseries foreign currency notes will be applied as specified in the applicable terms document for that tranche.

Payments Received from Supplemental Credit Enhancement Providers or Supplemental Liquidity Providers for Principal

Unless otherwise specified in the applicable terms document for any tranche of ONEseries notes, payments for principal received under a supplemental credit enhancement agreement or a supplemental liquidity agreement for ONEseries notes will be treated as ONEseries Available Principal Collections.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

Withdrawals from any Class C reserve subaccount will be deposited into the principal funding subaccount for the applicable tranche of Class C notes to the extent required pursuant to the ONEseries indenture supplement.

Withdrawals from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount will be made to the extent funds are available in the applicable interest funding subaccount. A tranche of ONEseries notes may be entitled to more than one of the following withdrawals in a particular month:

•	Withdrawals for ONEseries U.S. Dollar Notes. On each applicable interest payment date for each tranche of ONEseries U.S. dollar notes, an amount equal to interest due on the applicable tranche of ONEseries notes on the applicable interest payment date, including any overdue interest payments and additional interest on overdue interest payments with respect to prior interest payment dates, will be withdrawn from the applicable interest funding subaccount and paid to the applicable paying agent.

•	Withdrawal for ONEseries Foreign Currency Notes with a Non-Performing Derivative Agreement. On each applicable interest payment date with respect to a tranche of ONEseries foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the applicable terms document relating to that tranche will be withdrawn from the applicable interest funding subaccount and, if so specified in the applicable terms document, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

•	Withdrawals for ONEseries Discount Notes. On each applicable Monthly Principal Accrual Date, with respect to each tranche of ONEseries discount notes, an amount equal to the amount of the accretion of principal of that tranche from the prior Monthly Principal Accrual Date, or in the case of the first principal payment date, the date of issuance of that tranche, to but excluding the applicable Monthly Principal Accrual Date will be withdrawn from the applicable interest funding subaccount and treated as part of the Asset Pool One Reinvestment Amount.

•	Withdrawals for Payments to Derivative Counterparties. On each date on which a payment is required to be made to the derivative counterparty under the applicable derivative agreement, with respect to any tranche of ONEseries notes that has a Performing derivative agreement for interest, an amount equal to the amount of that payment to be made under the applicable derivative agreement, including, if applicable, any overdue interest payments and any additional interest on overdue interest payments with respect to prior interest payment dates, will be withdrawn from the applicable interest funding subaccount and paid to the applicable derivative counterparty.

If the aggregate amount available for withdrawal from an interest funding subaccount of any tranche of ONEseries notes in a month is less than all withdrawals required to be made from that subaccount for that tranche in that month after giving effect to all deposits, then the amount on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of ONEseries notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of ONEseries notes in the manner described in “—Allocation to Interest Funding Subaccounts,” second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts,” and third paid to the transferor.

Withdrawals from Principal Funding Account

After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals for each tranche of ONEseries notes from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of ONEseries notes may be entitled to more than one of the following withdrawals in a particular month:

•	Withdrawals for ONEseries U.S. Dollar Notes with no Derivative Agreement for Principal. On each applicable principal payment date, with respect to each tranche of ONEseries U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of ONEseries notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•	Withdrawals for ONEseries U.S. Dollar Notes or ONEseries Foreign Currency Notes with a Performing Derivative Agreement for Principal. On each date on which a payment is required under the applicable derivative agreement with respect to any tranche of ONEseries U.S. dollar notes or ONEseries foreign currency notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty. The master owner trust will direct the applicable derivative counterparty to remit that party’s payments under the derivative agreement to the applicable paying agent or as otherwise specified in the applicable terms document.

•	Withdrawals for ONEseries Foreign Currency Notes with Non-Performing Derivative Agreement for Principal. On each applicable principal payment date with respect to a tranche of ONEseries foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the applicable terms document for that tranche will be withdrawn from that principal funding subaccount and, if so specified in the applicable terms document for that tranche, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent. Any excess dollar amount will be retained on deposit in the applicable principal funding subaccount to be applied to make principal payments on later principal payment dates.

•	Withdrawal for ONEseries U.S. Dollar Notes with a Non-Performing Derivative Agreement for Principal. On each principal payment date with respect to a tranche of ONEseries U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the applicable terms document for that tranche will be withdrawn from the applicable principal funding subaccount, converted based on the applicable spot exchange rate, and paid to the applicable paying agent.

•	Withdrawal of Prefunding Excess Amounts. If the master owner trust on any date determines with respect to any senior ONEseries notes that, after giving effect to all issuances, deposits, allocations, reimbursements, reallocations and payments on that date, the prefunding excess amount of that class is greater than zero, that amount will be withdrawn by the servicer from the principal funding subaccount of that class and first, allocated among and deposited to the principal funding subaccounts of the Class A notes of the ONEseries up to the amount then targeted to be on deposit in those principal funding subaccounts; second, allocated among and deposited to the principal funding subaccounts of the Class B notes of the ONEseries up to the amount then targeted to be on deposit in those principal funding subaccounts; third, allocated among and deposited to the principal funding subaccount of the Class C notes of the ONEseries up to the amount then targeted to be on deposit in those principal funding subaccounts; and fourth, any remaining amounts will be treated as part of the Asset Pool One Reinvestment Amount in respect of the month in which that withdrawal occurs, provided, however, that the servicer does not have to make any deposit or payment until the applicable Note Transfer Date.

•	Withdrawals on the Legal Maturity Date. On the legal maturity date of any tranche of ONEseries notes, after giving effect to any deposits, allocations, reimbursements, reallocations, sales of collateral or other payments to be made on that date, amounts on deposit in the principal funding subaccount of any tranche of subordinated ONEseries notes may be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche or to make other payments specified in a terms document.

Upon payment in full of any tranche of ONEseries notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of ONEseries notes, second applied to cover any principal funding subaccount shortfalls, and third paid to the transferor. If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of ONEseries notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, after giving effect to all deposits to be made with respect to that month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.

Sale of Assets

Assets may be sold upon an event of default and acceleration with respect to a tranche of ONEseries notes and will be sold on the legal maturity date of a tranche of ONEseries notes. See “The Indenture—Events of Default” and “The First USA Master Trust—First USA Master Trust Pay Out Events” in the accompanying prospectus.

If a tranche of ONEseries notes has an event of default and is accelerated before its legal maturity date, the indenture trustee may cause the collateral agent for Asset Pool One to sell assets directly or indirectly in Asset Pool One.

This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of ONEseries notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of more than 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of ONEseries notes consent;

•	the net proceeds of that sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement, any supplemental credit enhancement provider and any supplemental liquidity provider would be sufficient to pay all amounts due on the accelerated tranche of ONEseries notes; or

•	if the indenture trustee determines that the funds to be allocated to the accelerated tranche of ONEseries notes including ONEseries Available Finance Charge Collections and ONEseries Available Principal Collections allocated to the accelerated tranche of ONEseries notes, payments to be received from any applicable derivative agreement, any supplemental credit enhancement provider and any supplemental liquidity provider and amounts on deposit in the applicable subaccounts may not be sufficient to make payments on the accelerated tranche of ONEseries notes when due and the holders of more than 66 2/3% of the outstanding dollar principal amount of the accelerated tranche of ONEseries notes consent to the sale.

Any sale of assets for a tranche of subordinated ONEseries notes may be delayed for that tranche but not beyond the legal maturity date for that tranche of subordinated ONEseries notes if the subordination provisions prevent payment of the accelerated tranche. Such sale will be delayed until a sufficient amount of the senior ONEseries notes are prefunded, or a sufficient amount of senior ONEseries notes have been repaid, or a sufficient amount of subordinated ONEseries notes have been issued, to the extent that the tranche of subordinated ONEseries notes to be accelerated is no longer needed to provide the required subordination for the senior ONEseries notes. If a tranche of senior ONEseries notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated ONEseries notes.

If principal of or interest on a tranche of ONEseries notes has not been paid in full on its legal maturity date, after giving effect to any adjustments, deposits and distributions to be made on that date, the sale will automatically take place on that date regardless of the subordination requirements of any senior ONEseries notes. Proceeds from a sale of this type will be immediately paid to the noteholders of the related tranche.

In connection with any sale of assets for ONEseries notes that have been accelerated or have reached their legal maturity date, the principal amount of assets sold will, in the aggregate, not exceed 105% of the Nominal Liquidation Amount of the accelerated ONEseries notes, and in no event more than an amount of assets equal to the sum of:

•	the product of:

–	the Asset Pool One Transferor Percentage,

–	the aggregate outstanding Asset Pool One Pool Balance and

–	a fraction, the numerator of which is the ONEseries Floating Allocation Percentage and the denominator of which is the sum of the Noteholder Percentages for the allocation of Asset Pool One Finance Charge Collections for all series of notes secured by Asset Pool One; and

•	the Nominal Liquidation Amount of the affected tranche of notes.

The Nominal Liquidation Amount of any tranche of ONEseries notes that directed a sale to be made will be automatically reduced to zero upon such sale. After the sale, ONEseries Available Principal Collections and ONEseries Available Finance Charge Collections will no longer be allocated to that tranche. If a tranche of senior ONEseries notes directs a sale of assets, then after the sale that tranche will no longer be entitled to credit enhancement from subordinated ONEseries notes. Tranches of ONEseries notes that have directed sales of assets are not considered outstanding under the indenture.

After giving effect to a sale of assets for a tranche of ONEseries notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the assets was less than the outstanding dollar principal amount of that tranche. These types of deficiencies will not be reimbursed unless, in the case of Class C notes of the ONEseries, there are sufficient amounts on deposit in the related Class C reserve subaccount.

Any amount remaining on deposit in the interest funding subaccount for a tranche of ONEseries notes that has received final payment as described in “—Final Payment of the ONEseries Notes” and that has caused a sale of assets will be treated as ONEseries Available Finance Charge Collections and be allocated as described in “—Application of ONEseries Available Finance Charge Collections.”

Targeted Deposits to the Class C Reserve Account

The Class C reserve account will be funded on each applicable Note Transfer Date, as necessary, from ONEseries Available Finance Charge Collections as described under “—Application of ONEseries Available Finance Charge Collections.” The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes as required under the ONEseries indenture supplement.

Withdrawals from the Class C Reserve Account

Withdrawals will be made from the Class C reserve account in the amount and manner required under the ONEseries indenture supplement.

Final Payment of the ONEseries Notes

Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective ONEseries notes. However, ONEseries Available Principal Collections will be allocated to pay principal on the ONEseries notes only up to their Nominal Liquidation Amount, which will be reduced for charge-offs for any uncovered ONEseries Default Amount and reallocations of ONEseries Available Principal Collections to pay interest on senior ONEseries notes or the portion of the ONEseries Servicing Fee allocated to the senior ONEseries notes. In addition, if a sale of assets occurs, as described in “—Sale of Assets,” the amount of assets sold generally will be limited to the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the applicable tranche of ONEseries notes. If the Nominal Liquidation Amount of a tranche has been reduced, noteholders of that tranche will receive full payment of principal only to the extent proceeds from the sale of assets are sufficient to pay the full principal amount, amounts are received from an applicable derivative agreement, an applicable supplemental credit enhancement agreement or an applicable supplemental liquidity agreement or amounts have been previously deposited in a master owner trust bank account for that tranche.

On the date of a sale of assets, the proceeds of that sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

A tranche of ONEseries notes will be considered to be paid in full, the holders of that tranche will have no further right or claim, and the master owner trust will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the outstanding dollar principal amount of and all accrued, past due and additional interest on that tranche;

•	the date on which the outstanding dollar principal amount of that tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of collateral and payments to be made on that date, is reduced to zero, and all accrued, past due and additional interest on that tranche is paid in full;

•	the legal maturity date of that tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on that date; or

•	the date on which a sale of assets has taken place with respect to that tranche, as described in “—Sale of Assets.”

Pro Rata Payments Within a Tranche of ONEseries Notes

All ONEseries notes of a tranche will receive payments of principal and interest pro rata based on the Nominal Liquidation Amount of each ONEseries note in that tranche.

Shared Excess Available Finance Charge Collections

ONEseries Available Finance Charge Collections for any month remaining after making the sixth application described in “—Application of ONEseries Available Finance Charge Collections” will be available for allocation to other series of notes in Shared Excess Available Finance Charge Collections Group A. This excess, plus excesses, if any, from other series of notes in Shared Excess Available Finance Charge Collections Group A, called Shared Excess Available Finance Charge Collections, will be allocated to cover certain shortfalls in Finance Charge Collections allocated to the series in Shared Excess Available Finance Charge Collections Group A, if any. If these shortfalls exceed the amount of Shared Excess Available Finance Charge Collections for any month, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series in Shared Excess Available Finance Charge Collections Group A based on the relative amounts of those shortfalls. For the ONEseries notes, Shared Excess Available Finance Charge Collections, to the extent available and allocated to the ONEseries notes plus any other payments received in respect of the ONEseries notes, will cover shortfalls in the first six applications described in “—Application of ONEseries Available Finance Charge Collections.”

Shared Excess Available Finance Charge Collections Group A may include series of notes which are secured by collateral in asset pools other than Asset Pool One. Shared Excess Available Finance Charge Collections not applied to cover shortfalls will be paid to the transferor.

Shared Excess Available Principal Collections

ONEseries Available Principal Collections remaining after making the fifth application, as described in “—Application of ONEseries Available Principal Collections,” plus amounts on deposit in the excess funding account for Asset Pool One, as described in “The ONEseries Notes—Sources of Funds to Pay the ONEseries Notes—The Excess Funding Account,” will be available for allocation to other series of notes secured by Asset Pool One. This excess, plus excesses, if any, from other series of notes secured by Asset Pool One, called Shared Excess Available Principal Collections, will be allocated to cover certain shortfalls in the targeted deposits to the principal funding account of the ONEseries notes and, with respect to other series of notes secured by Asset Pool One, to cover shortfalls specified in the applicable indenture supplement.

For the ONEseries notes, Shared Excess Available Principal Collections, to the extent available and allocated to the ONEseries notes, will cover shortfalls in the fifth application described in “—Application of ONEseries Available Principal Collections.” If the shortfalls for all series of notes secured by Asset Pool One exceed Shared Excess Available Principal Collections for any month, Shared Excess Available Principal Collections will be allocated pro rata among the applicable series of notes secured by Asset Pool One based on the relative amounts of those shortfalls for that month. To the extent that Shared Excess Available Principal Collections exceed those shortfalls for each series of notes secured by Asset Pool One, the balance will be treated as part of the Asset Pool One Reinvestment Amount for that month.

Shared Excess Available Principal Collections will not be available for application by any series of notes not secured by Asset Pool One.

Asset Pool One Collateral Certificate Principal Shortfall Payments

If after the application of Shared Excess Available Principal Collections described in “—Shared Excess Available Principal Collections,” shortfalls in Asset Pool One Principal Collections allocated to the series exist, then remaining excess principal collections, if any, at the applicable credit card master trust will be allocated to the applicable collateral certificate included in Asset Pool One, referred to as Asset Pool One Collateral Certificate Principal Shortfall Payments, and will be treated as ONEseries Available Principal Collections and used to cover those remaining shortfalls.

Asset Pool One Collateral Certificate Principal Shortfall Payments will be allocated pro rata among each series of notes secured by Asset Pool One based on the remaining shortfalls in Principal Collections for that series for that month.

Segregated ONEseries Finance Charge Collections

Segregated ONEseries Finance Charge Collections are Asset Pool One Finance Charge Collections initially allocated to Bank One, as holder of the Asset Pool One Transferor Certificate, that are reallocated to the ONEseries notes to cover the shortfalls arising when the earnings on funds in the principal funding subaccount for any tranche of ONEseries notes are less than the interest payable on the portion of the outstanding dollar principal amount of that tranche on deposit in the principal funding subaccount for that tranche. Segregated ONEseries Finance Charge Collections will be allocated to any tranche of ONEseries notes with respect to each month beginning with the second month during which a deposit is made to the principal funding subaccount for that tranche. Segregated ONEseries Finance Charge Collections allocated to the ONEseries notes will be treated as ONEseries Available Finance Charge Collections and will be applied as described in “ONEseries Available Finance Charge Collections.”

Servicer Compensation

The servicer is entitled to receive a monthly servicing fee, called the Asset Pool One Servicing Fee, as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the Asset Pool One Servicing Fee will equal the sum of (1) the amount of the servicing fee for each collateral certificate included in Asset Pool One, including the First USA Master Trust Investor Monthly Servicing Fee allocated to the First USA Collateral Certificate described in “The First USA Master Trust—First USA Master Trust Servicing Compensation and Payment of Expenses” in the accompanying prospectus, and (2) the amount of the servicing fee for the credit card receivables included in Asset Pool One, called the “Asset Pool One Receivables Servicing Fee.” The portion of the Asset Pool One Servicing Fee allocated to the ONEseries noteholders, called the “ONEseries Servicing Fee,” will be paid from ONEseries Available Finance Charge Collections as described in “—Application of ONEseries Available Finance Charge Collections.”

Bank One, Delaware, National Association

Bank One, Delaware, National Association, which we call “Bank One,” is one of the nation’s three largest issuers of VISA and MasterCard credit cards in the United States, with 52.1 million credit cards issued and approximately $74.3 billion in managed credit card loans outstanding as of June 30, 2003. Bank One is a wholly-owned subsidiary of BANK ONE CORPORATION, which we call “Bank One Corporation,” a multi-bank holding company headquartered in Chicago, Illinois. Prior to September 30, 2002, Bank One was known as First USA Bank, National Association. See “Bank One and BANK ONE CORPORATION” in the accompanying prospectus.

Bank One’s Credit Card Portfolio

Billing and Payments

A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. Generally, the minimum payment due each month on each account is equal to the greater of $10 or 2% of the balance shown on the statement, plus any amount past due and any amount over the cardholder’s credit line. Bank One may assess a late payment fee, generally ranging from $10 to $35 for most consumer revolving credit card accounts, if it does not receive the minimum payment by the payment due date shown on the monthly billing statement.

Aggregate finance charges for each account in any given monthly billing cycle consist of periodic finance charges equal to either (1) the product of the monthly periodic rate multiplied by the average daily balance or (2) the product of the daily balance and the daily periodic rate totaled, in each case, for each day during the monthly billing cycle. In addition, if applicable, consumer revolving credit card accounts are assessed transaction finance charges generally equal to a one-time charge of 2% to 3% of the amount of the transaction for cash advances, purchases of money orders, wire transfers, balance transfers or other quasi-cash items or the use of convenience checks posted to an account with a minimum ranging from $5 to $15 and a maximum ranging from $20 to an unlimited amount.

Monthly periodic finance charges are assessed in most circumstances on balance transfers and convenience checks as of the date the transaction is posted to the account, but generally are not assessed on new purchases if all balances shown on the previous billing statement are paid by the payment due date, which is generally approximately 20 to 25 days from the previous cycle billing date.

Bank One offers fixed rate and variable rate consumer revolving credit card accounts. Bank One also offers temporary introductory or promotional rates. The introductory rates on the consumer revolving credit card accounts in the Bank Servicing Portfolio are primarily fixed annual percentage rates. The annual percentage rates, after the introductory rate period, are usually fixed or floating periodic rates that adjust periodically according to an index. Post-introductory annual percentage rates generally range from 4.00% to 26.99%.

Bank One may assess a return payment fee, generally ranging from $10 to $35, for each payment check or electronic payment that is dishonored or that is unsigned or otherwise irregular, an overlimit fee, generally ranging from $10 to $29, for purchases or cash advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between Bank One and the cardholder, any late payment fee, return check fee, overlimit fee or administrative fee is added to the account and treated as a purchase. In some cases, Bank One charges a non-refundable annual membership fee.

Delinquencies and Loss Experience

An account is contractually delinquent if the minimum payment due on the account is not received by Bank One by the due date shown on the statement on which the amount is first stated to be due. An account is not treated as delinquent by Bank One if the minimum payment is received by the next billing date.

Efforts to collect delinquent credit card receivables are made by Bank One’s collection department personnel, collection agencies and attorneys retained by Bank One. For a description of Bank One’s collection practices and policies, see “Bank One’s Credit Card Activities—Delinquencies and Charge-Offs” in the accompanying prospectus.

Bank One generally charges off an account at the end of the month in which an account becomes greater than six billing cycles past due. Bank One’s charge-off policy is intended to be compliant with regulations established by the Federal Financial Institutions Examination Council. Commencing with the May 2000 reporting period, Bank One adopted new guidelines established by the Federal Financial Institutions Examination Council, relating to the timing of recognition of losses on consumer revolving credit card accounts of which the cardholder has filed for bankruptcy or died. See “Bank One’s Credit Card Activities—Delinquencies and Charge-Offs” in the accompanying prospectus.

Because each of the First USA Master Trust Portfolio and the Master Owner Trust Receivables represents only a portion of the Bank Servicing Portfolio, the actual delinquency and loss, yield percentage and principal payment rate experience with respect to the First USA Master Trust Portfolio and the Master Owner Trust Receivables may be different from that set forth below. See “—The Receivables.”

The following tables describe the delinquency and loss experience for each of the periods shown for the Bank Servicing Portfolio. There can be no assurance that the delinquency and loss experience for the First USA Master Trust Portfolio or the Master Owner Trust Receivables will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below. Additionally, reported loss and delinquency percentages for each portfolio may be reduced as a result of the addition of newly originated receivables. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding receivables balance for such portfolio which, for the Bank Servicing Portfolio, is the denominator used to calculate the percentages set forth below.

Delinquency Experience

Bank Servicing Portfolio

(dollars in thousands)

			As of December 31,
	As of June 30, 2003		2002		2001		2000
	Dollar Amount(1)	Percentage of Total Receivables	Dollar Amount(1)	Percentage of Total Receivables	Dollar Amount(1)	Percentage of Total Receivables	Dollar Amount(1)	Percentage of Total Receivables
Receivables Outstanding	$74,335,586	100.00%	$73,995,908	100.00%	$68,159,185	100.00%	$66,984,738	100.00%

Number of Days Delinquent(2):
30-59 days	$922,425	1.24%	$986,508	1.34%	$993,566	1.46%	$961,982	1.44%
60-89 days	642,213	0.86	652,599	0.88	732,357	1.07	706,078	1.05
90 or more days	1,373,167	1.85	1,334,938	1.80	1,312,929	1.93	1,352,413	2.02

Total	$2,937,805	3.95%	$2,974,045	4.02%	$3,038,852	4.46%	$3,020,473	4.51%

(1)	The dollar amount reflected includes all amounts due from cardholders as of the date specified.
(2)	The amount of credit card receivables delinquent 90 or more days for each of the periods shown is stated on a basis consistent with Bank One’s current policy of charging off an account at the end of the month in which an account becomes greater than six billing cycles past due.

Loss Experience

Bank Servicing Portfolio

(dollars in thousands)

	Six Months Ended June 30		Year Ended December 31,
			2002	2001	2000
Average Receivables Outstanding	$73,208,266		$67,867,816	$65,448,577	$66,177,941
Net Losses(1)(2)	$1,921,595		$3,632,414	$3,822,714	$3,583,657
Net Losses as a percentage of Average Receivables Outstanding	5.25%	(3)	5.35%	5.84%	5.42%

(1)	Net losses shown for the six months ended June 30, 2003 and each of the years ended December 31, 2002, 2001 and 2000 are stated on a basis consistent with Bank One’s current policy of charging off an account at the end of the month in which an account becomes greater than six billing cycles past due.
(2)	Net losses as a percentage of gross charge-offs for the six months ended June 30, 2003 and each of the years ended December 31, 2002, 2001 and 2000 were 89.38%, 92.35%, 94.71% and 95.12%, respectively. Gross charge-offs are principal charge-offs before recoveries and do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes.
(3)	Annualized.

The Bank Servicing Portfolio’s delinquency and net loss percentages at any time reflect, among other factors, the quality of the related credit card loans, the average seasoning of the related consumer revolving credit card accounts, the success of Bank One’s collection efforts and general economic conditions. Total credit card receivables delinquent as a percentage of receivables outstanding decreased from 4.51% at December 31, 2000 to 4.46% at December 31, 2001, to 4.02% at December 31, 2002 and to 3.95% at June 30, 2003. The net loss percentage increased from 5.42% for 2000 to 5.84% for 2001, decreased to 5.35% for 2002 and decreased to 5.25% for the six months ended June 30, 2003.

The decrease in the net loss percentage from 2001 to 2002 reflected management’s continued emphasis on prudent credit risk management, including disciplined underwriting and account management practices targeted to the prime and super prime credit sectors. Nationally, consumers filed for bankruptcy in 2001 in much higher numbers than in any prior year. Bank One has continually updated and, where appropriate, adjusted the credit management tools it uses to manage the level and volatility of losses for consumer revolving credit card accounts so as to reduce credit risk.

The portfolio continues to reflect a well-seasoned portfolio that has good national geographic diversification. Future charge-offs in the Bank Servicing Portfolio and overall credit quality are subject to uncertainties which may cause actual results to differ from current and historic performance. This could include the direction and level of credit card loan delinquencies, changes in consumer behavior, bankruptcy trends, portfolio seasoning, interest rate movements, and portfolio mix, among other things. While current economic and credit data suggest that credit quality will not significantly deteriorate, significant deterioration in the general economy could materially change these expectations.

The Receivables

The Bank Servicing Portfolio is comprised of MasterCard and VISA revolving credit card accounts owned by Bank One or an affiliate. The credit card receivables conveyed by Bank One to the First USA Master Trust pursuant to the First USA Master Trust agreement or to the master owner trust pursuant to the transfer and servicing agreement are selected from the Bank Servicing Portfolio on the basis of criteria described in the First USA Master Trust agreement or the transfer and servicing agreement, as applicable, in each case, as applied on the related date of their designation. The credit card receivables included in the First USA Master Trust or the master owner trust may include credit card receivables that are contractually delinquent.

Bank One has the right, subject to certain limitations and conditions described in the First USA Master Trust agreement or the transfer and servicing agreement, as applicable, to designate from time to time additional consumer revolving credit card accounts and to transfer to the First USA Master Trust or to the master owner trust, as applicable, all credit card receivables arising in those additional credit card accounts, whether those credit card receivables are then existing or thereafter created. Any additional consumer revolving credit card accounts designated must be First USA Master Trust Eligible Accounts or Master Owner Trust Eligible Accounts, as applicable, as of the date the transferor designates those accounts to have their credit card receivables transferred to the First USA Master Trust or the master owner trust, as applicable and must have been selected as additional credit card accounts absent a selection procedure believed by Bank One to be materially adverse to, in the case of the First USA Master Trust, the interests of the holders of any series of certificates, including the First USA Collateral Certificate and, in the case of the master owner trust, to the interests of the holders of notes secured by the asset pool to which the additional credit card accounts are to be added.

Once a consumer revolving credit card account has been added to the master owner trust pursuant to the transfer and servicing agreement it will be designated to a particular asset pool pursuant to the applicable asset pool supplement. Thereafter, that consumer revolving credit card account and all receivables arising in that account, whether then existing or thereafter created, will belong to that asset pool. Any additional consumer revolving credit card account designated to an asset pool must meet the eligibility requirements and conditions precedent to the addition of accounts as described in the supplement for that asset pool. Pursuant to the First USA Master Trust agreement, or the transfer and servicing agreement, as applicable, Bank One will have the right, subject to certain limitations and conditions, to designate certain consumer revolving credit card accounts and to require the First USA Master Trust trustee or the master owner trust, as applicable, to reconvey all credit card receivables arising in those credit card accounts to Bank One, whether those credit card receivables are then existing or thereafter created. See “The First USA Master Trust—Removal of Accounts” and “Sources of Funds to Pay the Notes—Removal of Accounts” in the accompanying prospectus. Throughout the term of the First USA Master Trust, the consumer revolving credit card accounts from which the credit card receivables arise will be the consumer revolving credit card accounts designated by Bank One on the First USA Master Trust Cut Off Date plus any additional consumer revolving credit card accounts minus any reconveyed consumer revolving credit card accounts. Throughout the term of the master owner trust, the consumer revolving credit card accounts from which the credit card receivables arise will be the consumer revolving credit card accounts added to the master owner trust on each addition date minus any reconveyed consumer credit card accounts.

Receivables Yield Considerations

The receivables yield on the Bank Servicing Portfolio for the six month period ended June 30, 2003 and for each of the three calendar years contained in the period ended December 31 is described in the following table.

The receivables yield on the Bank Servicing Portfolio in the following table is calculated on an accrual basis. Finance charges and fees are comprised of monthly periodic finance charges, annual membership fees and other credit card fees and interchange amounts. Because each of the First USA Master Trust Portfolio and the Master Owner Trust Receivables represent only a portion of the Bank Servicing Portfolio, the receivables yield with respect to the First USA Master Trust Portfolio and the Master Owner Trust Receivables may be different from that set forth below.

Receivables Yield Percentage

Bank Servicing Portfolio

(dollars in thousands)

	Six Months Ended June 30, 2003	Year Ended December 31,
		2002	2001	2000
Finance Charges and Fees	$5,345,770	$10,897,977	$11,050,329	$11,800,169
Average Receivables Yield Percentage(1)	14.73%	16.06%	16.88%	17.83%

(1)	Average Receivables Yield Percentage represents the average of the receivables yield for all months during the periods shown.

The receivables yield will be affected by numerous factors, including the monthly periodic finance charges on the credit card receivables, the amount of the annual membership fees, other fees and interchange amounts, changes in the delinquency and loss rates on the credit card receivables, the percentage of revolving credit card accounts bearing finance charges at promotional rates, changes in the level of delinquencies on the credit card receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, which may in turn be caused by a variety of factors, including seasonal variations, the availability of other sources of credit and general economic conditions. See “Risk Factors” in the accompanying prospectus.

The receivables yield from periodic finance charges and fees – other than annual fees – depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months – as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases – and upon other credit card related services for which the cardholder pays a fee. Receivables yield from periodic finance charges and fees also depend on the types of charges and fees assessed on the consumer revolving credit card accounts. Accordingly, receivables yield will be affected by future changes in the types of charges and fees assessed on the consumer revolving credit card accounts and on the types of additional revolving credit card accounts added from time to time. Receivables yield could be adversely affected by future changes in fees and charges assessed by Bank One and other factors. See “Bank One’s Credit Card Activities” in the accompanying prospectus.

Interchange

Creditors participating in the VISA and MasterCard associations receive interchange as partial compensation for taking credit risk, absorbing fraud losses and funding credit card receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this interchange in connection with cardholder charges for goods and services is collected by banks that issue credit cards by applying a discount to the amount paid by those banks to the banks that clear the related transactions for merchants. Interchange currently ranges from approximately 1.0% to 2.0% of the transaction amount. MasterCard and VISA, however, may from time to time change the amount of interchange reimbursed to banks issuing their credit cards.

As an approximation of the amount of interchange generated by principal receivables arising in consumer revolving credit card accounts in the First USA Master Trust Portfolio or in the master owner trust, as applicable, Bank One will, with respect to each month, pay to the First USA Master Trust servicer, for inclusion as collections of First USA Master Trust finance charge receivables, an amount equal to the First USA Master Trust Interchange Amount and will pay to the master owner trust servicer, for inclusion as collections of finance charge receivables, an amount equal to the Master Owner Trust Interchange Amount. In each case, these amounts will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables allocable to such trust. See “Bank One’s Credit Card Activities—Interchange” in the accompanying prospectus.

Principal Payment Rates

The following table sets forth the highest and lowest cardholder monthly principal payment rates for the Bank Servicing Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly principal receivable balances during the periods shown. Payment rates shown in the table are based on amounts which are deemed payments of principal receivables with respect to the revolving credit card accounts. Because each of the First USA Master Trust Portfolio and the Master Owner Trust Receivables represent only a portion of the Bank Servicing Portfolio, the principal payment rates with respect to the First USA Master Trust Portfolio and the Master Owner Trust Receivables may be different from that set forth below.

Cardholder Monthly Principal Payment Rates

Bank Servicing Portfolio

	Six Months Ended June 30, 2003	Year Ended December 31,
		2002	2001	2000
Lowest Month	15.74%	16.04%	16.00%	16.23%
Highest Month	18.22%	19.12%	19.78%	18.83%
Monthly Average	17.50%	17.85%	18.15%	17.66%

The amount of collections of credit card receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders and number of collection days. Bank One cannot assure you that the cardholder monthly principal payment rates in the future will be similar to the historical experience above.

Composition of First USA Master Trust Portfolio

As of June 30, 2003:

•	the accounts in the First USA Master Trust Portfolio had an average principal receivables balance of $1,885, including accounts with a zero balance, and an average credit limit of $12,019;

•	the percentage of the aggregate total receivables balance in the First USA Master Trust Portfolio to the aggregate total credit limit was 16.0%; and

•	the average age of accounts in the First USA Master Trust Portfolio was approximately 73 months.

The following tables summarize the First USA Master Trust Portfolio by various criteria as of  June 30, 2003. Because the future composition of the First USA Master Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the First USA Master Trust Portfolio at any future time.

Composition by Account Balance

First USA Master Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Credit Balance	211,557	1.0%	$(29,591,935)	(0.1)%
No Balance	10,302,120	49.3	—	0.0
$0.01 to $2,000.00	5,578,091	26.7	3,245,642,904	8.1
$2,000.01 to $5,000.00	2,121,333	10.2	7,168,766,054	17.9
$5,000.01 to $10,000.00	1,574,542	7.5	11,191,195,086	27.9
$10,000.01 or More	1,115,651	5.3	18,519,826,361	46.2

Total	20,903,294	100.0%	$40,095,838,470	100.0%

Composition by Credit Limit

First USA Master Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
$0.00 to $2,000.00	2,026,565	9.7%	$646,333,549	1.6%
$2,000.01 to $5,000.00	3,474,543	16.6	3,307,729,234	8.2
$5,000.01 to $10,000.00	5,558,986	26.6	7,562,225,313	18.9
$10,000.01 or More	9,843,200	47.1	28,579,550,374	71.3

Total	20,903,294	100.0%	$40,095,838,470	100.0%

Composition by Period of Delinquency

First USA Master Trust Portfolio

Payment Status (Days Contractually Delinquent)	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Not Delinquent	20,347,865	97.3%	$37,105,765,072	92.5%
Up to 29 Days	282,469	1.4	1,317,390,127	3.3
30 to 59 Days	99,423	0.5	518,152,622	1.3
60 to 89 Days	58,830	0.3	366,264,436	0.9
90 or More Days	114,707	0.5	788,266,213	2.0

Total	20,903,294	100.0%	$40,095,838,470	100.0%

Composition by Account Age

First USA Master Trust Portfolio

Age Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Less than or equal to 6 Months	134,719	0.6%	$27,000,105	0.1%
Over 6 Months to 12 Months	930,762	4.5	1,553,202,636	3.9
Over 12 Months to 24 Months	2,113,501	10.1	3,530,541,746	8.8
Over 24 Months to 36 Months	1,506,560	7.2	2,531,448,330	6.3
Over 36 Months to 48 Months	1,798,225	8.6	3,203,817,594	8.0
Over 48 Months to 60 Months	3,058,309	14.6	6,152,157,303	15.3
Over 60 Months	11,361,218	54.4	23,097,670,756	57.6

Total	20,903,294	100.0%	$40,095,838,470	100.0%

Geographic Distribution of Accounts

First USA Master Trust Portfolio

State	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Alabama	266,420	1.3%	$572,433,535	1.4%
Alaska	36,142	0.2	95,590,473	0.2
Arizona	483,065	2.3	1,058,689,853	2.6
Arkansas	155,963	0.7	321,935,908	0.8
California	2,254,866	10.8	4,264,084,266	10.6
Colorado	382,148	1.8	727,370,428	1.8
Connecticut	297,508	1.4	551,064,905	1.4
Delaware	59,915	0.3	127,576,196	0.3
Florida	1,321,917	6.3	2,418,575,488	6.0
Georgia	481,723	2.3	1,057,615,305	2.6
Hawaii	77,146	0.4	168,953,118	0.4
Idaho	83,111	0.4	188,048,317	0.5
Illinois	1,038,845	5.0	1,789,694,597	4.5
Indiana	535,802	2.6	1,007,327,307	2.5
Iowa	137,460	0.7	218,877,299	0.6
Kansas	189,674	0.9	377,841,183	0.9
Kentucky	318,207	1.5	591,295,931	1.5
Louisiana	312,827	1.5	621,488,813	1.6
Maine	83,258	0.4	154,178,649	0.4
Maryland	424,479	2.0	803,160,866	2.0
Massachusetts	552,456	2.6	869,694,110	2.2
Michigan	760,741	3.6	1,480,214,698	3.7
Minnesota	362,315	1.7	564,014,975	1.4
Mississippi	145,817	0.7	295,672,745	0.7
Missouri	382,320	1.8	739,727,898	1.8
Montana	70,232	0.3	136,344,714	0.3
Nebraska	124,697	0.6	210,195,679	0.5
Nevada	166,902	0.8	407,049,066	1.0
New Hampshire	104,410	0.5	183,127,626	0.5
New Jersey	754,309	3.6	1,245,615,296	3.1
New Mexico	119,354	0.6	280,974,275	0.7
New York	1,354,284	6.5	2,358,519,895	5.9
North Carolina	469,108	2.2	977,243,143	2.4
North Dakota	47,348	0.2	79,435,507	0.2
Ohio	1,080,123	5.2	2,113,613,394	5.3
Oklahoma	271,326	1.3	548,817,989	1.4
Oregon	266,225	1.3	543,688,836	1.4
Pennsylvania	954,897	4.6	1,636,448,055	4.1
Rhode Island	80,920	0.4	135,777,760	0.3
South Carolina	223,957	1.1	451,158,481	1.1
South Dakota	51,501	0.2	94,195,880	0.2
Tennessee	342,655	1.6	702,962,248	1.8
Texas	1,541,724	7.4	3,588,829,182	9.0
Utah	132,318	0.6	275,646,290	0.7
Vermont	45,488	0.2	87,715,905	0.2
Virginia	494,193	2.4	958,719,976	2.4
Washington	431,089	2.1	941,878,986	2.4
Washington, D.C.	30,947	0.2	61,785,416	0.2
West Virginia	134,329	0.6	261,655,988	0.7
Wisconsin	369,766	1.8	575,270,193	1.4
Wyoming	38,771	0.2	78,087,034	0.2
Other U.S. territories	58,296	0.3	95,954,793	0.2

Total	20,903,294	100.0%	$40,095,838,470	100.0%

Since the largest number of cardholders – based on billing address – whose consumer revolving credit card accounts were included in the First USA Master Trust Portfolio as of June 30, 2003 were in California, Texas, New York, Florida and Ohio, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the ONEseries notes.

Composition of Master Owner Trust Receivables

As of November 29, 2002 and on certain subsequent dates, consumer revolving credit card accounts owned by Bank One were designated to have their credit card receivables included in the assets of the issuer and designated for inclusion in Asset Pool One. Each of these credit card receivables are Master Owner Trust Eligible Receivables which were owned by Bank One at the time of their inclusion in Asset Pool One.

As of June 30, 2003:

•	the accounts had an average principal receivables balance of $2,075, including accounts with a zero balance, and an average credit limit of $14,789;

•	the percentage of the aggregate total receivables balance of Master Owner Trust Receivables to the aggregate total credit limit was 14.3%; and

•	the average age of the accounts, the receivables of which are Master Owner Trust Receivables, was approximately 109 months.

The following tables summarize the Master Owner Trust Receivables by various criteria as of June 30, 2003. Because the future composition of the Master Owner Trust Receivables may change over time, these tables are not necessarily indicative of the composition of the Master Owner Trust Receivables at any future time.

Composition by Account Balance

Master Owner Trust Receivables

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Credit Balance	25,399	1.2%	$(5,056,084)	(0.1)%
No Balance	773,057	37.8	—	0.0
$0.01 to $2,000.00	694,188	33.9	409,273,103	9.5
$2,000.01 to $5,000.00	271,863	13.3	909,098,910	21.0
$5,000.01 to $10,000.00	178,697	8.7	1,260,039,969	29.1
$10,000.01 or More	104,897	5.1	1,754,624,376	40.5

Total	2,048,101	100.0%	$4,327,980,274	100.0%

Composition by Credit Limit

Master Owner Trust Receivables

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
$0.00 to $2,000.00	127,778	6.3%	$45,976,555	1.1%
$2,000.01 to $5,000.00	225,776	11.0	339,181,998	7.8
$5,000.01 to $10,000.00	573,616	28.0	715,439,610	16.5
$10,000.01 or More	1,120,931	54.7	3,227,382,111	74.6

Total	2,048,101	100.0%	$4,327,980,274	100.0%

Composition by Period of Delinquency

Master Owner Trust Receivables

Payment Status (Days Contractually Delinquent)	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Not Delinquent	1,989,195	97.1%	$4,037,513,518	93.3%
Up to 29 Days	32,486	1.6	143,680,522	3.3
30 to 59 Days	10,524	0.5	48,744,809	1.1
60 to 89 Days	5,521	0.3	31,765,179	0.8
90 or More Days	10,375	0.5	66,276,246	1.5

Total	2,048,101	100.0%	$4,327,980,274	100.0%

Composition by Account Age

Master Owner Trust Receivables

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Less than or equal to 6 Months	19,851	1.0%	$33,369,459	0.8%
Over 6 Months to 12 Months	55,165	2.7	109,995,937	2.5
Over 12 Months to 24 Months	76,305	3.7	189,222,844	4.4
Over 24 Months to 36 Months	52,433	2.5	169,499,805	3.9
Over 36 Months to 48 Months	61,162	3.0	164,765,808	3.8
Over 48 Months to 60 Months	208,400	10.2	380,458,530	8.8
Over 60 Months	1,574,785	76.9	3,280,667,891	75.8

Total	2,048,101	100.0%	$4,327,980,274	100.0%

Geographic Distribution of Accounts

Master Owner Trust Receivables

State	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Alabama	43,891	2.1%	$89,334,098	2.1%
Alaska	5,247	0.3	11,574,353	0.3
Arizona	31,387	1.5	70,078,875	1.6
Arkansas	14,064	0.7	25,336,789	0.6
California	260,784	12.7	698,292,036	16.1
Colorado	62,201	3.0	192,174,152	4.4
Connecticut	23,737	1.2	47,349,184	1.1
Delaware	4,629	0.2	9,228,072	0.2
Florida	118,990	5.8	211,077,774	4.9
Georgia	47,516	2.3	96,766,617	2.2
Hawaii	17,400	0.9	52,480,420	1.2
Idaho	8,718	0.4	20,407,959	0.5
Illinois	145,995	7.1	344,568,036	8.0
Indiana	36,618	1.8	72,364,049	1.7
Iowa	20,687	1.0	38,288,196	0.9
Kansas	18,685	0.9	34,243,228	0.8
Kentucky	18,340	0.9	33,848,218	0.8
Louisiana	125,749	6.1	256,575,819	5.9
Maine	7,841	0.4	14,564,103	0.3
Maryland	44,938	2.2	93,704,863	2.2
Massachusetts	47,405	2.3	83,865,011	1.9
Michigan	52,621	2.6	103,969,607	2.4
Minnesota	36,299	1.8	53,983,901	1.3
Mississippi	28,273	1.4	56,696,027	1.3
Missouri	33,500	1.6	62,230,657	1.4
Montana	5,661	0.3	9,962,344	0.2
Nebraska	15,257	0.8	29,621,240	0.7
Nevada	14,745	0.7	36,379,926	0.8
New Hampshire	9,803	0.5	18,931,285	0.4
New Jersey	70,103	3.4	124,240,591	2.9
New Mexico	12,509	0.6	23,713,202	0.6
New York	113,570	5.6	205,669,428	4.8
North Carolina	38,919	1.9	76,521,617	1.8
North Dakota	5,588	0.3	8,718,011	0.2
Ohio	58,658	2.9	111,094,205	2.6
Oklahoma	21,080	1.0	38,661,620	0.9
Oregon	26,096	1.3	70,610,009	1.6
Pennsylvania	71,457	3.5	124,712,222	2.9
Rhode Island	6,511	0.3	10,989,225	0.3
South Carolina	22,458	1.1	39,820,476	0.9
South Dakota	5,184	0.3	9,647,555	0.2
Tennessee	28,975	1.4	55,765,735	1.3
Texas	117,308	5.7	238,277,722	5.5
Utah	13,133	0.6	27,728,752	0.6
Vermont	4,370	0.2	9,537,384	0.2
Virginia	57,693	2.8	117,676,121	2.7
Washington	40,659	2.0	96,199,190	2.2
Washington, D.C.	5,785	0.3	14,100,591	0.3
West Virginia	8,195	0.4	14,599,205	0.3
Wisconsin	10,578	0.5	24,209,773	0.6
Wyoming	3,889	0.2	8,435,904	0.2
Other U.S. territories	4,402	0.2	9,154,897	0.2

Total	2,048,101	100.0%	$4,327,980,274	100.0%

Since the largest number of cardholders – based on billing address – whose consumer revolving credit card accounts have been included in the Master Owner Trust Receivables as of June 30, 2003 were in California, Illinois, Louisiana, Florida and Texas, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the ONEseries notes.

Luxembourg Listing And General Information

Application has been made to list the Class A(2003-7) notes on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted. You should consult with Banque de Luxembourg, the Luxembourg listing agent for the Class A(2003-7) notes, 14 Boulevard Royal, 2449 Luxembourg, Grand-Duchè de Luxembourg, phone number (352) 499242378, to determine whether or not the Class A(2003-7) notes are listed on the Luxembourg Stock Exchange.

The master owner trust will appoint a paying agent in Luxembourg for so long as the Class A(2003-7) notes are outstanding. The name and address of the paying agent in Luxembourg are set forth at the end of this prospectus supplement. If definitive Class A(2003-7) notes are issued, the Luxembourg paying agent also will act as co-transfer agent and co-registrar with respect to the definitive Class A(2003-7) notes, and transfers of the definitive Class A(2003-7) notes may be made through the facilities of such co-transfer agent. In addition, upon maturity or final payment, definitive Class A(2003-7) notes may be presented for payment at the offices of such paying agent in Luxembourg up to two years after maturity or final payment.

The indenture trustee will make available free of charge for review at the main office of the listing agent for the master owner trust in Luxembourg, Banque de Luxembourg, the information set forth in the statement described in “The Indenture—Reports” and “Where You Can Find More Information” in the accompanying prospectus.

In connection with the listing application, the Amended and Restated Articles of Association and By-laws of Bank One, as well as legal notice relating to the issuance of the Class A(2003-7) notes will be deposited before listing with the Registre de Commerce et des Sociétés de Luxembourg, where copies thereof may be obtained upon request. Once the Class A(2003-7) notes have been listed, trading of the Class A(2003-7) notes may be effected on the Luxembourg Stock Exchange. The Class A(2003-7) notes have been accepted for clearance through the facilities of DTC, Clearstream Banking, société anonyme and Euroclear. The ISIN number for the Class A(2003-7) notes is US06423RBB15. The Common Code number for the Class A(2003-7) notes is 017371762.

The transactions contemplated in this prospectus supplement and the accompanying prospectus were authorized by a consent of the Board of Directors of Bank One as of April 15, 2002.

The master owner trust has no assets other than those described in this prospectus supplement and the accompanying prospectus. Except as disclosed in this prospectus supplement and the accompanying prospectus, since June 30, 2003, there has been no material adverse change in the condition of the master owner trust or Bank One that is material to the issuance of the Class A(2003-7) notes.

Copies of the trust agreement, the indenture, the documents described under “Where You Can Find More Information” in the accompanying prospectus and the reports on the ONEseries notes referred to in “The Indenture—Reports” in the accompanying prospectus will be available at the office of the listing agent in Luxembourg. Financial information regarding Bank One is included in the consolidated audited financial statements of Bank One Corporation in Bank One Corporation’s Annual Report for the fiscal year ended December 31, 2002, which documents are also available without charge at the office of the listing agent in Luxembourg. The master owner trust does not prepare financial statements.

The indenture trustee will publish or cause to be published in a daily newspaper in Luxembourg (expected to be the Luxembourg Wort), as long as the rules of the Luxembourg Stock Exchange so require, all notices other than notices with respect to changes in interest rates. In the event that definitive notes are issued, notices to holders of the Class A(2003-7) notes will be published in a daily newspaper in Luxembourg (expected to be the Luxembourg Wort) and given by mail to the addresses of such holders as they appear in the note register.

Bank One has taken all reasonable care to ensure that the information contained in this prospectus supplement and the accompanying prospectus in relation to the master owner trust and the Class A(2003-7) notes is true and correct in all material respects and that in relation to the master owner trust and the Class A(2003-7) notes there are no facts the omission of which would make misleading any statement in this prospectus supplement or in the accompanying prospectus, whether fact or opinion. Bank One accepts responsibility accordingly. In addition, no person is authorized to give any information or to make any representation not contained in this prospectus supplement or in the accompanying prospectus and, if given or made, such information or representation must not be relied upon.

Underwriting

Subject to the terms and conditions of the underwriting agreement for the Class A(2003-7) notes, dated as of July 23, 2003, the master owner trust has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A(2003-7) notes opposite its name:

Underwriters	Principal Amount
Banc One Capital Markets, Inc.	$125,000,000
Banc of America Securities LLC	$125,000,000
Citigroup Global Markets Inc.	$125,000,000
Credit Suisse First Boston LLC	$125,000,000

Total	$500,000,000

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $500,000,000 aggregate principal amount of the Class A(2003-7) notes if any of the Class A(2003-7) notes are not purchased.

The underwriters have advised the master owner trust that the several underwriters propose initially to offer the Class A(2003-7) notes to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of 0.150% of the principal amount of the Class A(2003-7) notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of 0.075% of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Each underwriter of the Class A(2003-7) notes has represented and agreed that:

•	it has not offered or sold, and prior to the date which is six months after the date of issue of the Class A(2003-7) notes, will not offer or sell any Class A(2003-7) notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Class A(2003-7) notes in, from or otherwise involving the United Kingdom; and

•	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any Class A(2003-7) notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the master owner trust.

In connection with the sale of the Class A(2003-7) notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling the Class A(2003-7) notes sell more notes than the master owner trust actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of the Class A(2003-7) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•	syndicate covering transactions, in which members of the selling syndicate purchase the Class A(2003-7) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the Class A(2003-7) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A(2003-7) notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The master owner trust and Bank One will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The master owner trust’s obligation to indemnify the underwriters will be limited to available finance charge collections from the collateral certificate received by the master owner trust after making all required payments and required deposits under the indenture.

The master owner trust will receive proceeds of approximately $498,536,000 from the sale of the Class A(2003-7) notes. This amount represents 99.7072% of the principal amount of those notes. The master owner trust will receive this amount net of the underwriting discount of $1,250,000. The underwriting discount represents 0.250% of the principal amount of those notes. Additional offering expenses are estimated to be $490,000. The master owner trust will pay these proceeds to Bank One which will use the proceeds as described in “Use of Proceeds.”

Banc One Capital Markets, Inc. is an affiliate of Bank One. Any obligations of Banc One Capital Markets, Inc. are the sole obligations of Banc One Capital Markets, Inc. and do not create any obligations on the part of any of its affiliates.

Banc One Capital Markets, Inc. may from time to time purchase or acquire a position in the Class A(2003-7) notes and may, at its option, hold or resell the Class A(2003-7) notes. Banc One Capital Markets, Inc. expects to offer and sell previously issued Class A(2003-7) notes in the course of its business as a broker-dealer. Banc One Capital Markets, Inc. may act as a principal or agent in these transactions. This prospectus supplement and the accompanying prospectus may be used by Banc One Capital Markets, Inc. and its successors in connection with these transactions. These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

Glossary of Defined Terms

“Asset Pool One Average Principal Balance” means, with respect to Asset Pool One, (1) for any month in which no addition of consumer revolving credit card accounts, removal of consumer revolving credit card accounts or exercise of the discount option occurs, the Asset Pool One Principal Receivables at the close of business on the last day of the prior month and (2) for any month in which one or more addition of consumer revolving credit card accounts, removal of consumer revolving credit card accounts or exercising of the discount option occurs, the sum of:

•	the product of:

—	the Asset Pool One Principal Receivables as of the close of business on the last day of the prior month and

—	a fraction, (a) the numerator of which is the number of days from and including the first day of that month to but excluding the initial date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month and (b) the denominator of which is the number of days in that month; and

•	the product of:

—	the Asset Pool One Principal Receivables as of the close of business on the initial date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month, after giving effect to that addition, removal or discount, as the case may be, and

—	a fraction, (a) the numerator of which is the number of days from and including the initial date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month, as the case may be, to but excluding the next subsequent date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month or, if no next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month; and

•	for each subsequent date on which consumer revolving credit card accounts are added or removed or the discount option is exercised in that month, the product of:

—	the Asset Pool One Principal Receivables at the close of business on the date of that addition, removal or discount, after giving effect to that addition, removal or discount, as the case may be, and

—	a fraction, (a) the numerator of which is the number of days from and including the date of that addition, removal or discount, as the case may be, in that month to but excluding the next subsequent date on which consumer revolving credit card accounts are added or removed or the discount option is exercised or, if no next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month.

“Asset Pool One Collateral Certificate Principal Shortfall Payments” means amounts received on collateral certificates included in Asset Pool One in respect of remaining shortfalls in Asset Pool One Principal Collections allocated to series secured by Asset Pool One after application of Shared Excess Available Principal Collections.

“Asset Pool One Default Amount” means, for any month, the Default Amount for Asset Pool One for that month.

“Asset Pool One Finance Charge Collections” means, for any month, the amount of Finance Charge Collections for all credit card receivables and collateral certificates in Asset Pool One for that month.

“Asset Pool One Minimum Pool Balance” means, for any month, an amount generally equal to the sum of:

•	for all notes secured by Asset Pool One in their revolving period, the sum of the Nominal Liquidation Amounts of all notes secured by Asset Pool One as of the close of business on the last day of that month and

•	for all notes secured by Asset Pool One in their amortization period, the sum of the Nominal Liquidation Amounts of all notes secured by Asset Pool One as of the close of business on the last day of the most recent revolving period for each of those notes, exclusive of (1) any notes secured by Asset Pool One which will be paid in full on the payment date in the following month and (2) any notes secured by Asset Pool One which will have a Nominal Liquidation Amount of zero on the payment date in the following month.

“Asset Pool One Nominal Liquidation Amount Deficit” means, for any month, the aggregate Nominal Liquidation Amount Deficit of all series, classes and tranches of notes secured by Asset Pool One for that month.

“Asset Pool One Pool Balance” means, for any month, the sum of (1) the sum of the Invested Amounts of the collateral certificates included in Asset Pool One on the close of business on the last day of that month, plus (2) the Asset Pool One Principal Receivables as of the close of business as of the last day of that month, plus (3) the excess funding amount as of the close of business on the last day of that month.

“Asset Pool One Principal Collections” means, for any month, the amount of Principal Collections for all credit card receivables and collateral certificates included in Asset Pool One for that month minus Asset Pool One Collateral Certificate Principal Shortfall Payments for that month.

“Asset Pool One Principal Receivables” means, at any time, the principal receivables held directly in the master owner trust and designated to Asset Pool One.

“Asset Pool One Receivables Servicing Fee” means, for any month, one-twelfth of the product of (1) the Asset Pool One Receivables Servicing Fee Percentage and (2) the Asset Pool One Average Principal Balance for that month.

“Asset Pool One Receivables Servicing Fee Percentage” means, 1.50% for so long as Bank One, Delaware, National Association is the servicer, or 2.00% if Bank One, Delaware, National Association is no longer the servicer.

“Asset Pool One Reinvestment Amount” means, for any month, an amount equal to (A) the sum of (1) the Asset Pool One Principal Collections for that month, plus (2) the Asset Pool One Finance Charge Collections and similar amounts applied with respect to the Asset Pool One Default Amount and the Asset Pool One Nominal Liquidation Amount Deficit for all series of notes secured by Asset Pool One with respect to that month, plus (3) Asset Pool One Collateral Certificate Principal Shortfall Payments, plus (4) the portion of the Prefunding Excess Amount paid to the master owner trust, plus (5) dollar payments which will be received under derivative agreements with respect to principal for that month, plus (6) the aggregate amount of the accretion of principal on all discount notes secured by Asset Pool One with respect to that month paid to the master owner trust, minus (B) the sum of (1) the aggregate amount deposited in the principal funding accounts, for all series of notes secured by Asset Pool One, for that month, plus (2) the aggregate amount of Asset Pool One Principal Collections reallocated to pay the targeted interest deposit amount and a portion of the share, for all notes secured by Asset Pool One, of the Asset Pool One Servicing Fee for that month.

“Asset Pool One Required Transferor Amount” means, for any month, the product of (i) the Asset Pool One Principal Receivables as of the close of business on the last day of that month and (ii) the Asset Pool One Required Transferor Amount Percentage.

“Asset Pool One Required Transferor Amount Percentage” means 4% or such other percentage as will be designated from time to time by the servicer, but, if that other percentage is less than 4%, the servicer must have provided to the indenture trustee and the collateral agent for Asset Pool One an opinion of counsel that, for United States federal income tax purposes, (1) the change will not cause any outstanding series, class or tranche of notes issued by the master owner trust and secured by Asset Pool One that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any holder of the notes secured by Asset Pool One, and (3) the change will not cause the master owner trust to be treated as an association, or publicly traded partnership, taxable as a corporation, and written confirmation from each rating agency that has rated any outstanding notes secured by Asset Pool One that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes secured by Asset Pool One, including the ONEseries notes.

“Asset Pool One Servicing Fee” has the meaning described in “Deposit and Application of Funds in the Master Owner Trust—Servicer Compensation.”

“Asset Pool One Transferor Amount” means, for any month, an amount equal to (1) the Asset Pool One Pool Balance for that month minus (2) the aggregate Nominal Liquidation Amount of all notes secured by Asset Pool One as of the close of business on the last day of that month.

“Asset Pool One Transferor Certificate” means (1) the certificate representing the Asset Pool One Transferor Amount or (2) the uncertificated interest in Asset Pool One comprising the Asset Pool One Transferor Amount.

“Asset Pool One Transferor Percentage” means, for any month, 100% minus the sum of the Noteholder Percentages for all series of notes secured by Asset Pool One with respect to Asset Pool One Principal Collections, Asset Pool One Finance Charge Collections, the Asset Pool One Servicing Fee or the Asset Pool One Default Amount, as applicable.

“Base Rate” means, for any month, the sum of (i) the ONEseries Servicing Fee Percentage and (ii) the weighted average (based on the outstanding dollar principal amount of the related ONEseries notes) of the following:

(1)	in the case of a tranche of dollar interest-bearing ONEseries notes with no derivative agreement for interest, the rate of interest applicable to that tranche for the related accrual period;

(2)	in the case of a tranche of ONEseries discount notes, the rate of accretion (converted to an accrual rate) of that tranche for the related accrual period;

(3)	in the case of a tranche of ONEseries notes with a Performing derivative agreement for interest, the rate at which payments by the master owner trust to the applicable derivative counterparty accrue (prior to the netting of those payments, if applicable) for the related accrual period; and

(4)	in the case of a tranche of ONEseries notes with a non-Performing derivative agreement for interest, the rate specified in the related terms document.

“Class A Unused Subordinated Amount of Class B notes” means, with respect to any tranche of Class A notes of the ONEseries, for any date, an amount equal to the Class A required subordinated amount of Class B notes of the ONEseries minus the Class A Usage of Class B Required Subordinated Amount, each as of that date.

“Class A Unused Subordinated Amount of Class C notes” means, with respect to any tranche of Class A notes of the ONEseries, for any date, an amount equal to the Class A required subordinated amount of Class C notes of the ONEseries minus the Class A Usage of Class C Required Subordinated Amount, each as of that date.

“Class A Usage of Class B Required Subordinated Amount” means, with respect to any tranche of outstanding Class A notes of the ONEseries, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and, (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class A Usage of Class B Required Subordinated Amount as of the close of business on the prior First Note Transfer Date plus the sum of the amounts listed below (in each case, that amount may not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes after giving effect to the previous clauses, if any):

(1)	an amount equal to the product of a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the prior month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes of the ONEseries, as of the close of business on the last day of the prior month, and the amount of charge-offs for any uncovered ONEseries Default Amount initially allocated to Class B notes of the ONEseries which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; plus

(2)	the amount of charge-offs for any uncovered ONEseries Default Amount initially allocated to that tranche of Class A notes and then reallocated to Class B notes of the ONEseries on that First Note Transfer Date; plus

(3)	the amount of ONEseries Available Principal Collections reallocated on that First Note Transfer Date to the interest funding subaccount for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; plus

(4)	the amount of ONEseries Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; minus

(5)	the amount – which will not exceed the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes after giving effect to the amounts computed in items (1) through (4) above – equal to the sum of:

(A)	the product of:

—	a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount, prior to giving effect to the reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes of the ONEseries on that First Note Transfer Date, for that tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes of the ONEseries, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes of the ONEseries on that First Note Transfer Date, and

—	the aggregate amount of the Nominal Liquidation Amount Deficits of all tranches of Class B notes of the ONEseries which are reimbursed on that First Note Transfer Date, plus

(B)

if the aggregate Class A Usage of Class B Required Subordinated Amount, prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits for any tranches of any Class B notes of the ONEseries on that First Note Transfer Date, for all Class A notes of the ONEseries exceeds the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes of the ONEseries, prior to giving effect to any reimbursement of a Nominal

Liquidation Amount Deficit for any tranche of Class B notes of the ONEseries on that First Note Transfer Date, the product of:

—	a fraction, the numerator of which is the amount of such excess and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class C notes of the ONEseries, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes of the ONEseries on that First Note Transfer Date, times

—	the aggregate amount of the Nominal Liquidation Amount Deficits for all tranches of Class C notes of the ONEseries which are reimbursed on that First Note Transfer Date, times

—	a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes, prior to giving effect to that reimbursement, and the denominator of which is the Class A Usage of Class B Required Subordinated Amount for all tranches of Class A notes of the ONEseries, prior to giving effect to that reimbursement.

“Class A Usage of Class C Required Subordinated Amount” means, with respect to any tranche of outstanding Class A notes of the ONEseries, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts below and (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class A Usage of Class C Required Subordinated Amount as of the prior First Note Transfer Date plus the sum of the amounts listed below (in each case, that amount will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes after giving effect to the previous clauses, if any):

(1)	an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes, as of the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class C notes of the ONEseries, as of the close of business on the last day of the preceding month, times

•	the amount of charge-offs for any uncovered ONEseries Default Amount initially allocated on that First Note Transfer Date to Class C notes of the ONEseries; plus

(2)	the amount of charge-offs for any uncovered ONEseries Default Amount initially allocated to that tranche of Class A notes and then reallocated on that First Note Transfer Date to Class C notes of the ONEseries; plus

(3)	an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes of the ONEseries, as of the close of business on the last day of the preceding month, and

•	the amount of charge-offs for any uncovered ONEseries Default Amount initially allocated on that First Note Transfer Date to Class B notes of the ONEseries; plus

(4)	the amount of ONEseries Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for that tranche of Class A notes on the applicable Note Transfer Date; plus

(5)	an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes of the ONEseries, as of the close of business on the last day of the preceding month, times

•	the amount of ONEseries Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for any tranche of Class B notes of the ONEseries on the applicable Note Transfer Date; plus

(6)	the amount of ONEseries Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class A notes on that First Note Transfer Date; plus

(7)	an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes of the ONEseries, as of the close of business on the last day of the preceding month, times

•	the amount of ONEseries Available Principal Collections reallocated on that First Note Transfer Date to pay any amount to the servicer for any tranche of Class B notes of the ONEseries on that First Note Transfer Date; minus

(8)	an amount – which will not exceed the Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes after giving effect to the amounts computed in items (1) through (7) above – equal to the product of:

•	a fraction, the numerator of which is the Class A Usage of Class C Required Subordinated Amount, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes of the ONEseries on that First Note Transfer Date, for that tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits, prior to giving effect to that reimbursement, of all tranches of Class C notes of the ONEseries, times

•	the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes of the ONEseries which are reimbursed on that First Note Transfer Date.

“Class B Unused Subordinated Amount of Class C notes” means, with respect to any tranche of Class B notes of the ONEseries, for any date, an amount equal to the Class B required subordinated amount of Class C notes of the ONEseries minus the Class B Usage of Class C Required Subordinated Amount, each as of that date.

“Class B Usage of Class C Required Subordinated Amount” means, with respect to any tranche of outstanding Class B notes of the ONEseries, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and, (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class B Usage of Class C Required Subordinated Amount as of the preceding First Note Transfer Date plus the sum of the following amounts (in each case, that amount will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes after giving effect to the previous clauses, if any):

(1)	an amount equal to the product of:

•	a fraction, the numerator of which is the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class C notes of the ONEseries, as of the close of business on the last day of the preceding month, and

•	the amount of charge-offs for any uncovered ONEseries Default Amount initially allocated on that First Note Transfer Date to Class C notes of the ONEseries; plus

(2)	an amount equal to the product of:

•	a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes of the ONEseries, as of the close of business on the last day of the preceding month, and

•	the sum of (i) the amount of charge-offs for any uncovered ONEseries Default Amount initially allocated on that First Note Transfer Date to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class C Required Subordinated Amount, and (ii) the amount of charge-offs for any uncovered ONEseries Default Amount initially allocated on that First Note Transfer Date to any tranche of Class A notes of the ONEseries that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class B Required Subordinated Amount; plus

(3)	the amount of charge-offs for any uncovered ONEseries Default Amount initially allocated to that tranche of Class B notes, and then reallocated on that date to the Class C notes of the ONEseries on that First Note Transfer Date; plus

(4)	an amount equal to the product of:

•	a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes of the ONEseries, as of the close of business on the last day of the preceding month, and

•	the amount of ONEseries Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for any tranche of Class A notes of the ONEseries that has a Class A Unused Subordinated Amount of Class B notes on the applicable Note Transfer Date for that tranche of Class A notes; plus

(5)	the amount of ONEseries Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for that tranche of Class B notes on the applicable Note Transfer Date for that tranche of Class B notes; plus

(6)	an amount equal to the product of:

•	a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes of the ONEseries, as of the close of business on the last day of the preceding month, and

•	the amount of ONEseries Available Principal Collections reallocated on that First Note Transfer Date to pay any amount to the servicer for any tranche of Class A notes of the ONEseries that has a Class A Unused Subordinated Amount of Class B notes; plus

(7)	the amount of ONEseries Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class B notes on that First Note Transfer Date; minus

(8)	an amount – which will not exceed the Class B Usage of Class C Required Subordinated Amount after giving effect to the amounts computed in items (1) through (7) above – equal to the product of:

•	a fraction, the numerator of which is the Class B Usage of Class C Required Subordinated Amount, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes of the ONEseries on that First Note Transfer Date, for that tranche of Class B notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits, prior to giving effect to that reimbursement, of all tranches of Class C notes of the ONEseries; and

•	the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes of the ONEseries which are reimbursed on that First Note Transfer Date.

“Excess Spread Percentage” means, with respect to the ONEseries notes for any month, as determined on each determination date, the amount, if any, by which the Portfolio Yield for that month exceeds the Base Rate for that month.

“Monthly Interest Accrual Date” means, with respect to any outstanding class or tranche of ONEseries notes:

•	each interest payment date for that class or tranche, and

•	for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that class or tranche, or, if the next interest payment date is later than it otherwise would have been because that interest payment date would have fallen on a day that is not a Business Day, the date in that month corresponding numerically to the date on which the interest payment date would have fallen had it been a Business Day for that class or tranche; provided, however, that

—	for the month in which a class or tranche of ONEseries notes is issued, the date of issuance of that class or tranche will be the first Monthly Interest Accrual Date for that month for that class or tranche;

—	any date on which proceeds from a sale of credit card receivables or collateral certificates included in Asset Pool One following an event of default and acceleration of any class or tranche of ONEseries notes are deposited into the interest funding subaccount for that class or tranche will be a Monthly Interest Accrual Date for that class or tranche;

—	if there is no numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of that month; and

—	if the numerically corresponding date in that month is not a Business Day, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Interest Accrual Date will be the last Business Day of the earlier month.

“Monthly Principal Accrual Date” means with respect to any outstanding class or tranche of ONEseries notes:

•	for any month in which the scheduled principal payment date occurs for that class or tranche, that scheduled principal payment date, or if that day is not a Business Day, then the next following Business Day, and

•	for any month in which no scheduled principal payment date occurs for that class or tranche, the date in that month corresponding numerically to the scheduled principal payment date, or, if the scheduled principal payment date is later than it otherwise would be because the scheduled principal payment date would have fallen on a day that is not a Business Day the date in that month corresponding numerically to the date on which the scheduled principal payment date would have fallen had it been a Business Day for that class or tranche; but

—	any date on which Prefunding Excess Amounts are released from any principal funding account or applicable principal funding subaccount on or after the scheduled principal payment date for that class or tranche will be a Monthly Principal Accrual Date for that class or tranche;

—	any date on which proceeds from a sale of credit card receivables or collateral certificates included in Asset Pool One following an event of default and acceleration of that class or tranche are deposited into the principal funding account or applicable principal funding subaccount for that class or tranche will be a Monthly Principal Accrual Date for that class or tranche;

—	if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month, and

—	if the numerically corresponding date in that month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

“Nominal Liquidation Amount Deficit” means, with respect to any tranche of ONEseries notes, the Adjusted Outstanding Dollar Principal Amount of that tranche minus the Nominal Liquidation Amount of that tranche.

“Noteholder Percentage” means, for the ONEseries notes, the ONEseries Noteholder Percentage, and for any other series of notes, the meaning specified in the prospectus supplement relating to that series.

“ONEseries Available Finance Charge Collections” means, with respect to any month, the amounts to be treated as ONEseries Available Finance Charge Collections as described in “Deposit and Application of Funds in the Master Owner Trust—ONEseries Available Finance Charge Collections.”

“ONEseries Available Principal Collections” means, for any month, the sum of the Asset Pool One Principal Collections allocated to the ONEseries notes, dollar payments for principal under any derivative agreements for tranches of ONEseries notes, payments for principal under any supplemental credit enhancement agreement or supplemental liquidity agreement for tranches of ONEseries notes, any amounts of ONEseries Available Finance Charge Collections available to cover the ONEseries Default Amount or any deficits in the Nominal Liquidation Amount of the ONEseries notes, any Shared Excess Available Principal Collections allocated to the ONEseries notes and any Asset Pool One Collateral Certificate Principal Shortfall Payments allocated to the ONEseries notes.

“ONEseries Default Amount” means, for any month, an amount equal to the product of (i) the ONEseries Floating Allocation Percentage and (ii) the Asset Pool One Default Amount for that month.

“ONEseries Floating Allocation Percentage” means, for any month, a fraction,

•	the numerator of which is equal to the sum of:

the Nominal Liquidation Amounts of all classes or tranches of ONEseries notes as of the close of business on the last day of the preceding month, or with respect to the first month for any class or tranche of ONEseries notes, the initial dollar principal amount of that class or tranche, exclusive of (1) any class or tranche of ONEseries notes which have been or will be paid in full during that month and (2) any class or tranche of ONEseries notes which will have a Nominal Liquidation Amount of zero during that month, plus the aggregate amount of any increase in the Nominal Liquidation Amount of any class or tranches of ONEseries notes due to (1) the issuance of additional ONEseries notes of that class or tranche during that month or (2) the accretion of principal on tranches or classes of

ONEseries discount notes during that month or (3) the release of Prefunding Excess Amounts other than amounts that were deposited into the applicable principal funding subaccount for that class or tranche of ONEseries notes during that month, and

•	the denominator of which is equal to the greater of:

—	the sum of (1) for any collateral certificate included in Asset Pool One, the numerator used to calculate the floating allocation percentage for that collateral certificate for the related month, plus (2) the Asset Pool One Average Principal Balance for that month, plus (3) the excess funding amount for Asset Pool One following any deposit or withdrawal on the First Note Transfer Date in that month, and

—	the sum of the numerators used to calculate the Noteholder Percentages for the allocation of Asset Pool One Finance Charge Collections, the Asset Pool One Default Amount or the Asset Pool One Servicing Fee, as applicable, for all series of notes secured by Asset Pool One for that month.

“ONEseries Noteholder Percentage” means, for any month, (1) with respect to Asset Pool One Finance Charge Collections, the Asset Pool One Default Amount and the Asset Pool One Servicing Fee, the ONEseries Floating Allocation Percentage, and (2) with respect to Asset Pool One Principal Collections, the ONEseries Principal Allocation Percentage.

“ONEseries Principal Allocation Percentage” means, for any month, for the ONEseries notes, a fraction,

•	the numerator of which is equal to the sum of:

—	for any class or tranche of ONEseries notes in an amortization period with respect to that month, the sum of the Nominal Liquidation Amounts of all such classes or tranches of ONEseries notes as of the close of business on the day prior to the commencement of the most recent amortization period for that class or tranche exclusive of (1) any class or tranche of ONEseries notes which will be paid in full during that month and (2) any class or tranche of ONEseries notes which will have a Nominal Liquidation Amount of zero during that month, plus

—	for all other classes or tranches of ONEseries notes outstanding the sum of (1) the Nominal Liquidation Amount of those classes and tranches of ONEseries notes, as of the close of business on the last day of the immediately preceding month, or with respect to the first month for any class or tranche of ONEseries notes, the initial dollar principal amount of that class or tranche plus (2) the aggregate amount of any increase in the Nominal Liquidation Amount of any class or tranche due to (a) the issuance of additional ONEseries notes of that class or tranche during that month or (b) the accretion of principal on tranches and classes of ONEseries discount notes of that class or tranche during that month or (c) the release of Prefunding Excess Amounts, other than amounts that were deposited into the applicable principal funding subaccount for that class or tranche of ONEseries notes during that month, and

•	the denominator of which is equal to the greater of:

—	the sum of (1) for any collateral certificate included in Asset Pool One, the numerator used to calculate the principal allocation percentage for that collateral certificate for that month, plus (2) the Asset Pool One Average Principal Balance for that month, plus (3) the excess funding amount for Asset Pool One following any deposit or withdrawal on the First Note Transfer Date in that month and

—	the sum of the numerators used to calculate the Noteholder Percentages for the allocation of Asset Pool One Principal Collections for all series of notes secured by Asset Pool One for that month.

“ONEseries Servicing Fee” means, for any month, the product of (1) the Asset Pool One Servicing Fee for that month and (2) the ONEseries Floating Allocation Percentage for that month.

“ONEseries Servicing Fee Percentage” means, for any month, the annualized percentage equivalent of a fraction, the numerator of which is the ONEseries Servicing Fee and the denominator of which is the Nominal Liquidation Amount used in the calculation of the ONEseries Floating Allocation Percentage for that month.

“Performing” means, with respect to any derivative agreement, that no payment default or repudiation of performance by the derivative counterparty has occurred and that derivative agreement has not been terminated.

“Portfolio Yield” means, for any month, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to the sum of:

—	Asset Pool One Finance Charge Collections allocated to ONEseries notes and dollar payments received under derivative agreements in respect of ONEseries notes for interest with respect to that month; plus

—	the investment earnings, if any, on amounts on deposit in the collection account and the excess funding account allocated to ONEseries notes for that month; plus

—	the aggregate amount of interest funding subaccount earnings for all tranches of ONEseries notes for that month; plus

—	any amounts to be treated as ONEseries Available Finance Charge Collections remaining in any interest funding subaccounts after a sale of credit card receivables and/or collateral certificates included in Asset Pool One during that month, as described in “Deposit and Application of Funds in the Master Owner Trust—Sale of Assets;” minus

—	the excess, if any, of the shortfalls in the investment earnings on amounts in any principal funding subaccounts for all tranches of ONEseries notes for that month over any Segregated ONEseries Finance Charge Collections for that month available to cover those shortfalls as described in “Deposit and Application of Funds in the Master Owner Trust—Segregated ONEseries Finance Charge Collections;” minus

—	the ONEseries Default Amount for that month; and

•	the denominator of which is the numerator used in the calculation of the ONEseries Floating Allocation Percentage for that month.

“Prefunding Excess Amount” means, with respect to any tranche of senior ONEseries notes, for any date, after giving effect to all issuances, allocations, deposits and payments with respect to that date, the aggregate amount on deposit in the principal funding subaccount of that tranche that is in excess of the aggregate amount targeted to be on deposit in that principal funding subaccount as described in “Deposit and Application of Funds in the Master Owner Trust—Targeted Deposits of ONEseries Available Principal Collections to the Principal Funding Account.”

“Required Excess Spread Percentage” means 0%.

“Segregated ONEseries Finance Charge Collections” means, for any month, with respect to any tranche of ONEseries notes for which earnings on funds in the principal funding subaccount for that tranche are less than the interest payable on the portion of outstanding dollar principal amount of that tranche on deposit in the principal funding subaccount for that tranche for that month, the product of:

•	the Transferor Finance Charge Collections for that month and

•	the percentage equivalent of a fraction (1) the numerator of which is the amount of funds in the principal funding subaccount for that tranche at the close of business on the last day of that month and (2) the denominator of which is equal to the greater of

—	the aggregate amount of funds in the principal funding subaccount for all tranches of ONEseries notes for which earnings on funds in the principal funding subaccounts for those tranches are less than the interest payable on the portion of aggregate outstanding dollar principal amount of all those tranches on deposit in the principal funding subaccounts for those tranches for that month at the close of business on the last day of that month and

—	the denominator used in calculating the ONEseries Floating Allocation Percentage for that month minus the sum of the numerators used in calculating the Noteholder Percentages for the allocation of Asset Pool One Finance Charge Collections for all series, classes and tranches of notes secured by Asset Pool One for that month.

“Shared Excess Available Finance Charge Collections” means, for any month, as of the related determination date, with respect to any series of notes in Shared Excess Available Finance Charge Collections Group A, the sum of (1) the amount of ONEseries Available Finance Charge Collections with respect to that month, available after application to cover targeted deposits to the interest funding account, payment of the portion of the ONEseries Servicing Fee and application to cover any unfunded ONEseries Default Amount or any deficits in the Nominal Liquidation Amount of the ONEseries notes, targeted deposits to the Class C reserve account, if applicable, and any other payments in respect of ONEseries notes and (2) the Finance Charge Collections remaining after all required payments and deposits from all other series identified as belonging to Shared Excess Available Finance Charge Collections Group A which the applicable indenture supplements for those series specify are to be treated as “Shared Excess Available Finance Charge Collections.”

“Shared Excess Available Finance Charge Collections Group A” means the various series of notes – which will include the ONEseries notes – that have been designated as a single group for the purpose of sharing Shared Excess Available Finance Charge Collections.

“Shared Excess Available Principal Collections” means, for any month, the sum of (1) with respect to the ONEseries notes, the amount of ONEseries Available Principal Collections remaining after all required applications of those amounts described in “Deposit and Application of Funds in the Master Owner Trust—Application of ONEseries Available Principal Collections,” (2) with respect to any other series of notes secured by Asset Pool One, the Asset Pool One Principal Collections allocated to that series of notes secured by Asset Pool One remaining after all required payments and deposits that are specified to be treated as “Shared Excess Available Principal Collections” in the applicable indenture supplement, and (3) the aggregate amount on deposit in the excess funding account for Asset Pool One following any deposit or withdrawal made during that month as described in “The ONEseries Notes—Sources of Funds to Pay the ONEseries Notes—The Excess Funding Account.”

“Transferor Finance Charge Collections” means, with respect to any month, the product of:

•	the Asset Pool One Transferor Percentage and

•	the sum of (1) the Asset Pool One Finance Charge Collections for that month and (2) the investment earnings for that month on amounts on deposit in the collection account and the excess funding account established for the benefit of all notes secured by Asset Pool One.

Annex I

Other Outstanding Series, Classes and Tranches

The information provided in this Annex I is an integral part of the prospectus supplement.

ONEseries

Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class A(2002-1)	May 22, 2002	$1,000,000,000	One Month LIBOR + 0.11%	May 15, 2007	January 15, 2010
Class A(2002-2)	May 30, 2002	$1,250,000,000	4.16%	May 16, 2005	January 15, 2008
Class A(2002-3)	September 17, 2002	$500,000,000	3.59%	September 17, 2007	May 17, 2010
Class A(2002-4)	October 23, 2002	$750,000,000	2.94%	October 17, 2005	June 16, 2008
Class A(2002-5)	November 6, 2002	$850,000,000	One Month LIBOR + 0.12%	October 15, 2007	June 15, 2010
Class A(2002-6)	November 8, 2002	$500,000,000	One Month LIBOR + 0.19%	October 15, 2009	June 15, 2012
Class A(2003-1)	February 5, 2003	$1,000,000,000	One Month LIBOR + 0.12%	January 15, 2008	September 15, 2010
Class A(2003-2)	March 4, 2003	$1,500,000,000	One Month LIBOR + 0.05%	February 15, 2006	October 15, 2008
Class A(2003-3)	April 16, 2003	$1,250,000,000	One Month LIBOR + 0.11%	April 15, 2008	December 15, 2010
Class A(2003-4)	May 22, 2003	$500,000,000	One Month LIBOR + 0.25%	May 15, 2013	January 15, 2016
Class A(2003-5)	June 16, 2003	$1,000,000,000	One Month LIBOR + 0.05%	June 15, 2006	February 17, 2009
Class A(2003-6)	June 16, 2003	$1,000,000,000	One Month LIBOR + 0.11%	June 16, 2008	February 15, 2011

Class B	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class B(2002-1)	May 1, 2002	$250,000,000	One Month LIBOR + 0.38%	April 16, 2007	December 15, 2009
Class B(2002-2)	October 8, 2002	$275,000,000	One Month LIBOR + 0.34%	September 15, 2005	May 15, 2008
Class B(2002-3)	Dec. 16, 2002/ Dec. 23, 2002	$500,000,000	One Month LIBOR + 0.36%	December 15, 2005	August 15, 2008
Class B(2003-1)	April 15, 2003	$200,000,000	One Month LIBOR + 0.37%	April 15, 2008	December 15, 2010
Class B(2003-2)	July 3, 2003	$125,000,000	One Month LIBOR + 0.23%	June 15, 2006	February 17, 2009

Class C	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class C(2002-1)	May 1, 2002	$250,000,000	One Month LIBOR + 0.96%	April 16, 2007	December 15, 2009
Class C(2002-2)	October 8, 2002	$225,000,000	One Month LIBOR + 0.99%	September 15, 2005	May 15, 2008
Class C(2002-3)	December 27, 2002	$175,000,000	3.76%	December 15, 2005	August 15, 2008
Class C(2003-1)	February 6, 2003	$200,000,000	4.54%	January 15, 2008	September 15, 2010
Class C(2003-2)	May 6, 2003	$175,000,000	One Month LIBOR + 1.14%	April 15, 2008	December 15, 2010
Class C(2003-3)	June 18, 2003	$400,000,000	4.77%	June 17, 2013	February 16, 2016
Class C(2003-4)	June 18, 2003	$150,000,000	One Month LIBOR + 1.03%	June 16, 2008	February 15, 2011

A-I-1

Annex II

Outstanding First USA Master Trust Series

The information provided in this Annex II is an integral part of the prospectus supplement.

Series /Class	Issuance Date	Initial Invested Amount	Certificate Rate	Scheduled Payment Date	Termination Date
1. Series 1996-4
•Class A	August 6, 1996	$500,000,000	One Month LIBOR + .19%	August 10, 2006	April 10, 2009
•Class B	—	$45,180,000	One Month LIBOR + .37%	—	—
•Collateral Invested Amount	—	$57,230,000	—	—	—
2. Series 1996-6
•Class A	November 13, 1996	$862,650,000	One Month LIBOR + .14%	November 10, 2003	July 10, 2006
•Class B	—	$78,000,000	One Month LIBOR + .35%	—	—
•Collateral Invested Amount	—	$98,750,000	—	—	—
3. Series 1996-8
•Class A	December 11, 1996	$400,000,000	One Month LIBOR + .12%	January 12, 2004	September 11, 2006
•Class B	—	$36,200,000	One Month LIBOR + .34%	—	—
•Collateral Invested Amount	—	$45,800,000	—	—	—
4. Series 1997-1
•Class A	February 4, 1997	$750,000,000	One Month LIBOR + .10%	February 17, 2004	October 17, 2006
•Class B	—	$67,770,000	One Month LIBOR + .31%	—	—
•Collateral Invested Amount	—	$85,845,000	—	—	—
5. Series 1997-2
•Class A	May 8, 1997	$500,000,000	One Month LIBOR + .13%	May 17, 2004	January 17, 2007
•Class B	—	$45,180,000	One Month LIBOR + .33%	—	—
•Collateral Invested Amount	—	$57,230,000	—	—	—
6. Series 1997-4
•Class A	June 10, 1997	$500,000,000	One Month LIBOR + .21%	June 18, 2007	February 17, 2010
•Class B	—	$45,180,000	One Month LIBOR + .41%	—	—
•Collateral Invested Amount	—	$57,230,000	—	—	—
7. Series 1997-5
•Class A	August 7, 1997	$650,000,000	One Month LIBOR + .14%	August 17, 2004	April 17, 2007
•Class B	—	$58,735,000	One Month LIBOR + .33%	—	—
•Collateral Invested Amount	—	$74,395,000	—	—	—
8. Series 1997-7
•Class A	September 9, 1997	$500,000,000	One Month LIBOR + .098%	September 17, 2004	May 17, 2007
•Class B	—	$45,180,000	One Month LIBOR + .30%	—	—
•Collateral Invested Amount	—	$57,230,000	—	—	—
9. Series 1997-8
•Class A	September 23, 1997	$780,000,000	One Month LIBOR + .15%	September 17, 2007	March 17, 2010
•Class B	—	$70,482,000	One Month LIBOR + .36%	—	—
•Collateral Invested Amount	—	$89,278,000	—	—	—

A-II-1

Series /Class	Issuance Date	Initial Invested Amount	Certificate Rate	Scheduled Payment Date	Termination Date
10. Series 1997-9
•Class A	October 9, 1997	$500,000,000	One Month LIBOR + .06%	October 18, 2004	June 18, 2007
•Class B	—	$45,180,000	One Month LIBOR + .33%	—	—
•Collateral Invested Amount	—	$57,230,000	—	—	—
11. Series 1998-2
•Class A	May 21, 1998	$579,000,000	One Month LIBOR - .125%	June 18, 2008	February 18, 2011
•Class B	—	$52,320,000	One Month LIBOR - .125%	—	—
•Excess Collateral Amount	—	$66,272,000	—	—	—
12. Series 1998-4
•Class A	July 22, 1998	$700,000,000	One Month LIBOR + .12%	July 18, 2005	March 18, 2008
•Class B	—	$63,253,000	One Month LIBOR + .30%	—	—
•Excess Collateral Amount	—	$80,121,000	—	—	—
13. Series 1998-5
•Class A	August 27, 1998	$650,000,000	One Month LIBOR + .10%	August 18, 2003	April 18, 2006
•Class B	—	$58,735,000	One Month LIBOR + .28%	—	—
•Excess Collateral Amount	—	$74,395,000	—	—	—
14. Series 1998-6
•Class A	August 27, 1998	$800,000,000	One Month LIBOR + .16%	August 18, 2008	April 18, 2011
•Class B	—	$72,289,000	One Month LIBOR + .36%	—	—
•Excess Collateral Amount	—	$91,567,000	—	—	—
15. Series 1998-8
•Class A	September 17, 1998	$500,000,000	One Month LIBOR + .15%	September 19, 2005	May 19, 2008
•Class B	—	$45,180,000	One Month LIBOR + .41%	—	—
•Excess Collateral Amount	—	$57,230,000	—	—	—
16. Series 1998-9
•Class A	December 22, 1998	$650,000,000	5.28%	January 20, 2004	September 18, 2006
•Class B	—	$44,828,000	5.55%	—	—
•Excess Collateral Amount	—	$52,299,000	—	—	—
17. Series 1999-1
•Class A	February 24, 1999	$1,000,000,000	One Month LIBOR + .15%	February 19, 2004	October 19, 2006
•Class B	—	$90,361,000	One Month LIBOR + .40%	—	—
•Excess Collateral Amount	—	$114,458,000	—	—	—
18. Series 1999-2
•Class A	February 24, 1999	$500,000,000	One Month LIBOR + .19%	February 21, 2006	October 20, 2008
•Class B	—	$45,180,000	One Month LIBOR + .44%	—	—
•Excess Collateral Amount	—	$57,230,000	—	—	—

A-II-2

Series /Class	Issuance Date	Initial Invested Amount	Certificate Rate	Scheduled Payment Date	Termination Date
19. Series 1999-3
•Class A	May 4, 1999	$700,000,000	One Month LIBOR + .15%	April 19, 2004	December 19, 2006
•Class B	—	$54,167,000	One Month LIBOR + .36%	—	—
•Excess Collateral Amount	—	$79,167,000	—	—	—
20. Series 1999-A	June 28, 1999	$450,000,000	Commercial Paper Index	August 19, 2005	April 21, 2008
21. Series 2001-1
•Class A	January 30, 2001	$750,000,000	One Month LIBOR + .15%	January 19, 2006	September 19, 2008
•Class B	—	$58,036,000	One Month LIBOR + .45%	—	—
•Excess Collateral Amount	—	$84,822,000	—	—	—
22. Series 2001-2
•Class A	March 19, 2001	$1,250,000,000	One Month LIBOR + .09%	March 19, 2004	November 20, 2006
•Class B	—	$96,727,000	One Month LIBOR + .36%	—	—
•Excess Collateral Amount	—	$141,370,000	—	—	—
23. Series 2001-3
•Class A	March 29, 2001	$630,000,000	One Month LIBOR + .14%	March 20, 2006	November 19, 2008
•Class B	—	$48,750,000	One Month LIBOR + .41%	—	—
•Excess Collateral Amount	—	$71,250,000	—	—	—
24. Series 2001-4
•Class A	May 16, 2001	$600,000,000	One Month LIBOR + .14%	May 10, 2006	January 12, 2009
•Class B	—	$46,428,000	One Month LIBOR + .40%	—	—
• Collateral Invested Amount	—	$67,858,000		—	—
25. Series 2002-CC	May 1, 2002	$3,000,000,000

A-II-3

You should consider the discussion in “Risk Factors” beginning on page 12 of this prospectus before you purchase any notes.

Bank One Issuance Trust is the issuer of the notes. The notes are obligations of the issuer only and are not obligations of any other person. Each tranche of notes is secured by only some of the assets of the issuer. Noteholders will have no recourse to any other assets of the issuer for the payment of the notes.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Prospectus Dated July 23, 2003

Bank One Issuance Trust

Issuer

Bank One, Delaware, National Association

(formerly known as First USA Bank, National Association)

Originator, Administrator and Servicer of the Issuer

The issuer—

•	may periodically issue notes in one or more series, classes or tranches;

•	will own—

—	one or more collateral certificates, each representing an undivided interest in a credit card master trust or other securitization special purpose entity, whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates; and

—	credit card receivables that arise in consumer revolving credit card accounts owned by Bank One or by one of its affiliates; and

•	may own—

—	other property described in this prospectus and in the accompanying prospectus supplement.

The notes—

•	will be secured by the issuer’s assets and will be paid only from proceeds of the issuer’s assets;

•	offered with this prospectus and accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency; and

•	will be issued as part of a designated series and class and may be issued as part of a designated tranche within a class.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus is truthful, accurate or complete.  Any representation to the contrary is a criminal offense.

Important Notice about Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the notes in two separate documents that progressively provide more detail:    (1) this prospectus, which provides general information, some of which may not apply to a particular series, class or tranche of notes, including your notes, and (2) the accompanying prospectus supplement, which will describe the specific terms of your notes, including:

•	the timing of interest and principal payments;

•	financial and other information about the master owner trust’s assets;

•	information about enhancement for each series, class or tranche of notes;

•	the ratings for each series, class or tranche of notes; and

•	the method for selling the notes.

This prospectus may be used to offer and sell any series, class or tranche of notes only if accompanied by the prospectus supplement for that series, class or tranche of notes.

If the terms of a particular series, class or tranche of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

v

Prospectus Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus and any supplement to this prospectus before you purchase any notes. The accompanying supplement to this prospectus may supplement disclosure in this prospectus.

The Master Owner Trust

Bank One Issuance Trust, a Delaware statutory trust, is the issuer of the notes and is also referred to in this prospectus as the “master owner trust.” The address of the master owner trust is Bank One Issuance Trust, c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600. Its telephone number is (302) 651-1000.

The Originator and Servicer

Bank One, Delaware, National Association is the originator of the master owner trust and is referred to in this prospectus as “Bank One.” Prior to September 30, 2002, Bank One was known as First USA Bank, National Association. Bank One will be the servicer of all credit card receivables transferred to the master owner trust and will provide all administrative services on behalf of the master owner trust.

Bank One is also the originator of and the servicer for the First USA Credit Card Master Trust. Bank One is responsible for servicing, managing and making collections on the credit card receivables in the First USA Credit Card Master Trust.

Bank One is also the originator of and the servicer for other credit card master trusts and may become the originator of and the servicer for other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates and that may issue collateral certificates to be held by the master owner trust.

Indenture Trustee and Collateral Agent

Wells Fargo Bank Minnesota, National Association is the indenture trustee under the indenture and the collateral agent under the asset pool one supplement for the series, classes and tranches of notes secured by asset pool one.

Assets of the Master Owner Trust

The master owner trust’s assets will consist of credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates and one or more collateral certificates. Each collateral certificate represents an undivided interest in a credit card master trust or other securitization special purpose entity, whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates.

As of the initial issuance date, the master owner trust owned a collateral certificate, referred to in this prospectus as the “First USA Credit Card Master Trust collateral certificate,” issued by the First USA Credit Card Master Trust. For a description of the First USA Credit Card Master Trust collateral certificate, see “Sources of Funds to Pay the Notes—The First USA Collateral Certificate.” For a description of the First USA Credit Card Master Trust, see “The First USA Master Trust.”

As of November 29, 2002 and on certain subsequent dates, consumer revolving credit card accounts owned by Bank One were designated to have their credit card receivables transferred to the master owner trust. For a description of Bank One’s consumer revolving credit card accounts, see “Bank One’s Credit Card Activities.”

Each collateral certificate and credit card receivable transferred to the master owner trust will be designated by the master owner trust for inclusion in a specific asset pool. Payment of principal of and interest on each series, class or tranche of notes will be secured primarily by the assets included in a particular asset pool. As of the date of this prospectus, the only asset pool is asset pool one; however, additional asset pools may be created in the future. The First USA Credit Card Master Trust collateral certificate and all of the credit card receivables in the master owner trust are included in asset pool one.

The composition of an asset pool – including asset pool one – will likely change over time due to:

•	the master owner trust’s ability to increase and decrease the size of an existing collateral certificate included in that asset pool, such as the First USA Credit Card Master Trust collateral certificate.

•	the master owner trust’s ability to designate additional collateral certificates for inclusion in that asset pool. See “Sources of Funds to Pay the Notes”;

•	the master owner trust’s ability to designate additional consumer revolving credit card accounts to have their credit card receivables included in that asset pool; and

•	changes in the composition of the credit card receivables in the credit card master trusts or in that asset pool, as applicable, as new credit card receivables are created, existing credit card receivables are paid off or charged-off, additional consumer revolving credit card accounts are designated to have their credit card receivables included in that asset pool and consumer revolving credit card accounts are designated to have their credit card receivables removed from those master trusts or that asset pool.

See “Sources of Funds to Pay the Notes—Addition of Assets,” “—Reinvestment in Collateral” and “—Increases in the Invested Amount of an Existing Collateral Certificate.”

In addition, the occurrence of a pay out event with respect to a collateral certificate will result in an early amortization of that collateral certificate. The payments made upon the occurrence of a pay out event for a collateral certificate may be reinvested in another collateral certificate included in that asset pool or directly in credit card receivables included in that asset pool or paid to noteholders whose notes are secured by that asset pool, to Bank One as holder of the transferor certificate for that asset pool or deposited in the excess funding account for that asset pool. See “The First USA Master Trust—First USA Master Trust Pay Out Events.”

Securities Offered

The master owner trust is offering notes. The notes will be issued pursuant to an indenture between the master owner trust, as issuer, and Wells Fargo Bank Minnesota, National Association, as indenture trustee, an asset pool supplement for each asset pool, and an indenture supplement for each series between the master owner trust, as issuer, and Wells Fargo Bank Minnesota, National Association, as indenture trustee and collateral agent.

Series, Classes and Tranches of Notes

The prospectus supplement for a particular issuance of notes will designate the series that those notes are a part of and will designate the asset pool securing that series. Each series of notes is entitled to its allocable share of the master owner trust’s assets included in that asset pool. It is expected that most series of notes will consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and funding of the default amount allocated to the related series of notes. For example, subordinated notes provide credit enhancement for more senior notes of that series.

Some series of notes will be multiple tranche series, meaning that they will have classes of notes consisting of multiple tranches of notes.

Tranches of notes within a class of notes of a multiple tranche series may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other varying characteristics as described, if applicable, in the accompanying prospectus supplement.

In a multiple tranche series, the scheduled principal payment dates and the legal maturity dates of the tranches of senior and subordinated notes of that series will likely be different. As such, certain tranches of subordinated notes may have scheduled principal payment dates and legal maturity dates earlier than some or all of the tranches of senior notes of that series. However, tranches of subordinated notes will not be repaid before their legal maturity dates unless, after payment of those tranches of subordinated notes, the remaining tranches of subordinated notes provide the required enhancement for the senior notes. In addition, tranches of senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subordinated amount for those tranches of senior notes. See “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

Some series of notes may not be multiple tranche series. For those series, each class will consist of a single tranche and each class will generally be issued on the same date. The scheduled principal payment dates and legal maturity dates of the subordinated notes of that series will either be the same as or later than those of the senior notes of that series.

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

The nominal liquidation amount of a class or tranche of notes corresponds to the amount of assets in the related asset pool that secures the obligation of that class or tranche of notes. The amount of the remaining assets in the asset pool that is not securing any class or tranche of notes is called the “transferor amount.”

Transferor Amount

The transferor amount for each asset pool will initially be held by Bank One or an affiliate. The transferor amount may be held in either a certificated form represented by a transferor certificate or in an uncertificated form. The transferor amount represents the amount of assets included in an asset pool not securing any series, class or tranche of notes. Increases and decreases in the principal amount of the assets included in an asset pool without a corresponding increase or decrease in the nominal liquidation amount of any notes secured by that asset pool will result in an increase or decrease in the transferor amount for that asset pool. If there are credit card receivables included in an asset pool, the transferor amount will fluctuate to reflect changes in the amount of principal receivables included in that asset pool. The transferor amount for an asset pool will generally decrease as a result of the issuance of a new series, class or tranche of notes by the master owner trust that are to be secured by that asset pool. The transferor amount for an asset pool will generally increase if there are reductions in the nominal liquidation amount of any series, class or tranche of notes secured by that asset pool due to payments of principal on those notes or a deposit to the principal funding account with respect to those notes.

Each asset pool will have a required transferor amount. For any month, the required transferor amount for an asset pool will generally equal a designated percentage of the amount of principal receivables included in that asset pool as of the close of business on the last day of that month. See “Sources of Funds to Pay the Notes—Transferor Amount.”

If, for any month, the transferor amount for an asset pool is less than the required transferor amount for that asset pool, Bank One will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate additional collateral certificates or credit card receivables for inclusion in that asset pool or Bank One will be required to increase the invested amount of an existing collateral certificate included in that asset pool as described in “Sources of Funds to Pay the Notes—Addition of Assets,” “—Reinvestment in Collateral” and “—Increases in the Invested Amount of an Existing Collateral Certificate.”

If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in an asset pool when required to do so or Bank One fails to increase the invested amount of an existing collateral certificate included in that asset pool when required to do so, an early amortization event will occur with respect to the notes secured by that asset pool. See “Sources of Funds to Pay the Notes—Transferor Amount” and “The Indenture—Early Amortization Events.”

Minimum Pool Balance

The pool balance for an asset pool comprises (1) the aggregate invested amount of the collateral certificates included in that asset pool plus (2) the amount of principal receivables included in that asset pool plus (3) the amount on deposit in the excess funding account for that asset pool.

Each asset pool, including asset pool one, will have a minimum pool balance requirement.

For any month, the minimum pool balance for an asset pool will generally be an amount equal to the sum of (1) for all notes secured by that asset pool in their revolving period, the sum of the nominal liquidation amounts of all those notes as of the close of business on the last day of that month and (2) for all notes secured by that asset pool in their amortization period, the sum of the nominal liquidation amounts of all those notes as of the close of business on the last day of the most recent revolving period for those notes, excluding any notes secured by that asset pool which will be paid in full on the applicable payment date for those notes in the following month and any notes secured by that asset pool that will have a nominal liquidation amount of zero on the applicable payment date for those notes in the following month.

If, for any month, the pool balance for an asset pool is less than the minimum pool balance for that asset pool, Bank One will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate additional collateral certificates or credit card receivables for inclusion in that asset pool or Bank One will be required to increase the invested amount of an existing collateral certificate included in that asset pool as described in “Sources of Funds to Pay the Notes—Addition of Assets,” “—Reinvestment in Collateral” and “—Increases in the Invested Amount of an Existing Collateral Certificate.”

If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in an asset pool when required to do so or Bank One fails to increase the invested amount of an existing collateral certificate included in that asset pool when required to do so, an early amortization event will occur with respect to the notes secured by that asset pool. See “Sources of Funds to Pay the Notes—Minimum Pool Balance” and “The Indenture—Early Amortization Events.”

Risk Factors

Investment in the notes involves risks. You should consider carefully the risk factors beginning on page 12 in this prospectus and any risk factors disclosed in the accompanying prospectus supplement.

Interest Payments

Each series, class or tranche of notes, other than a series, class or tranche of discount notes, will bear interest from the date of issuance at the rate described or as determined in the accompanying prospectus supplement. Interest on each series, class or tranche of notes will be paid on the interest payment dates specified in the accompanying prospectus supplement.

Principal Payments

Unless otherwise specified in the accompanying prospectus supplement, the master owner trust expects to pay the stated principal amount of each series, class or tranche in one payment on that series, class or tranche of notes’ scheduled principal payment date. The legal maturity date is the date on which a series, class or tranche of notes is legally required to be fully paid in accordance with its terms. The scheduled principal payment date and legal maturity date for a series, class or tranche of notes will be specified in the accompanying prospectus supplement.

A series, class or tranche of notes may also be paid before its scheduled principal payment date (1) if an early amortization event occurs with respect to that series, class or tranche of notes or (2) upon an event of default and acceleration or (3) upon an optional redemption with respect to that series, class or tranche of notes.

The master owner trust is obligated to pay the stated principal amount of a series, class or tranche of notes on its scheduled principal payment date or upon the occurrence of an early amortization event or event of default and acceleration or upon an optional redemption only to the extent that funds are available for that purpose. Additionally, in the case of tranches of subordinated notes of a multiple tranche series, these payments will be made only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. The remedies a noteholder may exercise following an event of default and acceleration or on the legal maturity date are described in “The Indenture—Events of Default Remedies” and “Sources of Funds to Pay the Notes—Sale of Assets.”

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

•	Stated Principal Amount. The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holders of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

•	Outstanding Dollar Principal Amount. For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that series, class or tranche, as described in the applicable prospectus supplement, less principal payments made to the holders of notes of that series, class or tranche. For a series, class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that series, class or tranche, as described in the applicable prospectus supplement, less dollar payments made to derivative counterparties or, in the event the derivative agreement is nonperforming, less dollar payments converted to make payments to holders of that series, class or tranche, each with respect to principal for that series, class or tranche. For a series, class or tranche of discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the applicable prospectus supplement. The outstanding dollar principal amount of a series, class or tranche of discount notes will increase over time as principal accretes on that series, class or tranche. The outstanding dollar principal amount of any series, class or tranche of notes will decrease as a result of each payment of principal on that series, class or tranche.

In addition, a series, class or tranche of notes may have an adjusted outstanding dollar principal amount. The adjusted outstanding dollar principal amount is the same as the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that series, class or tranche.

•	Nominal Liquidation Amount. The nominal liquidation amount of a class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount of that class or tranche at issuance, but after deducting:

–	that class’s or tranche’s share of charge-offs resulting from any uncovered default amount allocated to that class or tranche of notes;

–	that class’s or tranche’s share of reallocations of principal collections used to pay interest on senior notes or the portion of the servicing fee allocable to the senior notes of that series; and

–	the amount on deposit in the principal funding subaccount for that class or tranche;

and adding back all reimbursements, from finance charge collections allocated to the related series of notes, to cover reductions in that class’s or tranche’s nominal liquidation amount due to:

–	that class’s or tranche’s share of charge-offs resulting from any uncovered default amount allocated to that class or tranche; or

–	that class’s or tranche’s reallocations of principal collections used to pay interest on senior notes or the portion of the servicing fee allocable to senior notes of that series.

The nominal liquidation amount of a class or tranche of notes will also be increased if additional notes of that class or tranche are issued after the initial issuance of notes of that class or tranche or if amounts on deposit in the principal funding subaccount for that class or tranche are deposited in the principal funding subaccount for another class or tranche of notes or paid to the master owner trust.

Upon a sale of assets held by the master owner trust or any related master trust (1) following an event of default and acceleration for a class or tranche of notes or (2) on a class or tranche of notes’ legal maturity date, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” the nominal liquidation amount of that class or tranche will be reduced to zero.

The nominal liquidation amount of a series of notes is equal to the sum of the nominal liquidation amounts of all the classes or tranches of notes of that series.

For a detailed discussion of the stated principal amount, outstanding dollar principal amount and nominal liquidation amount for a class or tranche of notes, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

Subordination

Unless otherwise specified in the accompanying prospectus supplement, the payment of principal of and interest on subordinated notes will be subordinated to the payment of principal of and interest on senior notes.

Unless otherwise specified in the accompanying prospectus supplement, principal collections allocated to subordinated notes of a series may be reallocated to pay interest on senior notes of that series or the portion of the servicing fee allocable to senior notes of that series. These reallocations will reduce the nominal liquidation amount of the subordinated notes of that series. In addition, the nominal liquidation amount of the subordinated notes of a series will generally be reduced for charge-offs resulting from any uncovered default amount allocated to that series prior to any reductions in the nominal liquidation amount of the senior notes of that series. In a multiple tranche series, charge-offs resulting from any uncovered default amount allocated to the series will initially be allocated to each tranche pro rata based upon that tranche’s nominal liquidation amount. These charge-offs will then be reallocated from tranches of senior notes to tranches of subordinated notes to the extent credit enhancement in the form of subordination is still available to those tranches of senior notes.

In addition, principal collections allocated to a series of notes will first be used to fund targeted deposits to the principal funding subaccounts of senior notes of that series before being applied to the principal funding subaccounts of subordinated notes of that series.

In a multiple tranche series, a tranche of subordinated notes that reaches its scheduled principal payment date, or that has an early amortization event, event of default and acceleration, or an optional redemption, will not be paid to the extent that that tranche is necessary to provide the required subordination for tranches of senior notes of that series. If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes of that series, prefunding of the principal funding subaccounts for tranches of senior notes of that series will begin as described in the accompanying prospectus supplement. After that time, that tranche of subordinated notes will be paid only to the extent that:

•	the principal funding subaccounts for the tranches of senior notes of that series are prefunded in an amount such that none of the tranches of subordinated notes that have reached their scheduled principal payment date are necessary to provide the required subordination; or

•	new tranches of subordinated notes of that series are issued so that the tranches of subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination; or

•	enough tranches of senior notes of that series are repaid so that the tranches of subordinated notes of that series that have reached their scheduled principal payment date are no longer necessary to provide the required subordination; or

•	the tranches of subordinated notes reach their legal maturity date.

On the legal maturity date of a tranche of notes, principal collections, if any, allocated to that tranche and proceeds from any sale of collateral certificates or credit card receivables included in the asset pool securing that tranche of notes will be paid to the noteholders of that tranche, even if that payment would reduce the amount of available subordination below the required subordination for the senior notes of that series.

Limit on Repayment of All Notes

You may not receive full repayment of your notes if:

•	the nominal liquidation amount of your notes has been reduced by charge-offs due to any uncovered default amount or as a result of reallocations of principal collections to pay interest on senior notes or the portion of the servicing fee allocable to those senior notes, and those amounts have not been reimbursed from finance charge collections allocated to your series of notes; or

•	collateral certificates or credit card receivables included in the asset pool securing your notes are sold (1) following an event of default and acceleration or (2) on the legal maturity date and the proceeds from the sale of those assets, plus any funds on deposit in the applicable subaccounts allocated to your notes, and any other amounts available to your notes, are insufficient to provide full repayment of your notes.

Redemption and Early Amortization of Notes

If so specified in the accompanying prospectus supplement, under certain circumstances Bank One as the servicer of the master owner trust may redeem the notes of any series, class or tranche before the applicable scheduled principal payment date. The accompanying prospectus supplement will indicate who will have that right to redeem the notes as well as the terms of that redemption.

In addition, the master owner trust is required to repay any note upon the occurrence of an early amortization event with respect to that note, but only to the extent funds are available for repayment after giving effect to all allocations and reallocations and, in the case of tranches of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of that series.

Early amortization events include the following:

•	the occurrence of an event of default and acceleration of the notes of a series, class or tranche;

•	the occurrence of a note’s scheduled principal payment date if that note is not fully repaid on that date;

•	the master owner trust becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	the insolvency, conservatorship or receivership of Bank One; or

•	any additional early amortization events specified in the accompanying prospectus supplement.

Events of Default

The documents that govern the terms and conditions of the notes include a list of adverse events known as “events of default.” Some events of default result in an automatic acceleration of the affected series, class or tranche of notes, and others result in the right of the noteholders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche.

Events of default include the following:

•	the master owner trust’s failure, for a period of 35 days, to pay interest on any series, class or tranche of notes when that interest becomes due and payable;

•	the master owner trust’s failure to pay the stated principal amount of any series, class or tranche of notes on the applicable legal maturity date for that series, class or tranche;

•	the master owner trust’s default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of 90 days after either the indenture trustee or the holders of at least 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series, class or tranche has provided written notice requesting the remedy of that breach, if, as a result of that default, the interests of those noteholders are materially and adversely affected and continue to be materially and adversely affected during that 90-day period;

•	the occurrence of certain events of bankruptcy or insolvency of the master owner trust; and

•	with respect to any series, class or tranche of notes, any additional events of default specified in the accompanying prospectus supplement.

An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

It is not an event of default if the master owner trust fails to redeem a series, class or tranche of notes because it does not have sufficient funds available or if payment of principal of a class or tranche of subordinated notes is delayed because that class or tranche is necessary to provide required subordination for senior notes.

Events of Default Remedies

After an event of default and acceleration of a series, class or tranche of notes, funds on deposit in the applicable master owner trust bank accounts for the affected notes will be applied to pay principal of and interest on those notes. Then, in each following month, available principal collections and available finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the legal maturity date of those notes. However, subordinated notes of a multiple tranche series will receive payment of principal prior to their legal maturity date only if, and to the extent that, funds are available for that payment and, after giving effect to that payment, the required subordination will be maintained for senior notes of that series.

If an event of default of a series, class or tranche of notes occurs and that series, class or tranche is accelerated, the indenture trustee may, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the affected series, class or tranche will, direct the collateral agent for the asset pool securing that series, class or tranche to sell assets included in that asset pool. However, this sale of assets may occur only if:

•	the conditions specified in the accompanying prospectus supplement are satisfied and, for tranches of subordinated notes of a multiple tranche series, only to the extent that payments are permitted by the subordination provisions of the senior notes of that series; or

•	the legal maturity date of the affected series, class or tranche of notes has occurred.

The holders of the accelerated series, class or tranche of notes will be paid their allocable share of the proceeds of a sale of these assets and amounts previously deposited in bank accounts for each series, class or tranche of accelerated notes. Upon the sale of those assets and payment of the proceeds from the sale, the nominal liquidation amount of the accelerated series, class or tranche of notes will be reduced to zero. See “Sources of Funds to Pay the Notes—Sale of Assets.”

Sources of Funds to Pay the Notes

The master owner trust will establish one or more asset pools. The assets designated for inclusion in each asset pool may include (1) one or more collateral certificates representing undivided interests in credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Bank One, (2) credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates, (3) derivative agreements, (4) supplemental credit enhancement agreements and supplemental liquidity agreements and (5) all rights in bank accounts established for that asset pool.

Asset pool one will have the following sources of funds to pay principal of and interest on the series, classes and tranches of notes secured by asset pool one:

•

The First USA Credit Card Master Trust Collateral Certificate.    The First USA Credit Card Master Trust collateral certificate is an investor certificate issued by the First USA Credit Card Master Trust to the master owner trust. It represents an undivided interest in the assets of the First USA Credit Card Master Trust. Both collections of principal receivables and finance charge receivables will be allocated among holders of interests in the First USA Credit Card Master Trust – including the First

USA Credit Card Master Trust collateral certificate – based generally on the investment in principal receivables of each interest in the First USA Credit Card Master Trust.

The First USA collateral certificate will receive an investment grade rating from at least one nationally recognized rating agency. See “Sources of Funds to Pay the Notes—The First USA Collateral Certificate,” “Bank One’s Credit Card Activities” and “The First USA Master Trust.”

•	Credit Card Receivables. The credit card receivables arising in consumer revolving credit card accounts owned by Bank One and that are transferred by Bank One to the master owner trust and designated for inclusion in asset pool one.

•	Master Owner Trust Bank Accounts. The master owner trust has established a collection account for the purpose of receiving collections under the First USA Credit Card Master Trust collateral certificate and collections under any other assets included in asset pool one, including additional collateral certificates that may be transferred to the master owner trust and designated for inclusion in asset pool one at a later date or collections on credit card receivables that may be held directly by the master owner trust and designated for inclusion in asset pool one.

The master owner trust has also established an excess funding account for asset pool one for the purpose of depositing principal collections allocated to asset pool one that would otherwise be paid to Bank One, as transferor, at a time when (1) the asset pool one transferor amount is, or as a result of a payment would become, less than the asset pool one required transferor amount or (2) the asset pool one pool balance is, or as a result of a payment would become, less than the asset pool one minimum pool balance.

If so specified in the accompanying prospectus supplement, the master owner trust may establish additional bank accounts, called “supplemental accounts,” for any series, class or tranche of notes secured by asset pool one.

Asset pool one may also have the following additional sources of funds to pay principal of and interest on the series, classes and tranches of notes secured by asset pool one:

•	Additional collateral certificates. Bank One or an affiliate may transfer to the master owner trust, at a later date, additional collateral certificates representing undivided interests in credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates, and the master owner trust may designate any of those additional collateral certificates for inclusion in asset pool one. These transfers and designations will occur without noteholder review or approval.

•	Additional Credit Card Receivables. Bank One or an affiliate may also transfer additional credit card receivables that arise in consumer revolving credit card accounts owned by Bank One or by one of its affiliates to the master owner trust and the master owner trust may designate those credit card receivables for inclusion in asset pool one. These transfers and designations will occur without noteholder review or approval.

•	Derivative Agreements. Some notes secured by asset pool one may have the benefit of one or more derivative agreements, including interest rate or currency swaps, or other similar agreements with various counterparties. Bank One or any of its affiliates may be counterparties to a derivative agreement. A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the accompanying prospectus supplement.

•

Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements.    Some notes secured by asset pool one may have the benefit of one or more additional forms of credit enhancement, referred to in this prospectus and the accompanying prospectus supplement as “supplemental credit enhancement agreements,” such as a letter of credit or surety bond or other similar arrangement with various credit enhancement providers. In addition, some notes secured by asset pool one may have the benefit of one or more forms of supplemental liquidity agreements–such as a liquidity facility or other similar arrangements with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or any supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the accompanying prospectus supplement. Bank One or any of its affiliates may be the provider of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Security for the Notes

Each series, class or tranche of notes is secured by a security interest in the collateral certificates, credit card receivables, master owner trust bank accounts and other assets included in the asset pool securing that series, class or tranche of notes, but each series, class or tranche of notes is entitled only to the benefits of that portion of the assets included in that asset pool that are allocated to it under the indenture, the applicable asset pool supplement, the applicable indenture supplement and the applicable terms document.

Each series, class or tranche of notes is also secured by a security interest in any derivative agreement, any supplemental credit enhancement agreement or any supplemental liquidity agreement for that series, class or tranche.

Limited Recourse to the Master Owner Trust

The sole source of payment for principal of or interest on a series, class or tranche of notes is provided by:

•	the portion of collections of principal receivables and finance charge receivables received by the master owner trust under the collateral certificates and credit card receivables included in the asset pool securing that series, class or tranche of notes and available to that series, class or tranche of notes after giving effect to any reallocations, payments and deposits;

•	funds in the applicable master owner trust bank accounts for that series, class or tranche of notes;

•	payments received under any applicable derivative agreement for that series, class or tranche of notes; and

•	payments received under any applicable supplemental credit enhancement agreement or any supplemental liquidity agreement for that series, class or tranche of notes.

A noteholder will generally have no recourse to any other assets of the master owner trust, including any assets included in another asset pool, or any other person or entity for the payment of principal of or interest on that noteholder’s series, class or tranche of notes.

If there is a sale of assets included in an asset pool (1) following an event of default and acceleration, or (2) on the applicable legal maturity date, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” following that sale the affected noteholders generally will have recourse only to their share of the proceeds of that sale, investment earnings on the proceeds of that sale and any funds previously deposited in any applicable master owner trust bank account for those noteholders.

Registration, Clearance and Settlement

The notes offered by this prospectus and the accompanying prospectus supplement will be registered in the name of The Depository Trust Company or its nominee, and purchasers of those notes will not be entitled to receive physical delivery of those notes in definitive paper form except under limited circumstances. Owners of those notes may elect to hold their notes through The Depository Trust Company in the United States or through Clearstream Banking, société anonyme, or the Euroclear system in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “The Notes—Book-Entry Notes.”

ERISA Eligibility

Pension plans and other investors subject to the Employee Retirement Income Security Act of 1974, as amended, referred to in this prospectus and the accompanying prospectus supplement as “ERISA,” may acquire notes of every series, class or tranche offered pursuant to this prospectus and the accompanying prospectus supplement, subject to specified conditions. The acquisition and holding of the notes could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the notes, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, see “ERISA Considerations” in this prospectus.

Tax Status

Subject to important considerations described under “Federal Income Tax Consequences,” Skadden, Arps, Slate, Meagher & Flom LLP, as special tax counsel to the master owner trust, will render its opinion, in connection with each issuance of a series, class or tranche of notes by this prospectus, that, for United States federal income tax purposes (1) the notes of that series, class or tranche will be treated as indebtedness and (2) the master owner trust will not be and the issuance will not cause any credit card master trust to be classified as an association or a publicly traded partnership taxable as a corporation.

In addition, noteholders will agree, by acquiring notes of any series, class or tranche, to treat those notes as debt for federal, state and local income and franchise tax purposes.

Denominations

The notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes will be the last day of the month before the related interest payment date or principal payment date, as applicable.

Risk Factors

The risk factors disclosed in this section of the prospectus and in the accompanying prospectus supplement describe the principal risk factors of an investment in the notes.

Some liens may be given priority over your notes which could cause your receipt of payments to be delayed or reduced.

Bank One treats the transfer of credit card receivables to its credit card master trusts, and will treat the transfer of credit card receivables to the master owner trust and the transfer of collateral certificates to the master owner trust, as sales for accounting purposes. However, a court could conclude that Bank One still owns the credit card receivables or the collateral certificates subject to a security interest in favor of the credit card master trusts or the master owner trust, as applicable, in the credit card receivables or in favor of the master owner trust in the collateral certificates. Bank One has taken steps to give each master trust trustee and will take steps to give the collateral agent, on behalf of the noteholders whose notes are secured by the applicable asset pool, a “first priority perfected security interest” in the credit card receivables and the collateral certificates, as applicable, in the event a court concludes Bank One still owns the credit card receivables or collateral certificates.

If a court concludes that the transfer of a collateral certificate to the master owner trust is only a grant by Bank One of a security interest in that collateral certificate or that the transfer to a credit card master trust or the master owner trust of credit card receivables is only a grant by Bank One of a security interest in the credit card receivables, then a tax or government lien, or other lien, imposed under applicable state or federal law without the consent of Bank One on Bank One’s property arising before a collateral certificate is issued or new credit card receivables come into existence may be senior to the master owner trust’s interest in that collateral certificate or a particular credit card master trust’s or the master owner trust’s interest in those credit card receivables. Also, if Bank One becomes insolvent or the Federal Deposit Insurance Corporation is appointed conservator or receiver of Bank One, the FDIC’s administrative expenses might be paid from collections on the credit card receivables or the collateral certificates before the credit card master trusts or the master owner trust received any payments. If insolvency proceedings are commenced by or against Bank One, as servicer of the credit card receivables, or if certain time periods elapse, the credit card master trusts and the master owner trust may not have a first priority perfected security interest in collections commingled and used for the benefit of Bank One, as servicer. If these events occur, payments to you could be delayed or reduced. See “Material Legal Aspects of the Credit Card Receivables—Transfer of Credit Card Receivables” and “The First USA Master Trust—First USA Master Trust Representations and Warranties.”

If a conservator or receiver is appointed for Bank One, delays or reductions in payment of your notes could occur.

Bank One is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If Bank One becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations, or if other similar circumstances occur, the Comptroller of the Currency is authorized to appoint the FDIC as conservator or receiver. If the FDIC is appointed as conservator or receiver for Bank One, payments of principal and interest on any series, class or tranche of notes could be delayed or reduced.

The FDIC, as conservator or receiver, is authorized to repudiate any contract of Bank One. This authority may permit the FDIC to repudiate the transfers of credit card receivables to the credit card master trusts or the master owner trust (including the grant to the credit card master trusts or the master owner trust of a security interest in the transferred credit card receivables). In addition, this authority may also permit the FDIC to repudiate the transfer of collateral certificates to the master owner trust

(including the grant to the master owner trust of a security interest in the transferred collateral certificates). Under an FDIC regulation, however, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the credit card receivables and the collateral certificates, transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. Bank One believes that this FDIC regulation applies to the transfer of credit card receivables under the master trust agreements and the transfer of the credit card receivables and collateral certificates under the master owner trust agreements and that the conditions of the regulation have been satisfied.

If the FDIC as conservator or receiver nevertheless repudiated Bank One’s transfer of credit card receivables or collateral certificates, the FDIC would be required to pay “actual direct compensatory damages” measured as of the date of conservatorship or receivership. Such damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision to repudiate Bank One’s transfer of credit card receivables or collateral certificates for a reasonable period following its appointment as conservator or receiver for Bank One.

Even if the FDIC did not repudiate the transfer of credit card receivables or collateral certificates, the FDIC, as conservator or receiver, could:

•	require the master trust trustee or the applicable collateral agent to go through an administrative claims procedure to establish its right to payments collected on the credit card receivables or the collateral certificates, as applicable;

•	request a stay of any judicial action or proceedings with respect to the credit card master trusts’ or the master owner trust’s claims against Bank One; or

•	repudiate without compensation and refuse to perform Bank One’s ongoing obligations under the master trust agreements or the master owner trust agreements, such as the duty to collect payments or otherwise service the credit card receivables, to transfer additional credit card receivables to any credit card master trust or the master owner trust or to provide administrative services to the master owner trust.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC were appointed as conservator or receiver for Bank One, then under the terms of each master trust agreement a “pay out event” would occur for all outstanding series of master trust certificates, including the First USA Credit Card Master Trust collateral certificate. New principal receivables would not be transferred to the credit card master trusts and, for certain of the credit card master trusts, the master trust trustee would sell the credit card receivables allocated to a series of certificates in that master trust unless a required percentage of investors in that master trust gave that master trust trustee other instructions. A credit card master trust would terminate earlier than was planned if each series of investor certificates in that master trust did not vote to continue that master trust. In the event that such a vote is required, the First USA Credit Card Master Trust collateral certificate, as an investor certificate, will be deemed to have voted with the majority of the outstanding series of investor certificates or, if the outstanding investor certificates are evenly divided, the collateral certificate will be deemed to have voted in the negative. A pay out event with respect to a collateral certificate included in the asset pool securing your notes, could result in an acceleration of or reduction in payments on your notes as described in “The First USA Master Trust—First USA Master Trust Pay Out Events.”

If the FDIC were appointed as conservator or receiver of Bank One, then under the terms of the master owner trust agreements, an early amortization event would occur for all outstanding series of notes. If the master owner trust’s assets included credit card receivables at this time, new principal receivables would not be transferred to the master owner trust. An early amortization event with respect to your notes could result in an acceleration of or reduction in payments on your notes as described in “The Indenture—Early Amortization Events.”

The FDIC as conservator or receiver may nonetheless have the power:

•	regardless of the terms of the master trust agreements, the master owner trust agreements or the instructions of those authorized to direct the master trust trustee’s or the indenture trustee’s actions, (1) to prevent the beginning of a rapid amortization period, (2) to prevent the early sale of the credit card receivables and termination of the credit card master trusts or (3) to require new principal receivables to continue being transferred to the credit card master trusts and the master owner trust; or

•	regardless of the terms of the master trust agreements or the master owner trust agreements or the instructions of the certificateholders or the noteholders, (1) to require the early sale of the credit card master trusts’ credit card receivables or the master owner trust’s credit card receivables or collateral certificates, (2) to require termination of the credit card master trusts or the master trusts’ outstanding investor certificates (including the respective collateral certificates) or (3) to prohibit the continued transfer of principal receivables to the credit card master trusts or the master owner trust.

In addition, the FDIC, as conservator or receiver, may have the power to (i) prevent the master trust trustee, the indenture trustee, the noteholders or the certificateholders from appointing a new servicer under the master trust agreement or the master owner trust agreements, as applicable or (ii) authorize Bank One to stop servicing the credit card receivables.

Regulatory action could cause delays or reductions in payment of your notes to occur.

Federal banking agencies have broad enforcement powers over Bank One. If the appropriate banking agency were to find that any agreement or contract, including a securitization agreement, of Bank One or the master owner trust, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to Bank One or would adversely affect the safety and soundness of Bank One, that banking agency has the power to order Bank One, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as such agency determines to be appropriate. If an appropriate banking agency did reach such a conclusion, and ordered Bank One to rescind or amend the securitization agreements, payments to you could be delayed or reduced, and Bank One may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency. See “Material Legal Aspects of the Credit Card Receivables—Certain Regulatory Matters.”

Changes to consumer protection laws may impede collection efforts or alter timing and amount of collections which may result in acceleration of or reduction in payments on your notes.

Credit card receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those credit card receivables.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card receivables. Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for Bank One, as servicer, to collect payments on the credit card receivables or that reduce the finance charges and other fees that Bank One can charge on consumer revolving credit card account balances, resulting in reduced collections. For example, if Bank One were required to reduce its finance charges and other fees, resulting in a corresponding decrease in the effective yield of Bank One’s consumer revolving credit card accounts, this could lead to a pay out event or an early amortization event and could result in an acceleration of payment or reduced payments on your notes. See “The First USA Master Trust—First USA Master Trust Pay Out Events,”“The Indenture—Early Amortization Events” and “Material Legal Aspects of the Credit Card Receivables—Consumer Protection Laws.”

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its consumer revolving credit card account and, as a result, the related credit card receivables arising in that credit card account would be written off as uncollectible. The noteholders could suffer a loss if no funds are available from credit enhancement or other sources and finance charge collections allocated to the notes are insufficient to cover the applicable default amount. See “The First USA Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges.”

Competition in the credit card industry may result in a decline in ability to generate new credit card receivables. This may result in the payment of principal earlier or later than the scheduled principal payment date.

The credit card industry is highly competitive. As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. Bank One’s ability to compete in this environment will affect its ability to generate new credit card receivables and might also affect payment patterns on the credit card receivables. If the rate at which Bank One generates new credit card receivables declines significantly, Bank One might be unable to transfer additional credit card receivables to its credit card master trusts or to the master owner trust or to maintain the balance of any collateral certificates held by the master owner trust and a pay out event or an early amortization event could occur, resulting in payment of principal sooner than expected. If the rate at which Bank One generates new credit card receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned.

Payment patterns of cardholders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal or receipt of payment of principal earlier or later than expected.

Collections of principal receivables available to pay your notes on any principal payment date or to make deposits into a master owner trust bank account will depend on many factors, including:

•	the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected which may cause payment on the notes to be earlier or later than expected;

•	the extent of credit card usage by cardholders, and the creation of additional credit card receivables; and

•	the rate of default by cardholders.

Changes in payment patterns and credit card usage result from a variety of economic, competitive, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The availability of incentive or other award programs may also affect cardholders’ actions. Social factors include consumer confidence levels and the public’s attitude about incurring debt and the consequences of personal bankruptcy. Bank One cannot predict how these or other factors will affect repayment patterns or card usage and, consequently, the timing and amount of payments on your notes.

Allocations of the default amount and reallocation of principal collections could result in a reduction in payment on your notes.

Bank One, as servicer of the credit card master trusts and the credit card receivables in the master owner trust, will write off credit card receivables arising in consumer revolving credit card accounts if those credit card receivables become uncollectible. Your notes will be allocated a portion of the default amount for credit card receivables and collateral certificates included in the asset pool securing your notes. In addition, if you hold a subordinated note, principal collections allocated to your notes may be reallocated to pay interest on senior notes or to pay the portion of the servicing fee allocable to senior notes. You may not receive full repayment of your notes and full payment of interest due if the nominal liquidation amount of your notes has been reduced by charge-offs resulting from any uncovered default amount or as a result of reallocations of principal collections to pay interest on senior notes or the portion of the servicing fee allocable to senior notes of your series, and those amounts have not been reimbursed from finance charge collections allocated to your series, class or tranche of notes. For a discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

The note interest rate and the credit card receivables interest rate may re-set at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes.

Some consumer revolving credit card accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A series, class or tranche of notes may bear interest either at a fixed rate or at a floating rate based on a different index. The variable rate for a consumer revolving credit card account may re-set at a point in time when the applicable floating rate index for a series, class or tranche of notes has not re-set. If so, the rate charged on the consumer revolving credit card accounts may decline, and finance charge collections may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from finance charge collections allocated to that series, class or tranche. This could result in delayed or reduced principal and interest payments to you.

Issuance of additional notes, master trust investor certificates or collateral certificates may affect the timing and amount of payments to you.

The master owner trust expects to issue notes from time to time, and the credit card master trusts may issue new investor certificates, including collateral certificates, from time to time. New notes and master trust investor certificates, including collateral certificates, may be issued without notice to existing noteholders and without their consent, and may have different terms from outstanding notes and investor certificates, including collateral certificates. For a description of the conditions that must be met before the First USA Credit Card Master Trust can issue new investor certificates, including any collateral certificate, or the master owner trust can issue new notes, see “The First USA Master Trust—New Issuances” and “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

The issuance of new notes or master trust investor certificates, including collateral certificates, could adversely affect the timing and amount of payments on outstanding notes. For example, for a multiple tranche series, certain notes issued after your notes may have a higher interest rate than your notes. This could result in a reduction in the finance charge collections used to pay interest on your notes. Also, when new notes and investor certificates, including collateral certificates, are issued, the voting rights of your notes will be diluted. See “—You may have limited or no ability to control actions under the indenture and any master trust agreements.”

The composition of the asset pool securing your notes may change. This may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets in asset pool one currently consist of the First USA Credit Card Master Trust collateral certificate from the First USA Credit Card Master Trust and credit card receivables arising in consumer revolving credit card accounts owned by Bank One. Bank One cannot guarantee that new assets will be of the same credit quality as the First USA Credit Card Master Trust collateral certificate and the credit card receivables that are currently included in asset pool one.

The assets included in the asset pool securing your notes may change every day. Each asset pool may include one or more collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates and credit card receivables that arise in consumer revolving credit cards accounts owned by Bank One or by one of the affiliates. Bank One may choose, or may be required, to transfer additional assets to the master owner trust that the master owner trust will then designate for inclusion in an asset pool. In addition, principal collections and other amounts treated as principal collections received on a collateral certificate not allocated to noteholders and not required to be deposited to a principal funding account or applicable principal funding subaccount for the benefit of a series, class or tranche of notes or used to pay interest on senior notes or the portion of the servicing fee allocable to senior notes of that series, need not be reinvested in that collateral certificate, but instead the servicer, on behalf of the master owner trust may (1) use these amounts to purchase or increase the invested amount of other or existing collateral certificates or (2) pay these amounts to the transferor. The invested amount of an existing collateral certificate included in an asset pool may also be increased and additional collateral certificates and credit card receivables may be transferred to the master owner trust to be designated for inclusion in an asset pool without the payment of cash if the conditions to that increase or transfer and designation have been satisfied. New assets included in the asset pool securing your notes, either through a designation for inclusion of assets or the reinvestment of principal collections and other amounts treated as principal collections, may have characteristics, terms and conditions that are different from those of the collateral certificates or credit card receivables initially included in the asset pool securing your notes and may be of different credit quality due to differences in underwriting criteria and payment terms.

In addition, all newly generated credit card receivables arising in credit card accounts included in an asset pool will be transferred to the master owner trust and designated for inclusion in that asset pool. The amount of credit card receivables included in an asset pool will likely fluctuate daily as collections are received, credit card receivables are written off as uncollectible and new charges are made, and we cannot guarantee the credit quality of credit card receivables, if any, which will be included in an asset pool.

The servicer, on behalf of the master owner trust, will direct the reinvestment of collections on the assets included in any asset pool over time. Reinvestment may result in increases or decreases in the relative amounts of different types of assets included in an asset pool. In addition, there is no obligation on the part of a credit card master trust that has a collateral certificate in the master owner trust to increase the invested amount of that collateral certificate. If the credit quality of the assets included in an asset pool – including asset pool one – were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “Sources of Funds to Pay the Notes.”

Addition of credit card receivables to the credit card master trusts or the master owner trust may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets of Bank One’s credit card master trusts, and therefore the assets allocated to the collateral certificates held by the master owner trust, change every day. Bank One may choose, or may be required, to transfer additional credit card receivables to a credit card master trust or to the master owner trust. The consumer revolving credit card accounts from which those additional credit card receivables arise may have terms and conditions that are different from the terms and conditions that apply with respect to the consumer revolving credit card accounts whose credit card receivables are already included in that master trust or the master owner trust. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms. In addition, Bank One may transfer the credit card receivables in consumer revolving credit card accounts purchased by Bank One to a credit card master trust or to the master owner trust if certain conditions are satisfied. Those credit card accounts purchased by Bank One will have been originated using the account originator’s underwriting criteria, not those of Bank One. That account originator’s underwriting criteria may be more or less stringent than those of Bank One. Also, Bank One may transfer credit card receivables to a credit card master trust or to the master owner trust that arise in consumer revolving credit card accounts that may have been originated by Bank One using different credit criteria from the criteria applied by Bank One for the consumer revolving credit card accounts whose credit card receivables are currently transferred to that master trust. Bank One cannot guarantee that new credit card accounts will be of the same credit quality as the credit card accounts currently or historically designated to have their credit card receivables transferred to a credit card master trust or to the master owner trust. If the credit quality of the credit card receivables transferred to a credit card master trust were to deteriorate and the master owner trust’s assets included a collateral certificate issued by that master trust and included in the asset pool securing your notes, or if the credit quality of credit card receivables transferred to the master owner trust and included in the asset pool securing your notes were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “The First USA Master Trust—Addition of First USA Master Trust Assets” and “Sources of Funds to Pay the Notes—Addition of Assets.”

Bank One may not be able to generate new credit card receivables or designate new consumer revolving credit card accounts or maintain or increase the size of a collateral certificate when required. This could result in an acceleration of or reduction in payments on your notes.

The master owner trust’s ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by Bank One. Bank One may be prevented from generating sufficient new credit card receivables or designating new credit card receivables to add to the First USA Credit Card Master Trust or the master owner trust due to regulatory restrictions or for other reasons. Bank One does not guarantee that new credit card receivables will be created, that any credit card receivables will be transferred to a credit card master trust or to the master owner trust to be designated for inclusion in the asset pool securing your notes, that the size of the collateral certificates or credit card receivables transferred to the master owner trust and included in the asset pool securing your notes will be maintained or that credit card receivables will be repaid at a particular time or with a particular pattern.

The master trust agreements provide that Bank One must transfer additional credit card receivables to a credit card master trust if the total amount of principal receivables in that master trust falls below a specified amount of principal receivables. If the principal amount of assets included in an asset pool falls below certain levels, the master owner trust agreements provide that Bank One must transfer additional credit card receivables or additional collateral certificates to the master owner trust and designate those credit card receivables or collateral certificates for inclusion in the applicable asset pool or Bank One must increase the invested amount of an existing collateral certificate included in the applicable asset pool. There is no guarantee that Bank One will have enough credit card receivables to transfer to the First USA Credit Card Master Trust or any other applicable credit card master trust or to the master owner trust or that Bank One will be able to transfer additional collateral certificates to the master owner trust and designate that collateral certificate for inclusion in the applicable asset pool or increase the invested amount of an existing collateral certificate included in the applicable asset pool. If Bank One does not make an addition of credit card receivables to a master trust when it is required to do so by the applicable master trust agreement, a pay out event will occur with respect to the related collateral certificate for that master trust. If that collateral certificate is included in the asset pool securing your notes, this pay out event could result in an acceleration of or reduction in payments on your notes. Additionally, if Bank One does not make an addition of assets to the master owner trust or increase the invested amount of an existing collateral certificate included in the asset pool securing your notes when it is required to do so by the applicable asset pool supplement, an early amortization event will occur, which will result in acceleration of or a reduction in payments on your notes. See “The First USA Master Trust—Addition of First USA Master Trust Assets” and “—First USA Master Trust Pay Out Events,” and “The Indenture—Early Amortization Events.”

Bank One may change the terms of the consumer revolving credit card accounts in a way that reduces or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

As owner of the consumer revolving credit card accounts, Bank One retains the right to change various terms and conditions of those credit card accounts, including finance charges and other fees it charges and the required minimum monthly payment. A pay out event for a collateral certificate or early amortization event for the notes could occur if Bank One decreased the finance charges or fees it charges and that reduction resulted in a material decrease in the yield on the credit card receivables arising in those credit card accounts. In addition, Bank One may change the terms of those credit card accounts to maintain its competitive position in the credit card industry. Changes in the terms of those credit card accounts may reduce (1) the amount of credit card receivables arising under those credit card accounts, (2) the amount of collections on those credit card receivables, (3) the size of a collateral certificate issued by a credit card master trust to which those credit card accounts have been designated to have their credit card receivables transferred or (4) the amount of collections allocated to a collateral certificate. If consumer payment rates decrease significantly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected.

Bank One has agreed that it will not change the terms of the consumer revolving credit card accounts designated to have their credit card receivables transferred to the First USA Credit Card Master Trust and the master owner trust or its policies relating to the operation of its credit card business, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless it reasonably believes such a change would not cause a pay out event to occur in the First USA Credit Card Master Trust or an early amortization event to occur in the master owner trust and it takes the same action on its other substantially similar consumer revolving credit card accounts, to the extent permitted by those credit card accounts.

Bank One has no restrictions on its ability to change the terms of the consumer revolving credit card accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause Bank One to change consumer revolving credit card account terms.

If Bank One breaches representations and warranties relating to the credit card receivables, payments on your notes may be reduced.

Bank One, as transferor of the credit card receivables, makes representations and warranties relating to the validity and enforceability of the credit card receivables arising under the consumer revolving credit card accounts in each master trust portfolio, and as to the perfection and priority of each master trust trustee’s security interest in the credit card receivables. Bank One will make similar representations and warranties to the extent that credit card receivables are included as assets of the master owner trust. However, each master trust trustee does not and the master owner trust trustee – which is referred to in this prospectus as the “owner trustee” – will not make any examination of the credit card receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose.

If a representation or warranty relating to the credit card receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of Bank One may claim rights to the master trust’s assets, or to the extent credit card receivables are included as assets of the master owner trust, to the assets of the master owner trust. If a representation or warranty is violated, Bank One may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described in “The First USA Master Trust—First USA Master Trust Representations and Warranties” and “Sources of Funds to Pay the Notes—Master Owner Trust Representations and Warranties,” Bank One must accept reassignment of each credit card receivable affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See “The First USA Master Trust—Representations and Warranties” and “Sources of Funds to Pay the Notes—Master Owner Trust Representations and Warranties.”

There is no public market for the notes. As a result you may be unable to sell your notes or the price of the notes may suffer.

The underwriters of the notes may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

In addition, some notes may have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to resell those notes. This may affect the price you receive for the notes or your ability to resell the note. You should not purchase notes unless you understand and know you can bear the investment risks.

If your notes are repaid prior to the scheduled principal payment date, you may not be able to reinvest your principal in a comparable security.

If your notes are repaid early and this occurs at a time when prevailing interest rates are relatively low, you may not be able to reinvest your proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

If the ratings of the notes are lowered or withdrawn, their market value could decrease.

The initial rating of a series, class or tranche of notes addresses the likelihood of the payment of interest on that series, class or tranche when due and the ultimate payment of principal of that series, class or tranche by its legal maturity date. The ratings do not address the likelihood of payment of principal of a series, class or tranche of notes on its scheduled principal payment date. In addition, the ratings do not address the possibility of early payment or acceleration of a series, class or tranche of notes, which could be caused by an early amortization event or an event of default. See “The Indenture—Early Amortization Events” and “—Events of Default.”

The ratings of a series, class or tranche of notes are not a recommendation to buy, hold or sell that series, class or tranche. The ratings of that series, class or tranche may be lowered or withdrawn entirely at any time by the applicable rating agency. The market value of that series, class or tranche could decrease if its ratings are lowered or withdrawn.

You may have limited or no ability to control actions under the indenture and any master trust agreements. This may result in, among other things, payment of principal being accelerated when it is in your interest to receive payment of principal on the scheduled principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal.

Under the indenture, some actions require the consent of noteholders holding more than a specified percentage of the aggregate outstanding dollar principal amount of a series, class or tranche of notes or all of the notes. In the case of votes by holders of a series, class or tranche of notes or votes by holders of all of the notes, the outstanding dollar principal amount of the senior-most class of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated notes. Consequently, the holders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

Each collateral certificate will be an investor certificate under the applicable master trust agreements. Under each master trust agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include consenting to certain amendments to the applicable master trust agreements. In the case of votes, including a vote with regard to insolvency of Bank One, by holders of all of the investor certificates, the applicable collateral certificate will be deemed to have voted with the majority of the outstanding series of investor certificates. In the event an equal percentage of the aggregate principal amount of all the investor certificates – without regard to the collateral certificate – vote in the positive and in the negative, the collateral certificate will be deemed to have voted in the negative. Consequently, the noteholders will not have the ability to determine whether and what actions should be taken but will be subject to the determination made by the holders of the other investor certificates of the applicable credit card master trust. In addition, in the event that the collateral certificate is the only investor certificate remaining outstanding under a credit card master trust, it will be deemed to have voted in the negative for any vote, including the sale, liquidation or disposition of the portion of the credit card receivables allocated to that collateral certificate.

If an event of default occurs, your remedy options may be limited and you may not receive full payment of principal and accrued interest.

Your remedies may be limited if an event of default under your series, class or tranche of notes occurs. After an event of default affecting your series, class or tranche of notes and an acceleration of your series, class or tranche of notes, any funds in a master owner trust bank account with respect to that series, class or tranche will be applied to pay principal of and interest on that series, class or tranche. Then, in each following month, principal collections and finance charge collections allocated to your series, class or tranche of notes will be deposited into the applicable master owner trust bank account and applied to make monthly principal and interest payments on that series, class or tranche until the legal maturity date of that series, class or tranche.

However, if your series, class or tranche of notes are subordinated notes of a multiple tranche series, you generally will receive payment of principal of that series, class or tranche only if and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior notes in that series.

Following an event of default and acceleration, holders of the affected series, class or tranche of notes will have the ability to direct a sale of the assets in the asset pool securing that series, class or tranche only under the limited circumstances as described in “The Indenture—Events of Default” and “Sources of Funds to Pay the Notes—Sale of Assets.”

However, following an event of default and acceleration with respect to subordinated notes of a multiple tranche series, if the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected tranche of notes direct the sale of a portion of the assets in the asset pool securing that tranche, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes in that series by the remaining subordinated notes or if that sale occurs on the legal maturity date of that tranche. If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior notes.

Even if a sale of assets is permitted, there is no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated series, class or tranche of notes.

Glossary

This prospectus uses defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 105 in this prospectus. Any term used but not defined in this prospectus is defined in the glossary of the accompanying prospectus supplement.

The Master Owner Trust

Bank One Issuance Trust, also called the “master owner trust” and the “issuer,” is the issuer of the notes. The master owner trust’s principal offices are at 1100 North Market Street, Wilmington, Delaware 19890-1600, in care of Wilmington Trust Company, as owner trustee.

Bank One, Delaware, National Association, referred to herein as “Bank One,” is the originator of the master owner trust. Prior to September 30, 2002, Bank One was known as First USA Bank, National Association. Bank One is also the originator of and the servicer for the First USA Master Trust. The First USA Master Trust will issue the First USA Collateral Certificate that will be an asset of the master owner trust. Bank One is the owner of the consumer revolving credit card accounts designated to have their receivables included as assets of the master owner trust. Bank One is responsible for servicing, managing and making collections on the credit card receivables in the First USA Master Trust and the master owner trust. Bank One is also the originator of and the servicer for other credit card master trusts and may originate and act as servicer for other securitization special purpose entities whose assets consist primarily of credit card receivables and that may issue collateral certificates to be held by the master owner trust.

Bank One will be the servicer and administrator for the master owner trust as described in “Sources of the Funds to Pay the Notes—Certain Matters Regarding the Servicer and the Administrator of the Master Owner Trust.”

The master owner trust’s activities are limited to:

•	acquiring and holding collateral certificates, credit card receivables and the other assets of the master owner trust and the proceeds from those assets;

•	issuing notes;

•	making payments on the notes; and

•	engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the master owner trust as a “qualifying special purpose entity” under existing accounting literature.

The assets of the master owner trust will be designated for inclusion in one or more asset pools. The assets securing any series of notes will be those of a specified asset pool and will generally not include the assets included in any other asset pool.

As of the date of this prospectus the only asset pool is Asset Pool One; however, additional asset pools may be created in the future.

The assets of the master owner trust that may be included in an asset pool may include:

•	collateral certificates, each representing an undivided interest in a credit card master trust or other securitization special purpose entity whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates;

•	credit card receivables that arise in consumer revolving credit card accounts owned by Bank One or by one of its affiliates;

•	the master owner trust bank accounts, including any supplemental accounts, established for the benefit of any series, classes or tranches of notes secured by that asset pool;

•	with respect to some notes, the benefits of one or more derivative agreements, including interest rate or currency swaps; and

•	with respect to some notes, the benefits of one or more forms of supplemental credit enhancement agreements or supplemental liquidity agreements.

The assets of the master owner trust that will be designated for inclusion in Asset Pool One currently consist of:

•	the First USA Collateral Certificate;

•	credit card receivables arising in consumer revolving credit card accounts owned by Bank One; and

•	funds on deposit in the master owner trust bank accounts.

The master owner trust will establish a collection account for each asset pool to receive payments in respect of assets included in that asset pool, including amounts allocated to any collateral certificates and collections on credit card receivables that may be held directly by the master owner trust and included in that asset pool. The master owner trust will also maintain an excess funding account for each asset pool and will retain principal collections in that account that, if otherwise paid to Bank One, as transferor, would have resulted in the Transferor Amount for that asset pool being less than the Required Transferor Amount for that asset pool or the Pool Balance for that asset pool being less than the Minimum Pool Balance for that asset pool.

UCC financing statements will be filed to perfect the security interests of the master owner trust and the collateral agent on behalf of the noteholders described herein.

The master owner trust operates pursuant to an agreement, referred to in this prospectus and the accompanying prospectus supplement as the “trust agreement,” between Bank One, as transferor, and Wilmington Trust Company, as the owner trustee. The master owner trust does not have any officers or directors. Its sole beneficiary is Bank One. As beneficiary, Bank One will generally direct the actions of the master owner trust.

Bank One and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment will not and is not reasonably expected to (1) adversely affect in any material respect the interests of the noteholders or (2) significantly change the permitted activities of the master owner trust, as described in the trust agreement. Accordingly, neither the indenture trustee nor any noteholder will be entitled to vote on that amendment.

In addition, the trust agreement may also be amended from time to time with the consent of Bank One and the owner trustee and, (a) in the case of a significant change in the permitted activities of the master owner trust which is not reasonably expected to have a material adverse effect on the noteholders, the consent of not less than a majority of each class and tranche of notes affected by the change and, (b) in all other cases, with the consent of more than 66 2/3% of the aggregate outstanding dollar principal amount of the notes affected by that amendment.

However, without the consent of the holders of 100% of each series, class or tranche of notes then outstanding and affected by an amendment, no amendment will:

•	result in an increase or a reduction in any manner of the amount of, or acceleration or delay in the timing of, collections of payments in respect of any collateral certificate or any credit card receivables or distributions that are required to be made for the benefit of the noteholders, or

•	result in a reduction of the percentage of the outstanding dollar principal amount of any series, class or tranche of notes, the holders of which are required to consent to an amendment.

See “The Indenture—Tax Opinions for Amendments” for additional conditions to amending the trust agreement.

Bank One and BANK ONE CORPORATION

Bank One, Delaware, National Association, a national banking association located in Wilmington, Delaware, is a direct wholly-owned subsidiary of BANK ONE CORPORATION which we call “Bank One Corporation.” Bank One’s executive offices are located at 201 North Walnut Street, Wilmington, Delaware 19801, telephone number (302) 594-4000. Prior to September 30, 2002, Bank One was known as First USA Bank, National Association.

Bank One is one of the nation’s three largest issuers of VISA and MasterCard credit cards in the United States. Bank One’s revenues derive primarily from interest income and fees on its consumer revolving credit card accounts and Interchange income. Its primary expenses include the cost of funding credit card loans, credit losses, salaries and employee benefits, marketing expenses, processing expenses and income taxes.

Bank One offers a broad array of bankcard products to targeted segments of creditworthy consumers. Bank One’s primary target market is experienced users of general purpose credit products. The strategy of Bank One is to offer uniquely tailored products to profitable consumer segments.

Bank One markets over 1,000 credit card products to customers throughout the United States. These products cover a range which includes standard card products, those that are identified and developed through data mining efforts, as well as products that are developed and marketed through affinity and co-branded relationships. Such products include designs that are built around affiliations, such as universities or fraternal organizations, co-brand relationships and programs with financial institutions and other upscale card products.

Bank One’s products generally feature low introductory interest rates, specific features and benefits, unique card design and individualized credit lines. Bank One’s strategy is to target customers through a carefully matched combination of pricing, credit analysis and packaging. Rates, fees, other features and credit lines offered vary depending on the profile of targeted prospect groups. Bank One generally markets its products with low introductory and regular rates and no annual fee.

In line with its product diversity, Bank One has built and maintains a broad set of distribution channels. Bank One is one of the leading direct mailers and telemarketers in the industry and manages a large active sales force to distribute its products via fairs, tradeshows and other events. Bank One also markets its products through an array of Web sites and utilizes other direct response media channels for distribution.

Bank One Corporation is a multi-bank holding company registered under the Bank Holding Company Act of 1956 and is headquartered in Chicago, Illinois. Bank One Corporation became a financial holding company under the Gramm-Leach-Bliley Act of 1999 in August 2001. Bank One Corporation was incorporated in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, of First Chicago NBD Corporation with Banc One Corporation.

Bank One Corporation provides domestic retail banking, finance and credit card services; worldwide commercial banking services; and trust and investment management services. Bank One Corporation operates banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin and in selected international markets. Bank One Corporation also engages in other businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, real estate secured lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

Bank One Corporation’s executive offices are located at 1 Bank One Plaza, Chicago, Illinois 60670, and its telephone number is (312) 732-4000.

The Notes

The following discussion and the discussions in “The Indenture” and certain sections in the accompanying prospectus supplement summarize the material terms of the notes, the indenture, the asset pool supplements and the indenture supplements. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the asset pool supplements and the indenture supplements.

The following summaries describe certain provisions common to each series of notes.

General

The prospectus supplement for a particular issuance of notes will specify the series that those notes are a part of and will also specify and describe the asset pool securing that series. Each series of notes will be issued pursuant to the indenture, an asset pool supplement for the asset pool securing that series and an indenture supplement. A copy of the form of each of those documents is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture does not limit the aggregate stated principal amount of notes that may be issued. Each series of notes will represent a contractual debt obligation of the master owner trust that will be in addition to the debt obligations of the master owner trust represented by any other series of notes. Each prospectus supplement will describe the provisions specific to the related series, class or tranche of notes.

Most series of notes are expected to consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and funding of the default amount allocated to the related series of notes. For example, a class of subordinated notes provides credit enhancement for a class of senior notes of that series. Some series, if so specified in the accompanying prospectus supplement, may be multiple tranche series, meaning they have classes consisting of multiple discrete issuances called “tranches.” Whenever a “class” of notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of notes of that class, unless the context otherwise requires.

The master owner trust may issue different tranches of notes of a multiple tranche series at the same time or at different times, but no tranche of senior notes may be issued unless a sufficient amount of subordinated notes will be issued on that date or has previously been issued and is outstanding and available as subordination for that tranche of senior notes. See “—Required Subordinated Amount.”

Holders of the notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes.

The master owner trust may offer notes denominated in U.S. dollars or any foreign currency. The specific terms of any note denominated in a foreign currency will be described in the accompanying prospectus supplement.

Each series, class and tranche of notes will be designated as being secured by a specific asset pool. The notes of each series will be allocated the applicable noteholder percentage of all Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee allocated to the asset pool securing that series. The accompanying prospectus supplement will specify the noteholder percentages with respect to Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee during any period. If the notes of a series offered by this prospectus include more than one class or tranche, Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee for the related asset pool allocated to that series may be further allocated among each class or tranche in that series as described in the accompanying prospectus supplement.

The notes of each series will share excess available principal collections with the other series secured by the same asset pool. In addition, if so specified in the accompanying prospectus supplement, a series may be included in one or more groups of series for purposes of sharing excess available finance charge collections. A group may include series secured by different asset pools for purposes of sharing excess available finance charge collections.

If so specified in the accompanying prospectus supplement, the holders of notes of a particular series, class or tranche may also have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other similar agreement with various counterparties. The specific terms of each derivative agreement and a description of each counterparty will be included in the accompanying prospectus supplement. The holders of a particular series, class or tranche of notes may also have the benefit of a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of each supplemental credit enhancement agreement or supplemental liquidity agreement and a description of each credit enhancement provider or liquidity provider, as applicable, will be included in the accompanying prospectus supplement.

The master owner trust will pay principal of and interest on a series, class or tranche of notes solely from the portion of Finance Charge Collections and Principal Collections which are allocated to that series, class or tranche after giving effect to all allocations and reallocations, amounts in any master owner trust bank accounts, including any supplemental accounts, relating to that series, class or tranche, and amounts received under any derivative agreement, under any supplemental credit enhancement agreement or under any supplemental liquidity agreement relating to that series, class or tranche. If those sources are not sufficient for payment of principal of and interest on that series, class or tranche, the noteholders will have no recourse to any other assets of the master owner trust, including any asset included in another asset pool, or any other person or entity for the payment of principal of or interest on that series, class or tranche.

A note is not a deposit and none of the notes, any underlying collateral certificate or any credit card receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount and a Nominal Liquidation Amount.

Stated Principal Amount

The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holder of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

Outstanding Dollar Principal Amount

For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that series, class or tranche, as described in the accompanying prospectus supplement, less principal payments made to the noteholders. For a series, class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that series, class or tranche, as described in the accompanying prospectus supplement, less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal for that series, class or tranche. For a series, class or tranche of discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the accompanying prospectus supplement. The outstanding dollar principal amount of a series, class or tranche of discount notes will increase over time as principal accretes. The outstanding dollar principal amount of any series, class or tranche of notes will decrease as a result of each payment of principal on that series, class or tranche.

In addition, a series, class or tranche of notes may have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a series, class or tranche of notes is the outstanding dollar principal amount of that series, class or tranche, less any funds on deposit in the principal funding subaccount for that series, class or tranche. The Adjusted Outstanding Dollar Principal Amount of any series, class or tranche of notes will decrease as a result of each deposit into the principal funding subaccount for that series, class or tranche.

Nominal Liquidation Amount

The “Nominal Liquidation Amount” of a class or tranche of notes is a U.S. dollar amount based on the initial outstanding dollar principal amount at issuance of that class or tranche minus some reductions – including reductions for (1) reallocations of Principal Collections allocated to that class or tranche, (2) allocations of charge-offs for any uncovered Default Amount in the asset pool securing that class or tranche and (3) deposits in the principal funding account or applicable principal funding subaccount for that class or tranche, plus increases described below. The Nominal Liquidation Amount of a series of notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes of that series.

There are four ways that the Nominal Liquidation Amount of a class or tranche of notes can be increased:

•	For a class or tranche of discount notes, the Nominal Liquidation Amount of that class or tranche will increase over time as principal accretes, to the extent that Finance Charge Collections allocated to the related series of notes are allocated for that purpose.

•	For all series of notes, the Nominal Liquidation Amount of that series will increase if Finance Charge Collections allocable to that series are available to reimburse earlier reductions in the Nominal Liquidation Amount of that series due to charge-offs for any uncovered Default Amount or from reallocations of Principal Collections from subordinated notes to pay interest on senior notes or the portion of the servicing fee allocable to senior notes and any other shortfall specified in the accompanying prospectus supplement for that series. Within each series of notes, the increases will be allocated first to the senior-most notes with a deficiency in its Nominal Liquidation Amount and then, in succession, to the more subordinated notes with a deficiency in their Nominal Liquidation Amount.

•	For all classes or tranches of notes, the Nominal Liquidation Amount of a class or tranche of notes will increase by an amount equal to the portion of the amount on deposit in the principal funding subaccount for that class or tranche, in excess of the amount targeted to be on deposit in the principal funding account for that class or tranche, that is deposited into the principal funding subaccount for another class or tranche of notes or is paid to the master owner trust pursuant to the indenture supplement for that series.

•	For all classes or tranches of notes, the Nominal Liquidation Amount of that class or tranche of notes will increase by an amount equal to the principal amount of any additional notes of that class or tranche issued after the initial issuance of notes of that class or tranche.

In a multiple tranche series, the increases will be further allocated to each tranche of a class of notes pro rata based on the deficiency in the Nominal Liquidation Amount of each tranche of that class.

The Nominal Liquidation Amount of a class or tranche of notes may be reduced as follows:

•

If Finance Charge Collections allocated to a series of notes are insufficient to fund the Default Amount allocated to that series, any uncovered Default Amount allocated to that series will result in a reduction of the Nominal Liquidation Amount of that series. Within each series, unless otherwise specified in the accompanying prospectus supplement, subordinated notes will generally bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs resulting from any uncovered Default Amount allocated to that series before senior notes.

In a multiple tranche series, while these reductions will be initially allocated pro rata to each tranche of notes based on the Nominal Liquidation Amount used for that tranche in the calculation of the Floating Allocation Percentage, they will then be reallocated to the tranches of subordinated notes in that series in succession based on class designation, beginning with the tranches of the most subordinated notes. However, these reallocations will be made from tranches of senior notes to subordinated notes only to the extent that those tranches of senior notes have not used all of their required subordinated amount. For any tranche, the required subordinated amount will be specified in the accompanying prospectus supplement. Reductions that cannot be reallocated to a more subordinated tranche will reduce the Nominal Liquidation Amount of the tranche to which the reductions were initially allocated.

•	If Principal Collections allocable to subordinated notes of a series of notes are reallocated to pay interest on senior notes, any shortfall in the payment of the portion of the servicing fee allocable to senior notes or any other shortfall specified in the accompanying prospectus supplement for the notes, the Nominal Liquidation Amount of the subordinated notes of that series will be reduced by the amount of the reallocations. The amount of the reallocation of Principal Collections allocated to a series of notes will be applied to reduce the Nominal Liquidation Amount of the subordinated notes in that series in succession, beginning with the most subordinated notes. However, Principal Collections allocated to a series of notes will be reallocated only to the extent that those senior notes have not used all of their required subordinated amount. In addition, no Principal Collections allocated to a series of notes will be reallocated to pay interest on a senior note or any portion of the servicing fee allocable to senior classes of notes if the reallocation would result in the reduction of the Nominal Liquidation Amount of those senior notes.

For a multiple tranche series, these reductions will generally be allocated within each class pro rata to each outstanding tranche of notes of the related class based on the Nominal Liquidation Amount used for that tranche in the calculation of the Floating Allocation Percentage.

•	The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount on deposit in the applicable principal funding subaccount.

•	The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount of payments of principal on that class or tranche.

•	Upon a sale of assets following an event of default and acceleration or on the legal maturity date of a class or tranche of notes, the Nominal Liquidation Amount of that class or tranche will be reduced to zero. See “Sources of Funds to Pay the Notes—Sale of Assets.”

Finance Charge Collections allocated to a series of notes will be applied, as described in the accompanying prospectus supplement, to cover the Default Amount allocated to that series. If Finance Charge Collections allocated to a series of notes are sufficient to cover the Default Amount allocated to that series, the Nominal Liquidation Amount of that series will not be reduced. Finance Charge Collections allocated to a series of notes also will be applied, as described in the accompanying prospectus supplement, to reimburse earlier reductions in the Nominal Liquidation Amount of the notes of a series for any uncovered Default Amount allocated to that series or for reallocations of Principal Collections from subordinated notes to pay interest on senior notes or the portion of the servicing fee allocable to the senior notes of that series. Finance Charge Collections allocated to that series used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Principal Collections allocated to that series. Principal Collections not paid to or accumulated for the benefit of noteholders, or not reallocated as described above, may be reinvested in the assets of the master owner trust in order to maintain the Nominal Liquidation Amount of the notes.

In most circumstances, the Nominal Liquidation Amount of a class or tranche of notes, together with any accumulated Principal Collections held in the applicable principal funding subaccount, will be equal to the outstanding dollar principal amount of that class or tranche. However, if there are reductions in the Nominal Liquidation Amount as a result of charge-offs for any uncovered Default Amount in the asset pool securing that class or tranche or as a result of reallocations of Principal Collections allocated to that class or tranche to pay interest on more senior notes or the portion of the servicing fee allocable to senior notes, there will be a deficit in the Nominal Liquidation Amount of that class or tranche. Unless that deficiency is reimbursed through the application of Finance Charge Collections allocated to the applicable series, the stated principal amount of that class or tranche will not be paid in full. This means that if the Nominal Liquidation Amount of a class or tranche of notes has been reduced by charge-offs for any uncovered Default Amount in the asset pool securing that class or tranche or by reallocations of Principal Collections allocated to subordinated notes to pay interest on senior notes or the portion of the servicing fee allocable to senior notes, the holders of the class or tranche of notes with the reduced Nominal Liquidation Amount may receive less than the full stated principal amount of their class or tranche of notes. This occurs either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of that class or tranche, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of that class or tranche in full.

The Nominal Liquidation Amount of a class or tranche of notes may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that class or tranche, less any amounts on deposit in the applicable principal funding subaccount.

The cumulative amount of reductions in the Nominal Liquidation Amount of any class or tranche of notes due to charge-offs for any uncovered Default Amount in the asset pool securing that class or tranche or due to the reallocation of Principal Collections to pay interest on senior notes or the portion of the servicing fee allocable to senior notes will be limited as described in the accompanying prospectus supplement.

Charge-offs for any uncovered Default Amount in an asset pool and reallocations of Principal Collections to pay interest on senior notes or the portion of the servicing fee allocable to senior notes reduce the Nominal Liquidation Amount of outstanding series, classes and tranches of notes only and do not affect series, classes or tranches of notes that are issued after that time.

Interest

Interest will accrue on a series, class or tranche of notes, except on a series, class or tranche of discount notes, from the relevant issuance date at the applicable interest rate for that series, class or tranche, which may be a fixed, floating or other type of rate as specified in the accompanying prospectus supplement. Interest will be distributed on the dates specified in the accompanying prospectus supplement, each referred to herein as an “Interest Payment Date,” or, if the Interest Payment Dates for any series, class or tranche of notes occur less frequently than monthly, interest will be deposited in the interest funding account or the applicable interest funding subaccount pending distribution to that series, class or tranche. Each interest funding account will be established under the indenture supplement for the related series. For series with one or more classes and/or tranches of notes, each class or tranche may have a separate interest funding subaccount. Interest payments or deposits will be funded from Finance Charge Collections allocated to that series, class or tranche during the preceding month or months, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the accompanying prospectus supplement.

For each issuance of a series, class or tranche of fixed rate notes, the fixed rate of interest at which interest will accrue on that series, class or tranche will be designated in the accompanying prospectus supplement. For each issuance of a series, class or tranche of floating rate notes, the interest rate index or other formula on which the interest is based will be designated in the accompanying prospectus supplement. In addition, the accompanying prospectus supplement will specify if any series, class or tranche of notes receives any additional interest and how it is to be calculated.

A series, class or tranche of discount notes will be issued at a price lower than the stated principal amount payable on the Scheduled Principal Payment Date of that series, class or tranche. Until the Scheduled Principal Payment Date for a series, class or tranche of discount notes, accreted principal will be capitalized as part of the principal amount of that series, class or tranche and reinvested in assets in the asset pool securing that series, class or tranche so long as an early amortization event or an event of default and acceleration with respect to that series, class or tranche has not occurred. If applicable, the accompanying prospectus supplement will specify the accretion rate to be borne by a series, class or tranche of discount notes after an event of default and acceleration or after its Scheduled Principal Payment Date.

Each payment of interest on a series, class or tranche of notes will include all interest accrued from the preceding Interest Payment Date – or, for the first period in which interest accrues, from the issuance date – through the day preceding the current Interest Payment Date, or any other period as may be specified in the accompanying prospectus supplement. Interest on a series, class or tranche of notes will be due and payable on each Interest Payment Date.

If interest on a series, class or tranche of notes is not paid within 35 days after that interest is due, an event of default will occur with respect to that series, class or tranche. See “The Indenture—Events of Default.”

Principal

The timing of payment of principal of a series, class or tranche of notes will be specified in the accompanying prospectus supplement, and each date on which payment is made will be referred herein to as a “Principal Payment Date.”

Principal of a series, class or tranche of notes may be paid later than its Scheduled Principal Payment Date if sufficient funds are not allocated from the asset pool securing that series, class or tranche to the applicable series or are not allocated to the class and tranche of notes to be paid. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, principal of that tranche will be paid on its Scheduled Principal Payment Date only to the extent that payment is permitted by the subordination provisions of the senior notes of that series.

It is not an event of default if the principal of a series, class or tranche of notes is not paid on its Scheduled Principal Payment Date. However, if the stated principal amount of a series, class or tranche of notes is not paid in full by its legal maturity date, an event of default will occur with respect to that series, class or tranche. See “The Indenture—Events of Default.”

Principal of a series, class or tranche of notes may be paid earlier than its Scheduled Principal Payment Date if an optional redemption, early amortization event or an event of default and acceleration occurs with respect to that series, class or tranche. See “The Indenture—Early Amortization Events” and “—Events of Default.”

See “Risk Factors” for a discussion of factors that may affect the timing of principal payments on a series, class or tranche of notes.

Subordination of Interest and Principal

Interest and principal payments on subordinated notes of a series will be subordinated as described in the accompanying prospectus supplement.

Principal Collections allocated to a series of notes may first be applied to pay interest on senior notes of that series or the portion of the servicing fee allocable to senior notes of that series. In addition, unless otherwise indicated in the accompanying prospectus supplement, subordinated notes of a series bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs for any uncovered Default Amount in the asset pool securing that series of notes before senior notes of that series. In a multiple tranche series, charge-offs for any uncovered Default Amount in the asset pool securing that series and allocated to that series are generally allocated first to each tranche of notes of that series and then reallocated from the tranches of senior notes to the tranches of subordinated notes of that series, reducing the Nominal Liquidation Amount of those tranches to the extent credit enhancement in the form of subordination is still available for the tranches of senior notes. See “—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

In addition, Principal Collections allocated to a series of notes will first be used to fund targeted deposits to the principal funding subaccounts of senior notes before being applied to the principal funding subaccounts of subordinated notes.

Required Subordinated Amount

The required subordinated amount of a class or tranche of senior notes is the amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes on the date when that class or tranche of senior notes is issued. This amount will be specified in the applicable prospectus supplement. No class or tranche of a series may be issued unless the required subordinated amount for that class or tranche is available at the time of its issuance, as described in the accompanying prospectus supplement. The required subordinated amount is also used, in conjunction with the consumption of enhancement, referred to as “usage,” to determine whether a class or tranche of subordinated notes of a multiple tranche series may be repaid before its legal maturity date while senior notes of that series are outstanding.

Redemption and Early Amortization of Notes

If so specified in the accompanying prospectus supplement, the servicer of the master owner trust may, at its option, redeem the notes of any series, class or tranche of notes before its Scheduled Principal Payment Date at any time when the outstanding principal amount of the noteholders’ interest in that series, class or tranche is less than 10% – or any other percentage that is specified by the servicer, consistent with sale treatment under generally accepted accounting principles and regulatory accounting principles – of the highest outstanding dollar principal amount at any time of that series, class or tranche. The accompanying prospectus supplement will indicate at what times and under what conditions, including any subordination provisions of the senior notes of that series, the servicer of the master owner trust may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption. The servicer of the master owner trust will give notice to holders of the affected series, class or tranche of notes before any optional redemption date.

If so specified in the accompanying prospectus supplement, a noteholder may, at its option, require the master owner trust to redeem notes before the Scheduled Principal Payment Date of a series, class or tranche of notes. The accompanying prospectus supplement will indicate at what times and under what conditions a noteholder may exercise that right to require redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption.

In addition, if an early amortization event occurs with respect to any series, class or tranche of notes, the master owner trust will be required to repay each series, class or tranche of the affected notes before the Scheduled Principal Payment Date of that series, class or tranche, but only to the extent funds are available for that repayment after giving effect to all allocations and reallocations and, in the case of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. The master owner trust will give notice to holders of the affected notes before an early amortization date. See “The Indenture—Early Amortization Events” for a description of the early amortization events and their consequences to noteholders.

Whenever the master owner trust repays a series, class or tranche of notes, it will do so only to the extent of Finance Charge Collections and Principal Collections – including any amounts received under any derivative agreement, any amounts received under any supplemental credit enhancement agreement, any amounts received under any supplemental liquidity agreement and any amounts in the master owner trust bank accounts not included in Finance Charge Collections and Principal Collections – allocated to that series, class or tranche, and only to the extent that the notes to be redeemed or repaid are not necessary to provide required subordination for more senior notes. A noteholder will have no claim against the master owner trust if the master owner trust fails to make a required redemption or repayment of notes before the legal maturity date because no funds are available for that purpose or because the notes to be redeemed or repaid are required to provide subordination for senior notes. The failure to redeem or repay before the legal maturity date under these circumstances will not be an event of default.

Final Payment of the Notes

Holders of a series, class or tranche of notes will generally not receive payment of principal in excess of the highest outstanding dollar principal amount of that series, class or tranche, or in the case of a series, class or tranche of foreign currency notes, any amount received by the master owner trust under a derivative agreement with respect to principal of that series, class or tranche.

Following an event of default and acceleration or on the legal maturity date of a series, class or tranche of notes, assets in the asset pool securing that affected series, class or tranche, will be sold generally in an aggregate amount not to exceed 105% of the Nominal Liquidation Amount of that affected series, class or tranche, subject to any further limitations specified in the accompanying prospectus supplement. The proceeds of that sale will be applied, first, to pay the outstanding dollar principal amount of that affected series, class or tranche and, second, to pay any accrued, past due and additional interest, if any, on that affected series, class or tranche on the date of the sale.

A series, class or tranche of notes will be considered to be paid in full, the holders of that series, class or tranche will have no further right or claim, and the master owner trust will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date on which the outstanding dollar principal amount of that series, class or tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of collateral and payments to be made on that date, is reduced to zero and all accrued, past due and additional interest on that series, class or tranche is paid in full;

•	the legal maturity date of that series, class or tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of collateral and payments to be made on that date; or

•	the date on which a sale of assets has taken place with respect to that series, class or tranche, as described in “Sources of Funds to Pay the Notes—Sale of Assets.”

Issuances of New Series, Classes and Tranches of Notes

Unless otherwise specified in the accompanying prospectus supplement, the master owner trust may issue new notes of any series, class or tranche only if the conditions of issuance are met or waived as described below. These conditions include:

•	on or prior to the third Business Day before a new issuance is to occur, the master owner trust delivers to the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes notice of the new issuance;

•	on or prior to the date that new issuance is to occur, the master owner trust delivers to the indenture trustee and each rating agency a certificate to the effect that:

—	the master owner trust reasonably believes that the new issuance will not, at the time of its occurrence, (1) result in the occurrence of an early amortization event or event of default with respect to any series, class or tranche of notes then outstanding, (2) have a material adverse effect on the amount of funds available to be distributed to holders of any series, class or tranche of notes or the timing of those distributions or (3) adversely affect the security interest of the applicable collateral agent for the asset pool securing the series, classes and tranches of notes then outstanding;

—	all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the new notes;

—	the form and terms of the new notes have been established in conformity with the provisions of the indenture; and

—	the master owner trust has satisfied any other matters as reasonably requested by the indenture trustee;

•	on or prior to the date that the new issuance is to occur, the master owner trust delivers to the indenture trustee and each rating agency an opinion of counsel – which may be from internal counsel to the master owner trust – that all laws and requirements with respect to the execution and delivery by the master owner trust of the new notes have been complied with, the master owner trust has the trust power and authority to issue the new notes, and the new notes have been duly authorized and delivered by the master owner trust, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of the master owner trust enforceable in accordance with their terms, subject to certain limitations and conditions, and are entitled to the benefits of the indenture equally and ratably with all other notes outstanding, if any, of that series, class or tranche as the new notes, subject to the terms of the indenture, each indenture supplement and each terms document;

•	on or prior to the date the new issuance is to occur, if any additional conditions to the issuance of the new notes are specified in writing to the master owner trust by a rating agency that has rated any outstanding series, class or tranche of notes either the master owner trust satisfies those conditions or the master owner trust obtains written confirmation from each rating agency that has rated any outstanding series, class or tranche of notes that the new issuance will not have caused a reduction, qualification with negative implications or withdrawal of any then-current rating of any outstanding series, class or tranche of notes;

•	in the case of bearer notes, the notes will be described in section 163(f)(2)(B) of the Internal Revenue Code and that section will apply to the notes;

•	on or prior to the date that the new issuance is to occur, the master owner trust delivers to the indenture trustee an indenture supplement and, if applicable, a terms document relating to the applicable series, class and tranche of notes;

•	in the case of foreign currency notes, the master owner trust has appointed one or more paying agents in the appropriate countries;

•	the required subordination amount condition is satisfied; and

•	any other conditions specified in the accompanying prospectus supplement are satisfied.

If the master owner trust obtains approval from each rating agency that has rated any outstanding series, class or tranche of notes, then any or all of the conditions described above may be waived or modified.

The master owner trust and the indenture trustee are not required to permit any prior review by or to obtain the consent of any noteholder of any outstanding series, class or tranche of notes to issue any additional notes of any series, class or tranche.

There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding tranche of a multiple issuance series, so long as the conditions described above are met or waived. As of the date of any issuance of additional notes of an outstanding tranche of notes, the stated principal amount, outstanding dollar principal amount and Nominal Liquidation Amount of that tranche will be increased to reflect the principal amount of the additional notes. If the additional notes are a tranche of notes that has the benefit of a derivative agreement, the master owner trust will enter into a derivative agreement for the benefit of the additional notes. In addition, if the additional notes are a tranche of notes that has the benefit of any supplemental credit enhancement agreement or any supplemental liquidity agreement, the master owner trust will enter into a similar supplemental credit enhancement agreement or supplemental liquidity agreement, as applicable, for the benefit of the additional notes. Furthermore, the targeted deposits, if any, to the Class C reserve account, will be increased proportionately to reflect the principal amount of the additional notes.

When issued, the additional notes of a series, class or tranche will be identical in all respects to the other outstanding notes of that series, class or tranche and will equally and ratably entitled to the benefits of the indenture and the related indenture supplement applicable to those notes with the other outstanding notes of that series, class or tranche without preference, priority or distinction.

Bank One may from time to time, without notice to, or the consent of, the registered holders of a series, class or tranche of notes, create and issue further notes equal in rank to the series, class or tranche of notes offered by the accompanying prospectus supplement in all respects – or in all respects except for the payment of interest accruing prior to the issue date of the further series, class or tranche of notes or except for the first payment of interest following the issue date of the further series, class or tranche of notes. These further series, classes or tranches of notes may be consolidated and form a single series, class or tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued series, class or tranche of notes. In addition, Bank One, or an affiliate, may retain notes of a series, class or tranche upon initial issuance or upon a reopening and may sell them on a subsequent date.

Payments on Notes; Paying Agent

The notes offered by this prospectus and the accompanying prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described in “—Book-Entry Notes” unless the stated principal amount of the notes is denominated in a foreign currency.

The master owner trust, the indenture trustee and any agent of the master owner trust or the indenture trustees will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

The master owner trust will make payments on a note (1) to the registered holder of that note at the close of business on the record date established for the related Interest Payment Date or Principal Payment Date, as applicable and (2) to the bearer of a note in bearer form upon presentation of that bearer note on the related Interest Payment Date or Principal Payment Date, as applicable.

The master owner trust has designated the corporate trust office of Wells Fargo Bank Minnesota, National Association as its paying agent for the notes of each series. The master owner trust will identify any other entities appointed to serve as paying agents on notes of a series, class or tranche in a supplement to this prospectus. The master owner trust may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the master owner trust will be required to maintain a paying agent in each place of payment for a series, class or tranche of notes.

After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the master owner trust. After funds are repaid to the master owner trust, the holder of that note may look only to the master owner trust for payment of that principal or interest.

Denominations

The notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes will be the last day of the month before the related Interest Payment Date or Principal Payment Date, as applicable.

Governing Law

The laws of the State of Delaware will govern the notes and the indenture.

Form, Exchange and Registration and Transfer of Notes

The notes offered by this prospectus will be delivered in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a “book-entry note.” For a description of the special provisions that apply to book-entry notes, see “—Book-Entry Notes.”

A holder of notes may exchange those notes for other notes of the same class and tranche of any authorized denominations and of the same aggregate stated principal amount and tenor.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the master owner trust designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

The master owner trust has appointed Wells Fargo Bank Minnesota, National Association as the note registrar for the notes. The master owner trust also may at any time designate additional transfer agents for any series, class or tranche of notes. The master owner trust may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the master owner trust will be required to maintain a transfer agent in each place of payment for a series, class or tranche of notes.

The accompanying prospectus supplement may state that application will be made to list your series, class or tranche of notes on the Luxembourg Stock Exchange or another exchange.

Book-Entry Notes

The notes offered by this prospectus will be delivered in book-entry form. This means that, except under the limited circumstances described in “—Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system – such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee – or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream Banking, société anonyme, or through Euroclear Bank S.A/N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream Banking, société anonyme and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The master owner trust, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes. The master owner trust, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

Unless definitive notes, that is, notes in physical form, are issued to the beneficial owners as described in “—Definitive Notes,” all references to “holders” of notes means DTC. The master owner trust, the indenture trustee and any paying agent, transfer agent or note registrar may treat DTC as the absolute owner of the notes for all purposes.

Beneficial owners of book-entry notes should realize that the master owner trust will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream Banking, société anonyme or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the master owner trust that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream Banking, société anonyme

Clearstream Banking, société anonyme is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream Banking, société anonyme holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking, société anonyme provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking, société anonyme also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Banking, société anonyme has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream Banking, société anonyme and Euroclear. Clearstream Banking, société anonyme currently accepts over 110,000 securities issues on its books.

Clearstream Banking, société anonyme customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream Banking, société anonyme U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream Banking, société anonyme has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream Banking, société anonyme is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Banking, société anonyme.

Euroclear System

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank S.A/N.V. as the Euroclear operator. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream Banking, société anonyme and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

The master owner trust will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the master owner trust’s paying agent, Wells Fargo Bank Minnesota, National Association, at the office of the paying agent that the master owner trust designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream Banking, société anonyme will be credited to cash accounts of Clearstream Banking, société anonyme participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking, société anonyme participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Banking, société anonyme and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking, société anonyme or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking, société anonyme participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream Banking, société anonyme or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the Business Day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream Banking, société anonyme participants on that Business Day. Cash received in Clearstream Banking, société anonyme or Euroclear as a result of sales of notes by or through a Clearstream Banking, société anonyme participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream Banking, société anonyme or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream Banking, société anonyme and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking, société anonyme and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book-entry notes may exchange those notes for physical form or definitive notes registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and the master owner trust is unable to find a qualified replacement for DTC;

•	the master owner trust, in its sole discretion, elects to terminate the book-entry system through DTC; or

•	any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Afterward, the holders of the definitive notes will be recognized as the “holders” of the notes under the indenture.

Replacement of Notes

The master owner trust will replace at the expense of the holder any mutilated notes upon surrender of that note to the indenture trustee. The master owner trust will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the master owner trust and the indenture trustee. In the case of a destroyed, lost or stolen note, the master owner trust and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the master owner trust before a replacement note will be issued.

Sources of Funds to Pay the Notes

General

The master owner trust’s primary assets will consist of credit card receivables that arise in consumer revolving credit card accounts owned by Bank One or by one of its affiliates that have been designated to have their credit card receivables transferred to the master owner trust and designated for inclusion in a particular asset pool and one or more collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates. Each collateral certificate will represent an undivided interest in the assets of the applicable credit card master trust or applicable securitization special purpose entity. In addition to credit card receivables and collateral certificates, the assets of the master owner trust will include master owner trust bank accounts. The assets of the master owner trust may also include the benefits of one or more derivative agreements, the benefits of one or more forms of supplemental credit enhancement agreements or supplemental liquidity agreements.

As of the initial issuance date, the master owner trust owned a collateral certificate issued by the First USA Master Trust, referred to herein as the “First USA Collateral Certificate”. For a description of the First USA Collateral Certificate, see “—The First USA Collateral Certificate.” For a description of the First USA Master Trust, see “The First USA Master Trust.” As of November 29, 2002 and on certain subsequent dates, consumer revolving credit card accounts owned by Bank One were designated to have their credit card receivables transferred to the master owner trust. For a description of the credit card receivables included in the master owner trust, see “Bank One’s Credit Card Portfolio—Composition of Master Owner Trust Receivables” in the attached prospectus supplement.

Each collateral certificate and credit card receivable transferred to the master owner trust will be designated for inclusion in a specified asset pool. Payment of principal of and interest on each series, class or tranche of notes will be secured primarily by the assets in a particular asset pool. As of the date of this prospectus, the only asset pool is Asset Pool One; however, additional asset pools may be created in the future. The First USA Collateral Certificate and credit card receivables arising in consumer revolving credit card accounts owned by Bank One currently designated for inclusion in the master owner trust are included in Asset Pool One.

The composition of an asset pool – including Asset Pool One – will likely change over time due to:

•	the master owner trust’s ability to increase and decrease the size of an existing collateral certificate included in that asset pool, such as the First USA Collateral Certificate in the case of Asset Pool One;

•	the master owner trust’s ability to designate additional collateral certificates for inclusion in that asset pool and to increase and decrease the size of those collateral certificates;

•	the master owner trust’s ability to designate additional consumer revolving credit card accounts to have their credit card receivables included in that asset pool; and

•	changes in the composition of the credit card receivables in the credit card master trusts or in that asset pool, as applicable, as new credit card receivables are created, existing credit card receivables are paid off or charged-off, additional consumer revolving credit card accounts are designated to have their credit card receivables included in that asset pool and consumer revolving credit card accounts are designated to have their credit card receivables removed from those master trusts or from that asset pool.

In addition, the occurrence of a pay out event with respect to a collateral certificate will result in an early amortization of that collateral certificate. The payments made upon the occurrence of a pay out event for a collateral certificate may be reinvested in another collateral certificate in that asset pool or directly in credit card receivables in that asset pool or paid to noteholders whose notes are secured by that asset pool or to Bank One as holder of the Transferor Certificate for that asset pool or deposited in the excess funding account for that asset pool.

Bank One can increase the Invested Amount of an existing collateral certificate included in an asset pool on any day in order to accommodate the issuance of new notes to be secured by that asset pool or solely to increase the Transferor Amount for that asset pool. If there are multiple collateral certificates and credit card receivables included in an asset pool, Bank One can choose to increase one, all or any combination thereof in any amount. Any increase in the invested amount of an existing collateral certificate without a corresponding increase in the invested amount of the other existing collateral certificates or the principal amount of credit card receivables included in an asset pool will result in a change in the composition of that asset pool. All newly generated credit card receivables arising in consumer revolving credit card accounts that have been designated to the master owner trust for inclusion in an asset pool will be transferred to the master owner trust and designated for inclusion in that asset pool. The amount of credit card receivables included in an asset pool will likely fluctuate daily as collections are received, credit card receivables are written off as uncollectible and new charges are made. The credit quality of credit card receivables, if any, which will be included in an asset pool on any day may not be the same as the credit quality of the credit card receivables already included in an asset pool. Alternatively, principal payments received on a collateral certificate not allocated to noteholders or used to pay interest on senior notes or the portion of the servicing fee allocable to senior notes of that series, or not required to be deposited to a principal funding account for the benefit of a series of notes, need not be reinvested in that collateral certificate. For example, these payments can instead be reinvested in another collateral certificate or paid to Bank One, thereby resulting in a shift in the composition of the asset pool. If the transferor amount of the credit card master trust is sufficient, and Bank One is the transferor for both that master trust and the master owner trust, the amount of a collateral certificate may be increased with a resulting decrease of the transferor interest in the credit card master trust and an increase in the Transferor Amount in the master owner trust. Any principal collections received under an existing collateral certificate without a corresponding reinvestment or increase in that collateral certificate will decrease the size of that collateral certificate. In addition, each collateral certificate is subject to its own pay out events under the terms of the applicable master trust agreements. The occurrence of a pay out event with respect to an existing collateral certificate will result in the commencement of the First USA Collateral Certificate Amortization Period. The collections received by the master owner trust upon the commencement of the First USA Collateral Certificate Amortization Period may be reinvested in another existing collateral certificate in the same asset pool or directly in credit card receivables arising under consumer revolving credit card accounts designated to have their credit card receivables included in that asset pool.

The following discussion pertains to the First USA Collateral Certificate, which is currently the only collateral certificate in Asset Pool One. However, as indicated above, the composition of Asset Pool One is expected to change over time, and additional collateral certificates and additional credit card receivables may be designated for inclusion in Asset Pool One in the future. The pertinent characteristics of the credit card receivables included in the master owner trust are described in the attached prospectus supplement. In addition, in the event additional collateral certificates are designated for inclusion in Asset Pool One, the pertinent characteristic of the collateral certificates added will be described in each applicable prospectus supplement.

The First USA Collateral Certificate

As of the date of this prospectus, one source of funds for the payment of principal of and interest on the notes secured by Asset Pool One is the First USA Collateral Certificate issued by the First USA Master Trust to the master owner trust. The following discussion and certain discussions in the accompanying prospectus supplement summarize the material terms of the First USA Collateral Certificate. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the First USA Master Trust agreement and the First USA Collateral Certificate. For a description of Bank One’s credit card activities, see “Bank One’s Credit Card Activities” and for a description of the First USA Master Trust and its assets, see “The First USA Master Trust.”

The First USA Collateral Certificate represents an undivided interest in the assets of the First USA Master Trust. The First USA Collateral Certificate is the only certificate issued pursuant to Series 2002-CC of the First USA Master Trust. The assets of the First USA Master Trust consist primarily of credit card receivables arising in consumer revolving credit card accounts that have been designated by Bank One to have their credit card receivables transferred to the First USA Master Trust. The amount of credit card receivables in the First USA Master Trust will fluctuate from day to day as new credit card receivables are generated or included in or removed from the First USA Master Trust and as other credit card receivables are paid off, charged off as uncollectible, or otherwise adjusted.

The First USA Collateral Certificate has no specified interest rate. The master owner trust, as holder of the First USA Collateral Certificate, is entitled to receive its allocable share of First USA Master Trust Finance Charge Collections and First USA Master Trust Principal Collections and is assessed its allocable share of the First USA Master Trust Default Amount. In addition, the holder of the First USA Collateral Certificate is obligated to pay the First USA Master Trust Investor Monthly Servicing Fee.

For the First USA Master Trust, finance charge receivables are all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services, and some other fees designated by Bank One on consumer revolving credit card accounts designated to have their credit card receivables transferred to the First USA Master Trust. As an approximation of the amount of Interchange generated by principal receivables arising in consumer revolving credit card accounts in the First USA Master Trust Portfolio, an amount equal to the First USA Master Trust Interchange Amount will be treated as finance charge collections for the First USA Master Trust. This amount will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the First USA Master Trust. For the First USA Master Trust, principal receivables are amounts charged by cardholders on consumer revolving credit card accounts designated for inclusion in the First USA Master Trust for merchandise and services, amounts advanced to cardholders as cash advances and all amounts billed to cardholders on the consumer revolving credit card accounts (other than finance charge receivables), but reduced by discount receivables.

The First USA Collateral Certificate has a fluctuating Invested Amount. Each month, the First USA Collateral Certificate will decrease by its allocable share of First USA Master Trust Principal Collections and First USA Master Trust Default Amounts and will increase by the amount of the Reinvestment Amount for Asset Pool One applied to increase the Invested Amount of the First USA Collateral Certificate. In addition, the Invested Amount of the First USA Collateral Certificate will increase by the amount of any additional investment that is funded through the issuance of a new series, class or tranche of notes secured by Asset Pool One or through an increase in the Asset Pool One Transferor Amount.

The Invested Amount of the First USA Collateral Certificate, as of the close of business on any day, is equal to:

•	the Invested Amount as of the close of business on the prior day – or, with respect to the first day of the first month, the initial Invested Amount of the First USA Collateral Certificate; plus

•	the amounts of any additional investment in or increases of the First USA Collateral Certificate on that day; minus

•	First USA Master Trust Principal Collections allocated to the First USA Collateral Certificate and paid on that day, including amounts paid with respect to remaining principal shortfalls; minus

•	the First USA Master Trust Default Amount allocated to the First USA Collateral Certificate for that day.

The First USA Master Trust Transferor Interest, which is owned by Bank One, represents the interest in the principal receivables in the First USA Master Trust not represented by any other First USA Master Trust series of investor certificates, including the First USA Collateral Certificate.

Each month, the First USA Master Trust will allocate First USA Master Trust Finance Charge Collections, First USA Master Trust Principal Collections and the First USA Master Trust Default Amount to the investor certificates outstanding under the First USA Master Trust, including the First USA Collateral Certificate.

Allocations of the First USA Master Trust Finance Charge Collections, First USA Master Trust Principal Collections and the First USA Master Trust Default Amount are generally made pro rata among (1) each series of investor certificates issued by the First USA Master Trust, including the First USA Collateral Certificate , based on each investor certificate’s respective Invested Amount, (2) Bank One, as the transferor, based on the First USA Master Trust Transferor Interest and (3) in certain circumstances, the interest of certain credit enhancement providers.

For all investor certificates, with the exception of the First USA Collateral Certificate, First USA Master Trust Principal Collections are allocated similarly to the allocation of First USA Master Trust Finance Charge Collections when no principal amounts are needed for deposit into a principal funding account or needed to pay principal to investors. However, First USA Master Trust Principal Collections are allocated differently when principal amounts are needed to be deposited into the First USA Master Trust principal funding accounts for other series or paid to the First USA Master Trust investors. When the principal amount of a First USA Master Trust investor certificate, other than the First USA Collateral Certificate, begins to accumulate or amortize, First USA Master Trust Principal Collections continue to be allocated to the investor certificate as if the Invested Amount of that investor certificate had not been reduced by First USA Master Trust Principal Collections deposited to a First USA Master Trust principal funding account or paid to First USA Master Trust investors. During this time of accumulation or amortization, allocations of First USA Master Trust Principal Collections to the investors in a series of investor certificates issued by the First USA Master Trust, other than the First USA Collateral Certificate, are based on the Invested Amount of that series “fixed” at the time immediately before the first deposit of First USA Master Trust Principal Collections into a principal funding account or the time immediately before the first payment of First USA Master Trust Principal Collections to investors of that series.

The First USA Collateral Certificate is allocated First USA Master Trust Principal Collections during a First USA Collateral Certificate Revolving Period in a manner similar to the allocation of First USA Master Trust Finance Charge Collections. During a First USA Collateral Certificate Amortization Period, First USA Master Trust Principal Collections are allocated to the First USA Collateral Certificate based on the highest Invested Amount of the First USA Collateral Certificate during the last month of the most recent First USA Collateral Certificate Revolving Period.

A First USA Collateral Certificate Amortization Period will include any month during which the sum of the First USA Master Trust Principal Collections and the First USA Master Trust Default Amount allocated to the First USA Collateral Certificate exceed the amount of the First USA Master Trust Additional Invested Amounts for that month. It is expected that the First USA Collateral Certificate will have more than one First USA Collateral Certificate Revolving Period and more than one First USA Collateral Certificate Amortization Period.

Upon the occurrence of certain pay out events, with respect to the First USA Collateral Certificate, a First USA Collateral Certificate Amortization Period for the First USA Collateral Certificate will commence and will continue until the Invested Amount of the First USA Collateral Certificate is paid in full. The collections received by the master owner trust from the First USA Collateral Certificate upon the occurrence of a pay out event for the First USA Collateral Certificate may be reinvested in another collateral certificate in Asset Pool One or in Master Owner Trust Eligible Receivables or will be paid to the noteholders or Bank One as holder of the Transferor Certificate for Asset Pool One. For a description of pay out events that will cause the First USA Collateral Certificate to enter a First USA Collateral Certificate Amortization Period, see “The First USA Master Trust—First USA Master Trust Pay Out Events.”

For a detailed description of the percentage used by the servicer in allocating First USA Master Trust Finance Charge Collections, First USA Master Trust Principal Collections and First USA Master Trust Default Amounts to the First USA Collateral Certificate during the First USA Collateral Certificate Revolving Period, see the definition of “First USA Collateral Certificate Floating Allocation Percentage” in the “Glossary of Defined Terms.” For a detailed description of the percentage used in allocating First USA Master Trust Principal Collections to the First USA Collateral Certificate during the First USA Collateral Certificate Amortization Period, see the definition of “First USA Collateral Certificate Principal Allocation Percentage” in the “Glossary of Defined Terms.”

For a detailed description of the application of collections and allocation of defaults by the First USA Master Trust, see “The First USA Master Trust—Application of Collections” and “—Defaulted Receivables; Rebates and Fraudulent Charges.”

For a detailed description of the servicing fee to be paid with respect to the First USA Collateral Certificate, see “The First USA Master Trust—First USA Master Trust Servicing Compensation and Payment of Expenses.”

Deposit and Application of Funds in the Master Owner Trust

The servicer of the master owner trust will allocate to each asset pool the Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee allocated to the assets of the master owner trust that are included in that asset pool. The applicable collateral agent for each asset pool will, at the direction of the servicer, allocate to each series of notes secured by an asset pool the product of:

•	the applicable Noteholder Percentage for that series and

•	the amount of Finance Charge Collections for that asset pool plus the amount of investment earnings on amounts on deposit in the collection account and the excess funding account for that asset pool.

The applicable collateral agent for each asset pool will also, at the direction of the servicer, allocate to each series of notes secured by that asset pool

•	the product of (1) the applicable Noteholder Percentage for that series and (2) the amount of Principal Collections for that asset pool,

•	the product of (1) the applicable Noteholder Percentage for that series and (2) the Default Amount for that asset pool, and

•	the product of (1) the applicable Noteholder Percentage for that series and (2) the servicing fee for that asset pool. The Noteholder Percentage for each series of notes will be specified in the accompanying prospectus supplement. Finance Charge Collections, Principal Collections, the Default Amount and the servicing fees allocated to the holders of notes of any series will be applied as described in the accompanying prospectus supplement.

Additional amounts may be allocated to a series, class or tranche of notes if the noteholders of that series, class or tranche have the benefit of a derivative agreement, a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of a derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement, including how any payments made pursuant to any of these agreements will be applied, will be included in the accompanying prospectus supplement for any series, class or tranche of notes that has the benefits of those agreements.

If Principal Collections allocated to the notes of any series for any month are less than the targeted monthly principal payment or deposit for that series of notes, and any series of notes secured by the same asset pool has excess Principal Collections and any other amounts available to be treated as Principal Collections remaining after its application of its allocation as described above, then the amount of excess from each series of notes secured by that asset pool will be applied to cover the principal shortfalls of each other series of notes secured by that asset pool, to the extent of any shortfall in a monthly principal payment, pro rata based on the aggregate principal shortfalls for each series secured by that asset pool. If, after the application of excess Principal Collections from other series of notes secured by the same asset pool, shortfalls still exist in Principal Collections allocated to a series, then Collateral Certificate Principal Shortfall Payments, if any, from applicable credit card master trusts will be applied to cover the remaining principal shortfalls.

In the case of a series of notes having more than one class or tranche, Principal Collections and Finance Charge Collections allocated to that series of notes will be further allocated and applied to each class or tranche of notes in the manner and order of priority described in the accompanying prospectus supplement.

Upon a sale of assets, or interests therein, following an event of default and acceleration, or on the applicable legal maturity date for a series, class or tranche of notes, as described in the accompanying prospectus supplement, the portion of the Nominal Liquidation Amount related to that series, class or tranche of notes will be reduced to zero and that series, class or tranche of notes will no longer receive any allocations of Finance Charge Collections or Principal Collections from the master owner trust or be allocated a portion of the Default Amount or the servicing fee for that asset pool. For a discussion on how assets are selected for sale if multiple assets exist, see “—Sale of Assets.”

The servicer will allocate to the holder of the Transferor Certificate for each asset pool, the Transferor Percentage for that asset pool of Finance Charge Collections and investment earnings on amounts on deposit in the collection account and the excess funding account for that asset pool, Principal Collections, the Default Amount and the servicing fee allocated to that asset pool. However, if the Transferor Amount for that asset pool is, or as a result of the allocation would become, less than the Required Transferor Amount for that asset pool or the Pool Balance for that asset pool is, or as a result of the payment would become, less than the Minimum Pool Balance for that asset pool, the amount of Principal Collections allocated to the holder of the Transferor Certificate will be deposited in the excess funding account for that asset pool. Finance Charge Collections allocated to the holder of the Transferor Certificate will be applied to cover certain shortfalls in the amount of investment earnings on investments of funds in certain bank accounts, such as the principal funding account, for the benefit of noteholders to the extent specified in the accompanying prospectus supplement.

Transferor Amount

The Transferor Amount for each asset pool, which may be held either in an uncertificated form or evidenced by a Transferor Certificate, will be held by Bank One or an affiliate. The Transferor Certificate or an interest in the Transferor Amount may be transferred by the holder in whole or in part subject to certain limitations and conditions described in the indenture and indenture supplement.

The Transferor Amount will fluctuate due to changes in the aggregate Invested Amount of the collateral certificates, the amount of principal receivables in the asset pool and the aggregate Nominal Liquidation Amount of all notes secured by that asset pool. The Transferor Amount for an asset pool will generally increase if there are reductions in the Nominal Liquidation Amount of a series, class or tranche of notes secured by that asset pool due to payments of principal on that series, class or tranche or a deposit to the principal funding account or applicable principal funding subaccount with respect to that series, class or tranche or an increase in the Invested Amount of an existing collateral certificate included in that asset pool without a corresponding increase in the Nominal Liquidation Amount of series, classes or tranches of notes secured by that asset pool. The Transferor Amount will generally decrease as a result of the issuance of a new series, class or tranche of notes secured by that asset pool, assuming that there is not a corresponding increase in the principal amount of the assets included in that asset pool.

Each asset pool will have a Required Transferor Amount. The Required Transferor Amount for an asset pool for any month will generally equal a designated percentage of the amount of principal receivables in that asset pool.

If, as determined on any Determination Date, the Transferor Amount for an asset pool is less than the Required Transferor Amount for that asset pool, Bank One will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate additional collateral certificates or credit card receivables for inclusion in that asset pool or Bank One will be required to increase the Invested Amount of an existing collateral certificate included in that asset pool as described in “—Addition of Assets.” If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in an asset pool or Bank One fails to increase the Invested Amount of an existing collateral certificate included in that asset pool when required to do so, an early amortization event will occur with respect to the notes secured by that asset pool.

Minimum Pool Balance

The Pool Balance for an asset pool for any month is comprised of (1) the Invested Amount of the outstanding collateral certificates included in that asset pool at the end of the month plus (2) the amount of principal receivables in that asset pool at the end of the month plus (3) the amount on deposit in the excess funding account for that asset pool at the end of the month.

In addition to the Required Transferor Amount requirement, each asset pool, including Asset Pool One, will have a Minimum Pool Balance requirement.

The Minimum Pool Balance for an asset pool for any month will generally be an amount equal to the sum of (1) for all series, classes and tranches of notes secured by that asset pool in their revolving period, the sum of the Nominal Liquidation Amounts of those series, classes and tranches, as measured at the close of business on the last day of that month and (2) for all series, classes and tranches of notes secured by that asset pool in their amortization period, the sum of the Nominal Liquidation Amount of those series, classes and tranches, each as measured at the close of business on the last day of the most recent revolving period with respect to those series, classes or tranches, excluding any series, class or tranche of notes secured by that asset pool which will be paid in full on the applicable payment date for those notes in the following month and any series, class or tranche of notes secured by that asset pool which will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the following month.

If, as determined on any Determination Date, the Pool Balance for an asset pool is less than the Minimum Pool Balance for that asset pool for the prior month, Bank One will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate those additional collateral certificates or credit card receivables for inclusion in that asset pool or Bank One will be required to increase the Invested Amount of an existing collateral certificate included in that asset pool as described in “—Addition of Assets.” If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in that asset pool or if Bank One fails to increase the Invested Amount of an existing collateral certificate included in that asset pool when required to do so, an early amortization event will occur with respect to the notes secured by that asset pool. See “The Indenture—Early Amortization Events.”

Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the Excess Funding Account

With respect to each month, if (1) the Transferor Amount for an asset pool is, or as a result of a payment would become, less than the Required Transferor Amount for that asset pool or (2) the Pool Balance for an asset pool is, or as a result of a payment would become, less than the Minimum Pool Balance for that asset pool, the applicable collateral agent will, at the direction of the servicer, allocate Principal Collections for that asset pool that would otherwise have been paid to the holder of the Transferor Certificate to the excess funding account for that asset pool in an amount equal to the greater of the amount by which the Transferor Amount for that asset pool would be less than the Required Transferor Amount for that asset pool and the amount by which the Pool Balance for that asset pool would be less than the Minimum Pool Balance for that asset pool, each determined with respect to the related month.

Amounts on deposit in the excess funding account will be applied as described in the accompanying prospectus supplement.

Reinvestment in Collateral

On each First Note Transfer Date, the Reinvestment Amount for the prior month for each asset pool will be applied for each asset pool in the following order of priority:

•	if the assets included in that asset pool include one or more collateral certificates, the servicer, on behalf of the master owner trust, will specify the amount of the Reinvestment Amount for that asset pool to be applied in order to increase the Invested Amount of each existing collateral certificate included in that asset pool. This amount will be determined by the servicer, on behalf of the master owner trust, in its own discretion, and no reinvestment will be required. However, the servicer, on behalf of the master owner trust, will be required to increase the Invested Amount of an existing collateral certificate included in that asset pool if the Transferor Amount for that asset pool for the prior month did not equal or exceed the Required Transferor Amount for that asset pool for the prior month or the Pool Balance for that asset pool for the prior month did not equal or exceed the Minimum Pool Balance for that asset pool for the prior month and Bank One elects to increase the Invested Amount of one or more existing collateral certificates in that asset pool as described in “—Addition of Assets,” so long as the related transfer and servicing agreement and master trust agreement allow that reinvestment and the transferor or seller for the related master trust agrees to the reinvestment; and

•	the remaining amount will be paid to the holder of the Transferor Certificate for the applicable asset pool; but, if the Transferor Amount for that asset pool for the prior month did not equal or exceed the Required Transferor Amount for that asset pool for the prior month or the Pool Balance for that asset pool for the prior month did not equal or exceed the Minimum Pool Balance for that asset pool for the prior month, after application of the Reinvestment Amount, if any, described above, the remaining amount will be deposited by the servicer in the excess funding account for the applicable asset pool.

“Reinvestment Amount” means, for any asset pool and any month, an amount equal to:

•	the sum of:

—	the Principal Collections allocated to that asset pool for that month, plus

—	the Finance Charge Collections allocated to that asset pool and similar amounts applied with respect to the Default Amount for all notes secured by that asset pool and the Nominal Liquidation Amount Deficit for all series of notes secured by that asset pool for that month, plus

—	any other amounts specified in the accompanying prospectus supplement, plus

—	with respect to each series of notes secured by that asset pool, the portion of the amount on deposit in the principal funding account for each series that is in excess of the amount targeted to be on deposit in the principal funding account for that series and that is paid to the master owner trust pursuant to the indenture supplement for that series, plus

—	U.S. dollar payments which will be received under any derivative agreements with respect to principal for that month, plus

—	the aggregate amount of the accretion of principal on all discount notes secured by that asset pool with respect to that month paid to the master owner trust pursuant to the related indenture supplement for those discount notes, minus

•	the sum of:

—	the aggregate amount deposited in principal funding accounts in respect of the notes secured by that asset pool for each Note Transfer Date related to that month plus

—	the amount of Principal Collections reallocated to pay any portion of the targeted interest deposit amount and any portion of the noteholder’s share of the servicing fee for that asset pool for that month.

In addition, the Reinvestment Amount for Asset Pool One will include an amount equal to the Collateral Certificate Principal Shortfall Payments for Asset Pool One for that month.

Increases in the Invested Amount of an Existing Collateral Certificate

In addition to the increases described in “—Reinvestment in Collateral,” the Invested Amount of any existing collateral certificate included in an asset pool may be increased by the master owner trust and the applicable transferor on any Business Day in connection with the issuance of an additional series, class or tranche of notes secured by that asset pool or the increase of the Transferor Amount for that asset pool.

Increases in the Invested Amount of an existing collateral certificate included in an asset pool will be funded from the proceeds of the issuance of an additional series, class or tranche of notes or funded by the applicable transferor, which funding may be in cash or through an increase in the Transferor Amount for the asset pool in which that collateral certificate has been designated for inclusion.

Notwithstanding the descriptions of increases in the Invested Amount of any existing collateral certificate included in an asset pool in the two prior paragraphs and in “—Reinvestment in Collateral,” the Invested Amount of an existing collateral certificate included in an asset pool will not be increased, and reinvestment in that collateral certificate will not be permitted, if an early amortization event has occurred with respect to the notes secured by the applicable asset pool as a result of a failure to transfer additional assets to the master owner trust to be designated for inclusion in that asset pool or a failure to increase the Invested Amount of an existing collateral certificate included in that asset pool at a time when the Pool Balance for that asset pool for the prior month is less than the Minimum Pool Balance for that asset pool for the prior month, and if increasing the Invested Amount of or reinvesting in that collateral certificate would result in a reduction in the allocation percentage applicable for principal collections for that collateral certificate.

Addition of Assets

Bank One will have the right, in connection with a particular asset pool in the master owner trust, from time to time, (1) to designate additional consumer revolving credit card accounts to have their credit card receivables transferred to the master owner trust to be designated for inclusion in that asset pool, (2) to transfer one or more additional collateral certificates to the master owner trust to be designated for inclusion in that asset pool or (3) to increase the Invested Amount of one or more existing collateral certificates included in that asset pool. Bank One will be required to designate additional consumer revolving credit card accounts, transfer additional collateral certificates, or increase the Invested Amount of one or more existing collateral certificates included in that asset pool, if on any Determination Date, (1) the Transferor Amount for that asset pool is less than the Required Transferor Amount for that asset pool for the prior month, or (2) the Pool Balance for that asset pool is less than the Minimum Pool Balance for that asset pool for the prior month. In the event that Bank One fails to maintain certain short-term credit ratings as described in the transfer and servicing agreement, the Transferor Amount and the Pool Balance for an asset pool will be determined on a daily basis in accordance with a method to be determined by the servicer, subject to written confirmation of each rating agency then rating any outstanding notes secured by that asset pool that the ratings of those notes will not be withdrawn or downgraded.

Each additional consumer revolving credit card account must be a Master Owner Trust Eligible Account and each additional collateral certificate must be a Master Owner Trust Eligible Collateral Certificate at the time of its transfer. However, additional collateral certificates may not be of the same credit quality as the collateral certificates, if any, and credit card receivables arising in additional consumer revolving credit card accounts may not be of the same credit quality as the credit card receivables arising in consumer revolving credit card accounts, if any, already included in the asset pool. Additional consumer revolving credit card accounts may have been originated by Bank One or an affiliate using credit criteria different from those which were applied by Bank One to the consumer revolving credit card accounts already included in an asset pool or may have been acquired by

Bank One from a third-party financial institution which may have used different credit criteria from those applied by Bank One to the consumer revolving credit card accounts.

The transfer by Bank One to the master owner trust of additional collateral certificates or credit card receivables arising in additional consumer revolving credit card accounts or, with respect to the first bullet point below, the increase by Bank One of the Invested Amount of an existing collateral certificate, is subject to the following conditions, among others:

•	Bank One must give the owner trustee, the indenture trustee, the servicer, the applicable collateral agent and each rating agency – unless the notice requirement is otherwise waived – written notice that the additional collateral certificates and/or additional consumer revolving credit card accounts will be included in the master owner trust or that the Invested Amount of an existing collateral certificate is going to be increased;

•	Bank One will have delivered to the applicable collateral agent and the servicer a written assignment for the additional collateral certificates or additional consumer revolving credit card accounts as provided in the applicable asset pool supplement and Bank One will have delivered to the applicable collateral agent a computer file containing a true and complete list of the additional consumer revolving credit card accounts identified by account number and the aggregate principal amount of credit card receivables in those additional credit card accounts;

•	Bank One, as servicer, will represent and warrant that (x) (1) each additional consumer revolving credit card account is, as of the date that credit card account is designated to have its credit card receivables transferred to the master owner trust, a Master Owner Trust Eligible Account and (2) each collateral certificate is, as of the date the certificate is selected to be transferred to the master owner trust, a Master Owner Trust Eligible Collateral Certificate and (y) as of the date each additional consumer revolving credit card account is selected to be designated and/or the additional collateral certificate is selected to be transferred to the master owner trust, Bank One is not insolvent;

•	the acquisition by the master owner trust of the credit card receivables arising in the additional consumer revolving credit card accounts or of the additional collateral certificate will not, in the reasonable belief of Bank One, cause an early amortization event or event of default or have a material adverse effect on the amount of funds available for distribution to noteholders or the timing of the distribution;

•	if, with respect to any three-month period, the aggregate number of additional consumer revolving credit card accounts designated to have their credit card receivables included in an asset pool equals or exceeds 15% – or with respect to any twelve-month period, 20% – of the aggregate number of consumer revolving credit card accounts designated for inclusion in that asset pool as of the first day of that period, the applicable collateral agent will have received notice that no rating agency will withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the addition;

•	if so notified by any rating agency that has rated any outstanding series, class or tranche of notes that the rating agency has elected to confirm existing ratings prior to a transfer of additional collateral certificates, the applicable collateral agent will have received notice from that rating agency, on or prior to the applicable addition date, specifying that that rating agency will not withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the proposed transfer of additional collateral certificates; and

•	Bank One will have delivered to the applicable collateral agent an officer’s certificate confirming the items described above.

Removal of Assets

The master owner trust may, but will not be obligated to, designate consumer revolving credit card accounts and the credit card receivables arising under those credit card accounts for removal from an asset pool. Bank One may, but will not be obligated to, designate those credit card accounts and the credit card receivables in those credit card accounts for removal from the assets of the master owner trust.

The master owner trust will be permitted to designate for removal from an asset pool, and Bank One will be permitted to designate for removal from the master owner trust and require reassignment to it, of credit card receivables arising under consumer revolving credit card accounts only upon satisfaction of the following conditions:

•	the removal of any credit card receivables arising in any removed consumer revolving credit card accounts will not, in the reasonable belief of the master owner trust and Bank One cause with respect to the asset pool in which the credit card receivables have been designated for inclusion, an early amortization event or event of default to occur or have a material adverse effect on the amount of funds available to be distributed to noteholders, or cause the Transferor Amount for that asset pool to be less than the Required Transferor Amount for that asset pool or the Pool Balance for that asset pool to be less than the Minimum Pool Balance for that asset pool for the month in which the removal occurs;

•	the master owner trust and Bank One will have delivered to the applicable collateral agent for execution a written assignment and, within 5 Business Days thereafter, a computer file containing a true and complete list of all removed consumer revolving credit card accounts identified by account number and the aggregate amount of credit card receivables in those removed credit card accounts;

•

Bank One, as servicer, will represent and warrant that (1) a random selection procedure was used by the servicer in selecting the removed consumer revolving credit card accounts and only one removal of randomly selected consumer revolving credit card accounts will occur in the then-current month, (2) the removed consumer revolving credit card accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by that third party or has expired without renewal and which by its terms permits the third party to repurchase the consumer revolving credit card accounts subject to that arrangement upon that cancellation or non-renewal and the third party has exercised that repurchase right or (3) the removed consumer revolving credit card accounts were selected using another method that will not preclude transfers from being accounted for as sales under generally accepted accounting principles or prevent the transferor from continuing to qualify as a qualifying special purpose entity in accordance with SFAS 140;

•	on or before the tenth Business Day prior to the removal date, each rating agency will have received notice of the proposed removal of consumer revolving credit card accounts and, if a random selection procedure was not used in selecting the removed consumer revolving credit card accounts, Bank One will have received notice from each rating agency that has rated any outstanding series, class or tranche of notes that the proposed removal will not result in a withdrawal or downgrade of its then-current ratings for any outstanding series, class or tranche of notes secured by the asset pool from which the removal is being made; and

•	the master owner trust and Bank One will have delivered to the applicable collateral agent an officer’s certificate confirming the items set forth above.

Master Owner Trust Bank Accounts

The master owner trust will establish bank accounts for each asset pool. In connection with Asset Pool One, the master owner trust has established a collection account for the purpose of receiving amounts collected on the First USA Collateral Certificate and the credit card receivables designated for inclusion in Asset Pool One and amounts collected on the other assets in Asset Pool One, including additional collateral certificates that may be transferred at a later date.

The master owner trust has also established an excess funding account for Asset Pool One for the purpose of depositing Principal Collections allocated to Asset Pool One that would otherwise be paid to Bank One, as holder of the Asset Pool One Transferor Certificate, at a time when payments of those Principal Collections to Bank One would cause the Asset Pool One Transferor Amount to be less than the Asset Pool One Required Transferor Amount or the Asset Pool One Pool Balance to be less than the Asset Pool One Minimum Pool Balance as each such term is defined in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, the master owner trust may direct the indenture trustee to cause the applicable collateral agent to establish and maintain in the name of the collateral agent supplemental accounts for any series, class or tranche of notes for the benefit of the indenture trustee, the applicable collateral agent and the related noteholders.

The supplemental accounts described in this section are referred to as master owner trust bank accounts. Master owner trust bank accounts are Qualified Bank Accounts and amounts maintained in master owner trust bank accounts may only be invested in Permitted Investments.

Derivative Agreements

A series, class or tranche of notes may have the benefit of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap, a collar, a guaranteed investment contract or other similar arrangements with various counterparties. In general, the master owner trust will receive payments from counterparties to the derivative agreements in exchange for the master owner trust’s payments to them, to the extent required under the derivative agreements. Payments received under derivative agreements with respect to interest payments on dollar notes of a series, class or tranche will generally be treated as Finance Charge Collections for that series, class or tranche. The specific terms of a derivative agreement applicable to a series, class or tranche of notes and a description of the related counterparty will be included in the accompanying prospectus supplement. Bank One or any of its affiliates may be counterparties to a derivative agreement.

Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements

A series, class or tranche of notes may have the benefit of one or more additional forms of credit enhancement agreements – referred to herein as “supplemental credit enhancement agreements” – such as a letter of credit or surety bond or other similar arrangement with various credit enhancement providers. In addition, some notes may have the benefit of one or more forms of supplemental liquidity agreements – referred to herein as “supplemental liquidity agreements” – such as a liquidity facility or other similar arrangements with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the accompanying prospectus supplement for a series, class or tranche of notes. Bank One or any of its affiliates may be the provider of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Sale of Assets

If a series, class or tranche of notes has an event of default and is accelerated before its legal maturity date, the collateral agent may sell assets, or interests therein, if the conditions described in “The Indenture—Events of Default” and “—Events of Default Remedies” are satisfied, and with respect to subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of that series, class or tranche.

Any sale of assets for a tranche of subordinated notes in a multiple tranche series may be delayed for that tranche if the repayment would result in insufficient enhancement being available for the senior notes of that series until (1) the senior notes are prefunded sufficiently, (2) enough senior notes are repaid, or (3) new subordinated notes have been issued, to the extent that the tranche of subordinated notes is no longer needed to provide the required subordination for the senior notes of that series. In a multiple tranche series, if a tranche of senior notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated notes of that series.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, a sale of assets will automatically take place on that date regardless of the subordination requirements of any senior notes. Proceeds from the sale and amounts on deposit in master owner trust bank accounts related to that tranche will be immediately paid to the noteholders of that tranche.

The amount of assets sold will generally be up to 105% of the Nominal Liquidation Amount of the related notes, subject to any further limitations specified in the accompanying prospectus supplement. The Nominal Liquidation Amount of those notes will be automatically reduced to zero upon the occurrence of the sale. No more Principal Collections or Finance Charge Collections will be allocated to those notes. Noteholders will receive the proceeds of the sale in an amount not to exceed the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, those notes. The notes are no longer outstanding under the indenture once the sale occurs.

After giving effect to a sale of assets for a series, class or tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that series, class or tranche of notes. This deficiency can arise because the Nominal Liquidation Amount of that series, class or tranche was reduced before the sale of assets or because the sale price for the assets was less than the outstanding dollar principal amount and accrued, past due and additional interest. Unless otherwise specified in the accompanying prospectus supplement, these types of deficiencies will not be reimbursed.

Master Owner Trust Representations and Warranties

The transferor has made and will make certain representations and warranties to the master owner trust to the effect that, among other things, as of (1) each date of issuance of a series, class or tranche of notes, (2)

each date the Invested Amount of an existing collateral certificate included in an asset pool is increased and (3) each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master trust or one or more additional collateral certificates are transferred to the master owner trust:

•	the transferor is an entity duly organized, validly existing and in good standing and has the authority to perform its obligations under the transfer and servicing agreement,

•	the execution and delivery of the transfer and servicing agreement has been duly authorized,

•	the execution and delivery by the transferor of the transfer and servicing agreement will not conflict with or result in a breach of any of the material terms of or constitute a material default under any instrument to which the transferor is a party or by which its properties are bound,

•	there are no proceedings or investigations pending or, to the best knowledge of the transferor, threatened against the transferor before any governmental authority asserting the invalidity of the transfer and servicing agreement, seeking to prevent the consummation of any of the transactions contemplated by the transfer and servicing agreement or seeking any determination that would materially and adversely affect the validity or enforceability of the transfer and servicing agreement;

•	the transferor has received all consents required in connection with the transactions contemplated by the transfer and servicing agreement and

•	the execution of the transfer and servicing agreement will not constitute the violation of any requirements of law applicable to the transferor.

Furthermore, the transferor will represent and warrant, among other things, that:

•	as of each date that a new credit card receivable is transferred to the master owner trust, each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust, and each date one or more additional collateral certificates are transferred to the master owner trust, the transfer and servicing agreement and any related written assignment, each constitutes a legal, valid and binding obligation of the transferor;

•	as of each date of issuance of a series, class or tranche of notes, the transfer and servicing agreement and the applicable master trust agreements each constitutes a legal, valid and binding obligation of the transferor;

•	as of each date the Invested Amount of an existing collateral certificate included in an asset pool is increased, the transfer and servicing agreement and the applicable master trust agreements each constitutes a legal, valid and binding obligation of the transferor;

•	as of each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust, the initial issuance date of the First USA Collateral Certificate, and each date one or more additional collateral certificates are transferred to the master owner trust, the information contained in the transfer and servicing agreement describing those credit card accounts and/or collateral certificates that are transferred to the master owner trust is true and correct in all material respects;

•

as of each date a new credit card receivable is transferred to the master owner trust, the initial issuance date of the First USA Collateral Certificate, each date the Invested Amount of an existing collateral certificate included in an asset pool is increased, each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust and each date one or more additional collateral certificates are transferred to the master owner trust, the transferor owns and has good and marketable title to that credit card receivable, collateral certificate, or increased Invested Amount of a collateral certificate, and that credit card receivable, collateral certificate, or increased Invested Amount of a collateral certificate will be transferred to the master owner trust by the transferor free and clear of any lien (other than any lien for municipal or local taxes if those taxes are due and payable or if the transferor is contesting the validity of those taxes and has set aside adequate reserves), claim or incumbrance by any person and in compliance with all requirements of law;

•	as of each date a new credit card receivable is transferred to the master owner trust, the initial issuance date of the First USA Collateral Certificate, each date the Invested Amount of an existing collateral certificate included in an asset pool is increased, each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust and each date one or more additional collateral certificates are transferred to the master owner trust, all authorizations, consents, orders or approvals of or registrations or declarations have been obtained, effected or given by the transferor in connection with the transfer of the credit card receivables and/or collateral certificates or the increased Invested Amount of a collateral certificate;

•	as of the initial issuance date of the First USA Collateral Certificate, each date the Invested Amount of an existing collateral certificate included in an asset pool is increased, each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust, each date one or more additional collateral certificates are transferred to the master owner trust and each date of issuance of a series, class or tranche of notes, the transfer and servicing agreement constitutes a valid sale, transfer and assignment to the master owner trust of all right, title and interest of the transferor in and to the First USA Collateral Certificate, the increased Invested Amount of a collateral certificate, any credit card receivables existing on that addition date or thereafter created and any additional collateral certificate or a valid and continuing first priority perfected security interest in the First USA Collateral Certificate, increased Invested Amount of collateral certificates, any credit card receivables existing on that addition date or thereafter created and any additional collateral certificates and consumer revolving credit card accounts;

•	as of the date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust, each related additional consumer revolving credit card account is a Master Owner Trust Eligible Account, and each credit card receivable contained in that additional credit card account and each new credit card receivable transferred to the master owner trust by the transferor is, as of the designation date for the consumer revolving credit card account or the date of the creation of that new credit card receivable, as applicable, a Master Owner Trust Eligible Receivable and constitutes an “account” within the meaning of the applicable UCC;

•	as of the date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust, no selection procedure believed to be materially adverse to the interest of the noteholders has been used in selecting those credit card accounts designated to have their credit card receivables transferred to the master owner trust; and

•	as of the initial issuance date of the First USA Collateral Certificate, each date the Invested Amount of an existing collateral certificate included in an asset pool is increased and each date one or more additional collateral certificates are transferred to the master owner trust, the existing collateral certificate or each additional collateral certificate, as applicable, is a Master Owner Trust Eligible Collateral Certificate.

In the event of a breach of any representation and warranty described above which has a material and adverse effect on the related collateral certificate or credit card receivable, then – unless the representations and warranties become true and correct in all material respects within 60 days, or a longer period, not in excess of 120 days, as may be agreed to by the indenture trustee, the applicable collateral agent and the servicer, after the earlier to occur of the discovery of the breach by the transferor who conveyed the affected collateral certificate or credit card receivable to the master owner trust or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee, the applicable collateral agent or the servicer – the transferor will accept reassignment of the Ineligible Collateral Certificate or Ineligible Receivable, as applicable. The transferor will accept reassignment of each Ineligible Collateral Certificate upon delivery to it of the Ineligible Collateral Certificate with a valid assignment by the applicable collateral agent who will then (1) direct the servicer to deduct the Invested Amount of each Ineligible Collateral Certificate from the Pool Balance for the asset pool and to decrease the Transferor Amount of the asset pool by the Invested Amount of the Ineligible Collateral Certificate. The transferor will accept reassignment of each Ineligible Receivable by (i) directing the servicer to deduct the principal balance of each Ineligible Receivable from the Pool Balance for that asset pool and to decrease the Transferor Amount of the asset pool by the principal balance of the Ineligible Receivable.

In the event that the exclusion of an Ineligible Collateral Certificate or an Ineligible Receivable from the calculation of the Transferor Amount for an asset pool would cause the Transferor Amount for that asset pool to be reduced below the Required Transferor Amount for the asset pool or the Pool Balance for that asset pool to be reduced below the Minimum Pool Balance for that asset pool or would otherwise not be permitted by law, the transferor who conveyed the Ineligible Collateral Certificate or Ineligible Receivable will immediately, but in no event later than 10 Business Days after that event, make a deposit in the excess funding account for that asset pool in immediately available funds in an amount equal to the amount by which the Transferor Amount for that asset pool would be reduced below the Required Transferor Amount for that asset pool or the Pool Balance for that asset pool would be reduced below the Minimum Pool Balance for that asset pool.

In the event that:

•	(1) a breach of the representation and warranty relating to prior liens or in the event that a credit card receivable is not a Master Owner Trust Eligible Receivable or a collateral certificate is not a Master Owner Trust Eligible Collateral Certificate, and (2) either of the following two conditions is met:

–	as a result of that breach or event, that credit card receivable is charged off as uncollectible or the master owner trust’s rights in, to or under that collateral certificate or credit card receivable or its proceeds are impaired or the proceeds of that collateral certificate or credit card receivable are not available for any reason to the master owner trust free and clear of any lien; or

–	the lien upon that credit card receivable or collateral certificate arises in favor of the United States of America or any state or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or has been consented to by the transferor, or

•	with respect to that credit card receivable, the transferor has taken an action that causes that credit card receivable to be deemed to be an Ineligible Receivable;

then, upon the earlier to occur of the discovery of the breach or event by the transferor or the servicer or receipt by the transferor of written notice of the breach or event given by the indenture trustee, the applicable collateral agent or the owner trustee, then the transferor will accept reassignment of that credit card receivable or that collateral certificate on the terms and conditions set forth above.

Limited Recourse to the Master Owner Trust; Security for the Notes

Only the portion of Finance Charge Collections and Principal Collections allocated to a series, class or tranche of notes – after giving effect to all allocations and reallocations, funds on deposit in the applicable master owner trust bank accounts, any applicable derivative agreement, any supplemental credit enhancement agreement or any supplemental liquidity agreement, to the extent amounts payable under the derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement are not then included in Finance Charge Collections and Principal Collections, and proceeds from the sale of assets – will provide the source of payment for principal of or interest on any series, class or tranche of notes. Noteholders will have no recourse to any other assets of the master owner trust, including any assets included in another asset pool, or any other person or entity for the payment of principal of and interest on the notes.

The notes supported by an asset pool are secured by a shared security interest in the assets designated for inclusion in that asset pool, including the collection account and the excess funding account, but each series, class or tranche of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture, the applicable asset pool supplement and the related indenture supplement. Each series, class or tranche of notes is also secured by a security interest in any applicable derivative agreement, any supplemental credit enhancement agreement and any supplemental liquidity agreement.

Certain Matters Regarding the Servicer and the Administrator of the Master Owner Trust

Bank One will service credit card receivables arising in a portfolio of consumer revolving credit card accounts owned by Bank One or one of its affiliates which are included in the master owner trust pursuant to the transfer and servicing agreement among Bank One, as transferor, servicer and administrator and the master owner trust. As compensation for the performance of its obligations as servicer and as reimbursement for its expenses related thereto, Bank One will be entitled to a servicing fee in the amounts and at the times specified in the accompanying prospectus supplement. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering those actions and in those amounts as the servicer believes to be reasonable from time to time.

The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the indenture trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the transfer and servicing agreement. Bank One, as initial servicer, has delegated some of its servicing duties to First Data Resources, Inc., a Delaware corporation; however, this delegation does not relieve Bank One of its obligation to perform its duties as servicer in accordance with the transfer and servicing agreement.

The transfer and servicing agreement provides that the servicer will indemnify and hold harmless each of the master owner trust, the owner trustee the indenture trustee and any collateral agent from and against any and all reasonable loss, liability, claim, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of the master owner trust or the administration of the master owner trust by the owner trustee, the issuance by the master owner trust of any notes, any Master Owner Trust Servicer Default, as described in “—Master Owner Trust Servicer Default,” or any termination of the rights and obligations of the servicer, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, but the Servicer will not indemnify (1) the owner trustee, the indenture trustee, each collateral agent or the noteholders for liabilities imposed by reason of fraud, negligence, or willful misconduct by the owner trustee, the indenture trustee or the applicable collateral agent in the performance of its duties under the transfer and servicing agreement, (2) the master owner trust, the noteholders or the note owners for any liabilities, costs or expenses of the master owner trust arising from actions taken by the owner trustee, the indenture trustee or the applicable collateral agent at the request of noteholders, (3) the master owner trust, the noteholders or the note owners for any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted consumer revolving credit card accounts or credit card receivables which are written off as uncollectible or losses suffered by the collateral certificates or (4) the master owner trust, the noteholders or the note owners for any liabilities, costs or expenses of the master owner trust, the noteholders or the note owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the master owner trust, the noteholders or the note owners in connection with the transfer and servicing to any taxing authority. Any such indemnification will not be payable from the assets transferred to the master owner trust.

In addition, Bank One will also be the administrator for the master owner trust and will agree, to the extent provided in the transfer and servicing agreement, to provide notices and to perform on behalf of the master owner trust all administrative obligations required by the indenture and as described in the transfer and servicing agreement. As compensation for its performance of the administrator’s obligations under the transfer and servicing agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee to be paid by the transferor.

Master Owner Trust Servicer Default

In the event of any Master Owner Trust Servicer Default (as defined below), either the indenture trustee or noteholders representing more than 50% of the aggregate unpaid principal amount of all affected notes, by written notice to the servicer and the owner trustee (and to the indenture trustee if given by the noteholders), may terminate all of the rights and obligations of the servicer as servicer under the transfer and servicing agreement and the indenture trustee may appoint a successor servicer. The rights and interest of the transferor under the transfer and servicing agreement and in the Transferor Amount of each asset pool will not be affected by a termination of Bank One as servicer. The indenture trustee will be obligated to appoint a successor servicer as promptly as possible. If no successor servicer has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the transfer and servicing agreement will pass to the indenture trustee. The indenture trustee will, if it is legally unable to act as servicer, petition a court of competent jurisdiction to appoint any established institution qualifying as an eligible servicer as the successor servicer under the transfer and servicing agreement. The indenture trustee will notify each rating agency and the administrator upon the removal of the servicer and upon the appointment of a successor servicer.

A “Master Owner Trust Servicer Default” means, with respect to the master owner trust, any of the following events:

•	failure by the servicer to make any payment, transfer or deposit, or to give notice or instructions to the indenture trustee to make any required withdrawal or payment, transfer or deposit, on the date the servicer is required to do so under the transfer and servicing agreement, the indenture, the asset pool one supplement or any indenture supplement, or within the applicable grace period, which will not exceed 35 Business Days;

•	failure on the part of the servicer to duly observe or perform in any material respect any other covenants or agreements of the servicer, which failure has a material adverse effect on the holders of notes of any series, class or tranche issued and outstanding under the indenture and which continues unremedied and continues to have a material adverse effect on those noteholders for a period of 60 days after written notice; or the delegation by the servicer of its duties under the transfer and servicing agreement, except as specifically permitted under the transfer and servicing agreement;

•	any representation, warranty or certification made by the servicer in the transfer and servicing agreement or in any certificate delivered pursuant to the transfer and servicing agreement proves to have been incorrect when made and has a material adverse effect on the holders of notes of any series issued and outstanding under the master owner trust, and that representation, warranty or certification continues to be incorrect in any material respect and continues to have a material adverse effect on those noteholders for a period of 60 days after written notice is given to the servicer by the owner trustee, the indenture trustee or the applicable collateral agent, or to the servicer, the owner trustee, the indenture trustee and the applicable collateral agent by the holders of notes evidencing not less than 50% of the aggregate outstanding dollar principal amount of all notes or, if the representation, warranty or certification does not relate to all series, classes and tranches or notes, not less than 50% of the aggregate outstanding dollar principal amount of all series, classes and tranches of notes to which that representation, warranty or certification relates;

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, or

•	any other event specified in the accompanying prospectus supplement.

Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (1) above for a period of 10 Business Days after the applicable grace period, or referred to under clause (2) or (3) for a period of 60 Business Days after the applicable grace period, will not constitute a Master Owner Trust Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar causes.

In the event of a Master Owner Trust Servicer Default, if a conservator or receiver is appointed for the servicer and no Master Owner Trust Servicer Default other than that conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the indenture trustee or the majority of the noteholders from effecting a transfer of the servicing obligations.

Evidence as to Compliance

The transfer and servicing agreement provides that the servicer will cause a firm of independent public accountants to furnish to the indenture trustee, the owner trustee and the applicable collateral agent, on an annual basis, a report to the effect that the accountants have applied certain procedures agreed upon with the servicer to compare the mathematical calculations of each amount specified in the servicer’s certificates delivered pursuant to the transfer and servicing agreement during the period covered by that report with the servicer’s computer reports that were the source of the amounts specified in those certificates and that, on the basis of those agreed-upon procedures and comparisons, the accountants are of the opinion that those amounts are in agreement, except for any exceptions they believe to be immaterial and any other exceptions set forth in their statement. Such report will specify the agreed-upon procedures performed.

The transfer and servicing agreement provides that the servicer will cause a firm of independent public accountants to furnish to the indenture trustee, the owner trustee, the applicable collateral agent and each rating agency on an annual basis a report to the effect that that firm has examined the assertion of the servicer that it has maintained effective internal control over the servicing of consumer revolving credit card accounts included in the master owner trust and has completed that examination in accordance with the standards established by the American Institute of Certified Public Accountants and that, on the basis of that examination, the firm is of the opinion, assuming the accuracy of any reports generated by the servicer’s third party agents, that that assertion is fairly stated in all material respects.

The Indenture

The notes will be issued pursuant to the terms of the indenture, the applicable asset pool supplement and the related indenture supplement. The following discussion and the discussions under “The Notes” and certain sections in the accompanying prospectus supplement summarize the material terms of the notes, the indenture, the applicable asset pool supplement and the related indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the applicable asset pool supplement and the related indenture supplement.

Indenture Trustee and Collateral Agent

Wells Fargo Bank Minnesota, National Association is the trustee under the indenture for the notes. Wells Fargo Bank Minnesota, National Association is also the collateral agent for Asset Pool One under the Asset Pool One Supplement. Its principal corporate trust office is located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479.

The indenture trustee may resign at any time. The master owner trust may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the master owner trust must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment.

The collateral agent for any asset pool may also resign at any time. The master owner trust may also remove any collateral agent if the collateral agent is no longer eligible to act as collateral agent under the applicable asset pool supplement or if the collateral agent becomes insolvent. In all circumstances, the master owner trust must appoint a successor collateral agent for the applicable asset pool. Any resignation or removal of the collateral agent and appointment of a successor collateral agent will not become effective until the successor collateral agent accepts the appointment.

The master owner trust, Bank One or any of their affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and the collateral agent and any of their affiliates.

Master Owner Trust Covenants

The master owner trust will not, among other things:

•	claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from those payments under the Internal Revenue Code or other applicable tax law,

•	voluntarily dissolve or liquidate, or

•	permit (1) the validity or effectiveness of the indenture to be impaired, or permit the lien created by the indenture and the applicable asset pool supplement to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture and the applicable asset pool supplement, (2) any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral for the notes or proceeds thereof or (3) the lien of the indenture and the applicable asset pool supplement not to constitute a valid first priority security interest in the assets designated for inclusion in the applicable asset pool.

The master owner trust may not engage in any activity other than the activities described in “The Master Owner Trust.”

The master owner trust also covenants that if:

•	the master owner trust defaults in the payment of interest on any series, class or tranche of notes when that interest becomes due and payable and that default continues for a period of 35 days following the date on which that interest became due and payable, or

•	the master owner trust defaults in the payment of the principal of any series, class or tranche of notes on its legal maturity date,

and that default continues beyond any specified period of grace provided with respect to that series, class or tranche, the master owner trust will, upon demand of the indenture trustee or the applicable collateral agent, acting on behalf of the indenture trustee, pay to the collateral agent, on behalf of the indenture trustee, for the benefit of the holders of notes of the affected series, class or tranche, the whole amount then due and payable on those notes for principal and interest, after giving effect to any allocation and subordination requirements described in this prospectus and the accompanying prospectus supplement, with interest, to the extent that payment of that interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest, at such rate or rates described in the accompanying prospectus supplement. In addition, the master owner trust will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel, the applicable collateral agent, its agents and counsel and all other compensation due to the applicable collateral agent under the applicable asset pool supplement. If the master owner trust fails to pay those amounts upon that demand, the indenture trustee may, or may instruct the collateral agent to, institute a judicial proceeding for the collection of the unpaid amounts described above.

Events of Default

Events of default, with respect to the notes, include the following:

•	the master owner trust’s failure, for a period of 35 days, to pay interest on the notes of any series, class or tranche when that interest becomes due and payable;

•	the master owner trust’s failure to pay the stated principal amount of the notes of any series, class or tranche on their applicable legal maturity date;

•	the master owner trust’s default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 90 days after either the indenture trustee, the collateral agent or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series, class or tranche has provided written notice requesting remedy of that breach, and, as a result of that default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 90 day period;

•	the occurrence of certain events of bankruptcy or insolvency of the master owner trust; and

•	with respect to any series, class or tranche of notes, any additional events of default specified in the prospectus supplement relating to the series, class or tranche.

Failure to pay the full stated principal amount of a note on its Scheduled Principal Payment Date will not constitute an event of default. An event of default with respect to a series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

It is not an event of default if the master owner trust fails to redeem a note prior to the legal maturity date of that note because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for senior notes.

Events of Default Remedies

The occurrence of the event of default involving the bankruptcy or insolvency of the master owner trust results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any series, class or tranche, either the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of that series, class or tranche may declare the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of more than 66 2/3% of the outstanding dollar principal amount of notes of that series, class or tranche.

If a series, class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of notes of that series, class or tranche at any time thereafter will, direct the collateral agent for the asset pool securing that series, class or tranche of notes to sell assets as provided in the accompanying prospectus supplement for that series, class or tranche of notes.

In addition, a sale of assets following an event of default and acceleration of a tranche of subordinated notes of a multiple tranche series may be delayed as described in “Sources of Funds to Pay the Notes—Sale of Assets” if the payment is not permitted by the subordination provisions of the senior notes of that series.

If an event of default occurs relating to the failure to pay principal of or interest on a series, class or tranche of notes in full on the legal maturity date, assets will automatically be sold on that date, as described in “Sources of Funds to Pay the Notes—Sale of Assets.”

Following a sale of assets, the Nominal Liquidation Amount of the applicable series, class or tranche of notes will be automatically reduced to zero and Principal Collections and Finance Charge Collections will no longer be allocated to that series, class or tranche of notes. Holders of the applicable series, class or tranche of notes will receive the proceeds of the sale plus any amounts on deposit in master owner trust bank accounts that are allocable to that series, class or tranche of notes in an amount not to exceed the outstanding dollar principal amount of, plus any accrued, past due and additional interest on that series, class or tranche of notes.

Any money or other property collected by the indenture trustee or the applicable collateral agent with respect to a series, class or tranche of notes in connection with a sale of assets following an event of default will be applied in the following priority, at the dates fixed by the indenture trustee:

•	first, to pay all compensation owed to the indenture trustee and the applicable collateral agent for services rendered in connection with the indenture and the applicable asset pool supplement, reimbursements to the indenture trustee and the applicable collateral agent for all reasonable expenses, disbursements and advances incurred or made in accordance with the indenture and the applicable asset pool supplement, or indemnification of the indenture trustee and the applicable collateral agent for any and all losses, liabilities or expenses incurred without negligence or bad faith on their part, arising out of or in connection with the performance of their duties and obligations;

•	second, to pay the amounts of interest and principal then due and unpaid plus, any accrued, past due and additional interest on the notes of that series, class or tranche;

•	third, to pay to any servicing fee owed to the servicer and any other fees or expenses then owing for that series, class or tranche; and

•	fourth, any remaining amounts will be paid to the master owner trust.

If a sale of assets does not take place following an acceleration of a series, class or tranche of notes, then:

•	The master owner trust will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture, the applicable asset pool supplement and the applicable the indenture supplement.

•	Principal will be paid on the accelerated series, class or tranche of notes to the extent funds are received by the master owner trust and available to the accelerated series, class or tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes of that series.

•	If the accelerated notes are a tranche of subordinated notes of a multiple tranche series, and the subordination provisions of the senior notes of that series prevent the payment of the accelerated tranche of subordinated notes, prefunding of the senior notes of that series will begin, as provided in the applicable indenture supplement. Afterward, payment will be made to the extent provided in the applicable indenture supplement.

•	On the legal maturity date of the accelerated notes, if the notes have not been paid in full, the applicable collateral agent will sell, or cause to be sold, assets as provided in the applicable indenture supplement.

The holders of more than 66 2/3% of the outstanding dollar principal amount of any accelerated series, class or tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or the applicable collateral agent, or exercising any trust or power conferred on the indenture trustee or on the applicable collateral agent. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee or the applicable collateral agent in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on that note on the legal maturity date expressed in that note.

Generally, if an event of default occurs and any notes are accelerated, neither the indenture trustee nor the applicable collateral agent is obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee or the applicable collateral agent reasonable indemnity. Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee and the applicable collateral agent will have a lien on the collateral for those notes ranking senior to the lien of those notes for their unpaid fees and expenses.

The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the master owner trust, Bank One, the First USA Master Trust or any other credit card master trust or other securitization special purpose entity whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Bank One or by one of its affiliates, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Early Amortization Events

The master owner trust is required to repay, to the extent that funds are available for that repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes of a multiple tranche series, to the extent payment is permitted by the subordination provisions of the senior notes of that series, the principal of each affected series, class or tranche of notes upon the occurrence of an early amortization event.

Early amortization events include the following:

•	the occurrence of an event of default and acceleration of the notes of a series, class or tranche;

•	the occurrence of the Scheduled Principal Payment Date of a series, class or tranche of notes;

•	the master owner trust becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	the insolvency, conservatorship or receivership of Bank One; or

•	any additional early amortization event specified in the accompanying prospectus supplement with respect to any series, class or tranche of notes.

The amount repaid with respect to any series, class or tranche will be the outstanding dollar principal amount of that note, plus accrued, past due and additional interest to but excluding the date of repayment. If the amount of Finance Charge Collections and Principal Collections allocated to the series, class or tranche of notes to be repaid, together with funds on deposit in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount, if applicable, and any amounts payable to the master owner trust under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement are insufficient to pay the outstanding dollar principal amount plus accrued, past due and additional interest in full on the next Principal Payment Date after giving effect to the subordination provisions of the senior notes of that series and allocations to any other notes ranking equally with that note, monthly payments on the notes to be repaid will thereafter be made on each Principal Payment Date until the outstanding dollar principal amount of the notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier.

No Principal Collections will be allocated to a series, class or tranche of notes with a Nominal Liquidation Amount of zero, even if the stated principal amount of that series, class or tranche has not been paid in full. However, any funds previously deposited in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount and any amounts received from an applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement will still be available to pay principal of and interest on that series, class or tranche of notes on each Interest Payment Date and/or Principal Payment Date, as applicable, until those amounts have been disbursed. In addition, Finance Charge Collections allocated to the notes, after payment of certain other items, can be applied to reimburse reductions in the Nominal Liquidation Amount of that series, class or tranche resulting from reallocations of Principal Collections allocable to the subordinated notes to pay interest on senior notes or the portion of the servicing fee allocable to the senior notes or from charge-offs for any uncovered Default Amount allocated to that series.

Payments on redeemed notes will be made in the same priority as described in the accompanying prospectus supplement. The master owner trust will give notice to holders of the affected notes of the occurrence of an early amortization event.

Voting

Any action or vote to be taken by the holders of more than 66 2/3%, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of more than 66 2/3%, or the applicable other specified percentage, of the outstanding dollar principal amount of the outstanding notes of that series, class or tranche, as the case may be.

Any action or vote taken by holders of notes in accordance with the indenture will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.

Notes held by the master owner trust, Bank One or any affiliate of either entity will not be deemed outstanding for purposes of voting.

Amendments to the Indenture, the Asset Pool Supplements and Indenture Supplements

Any asset pool supplement or any indenture supplement may be amended without the consent of any noteholders, but with prior notice to each rating agency, upon delivery by the master owner trust to the indenture trustee and the collateral agent of:

•	an officer’s certificate to the effect that the master owner trust reasonably believes that that amendment will not and is not reasonably expected to result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, have a material adverse effect on the interest of the holders of any series, class or tranche of notes, or adversely affect the security interest of the applicable collateral agent in the collateral securing the notes,

•	except for amendments for the purposes described in the first three bullet points, below, an opinion of counsel as described in “—Tax Opinions for Amendments,” and

•	for amendments for any purposes other than the purposes listed below in the following paragraph, confirmation in writing from each rating agency that has rated any outstanding series, class or tranche of notes that that rating agency will not withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the proposed amendment.

The following types of amendments of the indenture, any asset pool supplement or any indenture supplement, that, subject to the conditions described above, do not require the consent of any noteholders, include, but are not limited to:

•	to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision or to make any other provision consistent with respect to matters or questions arising under the indenture,

•	to establish any form of note and to provide for the issuance of any series, class or tranche of notes and to establish the terms of the notes or to add to the rights of the holders of any series, class or tranche of notes,

•	to establish an asset pool and to describe the terms of the asset pool or to add to the rights of noteholders whose notes are secured by an asset pool,

•	to evidence the succession of another entity to the master owner trust, and the assumption by the successor of the covenants of the master owner trust in the indenture and the notes,

•	to add to the covenants of the master owner trust, or have the master owner trust surrender any of its rights or powers under the indenture, for the benefit of the holders of any or all series, classes or tranches of notes,

•	to add to the indenture certain provisions expressly permitted by the Trust Indenture Act, as amended,

•	to provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee,

•	to provide for acceptance of a successor collateral agent under the applicable asset pool supplement for any asset pool and to add to or change any of the provisions of an asset pool supplement as will be necessary to provide for or facilitate the administration of the trusts under that asset pool supplement by more than one collateral agent,

•	to add any additional early amortization events or events of default with respect to the notes of any or all series, classes or tranches,

•	to provide for the consolidation of any of the credit card master trusts and the master owner trust into a single entity or the transfer of assets of any of the credit card master trusts to the master owner trust after the termination of all series of the investor certificates in the applicable master trust, other than the applicable collateral certificates,

•	if one or more additional transferors are added to or removed from the transfer and servicing agreement or any master trust agreement, or one or more additional beneficiaries are added to or removed from the trust agreement to make any necessary changes to the indenture or any other related document,

•	to provide for additional or alternative credit enhancement for any tranche of notes,

•	to comply with any regulatory, accounting or tax law, or

•	to qualify for sale treatment under generally accepted accounting principles.

By purchasing an interest in any note, each noteholder will be deemed to have consented to amendments to the indenture or any indenture supplement to satisfy accounting requirements for off balance sheet treatment for credit card receivables in the master owner trust, which could include amendments providing for the transfer of credit card receivables and the Transferor Amount to a newly formed bankruptcy remote special purpose entity that would then transfer the credit card receivables to the master owner trust. Promptly following the execution of any amendment to the indenture and the applicable indenture supplement, the indenture trustee will furnish written notice of the substance of that amendment to each noteholder.

The master owner trust and the indenture trustee may modify and amend the indenture, any asset pool supplement or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency and the consent of the holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of each series, class or tranche of notes affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment:

•	a change in any date scheduled for the payment of interest on any note, the Scheduled Principal Payment Date or legal maturity date of any note;

•	a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

•	a reduction of the amount of a discount note payable upon the occurrence of an early amortization event or other optional redemption or upon the acceleration of its legal maturity date;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•	a reduction of the percentage in outstanding dollar principal amount of notes of any series, class or tranche, the consent of whose noteholders is required for modification or amendment of the indenture or any indenture supplement or for waiver of compliance with provisions of the indenture or indenture supplement or for waiver of defaults and their consequences;

•	a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the master owner trust’s agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by that modification;

•	permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien in favor of the holders of any tranche of notes;

•	a change in any place of payment where any principal of, or interest on, any note is payable, unless otherwise provided in the prospectus supplement;

•	a change in the method of computing the amount of principal of, or interest on, any note on any date; or

•	any other amendment other than those explicitly permitted by the indenture without the consent of noteholders.

The holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of a series, class or tranche may waive, on behalf of the holders of all the notes of that series, class or tranche, compliance by the master owner trust with specified restrictive provisions of the indenture or the indenture supplement.

The holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement with respect to notes of that series, class or tranche. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Tax Opinions for Amendments

No amendment to the indenture, any asset pool supplement, any indenture supplement or the trust agreement to be made without the consent of noteholders – other than an amendment made to cure an ambiguity or correct an inconsistency, to establish any form of note and to provide for the issuance of any series, class or tranche of notes and to establish the terms of the notes or to add to the rights of the holders of any series, class or tranche of notes, or to establish an asset pool and to set forth the terms of the asset pool or to add to the rights of noteholders whose notes are secured by an asset pool, as described in “—Amendments to the Indenture, the Asset Pool Supplements and Indenture Supplements” – will be effective unless the master owner trust has delivered to the indenture trustee, the owner trustee, the applicable collateral agent and the rating agencies an opinion of counsel that, for United States federal income tax purposes, (1) the amendment will not cause any outstanding series, class or tranche of notes to be characterized as other than debt, (2) the amendment will not cause the master owner trust to be treated as an association, or publicly traded partnership, taxable as a corporation and (3) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of any note.

Addresses for Notices

Notices to noteholders will be given by mail sent to the addresses of those noteholders as they appear in the note register or as otherwise specified in the accompanying prospectus supplement.

Master Owner Trust’s Annual Compliance Statement

The master owner trust is required to furnish annually to the indenture trustee a statement concerning its performance and fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee is required to mail each year to all registered noteholders, with a copy to each rating agency, a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date or indebtedness owing by the master owner trust to it and the applicable collateral agent, each in its individual capacity,

•	the property and funds physically held by it as collateral agent of the asset pool by which the related notes are secured,

•	any release or release and substitution of collateral subject to the lien of the related asset pool supplement that has not previously been reported, and

•	any action taken by it or the applicable collateral agent, on behalf of the indenture trustee that materially affects the notes and that has not previously been reported.

List of Noteholders

Three or more holders of notes of any series, class or tranche each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the master owner trust for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports

Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See “Where You Can Find More Information” for information as to how these reports may be accessed.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See “Federal Income Tax Consequences.”

Bank One’s Credit Card Activities

General

The credit card receivables conveyed or to be conveyed to the First USA Master Trust by Bank One pursuant to the First USA Master Trust agreement and to the master owner trust pursuant to the transfer and servicing agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA consumer revolving credit card accounts from the portfolio of MasterCard and VISA revolving credit card accounts owned by Bank One called the “Bank Servicing Portfolio.” Bank One currently services the Bank Servicing Portfolio in the manner described below. Certain data processing and administrative functions associated with servicing the Bank Servicing Portfolio are performed on behalf of Bank One by First Data Resources, Inc. See “—Description of First Data Resources, Inc.”

The following discussion describes certain terms and characteristics that generally apply to the consumer revolving credit card accounts in the Bank Servicing Portfolio from which the consumer revolving credit card accounts in the First USA Master Trust Portfolio and the master owner trust were selected. The First USA Master Trust Eligible Accounts and the Master Owner Trust Eligible Accounts from which the consumer revolving credit card accounts were selected do not represent the entire Bank Servicing Portfolio. In addition, additional consumer revolving credit card accounts that may be designated to have their credit card receivables included in the First USA Master Trust Portfolio or the master owner trust may consist of First USA Master Trust Eligible Accounts or Master Owner Trust Eligible Accounts, as applicable, which may or may not currently be in existence and which may be selected using different criteria from those used in selecting the consumer revolving credit card accounts already designated to have their receivables included in the First USA Master Trust Portfolio or the master owner trust, as applicable. Consequently, actual delinquency and loss, yield percentage and principal payment rate experience with respect to the First USA Master Trust Eligible Accounts or the Master Owner Trust Eligible Accounts, as applicable, and the additional consumer revolving credit card accounts may be different from the experience for the Bank Servicing Portfolio described in the accompanying prospectus supplement. In addition, because each of the First USA Master Trust Portfolio and the Master Owner Trust Receivables represent only a portion of the Bank Servicing Portfolio, the actual delinquency and loss, yield percentage and principal payment rate experience with respect to the First USA Master Trust Portfolio and the Master Owner Trust Receivables may be different from that set forth in the accompanying prospectus supplement.

Acquisition and Use of Credit Card Accounts

Growth Strategy and Origination.    To achieve steady and diversified growth, Bank One originates consumer revolving credit card accounts through several different programs: (1) branded products, (2) relationship products such as affinity group, financial institutions, sports marketing and co-branding programs, and (3) the acquisition of credit card portfolios from other financial institutions. These programs, excluding portfolio acquisitions, emphasize segmentation and use direct mail, telemarketing, take-one application displays, events, media and the Internet as channels to market Bank One’s products. Bank One has also originated consumer revolving credit card accounts through mailings to Bank One Corporation customers and prospects. Management of Bank One believes that those multi-faceted credit card account origination programs help to ensure balanced and reliable growth for Bank One.

The direct solicitation program represents a significant share of new consumer revolving credit card account origination. Bank One has historically emphasized direct solicitation as a source of new consumer revolving credit card accounts as its expertise has increased through experience and the benefit of numerous marketing, credit and risk management tests. Currently, Bank One conducts national direct mail and telemarketing solicitation to individuals who have been selected using a rigorous analytical process that targets consumers through various data mining methods and targeting models. Bank One aligns the product offering with the target customer segment along with the number and sequence of offers in order to maximize penetration, response rates and usage.

The affinity groups, financial institutions and sports marketing programs are relationship programs which involve the active participation of endorsing organizations. The affinity group marketing program involves the solicitation of prospective individual cardmembers from identifiable groups with a common interest or affiliation. In this program, Bank One has entered into exclusive marketing arrangements with a number of affinity groups. Bank One typically pays referral compensation to the affinity groups for each new consumer revolving credit card account generated. Bank One has a similar relationship with certain professional sports organizations.

In its financial institutions program, Bank One maintains exclusive marketing partnership relationships with banks, as well as mortgage companies, insurance companies, brokerage firms and other financial institutions. Through this program, participating financial institutions offer VISA and MasterCard products to their customers under their own brand without becoming primary issuers. In addition to placing the name of the participating financial institution on the front of the plastic card, Bank One typically pays a referral fee for each consumer revolving credit card account. Bank One believes that the endorsement of the participating financial institution reduces overall origination costs and encourages cardmember usage.

Bank One also participates in co-branding, which involves a partnership between Bank One and a consumer products or services company to solicit the customers of that company. Companies such as airlines, computer on-line services, catalog companies and general retailers participate with financial institutions in co-branding programs. Bank One typically pays a portion of on-going revenue to the co-branding partner, with the benefit of that payment generally accruing to the customer in the form of “points” which can then be redeemed with the co-branding partner.

Bank One currently has relationships with over 1,200 partners in these various programs. Management believes this network is one of the largest of its kind in the nation.

Prior to September 30, 2002, Bank One was known as First USA Bank, National Association. During 2002, as part of a nationwide brand campaign of Bank One Corporation, the credit card business previously conducted under the First USA brand name was moved to the Bank One brand name.

Underwriting Procedures.     Generally, the credit risk of each applicant is evaluated by application of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant’s willingness and ability to repay his or her obligations. Most applications are scored based on the information received on the application as well as data obtained from independent credit reporting agencies. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by Bank One’s management, employment and earnings are verified. Credit limits are determined based on income and score. Cardholder requests for increased credit limits are evaluated based on a current credit bureau report, updated application data, and prior credit card account performance. In addition, automatic credit limit increases are effected periodically by Bank One for all cardholders meeting specific criteria.

For preapproved solicitations, Bank One generally obtains prospect names that meet established credit criteria from credit reporting agencies. These lists are further edited and matched against internal and external sources to insure optimal quality and accuracy. Bank One then mails preapproved solicitation packages requiring the signature of and a brief amount of information from the prospect. Preapproved solicitations are targeted to higher quality prospects and exhibit similar credit quality results as compared to non-preapproved solicitations.

For non-preapproved solicitations, Bank One obtains prospect names from a variety of sources and then edits the list utilizing internal and external sources to insure quality and accuracy. The prospective customers on the final list are mailed solicitations which include full applications. Respondents are approved or declined based on application responses and a credit bureau check.

Portfolio Acquisitions.    In September 1999 Bank One’s predecessor, First USA Bank, National Association merged with FCC National Bank and their credit card portfolios were consolidated. The assets of both the First USA Master Trust and the master owner trust currently include credit card receivables in consumer revolving credit card accounts originated by Bank One’s predecessors, and affiliates of Bank One’s predecessors. During 1998, Bank One’s predecessor purchased the credit card portfolio of Chevy Chase Bank F.S.B. and acquired consumer revolving credit card accounts formerly owned by First National Bank of Commerce. In 1998 and 1999, Bank One’s predecessor purchased portfolios of VISA and MasterCard credit card loans from General Electric Capital Corporation. In 2001, Bank One Corporation, the parent corporation of Bank One, acquired a portfolio of consumer credit card receivables from Wachovia Corporation. From time to time, Bank One has transferred to the First USA Master Trust and the Bank One Issuance Trust credit card receivables arising in certain consumer revolving credit card accounts owned by its predecessors or their affiliates or purchased from third parties.

A substantial portion of the foregoing portfolios (other than the GE Capital portfolio) is currently subject to securitization through other credit card master trusts. Bank One may, from time to time, include in the First USA Master Trust and the master owner trust additional credit card receivables arising in consumer revolving credit card accounts originated by affiliates of Bank One or purchased by Bank One or its predecessor. Each of the additions to the First USA Master Trust of credit card receivables in consumer revolving credit card accounts originated by Bank One and affiliates of Bank One or purchased by Bank One is subject to certain restrictions on addition of consumer revolving credit card accounts in the First USA Master Trust agreement. See “The First USA Master Trust—Addition of First USA Master Trust Assets.” Similarly, each of the additions to the master owner trust of credit card receivables in consumer revolving credit card accounts originated by Bank One and affiliates of Bank One or purchased by Bank One is subject to certain restrictions on additions of consumer revolving credit card accounts in the transfer and servicing agreement and the applicable asset pool supplement. See “Sources of Funds to Pay the Notes—Addition of Assets.”

Prior to acquiring a portfolio, Bank One reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual consumer revolving credit card accounts are not requalified by Bank One. There can be no assurance that consumer revolving credit card accounts so acquired were originated in a manner consistent with Bank One’s underwriting policies or that the underwriting and qualification of those credit card accounts conformed to any given standards. The consumer revolving credit card accounts whose credit card receivables comprise the First USA Master Trust Portfolio and the Master Owner Trust Receivables include consumer revolving credit card accounts previously acquired by Bank One. Such credit card accounts and any consumer revolving credit card accounts acquired in the future may be added as additional credit card accounts to the First USA Master Trust or the master owner trust, as applicable, provided that, at that time, they constitute First USA Master Trust Eligible Accounts or Master Owner Trust Eligible Accounts, as applicable.

Billing and Payments

Cardholder Agreements.    Each cardholder is subject to an agreement with Bank One governing the terms and conditions of the related MasterCard or VISA consumer revolving credit card account. Under each agreement, Bank One generally reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its MasterCard or VISA credit card account at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that, subject to applicable law, after notice to a cardholder of any new or changed terms, those new or changed terms will become effective at the time stated in that notice and will apply to all outstanding unpaid indebtedness as well as new transactions. The cardholder can avoid certain changes in terms by giving timely written notification to Bank One and by not using the credit card account.

A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to pay for goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may use special convenience checks issued by Bank One to draw against their MasterCard or VISA credit lines. Cardholders may draw against their Bank One credit lines by transferring balances owed to other creditors to their Bank One consumer revolving credit card accounts.

Billing, Payments and Fees.    A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the consumer revolving credit card account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. Bank One may assess a late payment fee if it does not receive the minimum payment by the payment due date shown on the monthly billing statement. Bank One may assess a return payment fee for each payment check or electronic payment that is dishonored or that is unsigned or otherwise irregular, an overlimit fee for purchases or cash advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between Bank One and the cardholder, any late payment fee, return check fee, overlimit fee or administrative fee is added to the credit card account and treated as a purchase. In some cases, Bank One charges a nonrefundable annual membership fee.

Bank One issues consumer revolving credit card accounts both with fixed periodic rates and with variable periodic rates that adjust periodically according to changes in an index. Periodic finance charges are calculated separately for each feature on an account, including, for example, purchases, cash advances, balance transfers, convenience checks and promotional balances. Bank One multiplies the daily periodic rate for each feature by that feature’s balance for each day of the billing cycle. Bank One adds a new purchase or cash advance to the daily balance for that feature as of the later of the transaction date and the first day of the billing cycle in which the transaction posts to the account, except that convenience checks are added as of the date the check is accepted by the payee. Fees are added either on the transaction date of a related transaction – for example, the date of a cash advance – or the last day of the billing cycle. The total finance charge for a billing cycle will be the sum of the periodic finance charges plus any cash advance fees and any transaction fees. Bank One does not charge periodic finance charges on new purchases, other than balance transfers and convenience checks, if the full new balance is paid by the payment due date and the previous balance was zero or a credit balance. There is no grace period for cash advances, convenience checks or balance transfers.

The foregoing provisions apply with respect to cardholders that have entered into one of Bank One’s standard agreements by, in the case of a new consumer revolving credit card account, signature, recorded verbal confirmation of disclosure information or, in the case of a credit card account acquired by Bank One from another institution, acceptance of the terms of Bank One’s agreement in writing or by using the credit card after disclosure that the credit card account will be governed by those terms. If the cardholder of a credit card account acquired by Bank One from another institution has not entered into one of Bank One’s standard agreements, the terms of the credit card account may continue to be governed by the agreement between the cardholder and the seller of the credit card account, which may differ in material respects from the provisions described above.

Delinquencies and Charge-Offs

Bank One considers any consumer revolving credit card account contractually delinquent if the minimum payment due on the credit card account is not received by Bank One by the due date shown on the statement on which the amount is first stated to be due. A credit card account is not treated as delinquent by Bank One if the minimum payment is received by the next billing date. Bank One classifies a credit card account as “over limit” if its posted balance exceeds its credit limit.

Efforts to collect delinquent credit card receivables currently are made by Bank One’s collection department personnel with regional collection units located in Orlando, Florida, Frederick, Maryland, and Elgin, Illinois. Collection activities include statement messages, telephone calls and formal collection letters. Collectors generally initiate telephone contact with cardholders whose consumer revolving credit card accounts have become 5 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, Bank One continues to contact the cardholder by telephone and by mail. Bank One may also enter into arrangements with cardholders to extend payment schedules by altering interest rates and contracted minimum payments. The nature and magnitude of these arrangements are believed to be generally consistent with industry practices. Delinquency levels are monitored daily by the respective collectors and aggregate delinquency information is reported daily to senior management.

Bank One generally charges off a consumer revolving credit card account at the end of the month in which that credit card account becomes greater than six billing cycles past due unless a payment has been received in an amount sufficient to bring the credit card account into a different delinquency category or to bring the credit card account current. Charge-offs may occur earlier in some circumstances, as in the case of bankrupt cardholders or cardholders who have died with loan balances outstanding which are not assumed or retired by their estate. At the time of charge-off, an evaluation is made on a case by case basis whether to pursue further remedies. In most cases outside collection agencies and, in some cases, outside attorneys, are engaged. In some cases, charged off consumer revolving credit card accounts are sold to outside collection agencies. The credit evaluation, servicing and charge-off policies and collection practices of Bank One may change from time to time in accordance with Bank One’s business judgment and applicable law.

Bank One has a policy of restoring or “reaging” a delinquent consumer revolving credit card account to current status when the cardholder has made three consecutive minimum monthly payments and demonstrates a renewed willingness and ability to repay the account according to its terms. All reaging is done under strict systematic controls. A credit card account may be reaged no more frequently than once in twelve months and no more than twice in five years. An additional workout reaging is also permitted under appropriate circumstances. Bank One’s reaging policy is intended to be compliant with regulations established by the Federal Financial Institutions Examination Council, referred to herein as the “FFIEC.”

In June 2000, the FFIEC promulgated a revised policy statement relating to the classification of retail credit. The policy statement established guidance for the classification of delinquent open-end credit and open-end credit affected by bankruptcy, fraudulent activity, and death; and established standards governing reaging, extending, deferring, or rewriting of past due consumer revolving credit card accounts. Bank One’s policies are intended to be compliant with regulations established by the FFIEC.

Recoveries

Bank One, as transferor of the First USA Master Trust and the master owner trust will be required, pursuant to the terms of the First USA Master Trust agreement and the transfer and servicing agreement, as applicable, to transfer to the First USA Master Trust or the master owner trust, as applicable, all amounts received by Bank One with respect to credit card receivables in Defaulted Accounts, including amounts received by Bank One from the purchaser or transferee with respect to the sale or other disposition of credit card receivables in Defaulted Accounts. The amounts described in the preceding sentence are called “Recoveries.” Recoveries will be netted from defaults for that month. In the event of any such sale or other disposition of credit card receivables, Recoveries will not include amounts received by the purchaser or transferee of those credit card receivables but will be limited to amounts received by Bank One from the purchaser or transferee. In connection with the First USA Master Trust, collections of Recoveries will be treated as First USA Master Trust Principal Collections, except that to the extent the aggregate amount of Recoveries received with respect to any month exceeds the aggregate amount of principal receivables (other than ineligible credit card receivables) in Defaulted Accounts on the day that the credit card account became a Defaulted Account for each day in that month, the amount of that excess will be treated as First USA Master Trust Finance Charge Collections. In connection with the master owner trust, collections of Recoveries will be treated as collections of principal receivables, except that to the extent the amount of Recoveries received with respect to any month exceeds the aggregate amount of principal receivables (other than ineligible credit card receivables) which became Defaulted Accounts in that month, the amount of that excess will be treated as Finance Charge Collections.

Description of First Data Resources, Inc.

With respect to the consumer revolving credit card accounts, certain data processing and administrative functions associated with servicing the credit card receivables will be performed by First Data Resources, Inc. If First Data Resources, Inc. were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services First Data Resources, Inc. currently provides to Bank One could be time-consuming. As a result, delays in payments to noteholders could occur.

First Data Resources, Inc. is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. First Data Resources, Inc. is a subsidiary of First Data Corp.

Bank One utilizes a variety of the services provided by First Data Resources, Inc. in originating and servicing Bank One’s VISA and MasterCard consumer revolving credit card accounts, including provision of network interface to other card processors through VISA USA Incorporated and MasterCard International Incorporated. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

On March 3, 2003, Bank One announced an agreement with Total Systems Services, Inc. (“TSYS”®) to eventually insource its credit card processing. Under the agreement, Bank One would move to the TS21® technology platform in mid-2004 and TSYS would maintain all card-processing functions for two years. Bank One expects to transfer the processing services in-house under a license of the TS2 software in 2006.

Interchange

Creditors participating in the MasterCard and VISA associations receive certain fees, known as “Interchange,” as partial compensation for taking credit risk, absorbing fraud losses and funding credit card receivables for a limited period before initial billing. Under the MasterCard and VISA systems, a portion of Interchange in connection with cardholder charges for goods and services is collected by banks that issue credit cards by applying a discount to the amount paid by those banks to the banks that clear the related transactions for merchants.

As an approximation of the amount of Interchange generated by principal receivables arising in consumer revolving credit card accounts in the First USA Master Trust Portfolio, Bank One will, with respect to each month, pay to the First USA Master Trust servicer, for inclusion as collections of First USA Master Trust finance charge receivables, an amount equal to the First USA Master Trust Interchange Amount. This amount will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the First USA Master Trust.

As an approximation of the amount of Interchange generated by principal receivables arising in consumer revolving credit card accounts in the master owner trust, Bank One will, with respect to each month, pay to the master owner trust servicer, for inclusion as collections of finance charge receivables, an amount equal to the Master Owner Trust Interchange Amount. This amount will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the master owner trust.

In addition, to the extent that consumer revolving credit card accounts are designated to have their credit card receivables included in an asset pool, the transferor with respect to those credit card receivables will determine for any month, in its sole discretion, the amount of Interchange generated by the principal receivables included in that asset pool. This amount will be included as collections of finance charge receivables for that asset pool.

[1]	TSYS® and TS2® are registered trademarks of Total Systems Services, Inc.

The First USA Master Trust

The following discussion summarizes the material terms of the amended and restated First USA Master Trust agreement – dated as of March 28, 2002, between Bank One as transferor and as servicer, and The Bank of New York (Delaware), as First USA Master Trust trustee, which has been and may be amended from time to time, and is referred to in this prospectus as the “First USA Master Trust agreement” – and the series supplements to the First USA Master Trust agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the First USA Master Trust agreement and the series supplements.

General

The First USA Master Trust has been formed in accordance with the laws of the State of Delaware. The First USA Master Trust is governed by the First USA Master Trust agreement. The First USA Master Trust will only engage in the following business activities:

•	acquiring and holding First USA Master Trust assets;

•	issuing series of certificates and other interests in the First USA Master Trust;

•	receiving collections and making payments on the First USA Collateral Certificate and other interests; and

•	engaging in related activities, including, with respect to any series, obtaining any enhancement and entering into an enhancement agreement relating thereto.

As a consequence, the First USA Master Trust is not expected to have any need for additional capital resources other than the assets of the First USA Master Trust.

First USA Master Trust Trustee

The Bank of New York (Delaware) is the First USA Master Trust trustee under the First USA Master Trust agreement. Bank One and its respective affiliates may from time to time enter into normal banking and trustee relationships with the First USA Master Trust trustee and its affiliates. The First USA Master Trust trustee, Bank One and any of their respective affiliates may hold certificates in their own names. For purposes of meeting the legal requirements of certain local jurisdictions, the First USA Master Trust trustee will have the power to appoint a co-master trust trustee or separate First USA Master Trust trustees of all or any part of the First USA Master Trust. In the event of that appointment, all rights, powers, duties and obligations conferred or imposed upon the First USA Master Trust trustee by the First USA Master Trust agreement will be conferred or imposed upon the First USA Master Trust trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the First USA Master Trust trustee is considered to be incompetent or unqualified to perform certain acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the First USA Master Trust trustee.

The First USA Master Trust trustee may resign at any time, in which event Bank One will be obligated to appoint a successor First USA Master Trust trustee. Bank One may also remove the First USA Master Trust trustee if the First USA Master Trust trustee ceases to be eligible to continue as such under the First USA Master Trust agreement or if the First USA Master Trust trustee becomes insolvent. In those circumstances, Bank One will be obligated to appoint a successor First USA Master Trust trustee. Any resignation or removal of the First USA Master Trust trustee and appointment of a successor First USA Master Trust trustee does not become effective until acceptance of the appointment by the successor First USA Master Trust trustee.

The Credit Card Receivables

The First USA Master Trust Portfolio consists of credit card receivables which arise in consumer revolving credit card accounts selected from the Bank Servicing Portfolio on the basis of criteria described in the First USA Master Trust agreement as applied on the First USA Master Trust Cut Off Date and, with respect to additional consumer revolving credit card accounts, as of the date of their designation. Bank One will have the right, subject to certain limitations and conditions described in the First USA Master Trust agreement, and in some circumstances will be obligated, to designate from time to time additional First USA Master Trust Eligible Accounts for inclusion in the First USA Master Trust and to transfer to the First USA Master Trust all credit card receivables of those additional credit card accounts, whether those credit card receivables are then existing or created afterward.

Bank One, as transferor, will be required to designate additional consumer revolving credit card accounts, to the extent available:

•	to maintain the First USA Master Trust Transferor Interest so that, during any period of 30 consecutive days, the First USA Master Trust Transferor Interest averaged over that period equals or exceeds the First USA Master Trust Minimum Transferor Interest for the same period; and

•	to maintain, for each monthly period and for so long as First USA Master Trust investor certificates of any series – including the First USA Collateral Certificate – remain outstanding, an aggregate amount of principal receivables in the First USA Master Trust equal to or greater than the First USA Master Trust Minimum Aggregate Principal Receivables.

Any additional consumer revolving credit card accounts designated by Bank One must meet certain eligibility requirements on the date of designation.

During the term of the First USA Master Trust, all new credit card receivables arising in the consumer revolving credit card accounts designated for the First USA Master Trust will be transferred automatically to that master trust by Bank One. The total amount of credit card receivables in the First USA Master Trust will fluctuate from day to day because the amount of new credit card receivables arising in the consumer revolving credit card accounts and the amount of payments collected on existing credit card receivables usually differ each day.

Bank One also has the right, subject to certain limitations and conditions, to require the First USA Master Trust trustee to reconvey all credit card receivables in consumer revolving credit card accounts designated by Bank One for removal, whether those credit card receivables are then existing or created afterward. Once a credit card account is removed, credit card receivables existing under that credit card account are not transferred to the First USA Master Trust.

Throughout the term of the First USA Master Trust, the consumer revolving credit card accounts from which the credit card receivables arise will be the consumer revolving credit card accounts designated by Bank One on the First USA Master Trust Cut Off Date plus any additional consumer revolving credit card accounts minus any removed consumer revolving credit card accounts. With respect to each series of certificates issued by the First USA Master Trust, Bank One will represent and warrant to the First USA Master Trust that, as of the date of issuance of the related series the credit card receivables in the First USA Master Trust meet certain eligibility requirements. A similar representation and warranty will be made by Bank One on each day when credit card receivables arising in additional consumer revolving credit card accounts are conveyed to the master owner trust. See “Sources of Funds to Pay the Notes—Master Owner Trust Representations and Warranties.”

The prospectus supplement relating to each series, class or tranche of notes will provide certain information about the First USA Master Trust Portfolio as of the date specified. This information will include, but not be limited to, the amount of principal receivables, the amount of finance charge receivables, the range of principal balances of the consumer revolving credit card accounts and the average thereof, the range of credit limits of the consumer revolving credit card accounts and the average thereof, the range of ages of the consumer revolving credit card accounts and the average thereof, the geographic distribution of the consumer revolving credit card accounts, the types of consumer revolving credit card accounts and delinquency statistics relating to the consumer revolving credit card accounts.

Investor Certificates

Each series of First USA Master Trust certificates will represent interests in certain assets of the First USA Master Trust, including the right to the applicable First USA Master Trust Investor Percentage of all cardholder payments on the credit card receivables in the First USA Master Trust.

Bank One initially will own the First USA Master Trust Transferor Interest which represents the interest in the First USA Master Trust not represented by the investor certificates issued and outstanding under the First USA Master Trust, including the First USA Collateral Certificate, or the rights, if any, of any credit enhancement providers to receive payments from the First USA Master Trust. The holder of the First USA Master Trust Transferor Interest, subject to certain limitations and conditions, will have the right to the First USA Master Trust Transferor Percentage of all cardholder payments from the credit card receivables in the First USA Master Trust. The First USA Master Trust Transferor Interest may be transferred in whole or in part subject to certain limitations and conditions described in the First USA Master Trust agreement. At the discretion of Bank One, the First USA Master Trust Transferor Interest may be held either in an uncertificated form or in the form of a certificate representing the First USA Master Trust Transferor Interest, called a transferor certificate. See “—Certain Matters Regarding Bank One as Transferor and as Servicer.”

The amount of principal receivables in the First USA Master Trust will vary each day as new principal receivables are created and others are paid or charged-off as uncollectible. The amount of the First USA Master Trust Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of principal receivables in the First USA Master Trust. As a result, the First USA Master Trust Transferor Interest will generally increase to reflect reductions in the Invested Amount for a series of investor certificates and will also change to reflect the variations in the amount of principal receivables in the First USA Master Trust. The First USA Master Trust Transferor Interest will generally decrease as a result of the issuance of a new series of investor certificates by the First USA Master Trust or as a result of an increase in the Invested Amount of the First USA Collateral Certificate. See “—New Issuances” and “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

Transfer and Assignment of Credit Card Receivables

Bank One has transferred and assigned all of its right, title and interest in and to the credit card receivables in the consumer revolving credit card accounts designated for the First USA Master Trust and all credit card receivables created afterward in those credit card accounts to the First USA Master Trust, except for the interest of Bank One as holder of the First USA Master Trust Transferor Interest.

In connection with each previous transfer of the credit card receivables to the First USA Master Trust, Bank One indicated, and in connection with each subsequent transfer of credit card receivables to the First USA Master Trust, Bank One will indicate, in its computer files that the credit card receivables have been conveyed to the First USA Master Trust. Furthermore, Bank One has provided to the First USA Master Trust trustee computer files or microfiche lists, containing a true and complete list showing each consumer revolving credit card account, identified by account number and by total outstanding balance on the date of transfer. In addition, in connection with any transfer of credit card receivables to the master owner trust, Bank One will indicate in its computer files that the credit card receivables have been conveyed to the master owner trust and will provide the owner trustee computer files, containing a true and complete list showing each consumer revolving credit card account, identified by account number and by total outstanding balance on the date of transfer. Bank One will not deliver to the First USA Master Trust trustee or the owner trustee, as applicable, any other records or agreements relating to the consumer revolving credit card accounts or the credit card receivables, except in connection with additions or removals of consumer revolving credit card accounts.

Except as stated above, the records and agreements relating to the consumer revolving credit card accounts and the credit card receivables in the First USA Master Trust maintained by Bank One or the servicer or the credit card receivables in the master owner trust maintained by the master owner trust are not and will not be segregated by Bank One, the servicer or the master owner trust, as applicable, from other documents and agreements relating to other consumer revolving credit card accounts and credit card receivables and are not and will not be stamped or marked to reflect the transfer of the credit card receivables to the First USA Master Trust or the master owner trust, but the computer records of Bank One are and will be required to be marked to evidence that transfer. Bank One has filed UCC financing statements with respect to the credit card receivables in the First USA master trust and will file UCC financing statements, as necessary, with respect to any credit card receivables in the master owner trust meeting the requirements of Delaware state law. See “Risk Factors” and “Material Legal Aspects of the Credit Card Receivables.”

Addition of First USA Master Trust Assets

As described in “—The Credit Card Receivables,” Bank One has the right to designate to the First USA Master Trust, from time to time, additional consumer revolving credit card accounts and to transfer the related credit card receivables to the First USA Master Trust. In addition, Bank One will be required to designate additional consumer revolving credit card accounts (1) if the average of the First USA Master Trust Transferor Interest for any 30 consecutive days expressed as a percentage of the aggregate amount of principal receivables in the First USA Master Trust is less than the First USA Master Trust Minimum Transferor Interest, or (2) if, on the last day of any month, the aggregate amount of principal receivables in the First USA Master Trust is less than the First USA Master Trust Minimum Aggregate Principal Receivables. Receivables from those additional credit card accounts will be transferred to the First USA Master Trust on or before the tenth business day following that 30 day period or the last day of any month, as the case may be. Bank One will convey to the First USA Master Trust its interest in all credit card receivables of those additional credit card accounts, whether those credit card receivables are then existing or thereafter created. The total amount of credit card receivables in the First USA Master Trust will fluctuate from day to day, because the amount of new credit card receivables arising in the consumer revolving credit card accounts and the amount of payments collected on existing credit card receivables usually differ each day.

Each additional consumer revolving credit card account, including those credit card accounts acquired by Bank One, must be a First USA Master Trust Eligible Account at the time of its designation for inclusion in the First USA Master Trust. However, additional consumer revolving credit card accounts may not be of the same credit quality as the initial consumer revolving credit card accounts transferred to the First USA Master Trust. Additional consumer revolving credit card accounts may have been originated by Bank One using credit criteria different from those which were applied by Bank One to the initial consumer revolving credit card accounts transferred to the First USA Master Trust or may have been acquired by Bank One from an institution which may have had different credit criteria.

A conveyance by Bank One to the First USA Master Trust of credit card receivables in additional consumer revolving credit card accounts is subject to the following conditions, among others:

•	on or prior to the fifth Business Day prior to the date of that conveyance, with respect to required additions, and on or prior to the tenth Business Day prior to the date of that conveyance, with respect to permitted additions, Bank One will give the First USA Master Trust trustee, each rating agency and the servicer written notice that those additional credit card accounts will be included, which notice will specify the approximate aggregate amount of the credit card receivables to be transferred;

•	on or prior to the date of that conveyance, Bank One will deliver to the First USA Master Trust trustee a written assignment (including an acceptance by the First USA Master Trust trustee on behalf of the First USA Master Trust for the benefit of the investor certificateholders) as provided in the First USA Master Trust agreement relating to those additional credit card accounts and, within 5 business days thereafter, Bank One will have delivered to the First USA Master Trust trustee a computer file or microfiche list, dated the date of that assignment, containing a true and complete list of those additional credit card accounts to be transferred;

•	Bank One will represent and warrant that (1) each additional consumer revolving credit card account is, as of the date that credit card account is designated for inclusion in the First USA Master Trust, a First USA Master Trust Eligible Account, and each credit card receivable in that additional credit card account is, as of the date of its conveyance to the First USA Master Trust, a First USA Master Trust Eligible Receivable, (2) no selection procedures believed by Bank One to be materially adverse to the interests of the investor certificateholders were utilized in selecting the additional consumer revolving credit card accounts from the available First USA Master Trust Eligible Accounts from the Bank Servicing Portfolio, and (3) as of the date the additional consumer revolving credit card accounts are designated for inclusion in the First USA Master Trust, Bank One is not insolvent;

•	with respect to permitted, but not required, additions of consumer revolving credit card accounts to the First USA Master Trust, if (1) with respect to any three-month period, the aggregate number of additional consumer revolving credit card accounts designated to have their credit card receivables transferred to the First USA Master Trust equals or exceeds 15% – or with respect to any twelve-month period, 20% – of the aggregate number of consumer revolving credit card accounts included in the First USA Master Trust as of the first day of that period or (2) if the additional consumer revolving credit card accounts designated to have their credit card receivables transferred to the First USA Master Trust were not originated by the transferor, the transferor (x) will deliver to the First USA Master Trust trustee, with a copy to each rating agency, an opinion of counsel with respect to the security interest of the First USA Master Trust in the credit card receivables in the additional consumer revolving credit card accounts transferred to the First USA Master Trust and (y) will have received notice that no rating agency will withdraw or downgrade its then-current ratings on any series of investor certificates as a result of the addition.

In addition to the periodic reports otherwise required to be filed by the servicer with the SEC pursuant to the Securities Exchange Act of 1934, as amended, the servicer intends to file, on behalf of the First USA Master Trust, a report on Form 8-K with respect to any addition to the First USA Master Trust of credit card receivables in additional consumer revolving credit card accounts that would have a material effect on the composition of the assets of the First USA Master Trust.

Removal of Accounts

Bank One may, but will not be obligated to, designate from time to time certain consumer revolving credit card accounts for removal from the First USA Master Trust and all credit card receivables arising in those credit card accounts will be subject to removal from the First USA Master Trust. Bank One will be permitted to designate and require reassignment to it of the credit card receivables from removed consumer revolving credit card accounts only upon satisfaction of the following conditions, among others:

•	the removal of any credit card receivables of any removed consumer revolving credit card accounts will not, in the reasonable belief of Bank One, cause a First USA Master Trust Pay Out Event to occur or the First USA Master Trust Transferor Interest to be less than zero;

•	Bank One will have delivered to the First USA Master Trust trustee for execution a written assignment and a computer file or microfiche list, dated as of the Removal Date, containing a true and complete list of all removed consumer revolving credit card accounts identified by account number and the aggregate amount of the credit card receivables in those removed credit card accounts;

•

Bank One will represent and warrant that (x) no selection procedures believed by Bank One to be materially adverse to the interests of the holders of any series of certificates, including the master owner trust, as holder of the First USA Collateral Certificate, outstanding under the First USA

Master Trust were utilized in selecting the consumer revolving credit card accounts to be removed from the First USA Master Trust and (y) (1) a random selection procedure was used by Bank One in selecting the removed consumer revolving credit card accounts and only one such removal of randomly selected consumer revolving credit card accounts will occur in the then-current month, (2) the removed consumer revolving credit card accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by that third party or has expired without renewal and which by its terms permits the third party to repurchase the consumer revolving credit card accounts subject to that arrangement, upon that cancellation or non-renewal and the third party has exercised that repurchase right or (3) that removal of consumer revolving credit card accounts will not preclude transfers of credit card receivables to the First USA Master Trust from being accounted for as sales under generally accepted accounting principles or prevent the master trust from continuing to qualify as a qualifying special purpose entity in accordance with SFAS 140 and the transferor will have delivered to the First USA Master Trust trustee and each credit enhancement provider an officer’s certificate, dated the Removal Date, to that effect;

•	each rating agency then rating each series of investor certificates, including the First USA Collateral Certificate, outstanding under the First USA Master Trust will have received notice of that proposed removal of consumer revolving credit card accounts and Bank One will have received notice from each of those rating agencies that the proposed removal will not result in a downgrade of its then-current rating for any of those series; and

•	Bank One will have delivered to the First USA Master Trust trustee an officer’s certificate confirming the items described above.

Collection and Other Servicing Procedures

Under the First USA Master Trust agreement, the servicer is responsible for servicing and administering the credit card receivables in accordance with the servicer’s policies and procedures for servicing credit card receivables comparable to the credit card receivables. The servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering those actions and in those amounts as the servicer believes to be reasonable from time to time.

The servicer may not resign from its obligations and duties under the First USA Master Trust agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the First USA Master Trust trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the First USA Master Trust agreement. Bank One, as servicer, delegates some of its servicing duties to First Data Resources, Inc.; however, that delegation does not relieve Bank One of its obligation to perform its duties in accordance with the First USA Master Trust agreement.

The First USA Master Trust Accounts

The servicer has established and maintains, in the name of the First USA Master Trust, for the benefit of certificateholders of all series, an account established for the purpose of holding collections of credit card receivables, called a First USA Master Trust collection account, which is a non-interest bearing segregated account established and maintained with a Qualified Institution. A Qualified Institution is a depository institution, which may include the First USA Master Trust trustee, the servicer or an affiliate of either and which is acceptable to each rating agency.

In addition, for the benefit of the investor certificateholders of certificates issued by the First USA Master Trust, the First USA Master Trust trustee will establish and maintain in the name of the First USA Master

Trust two separate segregated trust accounts for each series of investor certificates, including the First USA Collateral Certificate, called a finance charge account and a principal account. These segregated First USA Master Trust accounts do not need to be deposit accounts. Funds in the principal accounts and the finance charge accounts will be invested, at the direction of the servicer, in Permitted Investments. The First USA Master Trust trustee will also establish a distribution account which is a non-interest bearing segregated account established and maintained with a Qualified Institution. All distributions to certificateholders, including the master owner trust, as holder of the First USA Collateral Certificate, will be made from the distribution account.

Any earnings, net of losses and investment expenses, on funds in the finance charge account or the principal account allocated to the First USA Collateral Certificate will be included in Finance Charge Collections allocated to the First USA Collateral Certificate. The servicer has the revocable power to withdraw funds from the First USA Master Trust collection account and to instruct the First USA Master Trust trustee to make withdrawals and payments from the finance charge account and the principal account for the purpose of carrying out the servicer’s duties.

First USA Master Trust Investor Percentage

The servicer will allocate between the Invested Amount of each series of investor certificates, including the First USA Collateral Certificate, issued and outstanding and the First USA Master Trust Transferor Interest and, in certain circumstances, the interest of certain credit enhancement providers, all First USA Master Trust Finance Charge Collections, all First USA Master Trust Principal Collections and all credit card receivables in Defaulted Accounts, based on a varying percentage called the “First USA Master Trust Investor Percentage.” The servicer will make each allocation by reference to the applicable First USA Master Trust Investor Percentage of each series, including the First USA Collateral Certificate, the First USA Master Trust Transferor Percentage, and, in certain circumstances, the percentage interest of certain credit enhancement providers, with respect to that series. For a description of how allocations will be made to the First USA Collateral Certificate by the First USA Master Trust, see “Sources of Funds to Pay the Notes—The First USA Collateral Certificate.”

Application of Collections

Except as otherwise provided below, the servicer will deposit into the First USA Master Trust collection account, no later than the second Business Day following the date of processing, any payment collected by the servicer on the credit card receivables in the First USA Master Trust. However, Bank One, as servicer, will make those deposits and payments on a monthly or other periodic basis on each Transfer Date in an amount equal to the net amount of those deposits and payments which would have been made on a daily basis if:

•	(1) Bank One, as servicer, provides to the First USA Master Trust trustee a letter of credit covering collection risk of the servicer acceptable to the specified rating agency, and (2) Bank One will not have received a notice from that rating agency that that letter of credit would result in the lowering of that rating agency’s then-existing rating of any series of certificates, including the First USA Collateral Certificate, previously issued by the First USA Master Trust and then-outstanding; or

•	Bank One, as servicer, has and maintains a certificate of deposit rating of “P-1” by Moody’s and of “A-1” by Standard & Poor’s and deposit insurance provided by the FDIC.

Any amounts allocated in respect of principal receivables in the First USA Master Trust that are allocated to, but not paid to, Bank One because the First USA Master Trust Transferor Interest is less than the First USA Master Trust Minimum Transferor Interest, together with any payments made by Bank One to the First USA Master Trust with respect to adjustment payments will be held in the First USA Master Trust collection account and paid to the holder of the First USA Master Trust Transferor Interest if, and only to the extent that, the First USA Master Trust Transferor Interest is greater than the First USA Master Trust Minimum Transferor Interest. First USA Master Trust Unallocated Principal Collections will be applied to principal shortfalls for each series issued by the First USA Master Trust, including the First USA Collateral Certificate, on the applicable Transfer Date. If principal shortfalls for all series issued by the First USA Master Trust, including the First USA Collateral Certificate, exceed First USA Master Trust Unallocated Principal Collections for any month, First USA Master Trust Unallocated Principal Collections will be allocated pro rata among the applicable series issued by the First USA Master Trust, including the First USA Collateral Certificate, based on the relative amounts of principal shortfalls.

Defaulted Receivables; Rebates and Fraudulent Charges

On each Determination Date, the servicer for the First USA Master Trust will calculate the aggregate First USA Master Trust Default Amount for the preceding month, which will be equal to the aggregate amount of the First USA Master Trust Investor Percentage of principal receivables in Defaulted Accounts net of Recoveries on previously Defaulted Accounts received in that month. Defaulted Accounts are those consumer revolving credit card accounts which in that month were written off as uncollectible in accordance with the servicer’s policies and procedures for servicing credit card receivables comparable to the credit card receivables in the First USA Master Trust. In the case of the First USA Collateral Certificate, the First USA Master Trust Investor Percentage of the First USA Master Trust Default Amount will reduce the Invested Amount of the First USA Collateral Certificate and the reduced Invested Amount will only be restored if the master owner trust reinvests in the First USA Collateral Certificate.

If the servicer for the First USA Master Trust adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because that principal receivable was created in respect of merchandise which was refused or returned by a cardholder, then the First USA Master Trust Transferor Interest will be reduced by the amount of the adjustment. In addition, the First USA Master Trust Transferor Interest will be reduced as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge. To the extent that these reductions would cause the First USA Master Trust Transferor Interest to be less than the First USA Master Trust Minimum Transferor Interest, Bank One will make a deposit in the amount of this shortfall into the First USA Master Trust collection account.

First USA Master Trust Termination

The First USA Master Trust will terminate on the First USA Master Trust Termination Date. Upon the termination of the First USA Master Trust and the surrender of the certificate evidencing the First USA Collateral Certificate, the First USA Master Trust trustee will convey to the holder of the First USA Master Trust Transferor Interest all right, title and interest of the First USA Master Trust in and to the credit card receivables and other funds of the First USA Master Trust.

First USA Master Trust Pay Out Events

A First USA Master Trust Pay Out Event will result in the amortization of the First USA Collateral Certificate. No reinvestment in the First USA Collateral Certificate will be permitted upon the occurrence of a First USA Master Trust Pay Out Event. These First USA Master Trust Pay Out Events include any of the following events:

•	failure on the part of Bank One (1) to make any payment or deposit on the date required under the First USA Master Trust agreement or the series supplement for the First USA Collateral Certificate (or within the applicable grace period which will not exceed 5 days) or (2) to observe or perform in any material respect any other covenants or agreements of First USA described in the First USA Master Trust agreement or the series supplement for the First USA Collateral Certificate, which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice of that failure from the First USA Master Trust trustee, requiring the same to be remedied, and continues to materially and adversely affect the interests of the certificateholders for that period;

•	any representation or warranty made by Bank One in the First USA Master Trust agreement or the series supplement for the First USA Collateral Certificate, or any information required to be given by Bank One to the First USA Master Trust trustee to identify the consumer revolving credit card accounts, proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of that failure from the First USA Master Trust trustee, requiring the same to be remedied, and as a result of which the interests of the certificateholders are materially and adversely affected and continue to be materially and adversely affected for that period, except that a First USA Master Trust Pay Out Event pursuant to this clause will not occur if Bank One has accepted reassignment of the related credit card receivable or all those credit card receivables, if applicable, during that period, or any longer period as the First USA Master Trust trustee may specify, in accordance with the provisions of the First USA Master Trust agreement;

•	a failure by Bank One to convey credit card receivables arising under additional consumer revolving credit card accounts to the First USA Master Trust when required by the First USA Master Trust agreement;

•	any First USA Master Trust Servicer Default occurs which would have a material adverse effect on the holder of the First USA Collateral Certificate;

•	certain events of insolvency, conservatorship or receivership relating to Bank One;

•	Bank One becomes unable for any reason to transfer credit card receivables to the First USA Master Trust in accordance with the provisions of the First USA Master Trust agreement; or

•	the First USA Master Trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In the case of any event described above, a First USA Master Trust Pay Out Event will occur with respect to the First USA Collateral Certificate without any notice or other action on the part of the master trust trustee or the holder of the collateral certificate immediately upon the occurrence of that event.

In addition to the consequences of a First USA Master Trust Pay Out Event discussed above, if pursuant to certain provisions of federal law, Bank One voluntarily enters liquidation or a receiver is appointed for Bank One, on the day of that event Bank One will immediately cease to transfer principal receivables to the master trust and promptly give notice to the master trust trustee of that event. For so long as any series issued prior to March 28, 2002 remains outstanding, within 15 days, the master trust trustee will publish a notice of the liquidation or the appointment stating that the master trust trustee intends to sell, dispose of, or otherwise liquidate the credit card receivables in the master trust in a commercially reasonable manner. Unless otherwise instructed within a specified period by certificateholders representing interests aggregating more than 50% of the Invested Amount of each series – other than the collateral certificate, which will be deemed to have disapproved of that sale, liquidation or disposition – or if any series has more than one class, each class, and any person specified in the First USA Master Trust agreement, issued and outstanding, the master trust trustee will sell, dispose of, or otherwise liquidate the portion of the credit card receivables allocated to the series with respect to which all outstanding classes did not vote to continue the First USA Master Trust. However, neither Bank One nor any affiliate or agent of Bank One may purchase the credit card receivables of the master trust in the event of that sale, disposition or liquidation of those credit card receivables. The proceeds of that sale, disposition or liquidation of those credit card receivables will be treated as collections of the credit card receivables and applied as specified in “—Application of Collections.”

If the only First USA Master Trust Pay Out Event to occur is either the insolvency of Bank One or the appointment of a conservator or receiver for Bank One, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the credit card receivables in the master trust and the commencement of a rapid amortization period. In addition, a conservator or receiver may have the power to cause the early sale of the credit card receivables in the master trust and the early retirement of the certificates. See “Risk Factors.”

On the date on which a First USA Master Trust Pay Out Event occurs, the First USA Collateral Certificate Amortization Period will commence for the First USA Collateral Certificate.

First USA Master Trust Servicing Compensation and Payment of Expenses

The share of the servicing fee for the First USA Master Trust allocated to the First USA Collateral Certificate for any month, called the First USA Master Trust Investor Monthly Servicing Fee, will equal one-twelfth of the product of (1) the First USA Master Trust Servicing Fee Percentage and (2) the numerator used to calculate the First USA Collateral Certificate Floating Allocation Percentage for that month.

The portion of the servicing fee for the First USA Master Trust not allocated to the First USA Collateral Certificate will be allocated to the First USA Master Trust Transferor Interest, the Invested Amounts of any other series issued by the First USA Master Trust and any other interests in the First USA Master Trust, if any, with respect to that series. Neither the First USA Master Trust nor the certificateholders of any series issued by the First USA Master Trust, including the First USA Collateral Certificate, will have any obligation to pay the portion of the servicing fee allocable to the First USA Master Trust Transferor Interest.

The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the credit card receivables including, without limitation, payment of the fees and disbursements of the master trust trustee, the owner trustee, the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the master trust agreement, the trust agreement or the indenture to be payable by the master trust or the investor certificateholders other than federal, state and local income and franchise taxes, if any, of the master trust.

New Issuances

The First USA Master Trust agreement provides that the holder of the First USA Master Trust Transferor Interest may cause the First USA Master Trust trustee to issue one or more new series of certificates and may define all principal terms of that series. Each series issued may have different terms and enhancements than any other series. None of Bank One, the servicer, the First USA Master Trust trustee, the First USA Master Trust, the indenture trustee or the master owner trust is required or intends to permit prior review by or to obtain the consent of any certificateholder of any other series previously issued by the First USA Master Trust or any noteholder of a series previously issued by the master owner trust prior to the issuance of a new series of First USA Master Trust investor certificates. However, as a condition of a new issuance, the holder of the First USA Master Trust Transferor Interest will deliver to the First USA Master Trust trustee written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series, including the First USA Collateral Certificate.

Under the First USA Master Trust agreement, the holder of the First USA Master Trust Transferor Interest may cause a new issuance by notifying the First USA Master Trust trustee at least 5 days in advance of the date upon which the new issuance is to occur. The notice will state the designation of any series to be issued and:

•	its initial principal amount, or method for calculating that amount, which amount may not be greater than the current principal amount of the First USA Master Trust Transferor Interest;

•	its certificate rate, or method of calculating that rate; and

•	any credit enhancement provider.

The First USA Master Trust trustee will authenticate a new series only if it receives the following, among others:

•	a series supplement specifying the principal terms of that series;

•	an opinion of counsel to the effect that, unless otherwise stated in the related series supplement, the certificates of that series will be characterized as indebtedness for federal income tax purposes;

•	a First USA Master Trust tax opinion;

•	if required by the related series supplement, the form of credit enhancement;

•	if credit enhancement is required by the series supplement, an appropriate credit enhancement agreement executed by Bank One and the credit enhancement provider;

•	written confirmation from each rating agency that the new issuance will not result in that rating agency’s reducing or withdrawing its rating on any then outstanding series or the First USA Collateral Certificate rated by it; and

•	an officer’s certificate of Bank One to the effect that after giving effect to the new issuance Bank One would not be required to designate additional consumer revolving credit card accounts to have their credit card receivables transferred to the First USA Master Trust pursuant to the First USA Master Trust agreement and the First USA Master Trust Transferor Interest would be at least equal to the First USA Master Trust Minimum Transferor Interest.

First USA Master Trust Representations and Warranties

Bank One has made in the First USA Master Trust agreement certain representations and warranties to the First USA Master Trust to the effect that, among other things:

•	as of the closing date, Bank One is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the First USA Master Trust agreement; and

•	as of the First USA Master Trust Cut Off Date, or as of the date of the designation of additional consumer revolving credit card accounts, each consumer revolving credit card account is a First USA Master Trust Eligible Account.

If,

•	any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to Bank One by the First USA Master Trust trustee or to the transferor and the First USA Master Trust trustee by the certificateholders holding more than 50% of the Investor Interest of the related series; and

•	as a result the interests of the certificateholders are materially and adversely affected, and continue to be materially and adversely affected during that period;

then the First USA Master Trust trustee or certificateholders holding more than 50% of the Investor Interest may give notice to Bank One, and to the First USA Master Trust trustee in the latter instance, declaring that a First USA Master Trust Pay Out Event has occurred, thereby causing an early amortization event to occur with respect to the notes.

Bank One has also made representations and warranties to the First USA Master Trust relating to the credit card receivables in the First USA Master Trust to the effect that, among other things:

•	as of the closing date of the initial series of certificates issued by the First USA Master Trust, each of the credit card receivables then existing in the First USA Master Trust is a First USA Master Trust Eligible Receivable; and

•	as of the date of creation of any new credit card receivable, that credit card receivable is a First USA Master Trust Eligible Receivable and the representation and warranty that the transfer was a sale or the grant of a perfected security interest, as described below, is true and correct with respect to that credit card receivable.

In the event of a breach of any representation and warranty described in the preceding paragraph, within 60 days, or any longer period as may be agreed to by the First USA Master Trust trustee, of the earlier to occur of the discovery of that breach by Bank One, as transferor or as servicer, or receipt by Bank One of written notice of that breach given by the First USA Master Trust trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of that discovery or notice and as a result of that breach:

•	the credit card receivables in the consumer revolving credit card accounts of the First USA Master Trust are charged-off as uncollectible;

•	the First USA Master Trust’s rights in, to or under the credit card receivables or its proceeds are impaired; or

•	the proceeds of those credit card receivables are not available for any reason to the First USA Master Trust free and clear of any lien, except for certain tax, governmental and other nonconsensual liens, then Bank One will be obligated to accept reassignment of each related principal receivable as an ineligible receivable. Such reassignment will not be required to be made, however, if, on any day within the applicable period, or any longer period, the representations and warranties will then be true and correct in all material respects.

Bank One will accept reassignment of each ineligible receivable by directing the servicer to deduct the amount of each such ineligible receivable from the aggregate amount of principal receivables used to calculate the First USA Master Trust Transferor Interest. In the event that the exclusion of an ineligible receivable from the calculation of the First USA Master Trust Transferor Interest would cause the First USA Master Trust Transferor Interest to be a negative number, on the date of reassignment of that ineligible receivable Bank One will make a deposit in the principal account in immediately available funds in an amount equal to the amount by which the First USA Master Trust Transferor Interest would be reduced below zero. Any such deduction or deposit will be considered a repayment in full of the ineligible receivable. The obligation of Bank One to accept reassignment of any ineligible receivable is the sole remedy respecting any breach of the representations and warranties described in this paragraph with respect to that credit card receivable available to the certificateholders or the master trust trustee on behalf of certificateholders.

Bank One has also represented and warranted to the First USA Master Trust to the effect that, among other things, as of the closing date of the initial series of certificates issued by the First USA Master Trust:

•	the First USA Master Trust agreement will constitute a legal, valid and binding obligation of Bank One; and

•	the transfer of credit card receivables by it to the First USA Master Trust under the First USA Master Trust agreement will constitute either:

–	a valid transfer and assignment to the First USA Master Trust of all right, title and interest of Bank One in and to the credit card receivables in the First USA Master Trust, other than credit card receivables in additional consumer revolving credit card accounts, whether then existing or created afterward and the proceeds thereof, including amounts in any of the accounts established for the benefit of certificateholders, except for the interest of Bank One as holder of the First USA Master Trust Transferor Interest; or

–	the grant of a first priority perfected security interest in those credit card receivables, except for certain tax, governmental and other nonconsensual liens, and the proceeds thereof, including amounts in any of the accounts established for the benefit of certificateholders, which is effective as to each such credit card receivable upon the creation thereof.

In the event of a breach of any of the representations and warranties described in the preceding paragraph, either the First USA Master Trust trustee or the holders of certificates evidencing interests in the First USA Master Trust aggregating more than 50% of the aggregate Investor Interest of all series outstanding under the First USA Master Trust may direct Bank One to accept reassignment of the First USA Master Trust Portfolio within 60 days of that notice, or within any longer period specified in that notice. Bank One will be obligated to accept reassignment of those credit card receivables in the First USA Master Trust on a First USA Master Trust Distribution Date occurring within that applicable period. Such reassignment will not be required to be made, however, if at any time during that applicable period, or that longer period, the representations and warranties will then be true and correct in all material respects. The deposit amount for that reassignment will be equal to:

•	the Invested Amount for each series outstanding under the First USA Master Trust on the last day of the month preceding the First USA Master Trust Distribution Date on which the reassignment is scheduled to be made; minus

•	the amount, if any, previously allocated for payment of principal to those certificateholders, or other interest holders, on that First USA Master Trust Distribution Date; plus

•	an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of that interest on that First USA Master Trust Distribution Date.

The payment of this reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account will be considered a payment in full of the Invested Amount for each series that is required to be repurchased and will be distributed upon presentation and surrender of the certificates for each of those series. If the First USA Master Trust trustee or certificateholders give a notice as provided above, the obligation of Bank One to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the First USA Master Trust trustee or those certificateholders.

It is not required or anticipated that the First USA Master Trust trustee – or the owner trustee on behalf of the master owner trust – will make any initial or periodic general examination of the credit card receivables or any records relating to the credit card receivables for the purpose of establishing the presence or absence of defects, compliance with Bank One’s representations and warranties or for any other purpose. The servicer, however, will deliver to the First USA Master Trust trustee on or before March 31 of each year – or any other date specified in the accompanying prospectus supplement – an opinion of counsel with respect to the validity of the security interest of the First USA Master Trust in and to the credit card receivables and certain other components of the First USA Master Trust.

Certain Matters Regarding Bank One as Transferor and as Servicer of the First USA Master Trust

The First USA Master Trust agreement provides that the servicer will indemnify the First USA Master Trust and the First USA Master Trust trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of the First USA Master Trust or the First USA Master Trust trustee. The servicer, however, will not indemnify:

•	the First USA Master Trust trustee or the investor certificateholders for liabilities imposed by reason of fraud, negligence, or willful misconduct by the First USA Master Trust trustee in the performance of its duties under the First USA Master Trust agreement;

•	the First USA Master Trust, the investor certificateholders or the certificate owners for liabilities arising from actions taken by the First USA Master Trust trustee for the First USA Master Trust at the request of certificateholders;

•	the First USA Master Trust, the investor certificateholders or the certificate owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted receivables or credit card receivables which are written off as uncollectible; or

•	the First USA Master Trust, the investor certificateholders or the certificate owners for any liabilities, costs or expenses of the Master Trust, the investor certificateholders or the certificate owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income, or any interest or penalties with respect thereto or arising from a failure to comply therewith, required to be paid by the Master Trust, the investor certificateholders or the certificate owners in connection with the First USA Master Trust agreement to any taxing authority.

In addition, the First USA Master Trust agreement provides that, subject to certain exceptions, Bank One will indemnify the First USA Master Trust and the First USA Master Trust trustee from and against any reasonable loss, liability, expense, damage or injury (other than those incurred by a certificateholder as a result of defaults in payment of the credit card receivables) arising out of or based upon the arrangement created by the First USA Master Trust agreement as though that Master Trust agreement created a partnership under the New York Uniform Partnership Law in which Bank One is a general partner.

Neither Bank One, the servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the First USA Master Trust, the First USA Master Trust trustee, the investor certificateholders of any certificates issued by each master trust or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the master trust agreements. Neither Bank One, the servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of Bank One, the servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the First USA Master Trust agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under each Master Trust agreement and which in its opinion may expose it to any expense or liability.

Bank One may transfer its interest in all or a portion of the First USA Master Trust Transferor Interest in a master trust, provided that prior to any such transfer:

•	the First USA Master Trust trustee receives written notification from each rating agency that that transfer will not result in a lowering of its then existing rating of the certificates of each outstanding series rated by it; and

•	the First USA Master Trust trustee receives a written opinion of counsel confirming that that transfer would not adversely affect the treatment of the certificates of each outstanding series issued by that master trust as debt for federal income tax purposes.

Any person into which, in accordance with the First USA Master Trust agreement, Bank One or the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which Bank One or the servicer is a party, or any person succeeding to the business of Bank One or the servicer, upon execution of a supplement to the applicable master trust agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the First USA Master Trust agreement, will be the successor to Bank One or the servicer, as the case may be, under the First USA Master Trust agreement.

First USA Master Trust Servicer Default

In the event of any First USA Master Trust Servicer Default with respect to the First USA Master Trust, either the First USA Master Trust trustee or certificateholders representing interests aggregating more than 50% of the Invested Amount for all series of certificates of the First USA Master Trust, by written notice to the servicer, and to the First USA Master Trust trustee if given by the certificateholders, may terminate all of the rights and obligations of the servicer under the First USA Master Trust agreement and the First USA Master Trust trustee may appoint a new servicer. Such termination and appointment is called a service transfer. The rights and interest of Bank One under the First USA Master Trust agreement and in the First USA Master Trust Transferor Interest for the First USA Master Trust will not be affected by that termination. The First USA Master Trust trustee for the First USA Master Trust will as promptly as possible appoint a successor servicer. If no such servicer has been appointed and has accepted that appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the First USA Master Trust agreement will pass to the First USA Master Trust trustee. Except when the First USA Master Trust Servicer Default is caused by certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer:

•	if the First USA Master Trust trustee is unable to obtain any bids from eligible servicers and the servicer delivers an officer’s certificate to the effect that it cannot in good faith cure the First USA Master Trust Servicer Default which gave rise to a transfer of servicing; and

•	if the First USA Master Trust trustee is legally unable to act as successor servicer,

then the First USA Master Trust trustee will notify each credit enhancement provider of a proposed sale of the credit card receivables and provide them with an opportunity to bid on the credit card receivables. None of Bank One, any affiliate of Bank One or any agent of Bank One will be permitted to purchase those credit card receivables in that case.

Upon the occurrence of any First USA Master Trust Servicer Default, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the First USA Master Trust agreement. The servicer is required to provide the First USA Master Trust trustee, any provider of enhancement and/or any issuer of any third-party credit enhancement, Bank One and the holders of certificates of each series issued and outstanding under the First USA Master Trust prompt notice of that failure or delay by it, together with a description of the cause of that failure or delay and its efforts to perform its obligations.

In the event of a First USA Master Trust Servicer Default, if a conservator or receiver is appointed for the servicer and no First USA Master Trust Servicer Default other than that conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the First USA Master Trust trustee or the majority of the certificateholders from effecting a service transfer. See the definition of “First USA Master Trust Servicer Default” in the “Glossary of Defined Terms” for a description of some First USA Master Trust Servicer Defaults.

Evidence as to Compliance

On or before April 30 of each calendar year, the servicer is required to cause a firm of nationally recognized independent certified public accountants to furnish a report to the effect that that firm has compared the mathematical calculations of each amount set forth in the monthly servicer’s certificates forwarded by the servicer pursuant to the First USA Master Trust agreement during the period covered by the report, which will be each fiscal year of the servicer, with the servicer’s computer reports which were the source of those amounts and that on the basis of their comparison, the amounts in the monthly servicer’s certificates and the amounts in the servicer’s computer reports are in agreement, except for those exceptions they believe are immaterial and any other exceptions that the independent certified public accountants sets forth in their report.

On or before April 30 of each calendar year, the servicer is required to cause a firm of nationally recognized independent public accountants to furnish a report to the effect that such firm has examined the assertion for the servicer that it has maintained effective internal control over the servicing of the consumer revolving credit card accounts the credit card receivables of which are included in the First USA Master Trust under the master trust agreement and that that assertion is fairly stated in all material respects.

The servicer is also required to provide an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the master trust agreement throughout the preceding year, or, if there has been a default in the performance of any of those obligations, specifying the nature and status of the default.

Amendments to the First USA Master Trust Agreement

By accepting a note, a noteholder will be deemed to acknowledge that Bank One and the First USA Master Trust trustee may amend the First USA Master Trust agreement and any series supplement without the consent of any investor certificateholder, including the master owner trust, or any noteholder, so long as the amendment will not materially adversely affect the interest of any investor certificateholders, including the holder of the First USA Collateral Certificate.

For the purposes of any provision of the First USA Master Trust agreement or the Series 2002-CC supplement requiring or permitting actions with the consent of, or at the direction of, certificateholders holding a specified percentage of the aggregate unpaid principal amount of investor certificates:

•	the collateral certificate will be treated as an investor certificate and the master owner trust as the holder of the collateral certificate as an investor certificateholder;

•	the holder of the collateral certificate will be deemed to be the holder of an amount equal to the Nominal Liquidation Amount of the First USA Collateral Certificate;

•	the collateral certificate will be deemed to vote in accordance with the majority of the outstanding investor certificates, except (1) that in the event an equal number of the investor certificates – without regard to the collateral certificate – vote in the positive and in the negative, the collateral certificate will be deemed to have voted in the negative and (2) that if the collateral certificate is the sole investor certificate outstanding it will be deemed to have voted in the negative; and

•	any notes owned by the master owner trust, the transferor, the servicer, any other holder of the First USA Master Trust Transferor Interest or any affiliate thereof will be deemed not to be outstanding.

In addition, a noteholder will not have any right to consent to any amendment to the First USA Master Trust agreement or the Series 2002-CC supplement providing for (1) replacing Bank One as transferor under the master trust agreement with a bankruptcy remote special purpose entity, (2) so long as the only series of investor certificates of the master trust outstanding is Series 2002-CC, the consolidation of the First USA Master Trust and the master owner trust or (3) the transfer of assets of the First USA Master Trust to the master owner trust.

No amendment to the First USA Master Trust agreement will be effective unless the master owner trust delivers the opinions of counsel described in “The Indenture—Tax Opinions for Amendments.”

The First USA Master Trust agreement and any series supplement may be amended by Bank One, the servicer and the First USA Master Trust trustee, without the consent of investor certificateholders of any series then outstanding, for any purpose, so long as:

•	Bank One delivers an opinion of counsel acceptable to the First USA Master Trust trustee to the effect that that amendment will not adversely affect in any material respect the interest of those certificateholders; and

•	that amendment will not significantly change or cause a significant change in the permitted activities of the First USA Master Trust.

The First USA Master Trust agreement and any related series supplement may be amended by Bank One, the servicer and the First USA Master Trust trustee, without the consent of the investor certificateholders of any series then outstanding, to provide for additional enhancement or substitute enhancement with respect to a series or to change the definition of First USA Master Trust Eligible Account, so long as:

•	Bank One delivers to the First USA Master Trust trustee a certificate of an authorized officer to the effect that, in the reasonable belief of Bank One, that amendment will not as of the date of that amendment adversely affect in any material respect the interest of those investor certificateholders; and

•	that amendment will not result in a reduction or withdrawal of the rating of any outstanding series or class of investor certificates by any rating agency then rating a series or class.

The First USA Master Trust agreement and the related series supplement may be amended by Bank One, the servicer and the master trust trustee (a) with the consent of the holders of certificates evidencing interests aggregating not less than 50% of the Investor Interest for each series of the First USA Master Trust, for the purpose of effectuating a significant change in the permitted activities of the master trust which is not materially adverse to the certificateholders, and (b) in all other cases, (1) with the consent of the holders of certificates evidencing interests aggregating not less than 66 2/3% of the Investor Interest for each series of the First USA Master Trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the master trust agreement or the related series supplement or of modifying in any manner the rights of certificateholders of any outstanding series of the master trust or (2) with the consent of the holders of certificates evidencing interests aggregating greater than 50% of the Investor Interest of each outstanding series for the purpose of significantly changing the permitted activities of the master trust if that amendment will not, as evidenced by an officer’s certificate, adversely affect in any material respect the interests of any certificateholder.

That amendment, however, may not:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related series or any series;

•	change the definition of or the manner of calculating the interest of any certificateholder of that series or any certificateholder of any other series issued by the First USA Master Trust; or

•	reduce the aforesaid percentage of interests the holders of which are required to consent to that amendment,

in each case without the consent of each certificateholder of all the series adversely affected.

Promptly following the execution of any amendment to the First USA Master Trust agreement, the First USA Master Trust trustee will furnish written notice of the substance of that amendment to each certificateholder. Any series supplement and any amendments regarding the addition or removal of credit card receivables from the First USA Master Trust will not be considered an amendment requiring certificateholder consent under the provisions of the First USA Master Trust agreement and any series supplement.

Certificateholders Have Limited Control of Actions

Certificateholders of any series or class within a series may need the consent or approval of a specified percentage of the Invested Amount of another series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after a First USA Master Trust Servicer

Default, to amend the First USA Master Trust agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of Bank One’s representations and warranties. In the event the collateral certificate, as an investor certificate, is required to take action, it will be deemed to select the action the other series have directed. The interests of the certificateholders of any other series may not coincide with your interest in the master trust.

Material Legal Aspects of the Credit Card Receivables

Transfer of Credit Card Receivables

Bank One has represented and warranted in the First USA Master Trust agreement that the transfer of credit card receivables by it to the First USA Master Trust is either a complete transfer and assignment to the First USA Master Trust of all right, title and interest of Bank One in and to the related credit card receivables, except for the interest of Bank One as holder of the First USA Master Trust Transferor Interest or the grant to the First USA Master Trust of a security interest in the credit card receivables.

In addition, Bank One has represented and warranted that its transfer of a collateral certificate to the master owner trust and its transfer of any credit card receivables to the master owner trust is either a complete transfer and assignment to the master owner trust of that collateral certificate, or the grant to the master owner trust of a security interest in that collateral certificate or those credit card receivables.

Bank One also has represented and warranted in the First USA Master Trust agreement that in the event the transfer of credit card receivables by Bank One to the First USA Master Trust is deemed to create a security interest under the UCC, as in effect in the State of Delaware, then it will constitute a valid, subsisting and enforceable first priority perfected security interest in those credit card receivables created afterward in favor of the First USA Master Trust on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the master trust’s rights arising from a breach of these warranties, see “The First USA Master Trust—First USA Master Trust Representations and Warranties.”

Bank One has also represented and warranted to the master owner trust that in the event the transfer of the collateral certificate or credit card receivables by Bank One to the master owner trust is deemed to create a security interest under the UCC, as in effect in the State of Delaware, then it will constitute a valid, subsisting and enforceable first priority perfected security interest in that collateral certificate or credit card receivables, as applicable, created in favor of the master owner trust on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the master owner trust’s rights arising from a breach of these warranties, see “Sources of Funds to Pay the Notes—Master Owner Trust Representations and Warranties.”

Bank One has represented as to credit card receivables previously conveyed to the First USA Master Trust and the master owner trust, and will represent as to credit card receivables to be conveyed to the First USA Master Trust or the master owner trust, as applicable, that the credit card receivables are “accounts” for purposes of the Delaware UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the Delaware UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the First USA Master Trust or the master owner trust, as applicable. Financing statements covering the credit card receivables or the collateral certificate, as applicable, have been and will be filed with the appropriate state governmental authority to protect the interests of the First USA Master Trust in the credit card receivables and the master owner trust in the collateral certificate and credit card receivables.

There are certain limited circumstances in which a prior or subsequent transferee of credit card receivables coming into existence after the closing date could have an interest in those credit card receivables with priority over either the First USA Master Trust’s or the master owner trust’s interest. Under the First USA Master Trust agreement, however, Bank One has represented and warranted that it transferred Bank One’s interest in the credit card receivables to the First USA master trust free and clear of the lien of any third party and under the master owner trust agreements Bank One has represented and warranted that it is transferring its interest in the credit card receivables to the master owner trust free and clear of the lien of any third party. In addition, Bank One has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any credit card receivable in the First USA Master Trust or the master owner trust, or any interest therein, other than to the First USA Master Trust or the master owner trust, as applicable.

A tax or government lien or other nonconsensual lien on property of Bank One arising prior to the time a credit card receivable comes into existence may also have priority over the interest of the First USA Master Trust or the master owner trust, as applicable, in that credit card receivable. In addition, if the Federal Deposit Insurance Corporation (FDIC) were appointed as conservator or receiver of Bank One, certain administrative expenses of the conservator or receiver may also have priority over the interest of the First USA Master Trust or the master owner trust, as applicable, in that credit card receivable.

Certain cash collections allocated to the First USA Collateral Certificate and the credit card receivables conveyed to the master owner trust held by the servicer may be commingled and used for the benefit of the servicer prior to each Transfer Date and, in the event of the insolvency of the servicer or, in certain circumstances, the lapse of certain time periods, the First USA Master Trust or the master owner trust, as applicable, may not have a first priority perfected security interest in those collections. In such an event, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Certain Matters Relating to Conservatorship or Receivership

Bank One is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If Bank One becomes insolvent, is in an unsound condition or engages in certain violations of its bylaws or regulations or if other similar circumstances occur, the Comptroller of the Currency is authorized to appoint the FDIC as conservator or receiver.

The FDIC, as conservator or receiver, is authorized to repudiate any “contract” of Bank One. This authority may permit the FDIC to repudiate the transfer of credit card receivables to the First USA Master Trust (including the grant to the First USA Master Trust of a security interest in the transferred credit card receivables) or the transfer of the First USA Collateral Certificate or credit card receivables to the master owner trust (including the grant to the master owner trust of a security interest in the transferred First USA Collateral Certificate or credit card receivables). Under an FDIC regulation, however, the FDIC as conservator or receiver will not use its repudiation authority to reclaim, recover or recharacterize financial assets such as the credit card receivables and the collateral certificates transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud the bank or its creditors. Bank One believes that this FDIC regulation applies to the transfer of credit card receivables under the First USA Master Trust agreement and to the transfer of the First USA Collateral Certificate and credit card receivables to the master owner trust and that the conditions of the regulation have been satisfied.

In the event that the FDIC nevertheless repudiated the transfer of the credit card receivables and thereby either the First USA Master Trust’s security interest in the credit card receivables or the master owner trust’s interest in the First USA Collateral Certificate or credit card receivables, the amount of compensation that the FDIC is required to pay is limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages” but the term does not include damages for lost profits or opportunity. The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that certificateholders, including the master owner trust, as holder of the collateral certificate, or holders of notes issued by the master owner trust, would receive interest only through the date of the appointment of the

FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, investors may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine a master trust’s “actual direct compensatory damages” in the event the FDIC repudiated the transfer of credit card receivables to a master trust under the applicable master trust agreement, the amount paid to certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the certificates and the interest accrued thereon to the date of payment.

If the FDIC were appointed as conservator or receiver for Bank One, the FDIC could:

•	require the First USA Master Trust trustee or the applicable collateral agent to go through an administrative claims procedure to establish its right to payments collected on (1) the credit card receivables in the First USA Master Trust – in the case of the First USA Master Trust trustee – or (2) the First USA Collateral Certificate or credit card receivables in the case of the applicable collateral agent;

•	request a stay of any judicial action or proceeding with respect to either the First USA Master Trust’s or the master owner trust’s claims against Bank One; or

•	repudiate without compensation and refuse to perform Bank One’s ongoing obligations under the First USA Master Trust agreement or the transfer and servicing agreement, such as the duty to collect payments or otherwise service the credit card receivables or to transfer additional credit card receivables, in the case of the First USA Master Trust, or the duty to collect payments on the collateral certificate or credit card receivables or otherwise service the credit card receivables, in the case of the master owner trust. There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver and (2) any property in the possession of the FDIC as conservator or receiver being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

The First USA Master Trust agreement provides that, upon the appointment of a conservator, bankruptcy trustee or receiver, as applicable, or upon a voluntary liquidation with respect to Bank One, the transferor will promptly give notice thereof to the First USA Master Trust trustee and a First USA Master Trust Pay Out Event will occur with respect to all series then outstanding, including the First USA Collateral Certificate. The indenture similarly provides that an event of default will occur for the notes upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to Bank One. Pursuant to the First USA Master Trust agreement and the master owner trust agreements, newly created credit card receivables will not be transferred to the First USA Master Trust or the master owner trust on and after that appointment or voluntary liquidation. Pursuant to the First USA Master Trust agreement, for so long as any series that was outstanding on March 28, 2002 remains outstanding, upon the appointment of a conservator or receiver for Bank One, the First USA Master Trust trustee will proceed to sell, dispose of or otherwise liquidate the assets contained in the master trust in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of certificates representing undivided interests aggregating more than 50% of the Investor Interest of each series, or if any series has more than one class, of each class, and any other person specified in the First USA Master Trust agreement, or unless otherwise required by the receiver, bankruptcy trustee or conservator of the transferor. Under the First USA Master Trust agreement, the proceeds from the sale of the assets allocated to the certificates or the noteholders, as applicable, would be treated as collections of the credit card receivables and would be distributed to the certificateholders, including the master owner trust, as holder of the First USA Collateral Certificate.

The FDIC as conservator or receiver, however, may have the power, regardless of the terms of the First USA Master Trust agreement or the master owner trust agreements or the instructions of the relevant securityholders, to prevent the early sale, liquidation or disposition of the credit card receivables, to prevent the commencement of a Rapid Amortization Period with respect to any series in the First USA Master Trust or an early amortization period with respect to any series in the master owner trust or to require new assets to continue to be transferred to the First USA Master Trust or the master owner trust, as applicable. In addition, the FDIC, as conservator or receiver, may have the power to cause the early sale of the credit card receivables and the early retirement of the certificates, including the collateral certificate, or the notes, as applicable, or to prohibit the continued transfer of assets. The FDIC as conservator or receiver for the servicer may have the power to (i) prevent any of the First USA Master Trust trustee, the indenture trustee, the applicable collateral agent, the noteholders or the certificateholders from appointing a successor servicer under the First USA Master Trust agreement or the master owner trust agreements or (ii) authorize Bank One to stop servicing the credit card receivables.

Certain Regulatory Matters

The operations and financial condition of Bank One are subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law. The appropriate federal banking agencies have broad enforcement powers over Bank One and its affiliates. The enforcement powers may adversely affect the operation of the First USA Credit Card Master Trust or the master owner trust and your rights under the securitization agreements prior to the appointment of a receiver or conservator.

If the appropriate banking agency finds that any agreement or contract, including a securitization agreement, of Bank One or the master owner trust, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to Bank One or would adversely affect the safety and soundness of Bank One, that banking agency has the power to order Bank One, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate. Bank One may not be liable to you for contractual damages for complying with such an order and you may not have any recourse against the applicable banking agency.

On March 14, 2003 the OCC issued a temporary cease and desist order and a notice of charges for a permanent cease and desist order against a national banking association in connection with a securitization of its credit card receivables. On April 15, 2003 the OCC terminated those orders and issued a consent order against that bank that directed that bank to, among other things,

•	cease to act as servicer upon the appointment of a successor servicer, but in any case no later than June 30, 2003;

•	withhold funds from collections in an amount determined by a servicing compensation schedule set forth in the consent order, notwithstanding the priority of payments established in the securitization documents and the relevant trust’s perfected security interest in those funds; and

•	withhold funds from current collections in an amount sufficient to reimburse that bank retroactively for the servicing compensation amount established for the period from April 1, 2003 to the date of the order, less servicing fees or compensation withheld by that bank during this period pursuant to the securitization documents and the temporary cease and desist order.

The servicing fee rates described in the schedule set forth in the consent order are higher than the servicing fee rate established in that bank’s securitization documents. The temporary cease and desist order had directed that bank to withhold funds from collections in an amount sufficient to compensate that bank for its actual costs and expenses of servicing its securitized receivables. The notice of charges for a permanent cease and desist order had asserted that the servicing fee which that bank was entitled to receive under the securitization documents was inadequate compensation due to the nature of its portfolio, and therefore contrary to safe and sound banking practices, because (i) that bank’s actual cost of servicing exceeded the contractual servicing fee and (ii) as a result of the subordination of the servicing fee the bank was receiving reduced or no payments for certain services. In addition, the OCC separately ordered that bank to cease extending new credit on its credit cards.

In the event that Bank One was in economic or regulatory difficulty and servicing fees payable under the securitization documents did not fully compensate Bank One for its actual servicing costs, a federal banking regulatory authority might order Bank One to amend or rescind its securitization agreements, or to withhold amounts equal to its actual servicing costs as determined by the agency. In addition, the appropriate banking agency would have the power to order Bank One to cease extending new credit to its credit card customers. While Bank One has no reason to believe that any federal banking regulatory authority would currently consider provisions relating to Bank One acting as servicer or the payment of a servicing fee to Bank One, or any other obligation of Bank One under any securitization agreements to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a federal banking regulatory authority in the future would not conclude otherwise. If a federal banking regulatory authority did reach such a conclusion, and ordered Bank One to rescind or amend its securitization agreements, payments to you could be delayed or reduced.

Consumer Protection Laws

The relationships of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by Bank One, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a consumer revolving credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of credit card account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the consumer revolving credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

The First USA Master Trust may be liable for certain violations of consumer protection laws that apply to the related credit card receivables. The master owner trust may be similarly liable to the extent its assets include credit card receivables. A cardholder may be entitled to assert those violations by way of set-off against his obligation to pay the amount of credit card receivables owing. Bank One represents and warrants in the First USA Master Trust agreement and in the transfer and servicing agreement that all of the credit card receivables have been and will be created in compliance with the requirements of those laws. The servicer also agrees in the First USA Master Trust agreement and in the transfer and servicing agreement to indemnify the First USA Master Trust and the master owner trust, among other things, for any liability arising from those violations caused by the servicer. For a discussion of the First USA Master Trust’s rights arising from the breach of these warranties, see “The First USA Master Trust—First USA Master Trust Representations and Warranties” and “Sources of Funds to Pay the Notes—Master Owner Trust Representations and Warranties.”

There have been numerous attempts at the federal, state and local levels to further regulate the credit card industry. In particular, legislation has been introduced in Congress that would impose a ceiling on the rate at which a financial institution may assess finance charges and fees on consumer revolving credit card accounts. These ceilings are substantially below the rate of the finance charges and fees that is currently assessed on Bank One’s consumer revolving credit card accounts. Bank One cannot predict whether any such legislation will be enacted. If ceilings on finance charges or fees are enacted, the yield on the pool of credit card receivables may be reduced. This reduction could result in a pay out event and an early amortization of the notes. See “The First USA Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges.”

Under the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, members of the military on active duty who have incurred consumer credit card debt, may cap the interest rates on debts incurred before active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of a stay. Currently, a small portion of the accounts in the First USA Credit Card Master Trust and the master owner trust may be affected by the limitations and restrictions of the Soldiers’ and Sailors’ Civil Relief Act of 1940. Bank One does not expect that the inclusion of such accounts in the First USA Credit Card Master Trust or the master owner trust will have a material effect on your interests.

Industry Litigation

In 1998, the U.S. Justice Department sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Southern District of New York. The suit asserted that joint control of both the MasterCard and VISA associations by the same group of banks – with such joint control referred to as “duality” – lessens competition and therefore violates the antitrust law. The government contended that banks should not be permitted to participate in the governance of both associations. The government also challenged the rules of the associations that restrict banks from issuing American Express or Discover cards. In October 2001, the District Court issued a decision which found no violation by the MasterCard and VISA associations on the duality issue but held that the exclusionary rule had substantial adverse impact on competition and could not be enforced by the associations. The District Court has stayed this ruling pending appeal, and the associations have appealed the District Court’s ruling to the U.S. Court of Appeals for the Second Circuit. Oral arguments on this appeal took place on May 8, 2003.

In 1996, Wal-Mart Stores, Inc. and several other retailers sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Eastern District of New York (the “District Court”). The suit asserted that the rules of both associations regarding the uniform acceptance of all VISA and MasterCard cards, including debit VISA and MasterCard cards, constitute an illegal tying arrangement. The U.S. Court of Appeals for the Second Circuit affirmed the trial court’s decision conditionally certifying a class of U.S. merchants. On June 10, 2002, the U.S. Supreme Court denied MasterCard’s and VISA’s petition for writ of certiorari on the issue of class certification. Both sides argued motions for a summary judgment in January 2003. On April 1, 2003, the District Court denied all summary judgment motions made by Visa and MasterCard while granting several of the retailers’ motions for summary judgment, including approval of a majority of the retailers’ tying claims between debit and credit products. In April 2003, MasterCard and Visa each agreed to settle the suit before the District Court. The terms of the MasterCard settlement were disclosed by MasterCard in MasterCard’s 10-Q for the period ended March 31, 2003 and the terms of the VISA settlement have not been publicly disclosed. Recent press reports estimate that the aggregate settlement amount is equal to approximately $3 billion.

Bank One cannot predict the final outcome of the litigation described above or their effect on the competitive environment in the credit card industry.

Other Litigation

A number of lawsuits seeking class action certification have been filed in both state and federal courts against Bank One. These lawsuits challenge certain policies and practices of Bank One’s credit card business. A few of these lawsuits have been conditionally certified as class-actions. Bank One has defended itself against claims in the past and intends to continue to do so in the future. While it is impossible to predict the outcome of any of these lawsuits, Bank One believes that any liability which might result from any of these lawsuits will not have a material adverse effect on the credit card receivables.

Federal Income Tax Consequences

General

The following summary describes certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. Additional U.S. federal income tax considerations relevant to a particular series, class or tranche may be described in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Skadden, Arps, Slate, Meagher & Flom LLP as special tax counsel to the master owner trust (“Special Tax Counsel”). The summary is based on the Internal Revenue Code of 1986, as amended; final, temporary and proposed Treasury regulations; administrative pronouncements; and judicial decisions all as in effect as of the date hereof and all of which are subject to prospective and retroactive change. Unless otherwise specifically described below, the summary is addressed only to beneficial owners of notes who purchase the notes at original issuance, deals only with notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and does not address the U.S. federal income tax consequences of owning, holding or disposing of notes that may be relevant to certain investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, persons whose functional currency is not the U.S. Dollar or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for U.S. federal income tax purposes. Further, this discussion does not address alternative minimum tax consequences. The discussion below is general in nature and not intended to be specific to the circumstances of any particular investor. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, it is suggested that persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

If notes are held through a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner in a partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership that holds notes should consult its tax advisor.

Tax Classification of the Master Owner Trust; Tax Characterization of the Notes

In connection with each issuance pursuant to this prospectus of a series, class, or tranche of notes, Special Tax Counsel to the master owner trust will render an opinion to the effect that, subject to the assumptions and based upon representations set forth therein, (1) that series, class, or tranche of notes will be characterized as debt for U.S. federal income tax purposes, and (2) the master owner trust will not be, and the issuance will not cause any master trust to be, classified as an association, or publicly traded partnership, taxable as a corporation for U.S. federal income tax purposes. However, an opinion of counsel is not binding on the Internal Revenue Service or the courts. Consequently, no assurance can be given that that characterization and those classifications will prevail. For possible alternative consequences see “—Consequences to Holders of the Notes—Possible Alternative Characterizations.”

The master owner trust will agree by entering into the indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt secured by the collateral certificates and other assets of the master owner trust for federal, state and local income and franchise tax purposes.

Consequences to Holders of the Notes

Interest and Original Issue Discount

Unless otherwise stated in the related prospectus supplement, it is expected that the stated rate of interest on each note will constitute “qualified stated interest” pursuant to applicable Treasury regulations. Such interest will be includable as ordinary income by each noteholder as it accrues or is received in accordance with that noteholder’s method of tax accounting.

The holder of a note treated as issued with original issue discount, including a cash basis holder, will be required to include that original issue discount on that note in income on a constant yield basis. A note will be treated as issued with original issue discount under the Internal Revenue Code if the excess of its “stated redemption price at maturity” over its “issue price” equals or exceeds 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to the weighted average maturity date of that note. Under a constant yield basis, a noteholder will be required to include in income for any period the sum of the accrued original issue discount allocated to each day in that period regardless of payments made on those notes during that period. Consequently, holders of notes treated as issued with original issue discount may be required to include original issue discount in income prior to the receipt of payments representing that income. Holders of notes issued with original issue discount that do not exceed the amount described above must include that original issue discount in income ratably as principal payments are received.

Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Although Special Tax Counsel considers the application of those provisions to the notes to be unlikely in the case of notes having predetermined amortization schedules, no Treasury regulations have been issued interpreting those provisions. The application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes.

Market Discount

A holder of a note who purchases an interest in the note at a discount that exceeds any original issue discount not previously includable in income may be subject to the “market discount” rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of certain interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

Market Premium

A holder of a note who purchases an interest in the note at a premium may elect to deduct the premium against interest income on an amortized basis over the remaining term of the note in accordance with the provisions of Section 171 of the Internal Revenue Code.

Disposition of the Notes

Subject to certain exceptions, such as in the case of “wash sales,” upon the sale, exchange or retirement of a note, the holder of the note will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition, other than amounts attributable to accrued interest, and the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis in the note generally will equal the cost of the note to that holder, increased by any market or original issue discount previously included in income by that holder with respect to the note, and decreased by the amount of any bond premium previously deducted and any payments of principal or original issue discount previously received by that holder with respect to that note. Except to the extent of any accrued market discount not previously included in income, that gain, if any, will be treated as a capital gain which will be long-term capital gain if the note has been held for more than one year, and that loss, if any, will be treated as a capital loss, the deductibility of which may be limited.

Foreign Holders

The following information describes certain U.S. federal income tax consequences of the purchase, ownership, and disposition of notes by foreign persons. The term “Foreign Person” means any person that is not, for U.S. federal income tax purposes, (1) a citizen or resident of the United States, (2) a corporation organized in or under the laws of the United States, any State, or the District of Columbia, (3) an estate the income of which is includable in U.S. federal gross income regardless of its source, or (4) a trust if a U.S. court is able to exercise primary supervision over the administration of that trust and one or more U.S. persons have the authority to control all substantial decisions of that trust.

Under U.S. federal income tax law, subject to exceptions applicable to certain types of interests, payments of interest by the master owner trust to a holder of a note who is a Foreign Person (a “Foreign Holder”) will be considered “portfolio interest” and will not be subject to U.S. federal income tax and withholding tax provided that the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Holder and that the Foreign Holder (i) is not, for U.S. federal income tax purposes, (1) actually or constructively a “10 percent shareholder” of the transferor, the master owner trust or a master trust, (2) a “controlled foreign corporation” with respect to which the transferor, the master owner trust or a master trust is a “related person” within the meaning of the Internal Revenue Code, or (3) a bank for which the note is an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and

(ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Holder’s name and address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions, as is expected to be the case unless definitive notes are issued, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the Foreign Holder that beneficially owns the note. If that interest is not portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless that tax is reduced or eliminated pursuant to an applicable tax treaty or that interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Holder will be exempt from U.S. federal income tax and withholding tax, provided that (i) that gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Holder, and (ii) in the case of an individual Foreign Holder, that individual is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Foreign Person will generally be subject to U.S. federal income tax on the interest, gain or income at standard U.S. federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Possible Alternative Characterizations

If the Internal Revenue Service were to successfully assert, contrary to the opinion of Special Tax Counsel, that the master owner trust or any master trust were properly classified as an association, or publicly traded partnership, taxable as a corporation, that entity would be subject to U.S. federal income tax that could materially reduce cash available to make payments on notes. In addition, if the Internal Revenue Service were to successfully assert that any series, class, or tranche of notes were properly characterized as other than debt, the holders of those notes may be subject to tax on their distributive share of the income, gain, loss, deductions, and credits of the master owner trust and, possibly, any master trust which amounts may not correspond to contemporaneous payments on those notes, which losses and deductions may be subject to limitation, and which characterization may result in additional adverse tax consequences. Alternatively, payments on that series, class, or tranche of notes may be treated as dividends, possibly resulting in adverse tax consequences to holders of those notes.

Backup Withholding and Information Reporting

Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a note, may be subject to “backup withholding” tax under Section 3406 of the Internal Revenue Code if a recipient of those payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld will be allowed as a credit against that recipient’s U.S. federal income tax, provided that appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

Tax Non-Confidentiality Agreement

Bank One, the First USA Credit Card Master Trust, the master owner trust, the underwriters and each investor in the notes, and each employee, representative, or other agent of these persons, may disclose to any and all other persons, without limitation of any kind, the tax treatment and tax structure of the transaction described in this prospectus and the accompanying prospectus supplement. However, no person, and no employee, representative, or other agent of that person, may disclose any information, including the identity of the parties, any information that could lead another to determine the identity of the parties, or any other information to the extent that such disclosure could result in a violation of any federal or state securities law, other than information that is necessary to understanding the tax treatment and tax structure of the transaction, if the disclosure of that information by that person is limited.

The United States federal income tax discussion above is included for general information only, may not be applicable depending upon a holder’s particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. Accordingly, it is suggested that prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

The discussion above does not address the taxation of the First USA Credit Card Master Trust or the master owner trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. It is suggested that each investor should consult its own tax advisor regarding state and local tax consequences.

ERISA Considerations

ERISA, and Section 4975 of the Internal Revenue Code impose restrictions on:

•	employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA;

•	plans (as defined in Section 4975(e)(1) of the Internal Revenue Code) that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts or Keogh plans;

•	any entities whose underlying assets include plan assets by reason of a plan’s investment in these entities – each of the entities described in the two preceding clauses and this clause are referred to in this prospectus as a “Plan”; and

•	persons who have specified relationships to Plans which are “parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code, which collectively are referred to in this prospectus as “Parties in Interest.”

In addition, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of that investment.

However, governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code. However, these plans may be subject to substantially similar rules under state or other federal law, and may also be subject to the prohibited transaction rules of Section 503 of the Internal Revenue Code.

Plan Asset Issues for an Investment in the Notes

The Plan Asset Regulation is a regulation issued by the United States Department of Labor, which states that if a Plan makes an “equity” investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and Section 4975 of the Internal Revenue Code to be assets of the investing Plan unless one or more of the exceptions set forth in the regulation apply.

Potential Prohibited Transactions from Investment in Notes

There are two categories of prohibited transactions that might arise from a Plan’s investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Master Owner Trust or a Credit Card Master Trust and a Party in Interest

A prohibited transaction could arise if:

•	a Plan acquires notes, and

•	under Plan Asset Regulation, the assets of the master owner trust are treated as if they were plan assets of the Plan.

Pursuant to the Plan Asset Regulation, an equity interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, because the notes (1) are expected to be treated as indebtedness under local law and will, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, be treated as indebtedness, rather than equity, for federal tax purposes and (2) should not be deemed to have any “substantial equity features,” the notes should not be treated as an equity interest for purposes of the Plan Asset Regulation. These conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of the conversion rights, warrants and other typical equity features. Accordingly, the assets of the issuer should not be treated as the assets of Plans investing in the notes.

Prohibited Transactions between the Plan and a Party in Interest

It should be noted, however, that without regard to the treatment of the notes as equity interests under the Plan Asset Regulation, Bank One and/or its affiliates, as a provider of services to Plans, may be deemed to be Parties in Interest with respect to many Plans. A second category of prohibited transaction could arise on the grounds that the Plan, by purchasing notes, was engaged in a prohibited transaction with a Party in Interest. The purchase and holding of notes by or on behalf of one or more of these Plans could result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code. However, the purchase and holding of notes may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

Examples of Prohibited Transaction Class Exemptions.    Potentially applicable prohibited transaction class exemptions, which are referred to as PTCEs, include the following:

•	PTCE 90-1, which exempts specific transactions involving insurance company pooled separate accounts;

•	PTCE 95-60, which exempts specific transactions involving insurance company general accounts;

•	PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

•	PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a “qualified professional asset manager” as that term is defined in ERISA, and which is referred to as a QPAM; or

•	PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by specific “in-house” asset managers.

Even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Investment by Plan Investors

Prior to making an investment in the notes of any series, a Plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using “plan assets” of a Plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code, including without limitation an insurance company general account, shall be deemed to have represented and warranted that, an exemption from the prohibited transaction rules applies, so that the use of plan assets of the Plan to purchase and hold the notes does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code.

Any purchaser that is an insurance company using the assets of an insurance company general account should note that Section 401(c) of ERISA established that assets held by an insurance company general account will not constitute plan assets for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts or policies issued to Plans on or before December 31, 1988, provided the insurer complies with the specified conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as plan assets of any Plan invested in a separate account.

General Investment Considerations for Prospective Plan Investors in the Notes

Prior to making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

•	whether the fiduciary has the authority to make the investment;

•	whether the investment constitutes a direct or indirect transaction with a Party in Interest;

•	the composition of the Plan’s portfolio with respect to diversification by type of asset;

•	the Plan’s funding objectives;

•	the tax effects of the investment; and

•	whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of notes to a Plan will not be deemed a representation by Bank One or the underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.

Tax Consequences to Plans

In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to Plans that are tax-exempt under the Internal Revenue Code, unless the notes were “debt- financed property” because of borrowings by the Plan itself. However, if, contrary to the opinion of tax counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the Plan as “debt-financed income.” Plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Plan of Distribution

The master owner trust may offer and sell the notes in any of three ways:

•	directly to one or more purchasers;

•	through agents; or

•	through underwriters.

Any underwriter or agent that offers the notes may be an affiliate of the master owner trust, and offers and sales of notes may include secondary market transactions by affiliates of the master owner trust. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

The master owner trust will specify in a prospectus supplement the terms of each offering, including:

•	the name or names of any underwriters or agents,

•	the managing underwriters of any underwriting syndicate,

•	the public offering or purchase price,

•	the net proceeds to the master owner trust from the sale,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any discounts and commissions allowed or paid to dealers,

•	any commissions allowed or paid to agents, and

•	the securities exchanges, if any, on which the notes will be listed.

Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the master owner trust, directly or through agents, solicits offers to purchase notes, the master owner trust reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

The master owner trust may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the master owner trust will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the master owner trust pursuant to delayed delivery contracts providing for payment and delivery at a future date.

Bank One may retain notes of a series, class or tranche upon initial issuance and may sell them on a subsequent date. Offers to purchase notes may be solicited directly by Bank One and sales may be made by Bank One to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The terms of these sales will be described in the applicable prospectus supplement.

Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

Bank One and the master owner trust may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the master owner trust’s notes.

Underwriters and agents participating in the distribution of the securities, and their controlling persons, may engage in transactions with and perform services for Bank One or its affiliates in the ordinary course of business.

Banc One Capital Markets, Inc., referred to in this prospectus as “BOCM,” is an affiliate of Bank One. Any obligations of BOCM are the sole obligations of BOCM, and do not create any obligations on the part of any of its affiliates.

BOCM may from time to time purchase or acquire a position in any series of notes and may, at its option, hold or resell those notes. BOCM expects to offer and sell previously issued notes in the course of its business as a broker-dealer. BOCM may act as a principal or an agent in those transactions. This prospectus and the accompanying prospectus supplement may be used by BOCM and its successors in connection with these transactions. These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

Legal Matters

Certain legal matters relating to the issuance of the notes and the collateral certificate will be passed upon for Bank One by either the Chief Legal Officer or a Deputy General Counsel of Bank One Corporation, the parent corporation of Bank One, and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special counsel to Bank One. Certain legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for Bank One by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters relating to the issuance of the notes will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

Where You Can Find More Information

We filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the First USA Master Trust or the master owner trust and any other credit card master trust for which a collateral certificate is included in the master owner trust.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference the master owner trust’s 8-K, dated December 12, 2002, and any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the First USA Master Trust or the master owner trust until we terminate our offering of the certificates, including the First USA Collateral Certificate.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Bank One, Delaware, National Association, 201 North Walnut Street, Wilmington, Delaware, 19801; (302) 594-4000.

Forward-Looking Statements

This prospectus and the accompanying prospectus supplement, including information included or incorporated by reference in this prospectus and the accompanying prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by Bank One, in press releases and in oral and written statements made by or with Bank One’s approval that are not statements of historical fact may constitute forward-looking statements. Forward-looking statements may relate to, without limitation, Bank One’s financial condition, results of operations, plans, objectives, future performance or business.

Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference – many of which are beyond Bank One’s control – include the following, without limitation:

•	Local, regional and national business, political or economic conditions may differ from those expected;

•	The effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect Bank One’s business;

•	The timely development and acceptance of new products and services may be different than anticipated;

•	Technological changes instituted by Bank One and by persons who may affect Bank One’s business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

•	Acquisitions and integration of acquired businesses or portfolios may be more difficult or expensive than anticipated;

•	The ability to increase market share and control expenses may be more difficult than anticipated;

•	Competitive pressures among financial services companies may increase significantly;

•	Changes in laws and regulations may adversely affect Bank One and its business;

•	Changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting;

•	The costs, effects and outcomes of litigation may adversely affect Bank One or its business; and

•	Bank One may not manage the risks involved in the foregoing as well as anticipated.

Forward-looking statements speak only as of the date they are made. Bank One undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.

Glossary of Defined Terms

“Adjusted Outstanding Dollar Principal Amount” means, at any time during a month for any series, class or tranche of notes, the outstanding dollar principal amount of all outstanding notes of that series, class or tranche, minus any funds on deposit in the principal funding account for that series, class or tranche.

“Asset Pool One” means the collateral, including the First USA Collateral Certificate, designated under the asset pool one supplement, in which the collateral agent for that asset pool has been granted a security interest to secure notes which have been designated in an indenture supplement as being secured by that collateral.

“Asset Pool One Transferor Amount” means, for any month, an amount equal to (1) the Pool Balance for Asset Pool One for that month minus (2) the aggregate Nominal Liquidation Amounts of all series, classes and tranches of notes secured by the assets in Asset Pool One as of the close of business on the last day of that month.

“Bank Servicing Portfolio” means the portfolio of MasterCard and VISA revolving credit card accounts owned by Bank One and its affiliates.

“Business Day” means, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Newark, Delaware or Minneapolis, Minnesota are authorized or obligated by law, executive order or governmental decree to be closed.

“Collateral Certificate Principal Shortfall Payments” means, for any asset pool, remaining excess principal collections received on collateral certificates designated for inclusion in that asset pool in respect of remaining shortfalls in Principal Collections for series of notes secured by that asset pool after application of shared excess available principal collections allocated to that asset pool.

“Default Amount” means, for any asset pool and for any month, the sum of:

•	with respect to credit card receivables in that asset pool, an amount, which may not be less than zero, equal to (1) the aggregate amount of principal receivables, other than ineligible receivables, in each Defaulted Account that became a Defaulted Account during that month, on the day that consumer revolving credit card account became a Defaulted Account, minus (2) the aggregate amount of Recoveries received in that month, and

•	with respect to any collateral certificate in that asset pool, the investor default amount or similar amount allocated to the holder of the collateral certificate for that month.

“Defaulted Accounts” means consumer revolving credit card accounts, the credit card receivables of which have been written off as uncollectible by the applicable servicer.

“Determination Date” means the Business Day before the First Note Transfer Date for a series in a month.

“Finance Charge Collections” means, for any asset pool and for any month, the sum of (1) with respect to credit card receivables designated for inclusion in that asset pool, all collections received by the servicer on behalf of the master owner trust of finance charge receivables (including collections of discount receivables and Recoveries received for that month to the extent those Recoveries exceed the aggregate amount of receivables in Defaulted Accounts with respect to that month), (2) with respect to any collateral certificate designated for inclusion in that asset pool, collections of finance charge receivables allocated to the holder of the collateral certificate for that month and (3) any amounts received by the master owner trust which are designated as Finance Charge Collections pursuant to any asset pool supplement or indenture supplement. Finance Charge Collections with respect to any month will include the amount of Interchange (if any) deposited into the applicable collection account on the First Note Transfer Date following that month.

“First Note Transfer Date” means, for any month, the initial Note Transfer Date for any series, class or tranche of notes in Asset Pool One in that month.

“First USA Collateral Certificate” means the collateral certificate representing an undivided interest in the assets of the First USA Master Trust.

“First USA Collateral Certificate Floating Allocation Percentage” means, for any month, a fraction, the numerator of which is the Invested Amount of the First USA Collateral Certificate on the last day of the preceding month, or with respect to the first month, the initial Invested Amount of the First USA Collateral Certificate; provided, however, that if the First USA Collateral Certificate is increased during that month, the numerator will be the highest Invested Amount of the First USA Collateral Certificate during that month; provided, further, that if the Invested Amount of the First USA Collateral Certificate is reduced to zero during that month, the numerator will be zero, and the denominator of which is the First USA Master Trust Average Principal Balance for that month.

“First USA Collateral Certificate Amortization Period” means any month with respect to the First USA collateral certificate, (1) beginning with the month in which a collateral certificate pay out event occurs or (2) during which the sum of the First USA Master Trust Principal Collections and the First USA Master Trust Default Amount allocated to the First USA Collateral Certificate exceed the amount of First USA Master Trust Additional Invested Amounts for that month.

“First USA Collateral Certificate Principal Allocation Percentage” means, for any month, (1) during a First USA Collateral Certificate Revolving Period, the First USA Collateral Certificate Floating Allocation Percentage and (2) during a First USA Collateral Certificate Amortization Period, a fraction, the numerator of which is the highest Invested Amount during the last month of the most recent First USA Collateral Certificate Revolving Period, or with respect to the first month, the initial Invested Amount; provided, that if the Invested Amount of the First USA Collateral Certificate is reduced to zero during that month, the numerator will be zero, and the denominator of which is the First USA Master Trust Average Principal Balance for that month.

“First USA Collateral Certificate Revolving Period” means any month other than a month included in a First USA Collateral Certificate Amortization Period.

“First USA Master Trust” means the First USA Credit Card Master Trust.

“First USA Master Trust Additional Invested Amounts” means additional undivided interests in the First USA Master Trust sold to the holder of the First USA Collateral Certificate.

“First USA Master Trust Average Principal Balance” means, for the First USA Master Trust, (1) for any month in which no addition or removal of consumer revolving credit card accounts occurs, the principal receivables in the First USA Master Trust as of the close of business on the last day of the prior month and (2) for any month in which additional consumer revolving credit card accounts are designated for inclusion in, or consumer revolving credit card accounts are designated for removal from, the First USA Master Trust, the sum of:

•	the product of (x) the principal receivables in the First USA Master Trust as of close of business on the last day of the prior month and (y) a fraction (a) the numerator of which is the number of days from and including the first day of that month to, but excluding, the initial date on which an addition or removal occurs, as the case may be, in that month and (b) the denominator of which is the number of days in that month; and

•	for each date on which an addition or removal occurs in that month, the product of (x) the principal receivables in the First USA Master Trust at the close of business on any such addition or removal date, as the case may be, after giving effect to that addition or removal, as the case may be, and (y) a fraction (a) the numerator of which is the number of days from and including the that addition or removal date, as the case may be, in that month to, but excluding, the next subsequent addition or removal date or, if no such next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month.

“First USA Master Trust Cut Off Date” means August 21, 1992.

“First USA Master Trust Default Amount” means for any month, an amount, which will not be less than zero, equal to (1) the aggregate amount of principal receivables, other than ineligible receivables, in Defaulted Accounts in the First USA Master Trust on the day each of those consumer revolving credit card accounts became a Defaulted Account for each day in that month minus (2) the aggregate amount of Recoveries received in that month.

“First USA Master Trust Distribution Date” means, unless otherwise specified for any series issued by the First USA Master Trust, each date specified in the applicable First USA Master Trust agreement on which distributions of interest or principal are to be made to certificateholders.

“First USA Master Trust Eligible Account” means, for the First USA Master Trust, as of the First USA Master Trust Cut Off Date, or for additional consumer revolving credit card accounts, as of their date of designation for inclusion in the First USA Master Trust, each consumer revolving credit card account owned by Bank One:

•	which was in existence and maintained with Bank One prior to selection for inclusion in the First USA Master Trust;

•	which is payable in United States dollars;

•	the customer of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions or a military address;

•	which Bank One has not classified on its electronic records as a consumer revolving credit card account with respect to which the related card has been lost or stolen;

•	which has not been identified by Bank One in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

•	which has not been sold or pledged to any other party and which does not have credit card receivables which, in the case of consumer revolving credit card accounts identified on the First USA Master Trust Cut Off Date, have been sold or pledged to any other party or, in the case of additional consumer revolving credit card accounts, at the time of transfer to the master trust are not sold or pledged to any other party and do not have credit card receivables which are sold or pledged to any other party;

•	which is a VISA or MasterCard consumer revolving credit card account; and

•	which has not been charged-off by Bank One in its customary and usual manner for charging-off consumer revolving credit card accounts as of the First USA Master Trust Cut Off Date and, with respect to additional consumer revolving credit card accounts, as of their date of designation for inclusion in the master trust.

“First USA Master Trust Eligible Receivable” means, for the First USA Master Trust, each credit card receivable:

•	which has arisen under a First USA Master Trust Eligible Account;

•	which was created in compliance, in all material respects, with all requirements of law applicable to Bank One, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to Bank One;

•	with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by Bank One in connection with the creation of that credit card receivable or the execution, delivery, creation and performance by Bank One of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that credit card receivable;

•	as to which, at the time of its addition to the First USA Master Trust, Bank One or the First USA Master Trust had good and marketable title free and clear of all liens and security interests arising under or through Bank One, other than certain tax liens for taxes not then due or which Bank One is contesting;

•	which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against that obligor in accordance with its terms, with certain bankruptcy-related exceptions; and

•	which constitutes an “account” under Article 9 of the UCC.

“First USA Master Trust Finance Charge Collections” means, for any month, the sum of all collections received by the First USA Master Trust servicer of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and charges and discount receivables, if any, the First USA Master Trust Interchange Amount and, to the extent Recoveries exceed defaults, the amount of that excess on consumer revolving credit card accounts in the First USA Master Trust.

“First USA Master Trust Interchange Amount” means, for any month, an amount equal to the product of (1) 1.3% or any other percentage specified by Bank One from time to time provided that each rating agency then rating any series of investor certificates confirms that any other percentage so designated will not result in the withdrawal or downgrade of the rating of the investor certificates of any series then in effect and (2) the amount of collections other than collections of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and other charges or Recoveries for that month.

“First USA Master Trust Investor Monthly Servicing Fee” has the meaning described in “The First USA Master Trust—First USA Master Trust Servicing Compensation and Payment of Expenses.”

“First USA Master Trust Investor Percentage” has the meaning described in “The First USA Master Trust—First USA Master Trust Investor Percentage.”

“First USA Master Trust Minimum Aggregate Principal Receivables” means, for the First USA Master Trust, as of any date, an amount equal to (1) the sum of the numerators used to calculate the First USA Master Trust Investor Percentages with respect to the allocation of collections of principal receivables for each outstanding series of investor certificates issued by the First USA Master Trust on that date, minus (2) the amount then on deposit in the collection account equal to the excess of the First USA Master Trust Minimum Transferor Interest over the First USA Master Trust Transferor Interest retained in that account pursuant to the First USA Master Trust agreement.

“First USA Master Trust Minimum Transferor Interest” means, during any period of 30 consecutive days, 4% of the average principal receivables included in the First USA Master Trust for that period.

“First USA Master Trust Pay Out Event” means, for a series of certificates, including the First USA Collateral Certificate, any of the events described in “The First USA Master Trust—First USA Master Trust Pay Out Events” and any other events described in the accompanying prospectus supplement.

“First USA Master Trust Portfolio” means the consumer revolving credit card accounts selected from the Bank Servicing Portfolio and included in the First USA Master Trust as of the First USA Master Trust Cut Off Date and, with respect to additional consumer revolving credit card accounts, as of the related date of their designation, based on the eligibility criteria described in the First USA Master Trust agreement and which credit card accounts have not been removed from the First USA Master Trust.

“First USA Master Trust Principal Collections” means, for any month, the sum of all collections other than (1) First USA Master Trust Finance Charge Collections received by the First USA Master Trust servicer on consumer revolving credit card accounts in the First USA Master Trust and (2) receivables in Defaulted Accounts.

“First USA Master Trust Servicer Default” means, for the First USA Master Trust, any of the following events:

•	any failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the First USA Master Trust trustee or to instruct the First USA Master Trust trustee to make any required drawing, withdrawal, or payment under any enhancement on or before the date occurring 5 Business Days after the date that payment, transfer, deposit withdrawal or drawing or that instruction or notice is required to be made or given, as the case may be;

•	failure on the part of the servicer duly to observe or perform in any respect any other covenants or agreements of the servicer which has a material adverse effect on the certificateholders of any series issued and outstanding under the First USA Master Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on those certificateholders; or the delegation by the servicer of its duties under the First USA Master Trust agreement, except as specifically permitted thereunder;

•	any representation, warranty or certification made by the servicer in the First USA Master Trust agreement, or in any certificate delivered pursuant to the First USA Master Trust agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any series issued and outstanding under the First USA Master Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on those certificateholders; or

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above for a period of 10 Business Days, or referred to under the second or third clause above for a period of 60 Business Days, will not constitute a First USA Master Trust Servicer Default if that delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and that delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes.

“First USA Master Trust Servicing Fee Percentage” means 1.50% for so long as Bank One, Delaware, National Association is the servicer of the First USA Master Trust or 2.00% if Bank One, Delaware, National Association is no longer the servicer.

“First USA Master Trust Termination Date” means, unless the servicer and the holder of the First USA Master Trust Transferor Interest instruct otherwise, the earliest of:

•	the day after the First USA Master Trust Distribution Date on which funds have been deposited in the distribution account for the First USA Master Trust in an amount sufficient for payment of the Invested Amount of all outstanding series plus accrued and unpaid interest through the end of the related month; or

•	August 1, 2032.

“First USA Master Trust Transferor Interest” means, on any date of determination, the aggregate amount of principal receivables in the First USA Master Trust at the end of the day immediately prior to that date of determination, minus the aggregate Invested Amount at the end of that day.

“First USA Master Trust Transferor Percentage” means, on any date of determination, when used with respect to principal receivables, finance charge receivables, receivables in Defaulted Accounts and the servicing fee, a percentage equal to 100% minus the aggregate First USA Master Trust Investor Percentage with respect to those categories of receivables for all series issued by the First USA Master Trust that are then outstanding.

“First USA Master Trust Unallocated Principal Collections” means any amounts collected in respect of principal receivables that are allocated to, but not paid to, Bank One because the First USA Master Trust Transferor Interest is less than the First USA Master Trust Minimum Transferor Interest.

“Floating Allocation Percentage” means for any month, for each series of notes secured by an asset pool, a fraction,

•	the numerator of which is the Nominal Liquidation Amount of the series of notes as of the last day of the preceding month, or with respect to the first month for any series of notes, the initial Nominal Liquidation Amount of that series exclusive of (1) any notes within the series which will be paid in full during that month and (2) any notes within a series that have a Nominal Liquidation Amount of zero during that month plus the aggregate amount of any increase in the Nominal Liquidation Amount of a tranche of notes in the series due to (1) the issuance of additional notes in an outstanding tranche of notes in the series or (2) the accretion of principal on discount notes of that tranche in the series or (3) the release of prefunded amounts, other than prefunded amounts deposited during that month for that tranche of notes in the series from a principal funding subaccount, in each case during that month and

•	the denominator of which is the greater of (1) the sum of (a) for any collateral certificate outstanding and designated for inclusion in that asset pool, the numerator used to calculate that collateral certificate’s floating allocation percentage for that month, plus (b) the average principal balance for that asset pool for that month, plus (c) the excess funding amount for that asset pool following any deposit or withdrawal on the First Note Transfer Date in that month, and (2) the sum of the numerators used to calculate the Noteholder Percentages for the allocation of Finance Charge Collections, the Default Amount or the servicing fee, as applicable, for all series of notes secured by the assets in that asset pool.

“Foreign Holder” has the meaning described in “Federal Income Tax Consequences—Consequences to Holders of the Notes—Foreign Holders.”

“Foreign Person” has the meaning described in “Federal Income Tax Consequences—Consequences to Holders of the Notes—Foreign Holders.”

“Ineligible Collateral Certificate” means a collateral certificate which fails to meet one or more of the representations or warranties contained in the transfer and servicing agreement.

“Ineligible Receivable” means a credit card receivable which has been transferred to the master owner trust which fails to meet one or more of the representations or warranties contained in the transfer and servicing agreement.

“Interchange” has the meaning described in “Bank One’s Credit Card Activities—Interchange.”

“Interest Payment Date” means, for any series, class or tranche of notes, any date on which a payment in respect of interest is to be made.

“Invested Amount” means, for any series of credit card master trust investor certificates, as of the close of business on any date of determination:

•	with respect to any collateral certificate issued by the First USA Master Trust, an amount equal to the Invested Amount as of the close of business on the prior day, or, with respect to the first day of the first month, the initial invested amount of that collateral certificate; minus Principal Collections, if any, paid on that date of determination; minus the Default Amount, if any, allocated to the collateral certificate on that date of determination; plus the First USA Master Trust Additional Invested Amounts, if any, added on that date of determination; and

•	with respect to all other series of master trust investor certificates, generally, the initial outstanding principal amount of the investor certificates of that series, minus the amount of principal paid to the related investor certificateholders and the amount of unreimbursed charge-offs for any uncovered defaults and reallocations of Principal Collections.

“Investor Interest” means for any series of investor certificates – including the First USA Collateral Certificate – issued and outstanding, the respective interests in the assets of the First USA Master Trust to be allocated among the certificateholders of the related series.

“Master Owner Trust Eligible Account” means, for the master owner trust, each consumer revolving credit card account which meets the following requirements as of the date that credit card account is selected for inclusion in the master owner trust:

•	is a consumer revolving credit card account in existence and maintained with Bank One or an affiliate;

•	is payable in United States dollars;

•	has an obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address;

•	has an obligor who has not been identified by the servicer in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

•	has not been classified by the servicer as cancelled, counterfeit, deleted, fraudulent, stolen or lost;

•	does not have credit card receivables which are at the time of transfer sold or pledged to any other party;

•	which has not been charged-off by the servicer in its customary and usual manner for charging-off consumer revolving credit card accounts as of their date of designation for inclusion in the master owner trust; and

•	has an obligor who has not been identified by the servicer as being deceased.

“Master Owner Trust Eligible Collateral Certificate” means a collateral certificate that has been duly authorized by the applicable transferor and validly issued by the applicable master trust and is entitled to the benefits of the applicable master trust agreement and with respect to which the representations and warranties made by the applicable transferor in the transfer and servicing agreement are true and correct in all material respects.

“Master Owner Trust Eligible Receivable” means, for the master owner trust, each credit card receivable:

•	which has arisen in a consumer revolving credit card account which was a Master Owner Trust Eligible Account as of the date that credit card account was selected for inclusion in the master owner trust;

•	which was created in compliance, in all material respects, with all requirements of law applicable to Bank One, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to Bank One;

•	with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by Bank One in connection with the creation of that credit card receivable or the execution, delivery, creation and performance by Bank One of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that credit card receivable;

•	as to which at the time of the transfer of that credit card receivable to the master owner trust, the transferor or the master owner trust has good and marketable title thereto, free and clear of all liens occurring under or through that transferor or any of its affiliates, other than certain tax liens for taxes not then due or which Bank One is contesting;

•	which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against that obligor in accordance with its terms, with certain bankruptcy-related exceptions;

•	which constitutes an “account” under and as defined in Article 9 of the UCC; and

•	which is not subject to any setoff, right or rescission, counterclaim, or other defense, including the defense of usury, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights in general.

“Master Owner Trust Interchange Amount” means, for any month, with respect to any asset pool, an amount determined by Bank One or an affiliate, as applicable, as owner of the account, in its sole discretion, to be reasonably representative of the amount of Interchange generated by the receivables arising in the accounts of Bank One or an affiliate, as applicable, as owner of the account.

“Master Owner Trust Receivables” means the credit card receivables transferred to the master owner trust arising in the consumer revolving credit card accounts owned by Bank One or an affiliate designated to have their receivables transferred to the master owner trust.

“Master Owner Trust Servicer Default” has the meaning described in “Sources of Funds to Pay the Notes—Master Owner Trust Servicer Default.”

“Minimum Pool Balance” means, for any month, an amount generally equal to the sum of (1) for all notes secured by that asset pool in their revolving period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business on the last day of that month and (2) for all notes secured by that asset pool in their amortization period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business as of the last day of the most recent revolving period, excluding any notes secured by that asset pool which will be paid in full on the applicable payment date for that month and any notes secured by that asset pool which will have a Nominal Liquidation Amount of zero on the applicable payment date for that month.

“Nominal Liquidation Amount” has the meaning described in “The Notes— Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

“Nominal Liquidation Amount Deficit” has, for any series, class or tranche of notes, the meaning specified in each prospectus supplement for that series, class or tranche of notes.

“Noteholder Percentage” has, for any series of notes, the meaning specified in the accompanying prospectus supplement.

“Note Transfer Date” means the Business Day prior to an Interest Payment Date or Principal Payment Date, as applicable, for a series, class or tranche of notes secured by Asset Pool One.

“Permitted Investments” means:

•	obligations of, or fully guaranteed by, the United States of America;

•	time deposits, promissory notes or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or domestic branches of foreign depository institutions or trust companies, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the master trust’s or master owner trust’s investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of that depository institution or trust company must have the highest rating from each rating agency;

•	commercial paper (including but not limited to asset backed commercial paper) having, at the time of that master trust’s or the master owner trust’s investment, a rating in the highest rating category from each rating agency;

•	bankers’ acceptances issued by any depository institution or trust company described in the second clause above;

•	investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, each rating agency;

•	demand deposits in the name of the indenture trustee in any depository institution or trust company described in the second clause above;

•	uncertificated securities that are registered in the name of the indenture trustee upon books maintained for that purpose by the issuer thereof and identified on books maintained for that purpose by the indenture trustee as held for the benefit of the noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (1) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (2) seeks to maintain a constant net asset value per share, (3) has aggregate net assets of not less than $100,000,000 on the date of purchase of those shares and (4) with respect to which each rating agency has given its written approval; and

•	any other investment if each rating agency confirms in writing that that investment will not adversely affect its then-current rating or ratings of the certificates.

“Pool Balance” has the meaning described in “Sources of Funds to Pay the Notes—Minimum Pool Balance.”

“Principal Collections” means, for any asset pool, for any month, the sum of (1) for credit card receivables designated for inclusion in that asset pool, all collections other than those designated as Finance Charge Collections on consumer revolving credit card accounts designated for that month and (2) for any collateral certificate designated for inclusion in that asset pool, all collections of principal receivables, including Collateral Certificate Principal Shortfall Payments, allocated to the holder of that collateral certificate for that month.

“Principal Payment Date” means, for any series, class or tranche of notes, any date on which a payment in respect of principal is to be made.

“Qualified Bank Account” means either (1) a segregated account, including a securities account, with a Qualified Institution or (2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or any domestic branch of a foreign bank, so long as any of the securities of that depository institution will have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times has (1) a long-term unsecured debt rating of “A2” or better by Moody’s and a certificate of deposit rating of “P-1” by Moody’s and (2) in the case of the collection account, if such depository institution is an affiliate of Bank One, a certificate of deposit rating of “A-1” or better by Standard & Poor’s or, for any other depository institution, or for any affiliate of Bank One in the case of any account other than the collection account, either a long-term unsecured debt rating of “AAA” by Standard & Poor’s or a certificate of deposit rating of “A-1+” by Standard & Poor’s. If so qualified, the indenture trustee, the owner trustee, Bank One or an affiliate of any of the foregoing may be considered a Qualified Institution for the purposes of this definition.

“Rapid Amortization Period” means for Series 2002-CC the period beginning on and including the pay out commencement date and ending on the earlier of the Series 2002-CC termination date and the First USA Master Trust Termination Date.

“Recoveries” has the meaning described in “Bank One’s Credit Card Activities—Recoveries.”

“Reinvestment Amount” has the meaning described in “Sources of Funds to Pay the Notes—Reinvestment in Collateral.”

“Removal Date” means the date of any removal of credit card receivables in consumer revolving credit card accounts removed from the First USA Master Trust Portfolio.

“Required Transferor Amount” means, for any asset pool, for any month, the product of (1) with respect to any date of determination, the aggregate outstanding dollar amount of receivables in that asset pool that are principal receivables as of the close of business on the last day of that month and (2) the Required Transferor Amount Percentage for that asset pool.

“Required Transferor Amount Percentage” means, for any asset pool, the percentage as will be designated from time to time by the servicer.

“Scheduled Principal Payment Date” means, for any series, class or tranche of notes, the date on which the stated principal amount of that series, class or tranche is expected to be repaid.

“SFAS 140” means Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement 125, or any replacement FASB Statement, or amendment or interpretation thereof.

“Transfer Date” means the Business Day immediately prior to the Interest Payment Date or Principal Payment Date for any series, class or tranche of notes as specified in the accompanying prospectus supplement.

“Transferor Amount” means, for any asset pool, for any month, an amount equal to (1) the Pool Balance for an asset pool for that month minus (2) the aggregate Nominal Liquidation Amount of all notes secured by that asset pool as of close of business on the last day of that month.

“Transferor Certificate” means, for any asset pool, the certificate representing the Transferor Amount.

“Transferor Percentage” means, for any asset pool and any month, 100% minus the sum of the aggregate Noteholder Percentage of all series of notes outstanding with respect to an asset pool.

PRINCIPAL OFFICE OF THE ORIGINATOR AND BENEFICIARY

BANK ONE, DELAWARE, NATIONAL ASSOCIATION

201 North Walnut Street

Wilmington, Delaware 19801

MASTER OWNER TRUST TRUSTEE

Wells Fargo Bank Minnesota, National Association

Sixth & Marquette

MAC N9311-161

Minneapolis, Minnesota 55479

LEGAL ADVISER TO BANK ONE	LEGAL ADVISER TO BANK ONE
as to United States Law	AND THE UNDERWRITERS
as to United States Law

Joan Guggenheimer, Esq. BANK ONE CORPORATION 1 Bank One Plaza Chicago, Illinois 60670	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036

PAYING AGENT	LUXEMBOURG PAYING AGENT

Wells Fargo Bank Minnesota, National Association Sixth & Marquette MAC N9311-161 Minneapolis, Minnesota 55479	Banque de Luxembourg 14 Boulevard Royal 2449 Luxembourg Grand-Duché de Luxembourg

LISTING AGENT

Banque de Luxembourg

14 Boulevard Royal

2449 Luxembourg

Grand-Duché de Luxembourg

INDEPENDENT

ACCOUNTANTS TO

BANK ONE

KPMG LLP

303 East Wacker Drive

Chicago, Illinois 60601

BANK ONE ISSUANCE TRUST

Issuer

ONEseries

$500,000,000

Class A(2003-7) Notes

BANK ONE, DELAWARE, NATIONAL ASSOCIATION

(formerly known as First USA Bank, National Association)

Originator of the Issuer, Administrator and Servicer

PROSPECTUS SUPPLEMENT

July 23, 2003

Underwriters

Banc One Capital Markets, Inc.

Banc of America Securities LLC

Citigroup

Credit Suisse First Boston

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the ONEseries notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and accompanying prospectus when acting as underwriters of the ONEseries notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the ONEseries notes will deliver a prospectus supplement and accompanying prospectus until October 21, 2003.